As filed with the Securities and Exchange Commission on December 27, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Source Interlink Companies, Inc.

(Exact name of registrant as specified in its charter)

Missouri	5192	43-1710906
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27500 Riverview Center Boulevard, Suite 400

Bonita Springs, Florida 34134
(239) 949-4450
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Douglas J. Bates, Esq.

General Counsel
Source Interlink Companies, Inc.
27500 Riverview Center Boulevard, Suite 400
Bonita Springs, Florida 34134
(239) 949-4450
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Charles C. Cohen, Esq. Marc P. Taxay, Esq. Cohen & Grigsby, P.C. 11 Stanwix Street, 15th Floor Pittsburgh, PA 15222-1319 (412) 297-4900	Steven V. Bernard, Esq. Steve L. Camahort, Esq. Steven Liu, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	Robert B. Knauss, Esq. Sandra Seville-Jones, Esq. Munger, Tolles & Olson LLP 355 South Grand Avenue 35th Floor Los Angeles, CA 90071-1560 (213) 683-9100

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Alliance Entertainment Corp. (Alliance) with and into Alligator Acquisition, LLC, a wholly owned subsidiary of the Registrant, as described in the Agreement and Plan of Merger, dated as of November 18, 2004, included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and are in compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit	Offering Price(2)	Fee

Common Stock, par value $0.01 per share	27,965,307	N/A	$17,728.75	$2.09

(1)	Represents the maximum number of shares of common stock, $0.01 par value per share, of the Registrant estimated to be issued in connection with the merger described herein, including an estimated number of shares of common stock of the Registrant that may be issued in exchange for shares of Alliance common stock issued upon the conversion of the preferred stock and exercise of options, warrants and other rights to acquire common stock prior to the closing of the merger described herein.

(2)	Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rule 457(f)(2) under the Securities Act, one-third of the aggregate par value of outstanding Alliance capital stock, which aggregate par value is $53,186.26 as of December 15, 2004, the latest practicable date prior to the date of filing of this registration statement. Alliance is a privately held corporation with no market for its securities.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this proxy statement/ prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) of which this proxy statement/ prospectus is a part is effective. This proxy statement/ prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This proxy statement/ prospectus does not constitute a solicitation of a proxy in any jurisdiction in which it is unlawful to make such proxy solicitation.

Subject to Completion, Dated                     , 2005

To the shareholders of Source Interlink Companies, Inc.:

      After careful consideration, our board has approved a merger between Source Interlink Companies, Inc. and Alliance Entertainment Corp. by a unanimous vote of those directors present at a special meeting of our board held to consider the merger. Management proposed this merger to further our objective of creating the premier provider of information, supply chain management and logistics services to retailers and producers of home entertainment content products. We believe the combined company will create more shareholder value than could be achieved by our company individually. We ask for your support in voting in favor of the proposals related to the merger to be presented at our special meeting.

      Under the terms of the merger agreement, Alliance will merge with and into our wholly owned subsidiary, Alligator Acquisition, LLC. In the merger, we will issue and reserve for issuance to Alliance equityholders a number of shares of our common stock equal to our common stock outstanding immediately prior to the consummation of the merger and shares issuable upon the exercise of outstanding options, warrants and other rights to acquire our common stock. In addition, we will assume all outstanding Alliance stock options, warrants and other rights to acquire Alliance common stock. As a result of the merger, the equityholders of Alliance and Source Interlink immediately prior to the merger will each hold 50% of the fully diluted capitalization of the combined company immediately following the merger.

      Our common stock is traded on the Nasdaq National Market under the trading symbol “SORC,” and on December 15, 2004 the closing price of Source Interlink common stock was $13.08.

      After careful consideration, our board has determined by a unanimous vote of those directors present at a special meeting of the board held to consider the merger that the merger and the transactions associated with it, including the stock issuance, are fair to and in the best interests of our shareholders. Our board has approved the merger agreement and each of the proposals related thereto and recommends that the shareholders vote FOR each of the proposals.

      Our shareholders will vote at a special meeting on                     , 2005 at 10:00 a.m., local time, at our offices located at 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, Florida.

      Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote in the manner described in this proxy statement/ prospectus.

      We encourage you to read carefully this proxy statement/ prospectus, including the section entitled “Risk Factors” beginning on page 8, before voting your shares.

S. LESLIE FLEGEL
Chairman and Chief Executive Officer
Source Interlink Companies, Inc.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued in the merger or determined if this proxy statement/ prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This proxy statement/ prospectus is dated                     , 2005 and is first being mailed to the shareholders of Source Interlink on or about                     , 2005.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our shareholders:

      We will hold a special meeting of the shareholders of Source Interlink Companies, Inc., a Missouri corporation, on                     , 2005, 10:00 a.m., local time, at our offices located at 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, Florida, for the purpose of considering and voting upon the following:

1. A proposal to approve the issuance of our common stock to Alliance stockholders in connection with the merger of Alliance Entertainment Corp. with and into Alligator Acquisition, LLC, our wholly owned subsidiary, pursuant to an Agreement and Plan of Merger dated as of November 18, 2004, by and among Source Interlink, Alligator Acquisition, LLC and Alliance;

2. A proposal to amend our articles of incorporation to effect an increase in the number of authorized shares of our common stock from 40,000,000 to 100,000,000;

3. A proposal to effect our reincorporation from a Missouri corporation to a Delaware corporation;

4. A proposal to grant discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

5. Any other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

      The consummation of the merger is contingent upon approval of (i) proposal one and (ii) either proposal two or proposal three. If our shareholders do not approve either proposal two or proposal three, then proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but proposal three will be effected if approved by our shareholders regardless of whether proposal one or proposal two is approved.

      The accompanying proxy statement/ prospectus describes the proposed merger and other proposals in more detail. You are encouraged to read the entire document carefully. In particular, you should carefully consider the discussion entitled “Risk Factors” which begins on page 8.

      Only shareholders of record at the close of business on                     , 2005, the record date, are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of that meeting. As of the record date, there were                      shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the special meeting. Our shareholders are not entitled to appraisal rights in connection with the merger.

By Order of the Board of Directors,

MARC FIERMAN
Secretary

                    , 2005

Bonita Springs, Florida

IMPORTANT

      Your vote is important. Even if you plan to attend the special meeting, please vote using one of the following options:

•	complete and mail the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope,

•	use the telephone number on the proxy card to submit your proxy by telephone, or

•	visit the website designated on the proxy card to submit your proxy on the Internet.

      If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. You may revoke your proxy in the manner described in this proxy statement/ prospectus at any time before it has been voted at the special meeting. Any shareholder attending the special meeting may vote in person even if the shareholder has returned a proxy. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

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Page

THE MERGER	35
General	35
Background of the Merger	35
Reasons of Our Board of Directors for the Merger	38
Reasons of Alliance’s Board of Directors for the Merger	40
Opinion of Jefferies & Company, Inc., Financial Advisor to Source Interlink Companies, Inc.	41
Interests of Source Interlink Directors, Officers and Affiliates in the Transaction	49
Interests of Alliance Directors, Officers and Affiliates in the Transaction	50
No Dividends	50
Material U.S. Federal Income Tax Consequences	50
Accounting Treatment for the Merger	52
Spin-Off of Certain Non-Core Assets of Alliance	53
Regulatory Filings and Approvals Required to Complete the Merger	54
Certain Securities Laws Considerations	54
No Appraisal or Dissenters’ Rights	54
Listing on the Nasdaq National Market of Source Interlink Common Stock to be Issued in the Merger	54
THE MERGER AGREEMENT	55
Structure of the Merger	55
Effective Time of the Merger	55
Manner and Basis of Converting Shares of Alliance Preferred Stock and Alliance Common Stock	55
Directors and Officers of Source Interlink Upon Completion of the Merger	56
Increasing Authorized Source Interlink Stock After the Merger	56
Exchange of Alliance Stock Certificates	56
Assumption of Alliance Stock Options and Warrants	57
Representations and Warranties	57
Source Interlink’s Conduct of Business Prior to the Completion of the Merger	59
Alliance’s Conduct of Business Prior to the Completion of the Merger	61
Certain Covenants	63
Restrictions on Solicitation of Alternative Acquisition Proposals	64
Obligation of Alliance’s Board of Directors to Convene Stockholder Meeting and Recommend Approval and Adoption of the Merger Agreement	66
Obligation of Source Interlink’s Board of Directors to Convene Shareholder Meeting and Recommend Approval of Matters Contemplated by the Merger Agreement	66
Conditions to the Completion of the Merger	67
Termination of the Merger Agreement	69
Expenses and Termination Fees	71
Extension, Waiver and Amendment	72
Definition of Material Adverse Effect	72

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REFERENCES TO ADDITIONAL INFORMATION

      This proxy statement/ prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this proxy statement/ prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this proxy statement/ prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Source Interlink Companies, Inc.

27500 Riverview Center Boulevard, Suite 400
Bonita Springs, Florida 34134
Attention: General Counsel
(239) 949-4450

      If you would like to request documents, we must receive your request by                     , 2005 in order for you to receive them before the special meeting.

      See “Where You Can Find More Information” beginning on page 174.

QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following section provides answers to frequently asked questions about our special meeting, the merger, the effect of the merger on the holders of our common stock and our reincorporation from a Missouri corporation to a Delaware corporation. This section, however, only provides summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced page(s) for each question.

Q:	What is the proposed merger? (see page 35)

A:	Under the terms of the proposed merger, Alliance will merge with and into Alligator Acquisition, LLC, our wholly owned subsidiary. The merger agreement is included as Annex A to this proxy statement/ prospectus. We encourage you to read carefully the merger agreement in its entirety, as it is the principal legal document that sets forth the terms of and governs the merger.

Q:	Why are the companies proposing the merger? (see pages 38-41)

A:	Our management proposed this merger to further our objective of creating the premier provider of information, supply chain management and logistics services to retailers and producers of home entertainment content products and to produce greater shareholder value than would be expected absent the merger. We believe that the merger provides significant market opportunities to take advantage of our strong retailer relationships and experience in marketing our products by expanding product offerings beyond our existing magazine fulfillment business to DVDs, CDs, video games and related home entertainment products and accessories. In addition, we believe that our in-store merchandising capabilities will be strengthened. We also believe this transaction will position us as the distribution channel of choice for film studios, record labels, publishers and other producers of home entertainment content products. We expect to benefit from substantial cost savings synergies from procurement, marketing, information technology and administrative and other operational efficiencies, particularly in the distribution and fulfillment functions, where we plan to consolidate some distribution operations, reorganize others and leverage our best practices across all of our distribution operations. As a result, we believe the merger will enhance our financial strength, increase our visibility in the investor community and strengthen our ability to pursue further strategic acquisitions.

Q:	What am I being asked to vote on at the special meeting? (see pages 166-173)

A:	Our board is asking you to vote upon the following:

1.	A proposal to approve the issuance of our common stock to Alliance stockholders in connection with the merger of Alliance with and into Alligator Acquisition, LLC, our wholly owned subsidiary, pursuant to an Agreement and Plan of Merger dated as of November 18, 2004, by and among Source Interlink, Alligator Acquisition, LLC and Alliance;

2.	A proposal to amend our articles of incorporation to effect an increase in the number of authorized shares of our common stock from 40,000,000 to 100,000,000;

3.	A proposal to effect our reincorporation from a Missouri corporation to a Delaware corporation;

4.	A proposal to grant discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

5.	Any other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

The consummation of the merger is contingent upon approval of (i) proposal one and (ii) either proposal two or proposal three. If our shareholders do not approve either proposal two or proposal three, then proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but proposal three will be effected if approved by our shareholders regardless of whether proposal one or proposal two is approved.

Q:	What will a shareholder receive when the merger occurs? (see page 55)

A:	Source Interlink Shareholders:

Source Interlink shareholders will not receive consideration directly from the merger. After the merger, each share of our common stock and each option, warrant or other right to acquire our common stock will remain outstanding.

Alliance Stockholders:

•	Alliance common stockholders will receive for each share of Alliance common stock they hold a number of shares of our common stock based on the “Exchange Ratio.”

•	The “Exchange Ratio” will be the quotient obtained by dividing (a) the aggregate number of shares of our common stock issued and outstanding (including shares issuable upon exercise of all unexpired and unexercised options, warrants or other rights to acquire our capital stock) immediately prior to the effective time of the merger by (b) the aggregate number of shares of Alliance common stock issued and outstanding (including shares issuable upon exercise of all unexpired and unexercised options, warrants or other rights to acquire Alliance capital stock) immediately prior to the effective time of the merger.

•	Instead of fractional shares of our common stock, Alliance stockholders will receive cash in an amount equal to such fraction multiplied by the average of the closing prices reported on the Nasdaq National Market for our common stock for the ten trading days immediately preceding the effective date of the merger.

•	Each option, warrant or other right to acquire Alliance capital stock outstanding immediately prior to the merger will automatically become an option, warrant or other right to acquire shares of our common stock. The number of shares of our common stock that may be acquired under such option, warrant or other right will be equal to the product of the number of Alliance shares that were directly or indirectly issuable upon the exercise of such option, warrant or other right to acquire Alliance capital stock before the merger multiplied by the Exchange Ratio. The exercise price per share for such option, warrant or other right to acquire our common stock will be the pre-merger exercise price per share for such option, warrant or other right to acquire Alliance capital stock divided by the Exchange Ratio.

Q:	What percentage of the combined company will the Source Interlink equityholders and the Alliance equityholders own following the merger?

A:	The equityholders of Alliance and Source Interlink immediately prior to the merger will each hold 50% of the fully diluted capitalization of the combined company immediately following the merger.

Q:	When do you expect the merger to be completed? (See pages 67-69)

A:	We and Alliance are working toward consummating the merger as quickly as possible. We hope to consummate the merger during the first quarter of our 2006 fiscal year promptly following the approval of the merger by our shareholders. However, the merger is subject to several conditions that could affect the timing of its consummation, including approval of the issuance of our common stock to Alliance stockholders in connection with the merger.

Q:	Are there risks involved in undertaking the merger? (see pages 8-20)

A:	Yes. The merger (including the possibility that the merger may not be consummated) poses a number of risks to us and our shareholders. In addition, both Source Interlink and Alliance are subject to various risks associated with their businesses and their respective industries, certain of which may be heightened by the merger. These risks are discussed in greater detail under the caption “Risk Factors” beginning on page 8 below. We encourage you to read and consider all of these risks carefully.

Q:	Is the merger subject to governmental approvals? (see pages 54)

A:	Yes. This merger is subject to review by the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied.

Q:	What is the proposed amendment to our articles of incorporation? (see pages 166-168)

A:	The proposed amendment to our articles of incorporation is to increase the number of shares of common stock that we are authorized to issue from 40,000,000 shares to 100,000,000 shares. The additional authorized common stock will be required to complete the merger with Alliance if proposal three relating to the reincorporation is not approved. In addition, although we have no other specific plans to use the additional authorized shares of our common stock, our board believes that it is prudent to increase the number of authorized common stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. Such future actions may include possible financings, corporate mergers, acquisitions of property, employee benefit plans and other general corporate purposes.

Q:	What is our proposed reincorporation from a Missouri corporation to a Delaware corporation? (see pages 168-173)

A:	The proposed reincorporation involves changing our state of incorporation from Missouri to Delaware. The reincorporation will be effected by merging Source Interlink into a wholly owned subsidiary, also named Source Interlink Companies, Inc., which is incorporated in Delaware. Throughout this proxy statement/ prospectus, the terms “Source Interlink Missouri” or “Source Interlink” refer to Source Interlink Companies, Inc., the existing Missouri corporation, and the term “Source Interlink Delaware” refers to the new Delaware corporation, which is the proposed successor to Source Interlink Missouri in the proposed reincorporation.

Upon the consummation of the reincorporation, Source Interlink Missouri will cease to exist as a corporate entity and Source Interlink Delaware will continue to operate our business under the name Source Interlink Companies, Inc. Each outstanding share of Source Interlink Missouri common stock, $0.01 par value, will be automatically converted into one share of Source Interlink Delaware common stock, $0.01 par value, upon the effective date of the reincorporation. Each stock certificate representing issued and outstanding shares of Source Interlink Missouri common stock will continue to represent the same number of shares of common stock of Source Interlink Delaware.

We expect to consummate the reincorporation promptly following the approval of proposal three by our shareholders.

Q:	Why are we reincorporating as a Delaware corporation? (see pages 169-170)

A:	As we plan for the future our board and management believe it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our corporate governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

Q:	What approvals of our shareholders are required for approval of the merger? (see pages 32)

A:	The consummation of the merger is contingent upon the approval by our shareholders of the following:

•	proposal one relating to the issuance of our common stock in connection with the merger; and

•	either (a) proposal two relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock or (b) proposal three relating to our reincorporation from a Missouri corporation to a Delaware corporation.

The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve proposal one (relating to the issuance of our common stock in connection with the merger).

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock is required to approve proposal two (relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock).

The affirmative vote of the holders of two-thirds of the issued and outstanding shares of our common stock is required to approve proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation).

Q:	Does our board support the transaction? (see pages 38-40)

A:	Yes. After careful consideration, our board, by a unanimous vote of those directors present at a special meeting of the board held to consider the merger, recommends that our shareholders vote in favor of proposal one (relating to the issuance of our common stock in connection with the merger), proposal two (relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock), proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation) and proposal four (relating to the grant of discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary).

Q:	Are there any of our officers, directors and shareholders already committed to voting in favor of the merger? (see page 73)

A:	Yes. Our officers and directors, who collectively hold approximately 5.8% of the outstanding shares of our common stock as of December 15, 2004, entered into voting agreements with Alliance requiring them to vote all of their shares in favor of proposals one and two.

Q:	Are there any Alliance officers, directors and stockholders already committed to voting in favor of the merger? (see page 73)

A:	Yes. The majority stockholder of Alliance, which holds approximately 63.8% of the voting power of Alliance as of December 15, 2004, has entered into a voting agreement with us in which it has agreed to vote in favor of the merger agreement. Therefore, there are a sufficient number of shares of Alliance capital stock committed to approve the merger agreement on behalf of the Alliance stockholders.

Q:	What are the United States federal income tax consequences of the merger? (see pages 50-52)

A:	It is a condition to the merger that both Source Interlink and Alliance receive legal opinions to the effect that the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming that the merger so qualifies, Source Interlink shareholders and Alliance stockholders generally will not recognize gain or loss for United States federal income tax purposes as a result of the merger, except for gain or loss attributable to cash received by Alliance stockholders in lieu of fractional shares.

The tax consequences of the merger to you will depend upon your own situation. You should consult your tax advisors for a full understanding of these tax consequences.

Q:	What is the spin-off to Alliance stockholders? (see pages 53-54)

A:	In addition to its core distribution and fulfillment business, Alliance operated two other strategic business units collectively referred to as the Digital Media Infrastructure Services Group, or the DMISG. One business developed and marketed e-commerce enabling databases for home entertainment products, while the other offered kiosk-based retail merchandising solutions. These businesses represented approximately 1.4% and 2.0% of Alliance’s consolidated sales for the year ended December 31, 2003 and the nine month period ended September 30, 2004, respectively.

On December , 2004, Alliance disposed of all of the operations conducted by the DMISG business lines through a spin-off to its existing stockholders. The name of the entity now conducting the DMISG business lines is Digital On-Demand, Inc., or Spinco. Following the spin-off, Alliance will provide limited transition services to Spinco for a period of no more than six months. Thereafter, Alliance will have no continuing involvement in the day to day management and operation of Spinco. Since the date of the

x

spin-off, Spinco has not had any continuing involvement in the management and operation of Alliance’s core distribution and fulfillment business.

Q:	What are the business consequences of such spin-off? (see pages 53-54)

A:	As a result of the spin-off, the assets comprising the DMISG business including its intellectual properties and know-how will not become assets of the combined company, and the combined company will not recognize any capital appreciation related to the value of these assets. Alliance entered into several agreements with Spinco relating to the continuing commercial relationship effective as of the date of the spin-off. These agreements provide Alliance and its subsidiaries, among other things, with certain rights for a limited time to use Spinco’s databases in connection with Alliance’s core distribution and fulfillment business market and promote DMISG’s kiosk system. The combined company will obtain Alliance’s rights under these agreements in connection with the merger. Following the expiration or earlier termination of the licensing and co-marketing agreements, Spinco’s assets may not be available to mitigate the risks to Alliance or, after the merger, the combined company posed by increasing acceptance of digital distribution of home entertainment content products.

Q:	What do I need to do now? (see pages 32-33)

A:	First, carefully read and consider the information contained in this proxy statement/ prospectus. There are several ways your shares can be represented at our shareholder meeting if you are unable to attend the meeting in person. You can indicate on the enclosed proxy card how you want to vote and then date, sign and mail the proxy card in the enclosed return envelope as soon as possible. You can also cast your vote by telephone by calling the number on your proxy card or over the Internet by going to the web site designated on your proxy card.

Your vote is important regardless of the number of shares that you own.

Q:	Why is my vote important? (see pages 32-33)

A:	If you do not submit a proxy or vote in person at the special meeting, it will have no effect on the vote of proposal one (relating to the issuance of shares of our common stock in connection with the merger) or proposal four (relating to the grant of discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary), assuming the presence of a quorum, but will have the same effect as a vote against proposal two (relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock) and proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation).

If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against each of proposals one, two, three and four to be voted on at the special meeting. To consummate the merger, our shareholders must approve (i) proposal one and (ii) either proposal two or proposal three.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares? (see pages 32-33)

A:	Your broker will not vote your shares unless you follow the directions your broker provides to you regarding how to vote your shares. If you fail to provide your broker with instructions, it will have no effect in determining the number of votes for or against proposal one (relating to the issuance of shares of our common stock in connection with the merger) or proposal four (relating to the grant of discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary) but will have the same effect as a vote against proposal two (relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock) and proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation). You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Q:	Can I change my vote after I have mailed my proxy card? (see page 33)

A:	Yes. Shareholders who hold shares in their own name can change their vote at any time before their proxy is voted at our special meeting. You can do this by using any of the following methods:

•	timely delivery by mail, telephone or the Internet of a valid, subsequently-dated proxy;

•	delivery to our secretary before or at the special meeting of written notice revoking your proxy or of your intention to vote by ballot at the special meeting; or

•	submitting a vote by ballot at the special meeting.

If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q:	When and where is the special meeting? (see page 31)

A:	Our special meeting will take place on , 2005, at our offices located at 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, Florida, at 10:00 a.m., local time.

Q:	Should stockholders send in their stock certificates now? (see page 55)

A:	No. After the merger is completed, we will send Alliance stockholders written instructions for exchanging their stock certificates. Alliance stockholders should not submit their Alliance stock certificates for exchange until they receive written instructions and other documentation from the exchange agent. Source Interlink shareholders do not need to exchange their existing stock certificates in connection with the merger and may keep their existing stock certificates.

If our reincorporation from a Missouri corporation to a Delaware corporation is approved, it will not be necessary for our shareholders to exchange their existing stock certificates for stock certificates of Source Interlink Delaware. However, shareholders may exchange their certificates if they so choose. Source Interlink and Alliance shareholders may consult their brokers or our company with respect to any question regarding the mechanics of obtaining new stock certificates.

Q:	Whom do I contact if I have questions about the special meeting or the merger?

A:	If you have any questions about the special meeting, the merger, the effect of the merger on the holders of our common stock or the reincorporation or if you need additional copies of this proxy statement/ prospectus or the enclosed proxy, you should contact:

Source Interlink Companies, Inc.

27500 Riverview Center Boulevard, Suite 400
Bonita Springs, FL 34134
Attention: General Counsel
(239) 949-4450

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled “Where You Can Find More Information” on page 174.

SUMMARY

      This summary highlights selected information from this proxy statement/ prospectus that we believe is important to you. This summary may not contain all of the information that is important to you, and we encourage you to read this proxy statement/ prospectus in its entirety. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this proxy statement/ prospectus and the documents incorporated into this proxy statement/ prospectus by reference. See “Where You Can Find More Information” on page 174. We have included references to other portions of this proxy statement/ prospectus to direct you to a more complete description of the topics presented in this summary.

      This summary and the balance of this document contain forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read “Cautionary Statements Concerning Forward-Looking Statements” on page 7 of this document.

      Alliance Entertainment Corp. historically operated two strategic business units: the core Distribution & Fulfillment Services Group, Inc., or the DFSG; and the Digital Media Infrastructure Services Group, or the DMISG. On December      , 2004, the DMISG was spun-off to Alliance’s stockholders. The name of the spun-off company comprising the DMISG business is Digital On-Demand, Inc., or Spinco. In this proxy statement/ prospectus, the term “Alliance” refers only to DFSG, unless otherwise indicated. Except as otherwise indicated, the financial statements included herein present the financial position of Alliance Entertainment Corp. on a consolidated basis, including the financial positions of both the DFSG and the DMISG, without giving effect to the spin-off. In the proxy statement/ prospectus, references to “we,” “us,” “our,” and “ours” refer to Source Interlink and its wholly owned subsidiaries, including Alligator Acquisition, LLC, prior to the merger.

      This proxy statement/ prospectus contains trademarks, trade names, service marks, and service names of Source Interlink, Alliance and other companies.

The Companies

Source Interlink Companies, Inc. (see page 94)

Alligator Acquisition, LLC
27500 Riverview Center Blvd., Suite 400
Bonita Springs, Florida 34134
(239) 949-4450

      We provide information, fulfillment and/or marketing services to retailers, which operate collectively more than 80,000 stores, most major magazine publishers and consumer product manufacturers of confections and general merchandise. We are the largest direct-to-retail magazine distributor in the United States with more than 10,000 bookstores, music stores and other specialty retail outlets, such as Barnes & Noble, Inc., Borders Group, Inc., Musicland Stores Corporation and Virgin Records America, Inc. We refer to these types of customers as the “specialty retail market.” Additionally, we are a leading provider in the United States of design, manufacture and management services to the front-end of supermarkets, discount stores, drug stores, convenience stores, terminals and newsstands, such as Food Lion, LLC, Kroger Company, Target Corporation, Walgreens Company and Winn-Dixie Stores, Inc. We refer to these types of customers as the “mainstream retail market.”

      Our business model is designed to provide a complete array of products and value-added services to retailers in both the specialty and mainstream retail markets. These services include product fulfillment for retailers, publisher rebate and other incentive payment collection, fixture design and manufacturing, information technology and other management services. Our extensive relationships with retailers, as well as publishers and other vendors, throughout the United States and Canada, have enabled us to build a reputation for reliable and timely service and an efficient fulfillment infrastructure to service these markets. We believe that by acting as an outsource coordinator of all these services we are well positioned to continue adding customers, both in the United States and internationally, and to continue providing additional products and services to our extensive customer base.

      Alligator Acquisition, LLC is a Delaware limited liability company and our wholly owned subsidiary. Alligator Acquisition, LLC was organized for the purpose of entering into the merger agreement with Alliance. It has not conducted any business operations. If the merger is completed, Alliance will cease to exist following the merger of it with and into Alligator Acquisition, LLC.

Alliance Entertainment Corp. (see page 124)

4250 Coral Ridge Drive
Coral Springs, Florida 33065
(954) 255-4000

      Alliance provides logistics and supply chain management services for the home entertainment product market. Specifically, Alliance offers just-in-time product distribution and fulfillment, category management, consumer direct fulfillment (CDF) and third-party logistics services. Alliance utilizes advanced technology and industry and marketplace expertise to deliver innovative and value-added solutions to our customers and trading partners. Its well established logistics infrastructure allows it to manage a catalogue of over 400,000 stock keeping units of home entertainment content products, including CDs, DVDs, video games and related products and accessories. Alliance’s customers include specialty and independent retailers, mass merchandisers, supermarkets and e-commerce retailers. In total, Alliance provides services to more than 5,000 accounts with over 30,000 retail store locations including: Barnes & Noble Inc., Trans World Entertainment, The Musicland Group, Inc., Fry’s Electronics, Inc., Circuit City Stores, Inc., BJ’s Wholesale Club, Inc., Toys “R” Us, Inc., Sears, Roebuck and Co. and thousands of independent retailers. Alliance’s e-commerce customers include: barnesandnoble.com, aol.com, amazon.com, circuitcity.com, bestbuy.com, and QVC.com.

      In addition to its core logistics and supply chain management business, prior to the spin-off described below, Alliance operated two other business units collectively referred to as the Digital Media Infrastructure Services Group, or the DMISG. The DMISG consists of two separate businesses: one business that develops and markets e-commerce enabling databases for home entertainment products, while the other offers kiosk-based retail merchandising solutions. The DMISG was spun-off to the stockholders of Alliance as of December      , 2004. The DMISG will not be included in the merger.

Reasons for the Merger (see page 38-41)

      Our management proposed this merger to further our objective of creating the premier provider of information, supply chain management and logistics services to retailers and producers of home entertainment content products and to produce greater shareholder value than would be expected absent the merger. We believe that the merger provides significant market opportunities to take advantage of our strong retailer relationships and experience in marketing our products by expanding product offerings beyond our existing magazine fulfillment business to DVDs, CDs, video games and related home entertainment products and accessories. In addition, we believe that our in-store merchandising capabilities will be strengthened. We also believe this transaction will position us as the distribution channel of choice for film studios, record labels, publishers and other producers of home entertainment content products. We expect to benefit from substantial cost savings synergies from procurement, marketing, information technology and administrative and other operational efficiencies, particularly in the distribution and fulfillment functions, where we plan to consolidate some distribution operations, reorganize others and leverage our best practices across all of our distribution operations. As a result, we believe the merger will enhance our financial strength, increase our visibility in the investor community and strengthen our ability to pursue further strategic acquisitions.

Board of Directors and Management Following the Merger (see pages 5 and 87)

      Upon the consummation of the merger, Alan Tuchman, President and Chief Operating Officer of Alliance, is expected to join our existing executive management team. The executive management team following the consummation of the merger is expected to include:

•	S. Leslie Flegel as Chairman and Chief Executive Officer;

•	James R. Gillis as President and Chief Operating Officer;

•	Jason S. Flegel as Executive Vice President;

•	Alan Tuchman as Executive Vice President;

•	John A. Amann as Executive Vice President; and

•	Marc Fierman as Chief Financial Officer.

      We and Alliance have agreed that, immediately after the consummation of the merger, the combined company’s board will consist of eleven directors, including six members designated by us (who are expected to be S. Leslie Flegel, James R. Gillis, A. Clinton Allen, Ariel Emanuel, Allan R. Lyons and Aron S. Katzman), and five members designated by Alliance (who will be determined prior to the merger). Six of the directors will be “independent” under the rules of the SEC and NASD with respect to the combined company.

      The combined company’s bylaws will provide that the board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. One class of directors will be elected each year at our annual meeting to serve for a three-year term. Three of the directors designated by Alliance will serve in the class of directors whose term expires at the 2005 annual meeting. Three of the directors designated by us, and one of the directors designated by Alliance will serve in the class of directors whose term expires at the 2006 annual meeting. The remaining three directors designated by us, and the remaining director designated by Alliance, will serve in the class of directors whose term expires at the 2007 annual meeting. Pursuant to a stockholders agreement, AEC Associates, L.L.C., Alliance’s majority stockholder, will designate three individuals for election at our 2005 annual meeting.

Recommendations to Source Interlink Shareholders (see pages 166-173)

      Our board believes that the merger is advisable, fair to and in the best interests of our shareholders and recommends that our shareholders vote FOR the following proposals:

•	The issuance of our common stock to Alliance stockholders in connection with the merger of Alliance with and into Alligator Acquisition, LLC, our wholly owned subsidiary, pursuant to an Agreement and Plan of Merger dated as of November 18, 2004, by and among Source Interlink, Alligator Acquisition, LLC and Alliance;

•	The amendment of our articles of incorporation to effect an increase in the number of authorized shares of our common stock from 40,000,000 to 100,000,000;

•	Our reincorporation from a Missouri corporation to a Delaware corporation; and

•	The grant of discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

      The consummation of the merger is contingent upon approval of (i) proposal one and (ii) either proposal two or proposal three. If our shareholders do not approve either proposal two or proposal three, then proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but proposal three will be effected if approved by our shareholders regardless of whether proposal one or proposal two is approved.

Opinion of Source Interlink’s Financial Advisor (see pages 41-49)

      On November 18, 2004, Jefferies & Company, Inc., financial advisor to our company, rendered to our board its oral opinion, subsequently confirmed by delivery of a written opinion dated November 18, 2004, that, as of such date and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Jefferies discussed with the board, the exchange ratio in the merger is fair from a financial point of view to our company. The full text of Jefferies’ written opinion is included as Annex B to this proxy statement/ prospectus. We encourage you to read carefully this opinion in its entirety and the description on pages 41-49 for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Jefferies provided its opinion for the use and benefit of our board and Jefferies’ opinion does not constitute a recommendation as to how any shareholder should vote on the merger or any matter related thereto.

Record Date for Voting; Shareholder Vote Required (see pages 31-32)

      Each holder of record as of                     , 2005, of our common stock is entitled to cast one vote per share.

      The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve proposal one (relating to the issuance of our common stock in connection with the merger).

      The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock is required to approve proposal two (relating to the amendment to our articles of incorporation to effect an increase in number of authorized shares of our common stock).

      The affirmative vote of the holders of two-thirds of the issued and outstanding shares of our common stock is required to approve proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation).

      The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve proposal four (relating to the grant of discretionary authority to our board to adjourn the special meeting to a later date, if necessary).

Conditions to the Completion of the Merger (see pages 67-69)

      The obligations of Alliance and Source Interlink to consummate the merger are subject to the satisfaction or waiver of conditions including, but not limited to, the following:

•	the approval of the merger and merger agreement by Alliance’s stockholders and our shareholders;

•	all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will have expired or terminated early and all other material antitrust approvals will have been obtained;

•	the amendment of our articles of incorporation to increase the authorized shares of our common stock or the completion of our reincorporation from a Missouri corporation to a Delaware corporation;

•	Alliance obtaining the consent of its primary lender or Alliance or the establishment of alternative financing arrangements for the combined company; and

•	the consummation of the spin-off of the DMISG.

Material U.S. Federal Income Tax Consequences of the Merger (see pages 50-52)

      It is a condition to the consummation of the merger that we receive a written opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Alliance receive a written opinion from Munger, Tolles & Olson LLP, in each case dated as of the effective date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In the event that counsel to either party does not deliver its tax opinion, the closing condition will nevertheless be satisfied if counsel to the other party delivers its opinion to the effect that the merger will qualify as a “reorganization.” Neither we nor Alliance intend to waive this closing condition; however, in the event that either we or Alliance waive receipt of such written opinion, we will file a new proxy statement/ prospectus that includes disclosure describing the tax consequences of the merger and requesting the approval of the merger by our shareholders.

      Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, holders of Alliance capital stock whose shares are exchanged in the merger for shares of our common stock generally will not recognize gain or loss for U.S. federal income tax purposes, except to the extent of cash received in lieu of a fractional share of our common stock.

      The discussion of material U.S. federal income tax consequences of the merger contained in this proxy statement/ prospectus is a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any foreign, state or local taxes. We strongly urge each holder of Alliance capital stock to consult his or her tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the merger to such stockholder.

Dissenters’ or Appraisal Rights (see page 165)

      Under Missouri law, our shareholders will not have dissenters’ rights of appraisal in connection with the issuance of shares of our common stock in the merger. If the reincorporation were to occur prior to the merger, under Delaware law, our stockholders also would not have appraisal rights.

      Under Delaware law, Alliance stockholders are entitled to appraisal rights in connection with the proposed merger. Appraisal rights entitle Alliance stockholders who submit a proper written demand for appraisal to Alliance, who do not otherwise vote in favor of the merger and who meet certain other conditions, to receive a valuation of their shares and a payment of that value in cash in lieu of the consideration called for by the merger agreement. Failure by a dissenting stockholder to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case such dissenting stockholder will be treated in the same manner as a non-dissenting shareholder.

      Pursuant to the terms of the merger agreement, we will be released from our obligation to consummate the merger if the shares of Alliance common stock held by stockholders who have exercised and perfected appraisal rights exceed 5% of the outstanding shares of Alliance common stock.

Interests of Certain Persons in the Merger (see pages 49-50)

      When our shareholders consider the recommendations of our board that such shareholders vote in favor of the proposals presented at the special meeting, they should be aware that certain directors, executive officers and affiliates of Source Interlink and Alliance have interests in the merger that may be different from, or in addition to, your interests. In particular, all executive officers have interests in the combined company as employees in terms of job responsibilities, working environment and compensation which are in addition to and different from their interests as shareholders. All continuing directors will have the responsibility of being directors of a larger company after the merger. Additional interests include the following:

•	Messrs. S. Leslie Flegel, James R. Gillis, Jason S. Flegel and Marc Fierman are expected to enter into employment agreements and receive cash signing bonuses, conditioned by and effective upon the consummation of the merger.

•	Ariel Emanuel, a director of Source Interlink, will be paid $1.5 million as compensation for consulting services provided to us in connection with the merger. Mr. Emanuel was not a director at the time we entered into this arrangement with him nor when the board approved the merger.

•	Indemnification provided to the present and former executives and directors of Alliance.

•	In connection with the merger, Alan Tuchman, a director of Alliance and its President and Chief Operating Officer, is expected to become one of our Executive Vice Presidents.

•	Two directors of Alliance are partners of The Yucaipa Companies, LLC, an entity affiliated with AEC Associates, L.L.C., Alliance’s majority stockholder. Yucaipa will receive a fee of approximately $4.0 million in connection with the merger pursuant to an existing management services agreement with Alliance. Yucaipa will also enter into a new consulting agreement with Source Interlink.

•	AEC Associates will enter into a stockholder’s agreement with Source Interlink addressing certain governance and other matters.

•	AEC Associates is the majority stockholder of Spinco. In connection with the spin-off, Alliance and Spinco have entered into a number of agreements including a distribution and separation agreement, licensing and co-marketing agreement, transition/ shared services agreement and tax-sharing and indemnification agreement. The combined company will assume the rights and obligations of Alliance under these contracts upon consummation of the merger. For a description of these contracts, see “Agreements Related to the Merger and Other Transactions — Agreements between Alliance and Spinco” beginning on page 75.

      As of December 15, 2004, the percentage of outstanding voting shares held by our directors, executive officers and their affiliates, in the aggregate, is 5.8%.

Restrictions on Alternative Transactions (see pages 64-66)

      The merger agreement contains restrictions on the ability of each of Alliance and Source Interlink and their representatives and related parties to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the applicable company. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if either party receives an acquisition proposal from a third party that is a superior proposal, as defined in the merger agreement, such party may engage in negotiations regarding the superior proposal with that third party.

Anticipated Accounting Treatment of the Merger (see page 52)

      We will account for the merger under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States, which means that the assets and liabilities of Alliance will be recorded, as of the completion of the merger, at their fair values and added to those of our company.

Trading of Source Interlink Common Stock (see page 29)

      Our common stock is currently traded on the Nasdaq National Market under the symbol “SORC.” We intend to apply for inclusion on the Nasdaq National Market of the shares of our common stock to be issued in connection with the merger. Nasdaq’s approval of this application is a condition to the completion of the merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This proxy statement/ prospectus and the other documents incorporated by reference into this proxy statement/ prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement/ prospectus and the other documents incorporated into this proxy statement/ prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of operations of Source Interlink, Alliance or the combined company. These statements involve estimates and assumptions based on the judgment of each company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements include the information in this proxy statement/ prospectus and the other documents incorporated by reference into this proxy statement/ prospectus regarding:

•	Our forecasts, plans and growth strategy;

•	Market acceptance and continuing demand for magazines, DVDs, CDs and other home entertainment content products;

•	Market conditions and opportunities;

•	Operating efficiencies and cost savings that may result from integration of Alliance and Source Interlink;

•	The impact of competition and competitive products;

•	The amount and accounting treatment of costs and expenses related to the merger and subsequent integration of businesses; and

•	Retention of key management and employees.

      These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

RISK FACTORS

      In addition to the other information included in this proxy statement/ prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should consider carefully the following risks before voting at the special meeting. The merger involves a high degree of risk for Source Interlink and Alliance. You should read and consider the risks and uncertainties associated with each of the businesses of Source Interlink and Alliance because these risks will also affect the combined company after the merger. In addition, we believe that the risks and uncertainties not presently known to Source Interlink and Alliance, or that currently are not believed to be important to Source Interlink and Alliance, also may adversely affect the merger and the combined company after the merger.

Risks Relating to the Merger

Following the merger, the combined company will have a significant shareholder whose interests may conflict with yours.

      Upon the consummation of the merger, the combined company’s largest shareholder, AEC Associates, L.L.C. will beneficially own approximately 35.3% of the combined company’s outstanding voting power. AEC Associates will also have the right to designate three nominees for election to the eleven member board of the combined company which it is expected to exercise for the 2005 annual meeting. In addition, for as long as AEC Associates (together with its members and affiliates acting as a group) owns an aggregate of 10% of the combined company’s common stock, AEC Associates will have certain additional director designation rights as further described in the risk factor entitled “We have limitations on changes of control that could reduce your ability to sell our shares at a premium.” For example, for votes that require a supermajority of the board, such as a change of control, AEC Associates designated directors may effectively have enough votes to prevent any such action from being taken by the combined company. As a result, AEC Associates will have the ability through its ownership of the combined company’s common stock and its representation on the board to exercise significant influence over the combined company’s major decisions and over all matters requiring shareholder approval. AEC Associates may have interests that differ from those of other shareholders of the combined company.

The combined company may not realize some of the expected benefits of the merger.

      We believe that the merger provides significant market opportunities to take advantage of the customer bases and distribution channels of the formerly separate businesses in order to promote and sell the products and services of one company to the existing customers and business partners of the other company. However, the combined company may be unable to take advantage of these cross-selling opportunities and other revenue synergies for several reasons. Difficulties in integrating the two companies could result in disruption of customer services, which could cause existing customers to reduce or cease doing business with the combined company altogether. Moreover, the salespersons of one company may not be successful in marketing the products and services of the other company or the existing customers and business partners of either company may not be receptive to the products and services of the other.

      We also expect the combined company to benefit from substantial cost savings synergies from procurement, marketing, information technology and administrative and other operational efficiencies. The combined company may not realize these savings within the time periods contemplated, or at all. If the benefits of the merger do not exceed the associated costs, or if costs related to the merger exceed estimates, the combined company’s business and financial results could be materially harmed.

The combined company may be unable to integrate the operations of Source Interlink and Alliance successfully.

      The merger involves the integration of two companies that previously have operated independently, which is a complex, costly and time-consuming process. The difficulties of combining the companies’ operations include, among other things:

•	the necessity of coordinating geographically disparate organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds;

•	consolidating corporate and administrative functions;

•	limiting the diversion of management resources necessary to facilitate the integration;

•	implementing compatible information and communication systems, as well as common operating procedures;

•	creating compatible financial controls and comparable human resources practices;

•	coordinating sales and marketing functions;

•	maintaining customer care services and retaining key customers;

•	retaining key management and employees; and

•	preserving the collaboration, distribution, marketing, promotion and other important relationships of each company.

      The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company’s business and the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could harm the business, results of operations, financial condition or prospects of the combined company after the merger.

Source Interlink and Alliance expect to incur significant costs associated with the merger, and if the merger is consummated these costs will be paid by the combined company.

      We estimate that we will incur direct transaction costs of approximately $3.9 million associated with the merger, which will be included as a part of the total purchase cost for accounting purposes. In addition, Alliance estimates that it will incur direct transaction costs of approximately $6.0 million that will be expensed as incurred. The actual transaction costs may be higher than these estimates. If the merger is consummated, the combined company will be responsible for any unpaid transaction costs of both companies. We and Alliance believe the combined company may incur charges to operations, which we cannot currently reasonably estimate, in the quarter in which the merger is consummated or in subsequent quarters to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional merger costs in subsequent periods that may have a material adverse effect on the combined company’s financial position, results of operations or liquidity.

The value of our common stock to be received by Alliance stockholders in the merger will fluctuate prior to the consummation of the merger.

      The total number of shares of our common stock issued or reserved for issuance in the merger for the shares of Alliance capital stock is equal to the number of shares of our common stock issued and outstanding and shares issuable upon the exercise of all unexpired and unexercised options, warrants or other rights to acquire our common stock immediately prior to the consummation of the merger. The exchange ratio will not be adjusted for changes in the market price of our common stock. As a result, the relative dollar value of our common stock that Alliance stockholders will receive and that our shareholders will retain upon the consummation of the merger will depend on the market value of our common stock when the merger is consummated, and may increase or decrease from the date you submit your proxy or the time of our shareholder meeting. The market prices of our common stock are subject to the general price fluctuations in the market for publicly traded equity securities and have recently experienced significant volatility. We cannot predict or give you any assurances as to the market price of our common stock at any time before or after the consummation of the merger, and therefore, cannot value with any degree of certainty the consideration that will be paid in the merger.

      Our shareholders are urged to obtain current market quotations for our common stock before voting their shares at the special meeting.

The market price of our common stock may decline as a result of the merger.

      The market price of our common stock may decline as a result of the merger for a number of reasons, including if:

•	the integration of our company and Alliance is not completed in a timely and efficient manner;

•	the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or investors; or

•	the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts or investors.

Failure to consummate the merger could negatively impact the future business and operations of each company and the market price of our common stock.

      If the merger is not consummated for any reason, our company and Alliance will be subject to a number of material risks, including:

•	under the circumstances described in the merger agreement, we could be required to pay Alliance a termination fee in the amount of up to $5.0 million;

•	the market price of our common stock may decline to the extent that the current market price of such shares reflects a market assumption that the merger will be consummated;

•	each company’s costs related to the merger, such as legal and accounting fees and a portion of the investment banking fees, must be paid by that company even if the merger is not consummated and certain of these would be expensed in the fiscal quarter in which the transaction was terminated;

•	benefits that each company expect to realize from the merger would not be realized; and

•	the diversion of management attention from the day-to-day businesses of our company and Alliance, the scaling back of marketing and capital spending and the unavoidable disruption to each company’s employees and each company’s relationships with customers and suppliers during the period before consummation of the merger may make it difficult for each company to regain its financial and market positions if the merger does not occur.

Certain of our officers and directors have conflicts of interest that may influence them to support or approve the merger.

      Certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. Additional interests include the following:

•	In connection with the merger, Messrs. S. Leslie Flegel, James Gillis, Jason Flegel and Marc Fierman are expected to enter into employment agreements and receive cash signing bonuses, conditioned and effective upon the consummation of the merger; and

•	Ariel Emanuel, one of our directors, will be paid $1.5 million upon the consummation of the merger as compensation for consulting services provided to us in connection with the merger. Mr. Emanuel was not a director at the time we entered into this arrangement with him nor when the board approved the merger.

      As a result of these interests, our directors and executive officers are or may have been more likely to vote to approve or recommend the approval of the merger agreement and the merger than if they did not have these interests. Our shareholders should consider whether these interests may have influenced these directors and executive officers to support or recommend the merger. You may read more about these interests as described under “The Merger — Interests of Source Interlink Directors, Officers and Affiliates in the Transaction” beginning on page 49.

There may be sales of a large number of shares of our common stock after the merger that could cause our stock price to fall.

      A large number of shares of our common stock may be sold into the public market within short periods of time at various dates following the closing of the merger. As a result, our stock price could fall. Of the approximately 26.8 million shares of our common stock to be issued in connection with the merger, approximately 18.8% of such shares will be immediately available for resale by former stockholders of Alliance and approximately 81.2% of such shares will be subject to “lock-up agreements” that restrict the timing of the resale of these shares. Under the lock-up agreements, shares will be released and available for sale in the public market as follows:

•	up to 33 1/3% of the shares subject to lock-up agreements may be sold in the public market three months after the closing date of the merger;

•	up to a further 33 1/3% of the shares subject to lock-up agreements may be sold in the public market six months after the closing date of the merger; and

•	the remaining shares subject to lock-up agreements may be sold in the public market nine months after the closing date of the merger.

      Any disposition of our common stock by former Alliance stockholders will also be subject to compliance with the Securities Act, including Rules 144 and 145 thereunder. While Rule 145 under the Securities Act may impose some limitations on the number of shares certain Alliance stockholders may sell, including AEC Associates, sales of a large number of newly released shares of our common stock could occur and that could result in a sharp decline in our stock price. In addition, the sale of these shares could impair the combined company’s ability to raise capital through the sale of additional stock. See the sections entitled “Agreements Related to the Merger and Other Transactions — Stockholder’s Agreement” beginning on page 73.

During the pendency of the merger, we may not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

      Covenants in the merger agreement may impede the ability of each of our company and Alliance to make acquisitions or complete other transactions that are not in the ordinary course of business but that could be favorable to them and their respective shareholders pending consummation of the merger. Any such transactions will require the consent of the other party. As a result, if the merger is not consummated, we may be at a disadvantage to its competitors. In addition, while the merger agreement is in effect and subject to very narrowly defined exceptions, we and Alliance are prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party.

Risks Relating to the Combined Company

      In addition to certain risks described above that relate to the merger, the combined company, and Source Interlink and Alliance individually, are subject to the following risks that could adversely affect the combined company.

We and Alliance have concentrated customer bases, which may increase as a result of the merger, and the combined company’s revenues could be adversely affected if it loses any of its largest customers, or if these customers are unable to pay amounts due to the combined company.

      A significant percentage of the sales of both companies are derived from a limited number of customers. In particular, for the year ended January 31, 2004, Barnes & Noble, Inc. and Borders Group, Inc. accounted for approximately 26.8% and 20.9% of our total revenues, respectively. For the nine month period ended October 31, 2004, Barnes & Noble, Inc. and Borders Group, Inc. accounted for approximately 24.1% and 18.7% of our total revenues, respectively.

      Alliance also has a significant concentration of revenues from its largest customers. In particular, for the year ended December 31, 2003 and the nine month period ended September 30, 2004, Barnes & Noble, Inc. accounted for approximately 33.8% and 31.7% of Alliance’s total revenues, respectively. As a result of the merger, we believe that the combined company’s customer base may become even more highly concentrated as sales to Barnes & Noble, Inc. increase as a percentage of the combined company’s total revenues. On a pro forma basis, sales to Barnes & Noble, Inc. would have represented approximately 32.3% and 31.2% of the combined company’s total revenues for the year ended January 31, 2004 and the nine month period ended October 31, 2004.

      As a result of this customer concentration, the combined company will be highly dependent on a small number of customers for a substantial portion of its revenues. If any of these customers were to terminate their relationship with us, significantly reduce their purchases from us or experience problems in paying their accounts receivables, it would result in a material reduction in the combined company’s revenues and operating profits.

The combined company will depend on access to credit.

      The combined company will have significant working capital requirements principally to finance inventory and accounts receivables. We are currently a party to a revolving credit facility and term loan with Wells Fargo Foothill, Inc. and Alliance is a party to a revolving credit facility with General Electric Capital Corporation. In addition, both companies are extended credit by their suppliers. Under the terms of their credit facilities, the parties are required to obtain the consent of their respective lenders to the merger. Additionally, as a condition to each parties’ obligation to consummate the merger, either Alliance must obtain the consent of General Electric Capital Corporation to the merger or the parties must arrange for alternative financing with another lender on substantially similar terms as those currently in place with General Electric Capital Corporation. Alliance may not be able to obtain the consent of General Electric Capital Corporation to the merger and an alternative financing arrangement may not be secured on terms reasonably acceptable to Source Interlink or Alliance within the time required by the merger agreement, if at all. If the required consent is not obtained and alternative financing arrangements are not made, neither Alliance nor Source Interlink would be required to consummate the merger. If each party waives this merger condition and the parties consummate the merger, the combined company will either be in breach of both outstanding credit facilities or will be required to repay all outstanding amounts thereunder.

      Following the merger, the combined company’s business will depend on the availability of a credit facility and continued extension of credit by suppliers to support its working capital requirements. There can be no assurance that the combined company can retain either the credit facility of Alliance with General Electric Capital Corporation or our credit facility with Wells Fargo Foothill, secure another credit facility on acceptable terms, if at all, or continue to have the same credit and payment terms from suppliers. Additionally, to maintain the right to borrow revolving loans and avoid a default under a credit facility, the combined company will likely be required to comply with various financial and operating covenants and maintain sufficient eligible assets to support revolving loans pursuant to a specified borrowing base. The combined company’s ability to comply with these covenants or maintain sufficient eligible assets may be affected by events beyond its control, including prevailing economic, financial and industry conditions, and the combined company may not be able to continue to comply with these covenants or maintain sufficient eligible assets in the future. A breach of any of these covenants or the failure to maintain sufficient eligible assets could result in a default under these credit facilities. If the combined company defaults, its revolving lender will no longer be obligated to extend revolving loans to it and could declare all amounts outstanding under its credit facility, together with accrued interest, to be immediately due and payable. If the combined company were unable to repay those amounts, the combined company’s lender could proceed against the collateral granted to it to secure that indebtedness. The results of such actions would have a significant negative impact on the combined company’s results of operations and financial condition.

A disruption in the operations of the combined company’s key shippers could cause a decline in its sales or a reduction in its earnings.

      Our company and Alliance are dependent on commercial freight carriers, primarily Federal Express and UPS, respectively, to deliver our respective products. If the operations of these carriers are disrupted for any reason, the combined company may be unable to deliver its products to its customers on a timely basis. If the combined company cannot deliver its products in an efficient and timely manner, its revenues and operating profits could suffer.

      For the nine months ended October 31, 2004, our freight cost represented approximately 5.6% of our total revenue. For the nine months ended September 30, 2004, Alliance’s freight costs represented approximately 3.3% of its net sales. If freight costs were to increase and the combined company were unable to pass that increase along to its customers due to competition within the combined company’s industry, the combined company’s financial results could suffer.

The combined company’s strategy will include making additional acquisitions that may present risks to the business.

      Making additional strategic acquisitions is part of our strategy and is expected to be a part of the combined company’s strategy. The ability to make acquisitions will depend upon identifying attractive acquisition candidates and, if necessary, obtaining financing on satisfactory terms. Acquisitions, including those that we have already made, may pose certain risks to the combined company. These include the following:

•	the combined company may be entering markets in which it has limited experience;

•	the acquisitions may be potential distractions to management and may divert company resources and managerial time;

•	it may be difficult to integrate an acquired business’s financial, computer, payroll and other systems into its own;

•	the combined company may have difficulty implementing additional controls and information systems appropriate to a growing company;

•	some of the acquired businesses may not achieve anticipated revenues, earnings or cash flow;

•	the combined company may have unanticipated liabilities or contingencies from an acquired business;

•	the combined company may have reduced earnings due to amortization expenses, goodwill impairment charges, increased interest costs and costs related to the acquisition and its integration;

•	the combined company may finance future acquisitions by issuing common stock for some or all of the purchase price which could dilute the ownership interests of the shareholders;

•	acquired companies will have to become, within one year of their acquisition, compliant with SEC rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002;

•	the combined company may not be able to retain management and other key personnel of an acquisition; and

•	the combined company may impair relationships with an acquired company’s employees, suppliers or customers by changing management.

      In particular, the combined company would be required to incur impairment charges to earnings to the extent that the value of the assets acquired in any prior or future acquisitions, including goodwill or intangible assets with indefinite lives, becomes impaired. Such impairment charges could reduce the combined company’s earnings and have a material adverse effect on the market value of the combined company’s common stock after the merger. For example, in connection with our acquisition of a magazine distribution company in 2001, we recorded in fiscal year 2002 an asset impairment charge totaling $78.1 million. See Note 6 to our consolidated financial statements for the fiscal year ended January 31, 2002 which are incorporated by reference into this proxy statement/ prospectus.

      If the combined company is unsuccessful in meeting the challenges arising out of its acquisitions, its business, financial condition and future results could be materially harmed.

We depend on access to accurate information on retail sales of magazines in order to offer certain services to our customers, and we could lose a significant competitive advantage if our access to such information were diminished.

      We use information concerning the retail sales of single copy magazines to:

•	compare the revenue potential of various front-end fixture designs to assist our customers in selecting designs intended to maximize sales in the front-end;

•	identify sales trends at individual store locations permitting us to provide just-in-time inventory replenishment and prevent stock outs; and

•	offer both retailers and publishers information services, such as ICN and Cover Analyzer, and customized sales reporting.

      As a result of the merger, we expect that the combined company will obtain and use similar information concerning the sale of home entertainment content products. We gain access to this information principally through relationships with A.C. Nielsen & Company and Barnes & Noble, Inc. We do not currently have written agreements with these providers. We also obtain a significant amount of information in connection with our rebate claim submission services. Our access to information could be restricted as a result of the inability of any of our data partners to supply information to us or as a result of the discontinuation or substantial modification of the current incentive payment programs. If our access to information were reduced, the value of our information and design services could materially diminish and our publisher and retailer relationships could be negatively impacted.

Alliance’s sales may suffer due to a shift in consumer demand away from physical media sales and toward digital media downloading and other delivery methods.

      Current technology allows consumers to buy music digitally from many providers such as Apple Computer (through iTunes), Music Match, Rhapsody, Microsoft (through MSN) and others. The sale of digital music has grown significantly in the past year, and the recording industry has seen sales for CDs decline significantly. As this method of selling music increases in popularity and gains consumer acceptance, it may adversely impact Alliance’s sales and profitability. The recording industry continues to face difficulties as a result of illegal online file-sharing and downloading. While industry associations and manufacturers have launched legal action against downloaders and file sharers, there can be no assurance of the outcome or effect of these lawsuits. File sharing and downloading, both legitimate and illegal, could continue to exert pressure on the recording industry and the demand for CDs. Additionally, as other forms of media become available for digital download, Alliance’s sales and profitability may be adversely affected.

      Recent advances in the technologies to deliver movies to viewers may adversely affect public demand for those products offered by the combined company. For example, some digital cable providers and internet companies offer movies “on demand” with interactive capabilities such as start, stop and rewind. Direct broadcast satellite and digital cable providers have been able to enhance their on-demand offerings as a result of their ability to transmit over numerous channels. Apart from on-demand technology, the recent development and enhancement of personal video recorder technology with “time-shifting” technology (such as that used by TiVo and certain cable companies) has given viewers greater interactive control over broadcasted movies and other program types. Also, companies such as Blockbuster Entertainment and NetFlix are now offering subscription services which provide consumers the ability to rent VHS cassettes and DVDs for indefinite periods of time without being subject to late fees. If these methods of watching filmed entertainment increase in popularity and gain consumer acceptance, they may adversely impact Alliance’s sales and profits.

We participate in highly competitive industries and competitive pressures may result in a decrease in our revenues and profitability.

      Each of our business groups faces significant competition. Our Magazine Fulfillment group distributes magazines in competition with a number of national and regional companies, including Anderson News Company, Hudson News Company, Chas. Levy Company LLC, News Group and Ingram Book Group. It is possible that there could be other entrants into the magazine fulfillment industry such as publishers or printers. Our In-Store Services group has a substantial number of direct competitors for its claims submission program, and it competes with other manufacturers in its display fixture business. Our Wood Manufacturing group competes in a highly fragmented industry with a significant number of direct competitors.

      In addition, some of our information and management services may be performed directly by publishers and other vendors, retailers or distributors. Other information service providers, including A.C. Nielsen Company, Information Resources and Audit Bureau of Circulations, also collect sales data from retail stores. If these service providers were to compete with us, given their expertise in collecting information and their industry reputations, they could be formidable competitors.

      Some of our existing and potential competitors have substantially greater resources and greater name recognition than we do with respect to the market or market segments they serve. Because of each of these competitive factors, we may not be able to compete successfully in any of these markets with existing or new competitors. Competitive pressures may result in a decrease in the number of customers we serve, a decrease in our revenues or a decrease in our operating profits.

Alliance participates in a highly competitive industry and competitive pressures may result in a decrease in its revenues and profitability.

      Alliance supplies home entertainment content products in competition with a number of national and regional wholesalers and category management companies. As relates to its fulfillment and category management services, its competitors include Handleman Company, Anderson Merchandisers, L.P., Ingram Entertainment, Inc., and Baker & Taylor, Inc. In addition, major record labels and film studios increasingly compete with Alliance by establishing direct trading relationships with the larger retail chains. Alliance believes that recent consolidation in the retail industry and initiatives by major record labels and film studios to increase the depth of inventory maintained by these larger retailers may have the effect of increasing their market share at the expense of smaller chains and independent stores.

      Some of Alliance’s existing and potential competitors have substantially greater resources and greater name recognition than it does with respect to the market or market segments they serve. Because of each of these competitive factors, Alliance may not be able to compete successfully in these markets with existing or new competitors. Competitive pressures may result in a decrease in the number of customers it serves, a decrease in its revenues or a decrease in its operating profits.

Source Interlink and Alliance conduct a growing portion of their businesses internationally, which presents additional risks to the combined company over and above those associated with its domestic operations.

      Approximately 9.6% of our total revenues for the year ended January 31, 2004, and approximately 10.5% of our total revenues in the nine months ended October 31, 2004, were derived from the export of U.S. publications to overseas markets, primarily to the United Kingdom and Australia. In addition, approximately 18.0% and 17.9% of our gross domestic distribution for the year ended January 31, 2004 and the nine months ended October 31, 2004, respectively, consisted of the domestic distribution of foreign publications imported for sale to U.S. markets.

      A growing portion of Alliance’s revenues is also derived from international sales. Approximately 12.3% of Alliance’s total revenues for the year ended December 31, 2003, and approximately 13.1% of its total revenue in the nine months ended September 30, 2004, were derived from international customers.

      The conduct of business internationally presents additional inherent risks including:

•	unexpected changes in regulatory requirements;

•	import and export restrictions;

•	tariffs and other trade barriers;

•	differing technology standards;

•	resistance from retailers to our business practices;

•	employment laws and practices in foreign countries;

•	political instability;

•	fluctuations in currency exchange rates;

•	imposition of currency exchange controls; and

•	potentially adverse tax consequences.

      Any of these risks could adversely affect revenue and operating profits of the combined company’s international operations.

      In connection with Alliance’s business, certain suppliers have adopted policies restricting the export of certain home entertainment content products by domestic distributors. However, consistent with industry practice, Alliance distributes its merchandise internationally. Following the merger, the combined company would be adversely affected if a substantial portion of its suppliers enforced any restriction on the combined company’s ability to sell its home entertainment content products outside the United States.

A substantial majority of magazines distributed are purchased from four suppliers and our revenues could be adversely affected if we are unable to receive magazine allotments from these suppliers.

      Substantially all of the magazines distributed in the United States are supplied by or through one of four national distributors, Comag Marketing Group, LLC, Curtis Circulation Company, Kable Distribution Services, Inc., and Warner Publisher Services, Inc. Each title is supplied by one of these national distributors to us on an exclusive basis and cannot be purchased from any alternative source. Our success is largely dependent on our ability to obtain product in sufficient quantities on competitive terms and conditions from each of the national distributors. In order to qualify to receive copy allotments, we are required to comply with certain operating conditions, which differ between the specialty retail market and the mainstream market. Our ability to economically satisfy these conditions may be affected by events beyond our control, including the cooperation and assistance of our customers. A failure to satisfy these conditions could result in a breach of our purchase arrangements with our suppliers and entitle our suppliers to reduce our copy allotment or discontinue our right to receive product for distribution to our customers. If our supply of magazines were reduced, interrupted or discontinued, customer service would be disrupted and existing customers may reduce or cease doing business with us altogether, thereby causing revenue and operating income to decline and fail to meet expectations.

If Alliance were unable to receive products from its top suppliers, its sales and profitability could be adversely affected.

      Products supplied to Alliance by its top ten suppliers represented approximately 70.3% of Alliance’s sales in 2003 and 66.4% of Alliance’s sales for the first nine months of 2004. The products supplied by Alliance’s suppliers are proprietary to individual major labels and studios and may not be obtained from any alternative source. Alliance’s success depends upon Alliance’s ability to obtain product in sufficient quantities on competitive terms and conditions from each of the major home entertainment labels and studios. If Alliance’s supply of products were interrupted, then customer service could be impacted and customers may reduce or cease doing business with Alliance causing Alliance’s sales and profitability to be adversely affected.

Virtually all of the combined company’s sales will be made on a “sale or return” basis and higher than expected returns could cause it to overstate revenue for the period affected.

      As is customary in the home entertainment content product industry, virtually all of the combined company’s sales will be made on a “sale or return” basis. During the nine months ended October 31, 2004, approximately 55 out of every 100 copies distributed domestically by Source Interlink and approximately 15 out of every 100 DVDs and CDs distributed domestically by Alliance were returned unsold by their customers for credit; however, the sell-through rate has historically varied from period to period. Revenues from the sale of merchandise that the combined company will distribute are recognized at the time of delivery, less a reserve for estimated returns. The amount of the return reserve is estimated based on historical sell-through rates. If sell-through rates in any period are significantly less than historical averages, this return reserve could be inadequate. If the return reserve proved inadequate, it would indicate that actual revenue in prior periods was less than accrued revenue for such periods. This would require an increase in the amount of the return reserve for subsequent periods resulting in a revenue reduction and concurrent reduction in operating income.

Alliance’s business is highly seasonal, and financial results could be negatively impacted if its fourth quarter’s sales are weak.

      Alliance generated 36.7% of its total net sales in the fourth calendar quarter of 2003 coinciding with the holiday shopping season. Alliance’s results of operations for the entire year depend more heavily on fourth quarter results. Factors that could adversely affect sales and profitability in the fourth quarter include:

•	unavailability of, and low customer demand for, particular products;

•	unfavorable economic conditions;

•	inability to hire adequate temporary personnel;

•	inability to anticipate consumer trends; and

•	inability to maintain adequate inventory levels.

The combined company may lose or fail to attract key personnel, customers and business partners due to uncertainties associated with or other consequences of the merger.

      Current and prospective management, employees, customers and business partners of our company and Alliance may experience uncertainty about their future relationships with the combined company. Such uncertainty may adversely affect the combined company’s ability to attract, motivate and retain key management, sales, marketing, technical and other personnel. Current and prospective customers and business partners may, in response to the announcement or consummation of the merger, delay or cancel purchasing decisions as they evaluate the likelihood of successful integration of the combined company or may instead purchase products or services from competitors. Additionally, some of these customers and business partners may feel that the combined company poses new competitive threats to their businesses and as a result may seek to discontinue their relationships with our company or Alliance or avoid renewing or entering new relationships with the combined company. Any delay in, or cancellation of, purchasing decisions could adversely affect the business of the combined company.

We depend on the efforts of certain key personnel, the loss of whose services could adversely affect our business.

      We depend upon the services of our chief executive officer and chief operating officer and their relationships with customers and other third parties. The loss of these services or relationships could adversely affect our business and the implementation of our growth strategy. This in turn could materially harm our financial condition and future results. Although we have employment agreements with each of our chief executive officer and chief operating officer, the services of these individuals may not continue to be available to the combined company. We carry key person life insurance on the lives of both our chief executive officer and chief operating officer. We face competition for personnel from other companies.

The combined company’s management and internal systems might be inadequate to handle its potential growth including growth resulting from the merger with Alliance.

      To manage future growth, including growth resulting from the merger, the combined company’s management must continue to improve operational and financial systems and expand, train, retain and manage its employee base. The combined company will likely be required to manage an increasing number of relationships with various customers and other parties. The combined company’s management may not be able to manage the company’s growth effectively. If the combined company’s systems, procedures and controls are inadequate to support its operations, its expansion could be halted and it could lose opportunities to gain significant market share. Any inability to manage growth effectively may harm the combined company’s business.

The combined company’s operations could be disrupted if its information systems fail, causing increased expenses and loss of sales.

      The businesses of our company and Alliance depend on the efficient and uninterrupted operation of their respective computer and communications software and hardware systems, including their replenishment and order regulation systems, and other information technology. If the combined company’s systems were to fail for any reason or if it were to experience any unscheduled down times, even for only a short period, its operations and financial results could be adversely affected. We and Alliance have in the past experienced performance problems and unscheduled down times, and these problems could recur. The combined company’s systems could be damaged or interrupted by fire, flood, hurricanes, power loss, telecommunications failure, break-ins or similar events. We have, and the combined company is expected to have, formal disaster recovery plans in place. However, these plans may not be entirely successful in preventing delays or other complications that could arise from information systems failure, and, if they are not successful, the combined company’s business interruption insurance may not adequately compensate it for losses that may occur.

A portion of our business depends on current sales rebate programs, and our results of operation could be adversely affected if these programs were discontinued or materially modified.

      The process of collecting rebates and other incentive payments offered by magazine publishers is an integral part of our business. Magazine publishers are not under long-term contractual obligations to continue these incentive programs. Moreover, some retailers purchase magazines at discounted prices instead of receiving rebate payments. If the current industry rebate practice were to significantly diminish in popularity, either as a result of decisions by publishers or retailers, we would experience a significant reduction in our operating profits.

Under our advance pay program, we acquire the rights of our customers to receive incentive payments from publishers and we could be materially harmed if the publishers were unable to make the payments to us.

      The amounts payable to us as a result of our right to receive incentive payments varies significantly during our fiscal quarter. In some cases, we assume the risk otherwise borne by our customers that publishers will refuse or be unable to pay incentive payments. Moreover, it is possible that acquisition of these rights could be re-characterized as a financial transaction rather than as a true sale, in which case we may be treated as a creditor of our customer in any bankruptcy proceeding involving the customer. Consequently, we bear a risk in the case of any bankruptcy proceeding involving any of our customers that we would not receive a substantial portion of the payments due us or that we may be required to disgorge some amounts previously received under our advance pay program. We maintain a reserve for such contingencies, but these reserves may be inadequate. If our reserve is inadequate, we could experience a material reduction in our operating profits.

Source Interlink and Alliance depend on the Internet to deliver some of their services, and the use of the Internet may expose the combined company to increased risks.

      Many of our and Alliance’s operations and services, including replenishment and order regulation systems, PIN, ICN, customer direct fulfillment and other information technology, involve the transmission of information over the Internet. The businesses of the combined company therefore will be subject to any factors that adversely affect Internet usage including the reliability of Internet service providers, which from time to time have operational problems and experience service outages.

      In addition, one of the requirements of the continued growth of the combined company’s business over the Internet is the secure transmission of confidential information over public networks. Failure to prevent security breaches of the combined company’s or its customers’ networks or well-publicized security breaches affecting the Internet in general could significantly harm the growth and revenue of the combined company. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the algorithms the combined company uses to protect content and transactions or its customers’ proprietary information in its databases. Anyone who is able to circumvent the combined company’s security measures could misappropriate proprietary and confidential information or could cause interruptions in its operations. The combined company may be required to expend significant capital and other resources to protect against such security breaches or to address problems caused by security breaches.

Following the merger, the combined company bylaws will require supermajority approval of its board before it can take certain actions. This requirement may restrict strategic transactions involving the combined company.

      Upon the consummation of the merger, the combined company’s bylaws will be amended to provide that the affirmative vote of at least 75% of its entire board will be required to (i) approve or recommend a reorganization or merger of the combined company in a transaction that will result in its shareholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity, (ii) a sale of all or substantially all of the combined company’s assets which would result in its shareholders immediately prior to such transaction not holding, as a result of such sale, at least 50% of the voting power of the purchasing entity, or (iii) a change in the combined company bylaws. This requirement may prevent the combined company from making changes and taking other actions that are subject to this supermajority approval requirement. This requirement may limit the ability of the combined company to pursue strategies or enter into strategic transactions for which the supermajority approval of the board cannot be obtained.

We have limitations on changes of control that could reduce your ability to sell our shares at a premium.

      Our articles of incorporation and bylaws currently contain provisions that could reduce the likelihood of a change of control or acquisition of our company, which could limit your ability to sell our shares at a premium or otherwise affect the price of our common stock. In order to consummate the merger, we must either amend our articles of incorporation to effect an increase in our authorized common stock pursuant to proposal two or reincorporate from Missouri into Delaware pursuant to proposal three. In either case, the combined company’s charter documents will also contain provisions which could have similar anti-takeover effects. These provisions would do the following:

•	permit the combined company’s board to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of that preferred stock;

•	permit the combined company’s board to issue up to 100,000,000 shares of common stock;

•	require that a change of control of the combined company be approved by a supermajority of at least 75% of the members of the board;

•	provide for a classified board of directors;

•	provide that, for as long as AEC Associates (together with its members and affiliates acting as a group) owns an aggregate of 10% of the combined company’s common stock, AEC Associates will have the right to designate an individual (or individuals) of its choice for election by the board for any seat that is last occupied or vacated by a director designated by Alliance or AEC Associates, except if such designation would result in the directors designated by AEC Associates having a disproportionate board representation to AEC Associates’ (together with its members and affiliates acting as a group) ownership of the combined company’s common stock;

•	permit the combined company’s board to increase its own size and fill the resulting vacancies;

•	limit the persons who may call special meetings of shareholders; and

•	establish advance notice requirements for nominations for election to the combined company’s board or for proposing matters that can be acted on by shareholders at shareholders meetings.

Our common stock price has been volatile, which could result in substantial losses for shareholders.

      Our common stock is currently traded, and after the merger is expected to continue to be, on the Nasdaq National Market. Our average daily trading volume for the three month period ending October 31, 2004 was approximately 129,499 shares. In the future, we may experience more limited daily trading volume. The trading price of our common stock has been and may continue to be volatile. The closing sale prices of our common stock, as reported by the Nasdaq National Market, have ranged from a high of $14.35 to a low of $8.30 for the 52-week period ending October 31, 2004. Broad market and industry fluctuations may significantly affect the trading price of our common stock, regardless of our actual operating performance. The trading price of our common stock could be affected by a number of factors, including, but not limited to, announcements of new services, additions or departures of key personnel, quarterly fluctuations in our financial results, changes in analysts’ estimates of our financial performance, general conditions in our industry and conditions in the financial markets and a variety of other risk factors, including the ones described elsewhere in this proxy statement/ prospectus. Periods of volatility in the market price of a company’s securities sometimes result in securities class action litigation. If this were to happen to the combined company, such litigation would be expensive and would divert management’s attention. In addition, if the combined company needed to raise equity funds under adverse conditions, it would be difficult to sell a significant amount of our stock without causing a significant decline in the trading price of our stock.

If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

      Although we evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and are in the process of reviewing and establishing internal control over financial reporting in order to comply with SEC rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002, we may not be able to prevent all instances of accounting errors or fraud in the future. Controls and procedures do not provide absolute assurance that all deficiencies in design or operation of these control systems, or all instances of errors or fraud, will be prevented or detected. These control systems are designed to provide reasonable assurance of achieving the goals of these systems in light of legal requirements, company resources and the nature of our business operations. These control systems remain subject to risks of human error and the risk that controls can be circumvented for wrongful purposes by one or more individuals in management or non-management positions. The combined company’s business could be seriously harmed by any material failure of these control systems.

Alliance’s business depends in part on the current advertising allowances, volume discounts and other sales incentive programs, and its results of operation could be adversely affected if these programs were discontinued or materially modified.

      Under terms of purchase prevailing in its industry, the profitability of Alliance’s operations are enhanced by advertising allowances, volume discounts and other sales incentive programs offered by record labels and movie studios. Such content providers are not under long-term contractual obligations to continue these programs, and in 2003 one major record label eliminated advertising allowances and volume discounts on a limited number of stock keeping units. If record labels or movie studios, or both, decide to discontinue these programs, Alliance would experience a significant reduction in operating profits.

SOURCE INTERLINK SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following selected consolidated financial data are only a summary and should be read in conjunction with our financial statements and related notes thereto included in our annual reports and other financial information included in our filings with the SEC. See “Where You Can Find More Information” on page 174. The consolidated statement of operations data for the years ended January  31, 2004, 2003 and 2002 and the balance sheet data as of January 31, 2004 and 2003, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from financial statements audited by BDO Seidman, LLP, an independent registered public accounting firm, which are incorporated by reference into this proxy statement/ prospectus. The consolidated statements of operations data for the years ended January 31, 2001 and 2000 and the balance sheet data as of January 31, 2002, 2001 and 2000, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from audited financial statements that are not incorporated by reference into this proxy statement/ prospectus. The selected consolidated financial data for the nine month periods ended October 31, 2004 and 2003 and the balance sheet data as of October 31, 2004 have been derived from our unaudited historical interim consolidated financial statements, which are incorporated by reference into this proxy statement/ prospectus, and include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments, which we consider necessary to present fairly the results of operations and financial positions of such periods. Historical operating results are not necessarily indicative of the results that may be expected for any future period.

						Nine Months Ended
	Year Ended January 31,					October 31,

	2000	2001	2002	2003	2004	2003	2004

	(In thousands, except per share data)					(Unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues	$82,279	$92,423	$238,923	$290,894	$333,134	$258,687	$273,175
Cost of revenues	48,806	53,792	176,357	216,483	244,755	189,986	199,822

Gross profit	33,473	38,631	62,566	74,411	88,379	68,701	73,353
Selling, general and administrative expenses	12,162	23,279	38,978	46,564	52,642	39,763	40,874
Fulfillment freight	—	—	7,931	14,721	16,381	12,995	15,244
Relocation expenses(1)	—	—	—	1,926	1,730	1,730	1,552
Amortization of goodwill	2,718	2,994	5,424	—	—
Goodwill impairment charge(2)	—	—	78,126	—	—

Operating income (loss)	18,593	12,358	(67,893)	11,200	17,626	14,213	15,683
Other income (expense)
Interest expense, net	(919)	(2,312)	(3,338)	(3,765)	(3,647)	(3,550)	(2,673)
Other	(152)	36	(2,339)	514	(316)	168	207

Total other income (expense)	(1,071)	(2,276)	(5,677)	(3,251)	(3,963)	(3,382)	(2,466)

Income before income taxes	17,522	10,082	(73,570)	7,949	13,663	10,831	13,217
Income tax expense	7,499	3.965	(705)	611	3,615	3,115	4,204

Net income (loss)	$10,023	$6,117	$(72,865)	$7,338	$10,048	$7,716	$9,013

Earnings (loss) per share — basic	$0.65	$0.35	$(4.07)	$0.40	$0.54	$.42	$.40
Earnings (loss) per share — diluted	$0.60	$0.33	$(4.07)	$0.40	$0.51	$.40	$.37
Weighted average of shares outstanding in computing:
Basic net income per share	15,332	17,591	17,915	18,229	18,476	18,378	22,727
Diluted net income per share	16,815	18,348	17,915	18,478	19,866	19,487	24,606

	At January 31,
						October 31,
	2000	2001	2002	2003	2004	2004,

						(Unaudited)
	(In thousands)
CONSOLIDATED BALANCE SHEET DATA:
Cash	$1,738	$1,085	$2,943	$5,570	$4,963	$1,584
Working capital(3)	59,162	60,277	(9,424)	(3,519)	19,418	51,827
Total assets	158,289	158,448	164,430	157,239	164,101	200,385
Current maturities of debt	174	116	42,097	29,215	4,059	2,491
Debt, less current maturities	32,215	31,780	15,578	17,026	31,541	31,570
Total liabilities	53,169	48,658	120,887	106,320	97,027	76,727
Total equity	105,120	109,790	43,543	50,919	67,074	123,658

(1)	Relocation costs in fiscal 2004 relate to the consolidation of our prior offices from St. Louis, Missouri, High Point, North Carolina and San Diego, California to our new offices in Bonita Springs, Florida. Relocation costs in fiscal 2005 relate to the acceleration of our relocation process from the distribution fulfillment center in Milan, Ohio to Harrisburgh, Pennsylvania as a result of our expansion into the mainstream retail market.

(2)	Charge related to the impairment of the goodwill attributed to our Magazine Distribution and Wood Manufacturing businesses.

(3)	Includes current maturities of debt.

ALLIANCE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following selected financial data of Alliance contains the consolidated positions of Alliance, including the operations of the DFSG and the DMISG. The following selected financial data are only a summary and should be read in conjunction with Alliance’s financial statements and related notes thereto and with “Alliance Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/ prospectus. The consolidated statement of operations data for the years ended December 31, 2003, 2002 and 2001 and the balance sheet data as of December 31, 2003 and 2002, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from financial statements audited by PricewaterhouseCoopers LLP, independent public accountants, which are included elsewhere in this proxy statement/ prospectus. The consolidated statements of operations data for the years ended December 31, 2000 and 1999 and the balance sheet data as of December 31, 2001, 2000 and 1999, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from audited financial statements that are not included in this proxy statement/ prospectus. The selected consolidated financial data for the nine-month periods ended September 30, 2004 and 2003 and the balance sheet data as of September 30, 2004 have been derived from the unaudited historical interim consolidated financial statements of Alliance (including the operations of the DFSG and the DMISG), which are included elsewhere in this proxy statement/ prospectus, and include, in the opinion of Alliance’s management, all adjustments, consisting of normal recurring adjustments, which Alliance considers necessary to present fairly the results of operations and financial positions of such periods. Historical operating results are not necessarily indicative of the results that may be expected for any future period.

						Nine Months Ended
	Year Ended December 31,					September 30,

	1999	2000	2001	2002	2003	2003	2004

	(In thousands, except per share data)					(Unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales	$377,387	$469,717	$599,179	$807,773	$869,890	$551,576	$646,342
Cost of goods sold	321,769	407,117	518,505	703,788	759,508	477,845	552,304

Gross profit	55,618	62,600	80,674	103,985	110,382	73,731	94,038
Selling, general and administrative expenses	50,787	87,825	87,547	99,282	104,532	74,211	84,423
Severance expense	—	—	—	—	1,108	—	—
Amortization of intangible assets	3,300	7,702	2,622	—	—	—	—
Asset impairment charge	—	108,857	3,115	—	—	—	—
Cost of failed acquisition opportunity	1,016	—	600	—	—	—	—

Operating income (loss)	515	(141,784)	(13,210)	4,703	4,742	(480)	9,615
Interest expense, net	4,886	5,718	5,096	3,602	2,468	1,806	1,160
Other (income) expense	5	3,416	2,396	(416)	—	—	—

Income (loss) before provision for income taxes	(4,376)	(150,918)	(20,702)	1,517	2,274	(2,286)	8,455
Provision for income taxes	—	—	—	704	1,026	—	3,424

Net income (loss)	$(4,376)	$(150,918)	$(20,702)	$813	$1,248	$(2,286)	$5,031

Loss applicable to common stockholders
Net income (loss)	$(4,376)	$(150,918)	$(20,702)	$813	$1,248	$(2,286)	$5,031
Dividends on preferred stock	(1,863)	(7,477)	(9,480)	(10,477)	(10,608)	(7,894)	(8,058)

Loss applicable to common stockholders	$(6,239)	$(158,395)	$(30,182)	$(9,664)	$(9,360)	$(10,180)	$(3,027)

Earnings (loss) per share — basic	$(0.19)	$(2.26)	$(0.42)	$(0.13)	$(0.13)	$(0.14)	$(0.04)
Earnings (loss) per share — diluted	$(0.19)	$(2.26)	$(0.42)	$(0.13)	$(0.13)	$(0.14)	$(0.04)

						Nine Months Ended
	Year Ended December 31,					September 30,

	1999	2000	2001	2002	2003	2003	2004

	(In thousands, except per share data)					(Unaudited)
Weighted average of shares outstanding in computing:
Basic net income per share	32,778	70,125	71,739	71,739	71,739	71,739	71,740
Diluted net income per share	32,778	70,125	71,739	71,739	71,739	71,739	71,740

	At December 31,
						September 30,
	1999	2000	2001	2002	2003	2004,

						(Unaudited)
	(In thousands)
CONSOLIDATED BALANCE SHEET DATA:
Cash	$48,265	$10,381	$3,262	$7,015	$9,520	$2,785
Working capital(1)	47,626	(3,249)	(7,782)	(3,438)	(997)	1,133
Total assets	390,862	276,172	305,879	340,494	368,744	316,545
Current maturities of debt	1,543	1,521	1,322	801	2,029	9,152
Debt, less current maturities	5,638	4,011	3,199	8,190	11,958	3,521
Total liabilities, including redeemable preferred stock	235,363	278,437	338,326	382,605	420,215	371,033
Total stockholders’ equity (deficit)	155,499	(2,265)	(32,447)	(42,111)	(51,471)	(54,488)

(1)	Includes current maturities of debt.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined financial information with respect to Source Interlink is based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma financial statements:

•	The unaudited pro forma condensed combined balance sheet as of October 31, 2004, assuming the business combination between Source Interlink and Alliance occurred on October 31, 2004; and

•	The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2004, assuming the business combination between Source Interlink and Alliance occurred as of February 1, 2003; and

•	The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2004, assuming the business combination between Source Interlink and Alliance occurred as of February 1, 2003.

      The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that we believe are reasonable and does not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

      The unaudited pro forma condensed combined statements of operations do not include adjustments to eliminate operations of Alliance that were phased out prior to the acquisition of Alliance by Source Interlink. These operations did not meet the criteria for discontinued operations treatment under FASB 144, and therefore are included in the pro forma statement of operations. For the year ended January 31, 2004, the following amounts are included in the Alliance historical financial statements related to these operations: (1) revenues of $7.5 million; (2) cost of revenues of $14.2 million; (3) selling, general and administrative expenses of $7.4 million; and (4) interest charges of $0.9 million. For the nine month period ended October 31, 2004, the following amounts are included in the Alliance historical financial statements related to these operations: (1) revenues of $1.2 million; (2) cost of revenues of $1.1 million; (3) selling, general and administrative expenses of $1.2 million; and (4) interest charges of $0.4 million.

      The merger and related transactions will be treated as a purchase business combination for accounting purposes, and Alliance’s assets acquired and liabilities assumed will be recorded at their fair value. For the purposes of this unaudited condensed pro forma consolidated financial data, we have assumed that our common stock price is $11.31 per share (based on an average of closing prices for our common stock from November 12, 2004 through November 26, 2004, which is the five trading days before and after the day the transaction was announced) and that approximately 50.4 million shares of our common stock are outstanding at the date of completion of the merger.

      The unaudited pro forma condensed combined financial information should be read in conjunction with our consolidated financial statements and unaudited condensed consolidated financial statements and related notes, included herein by reference, and the information set forth in “Source Interlink’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

		Nine Months
	Year Ended	Ended
	January 31,	October 31,
	2004	2004

	(In thousands, except per
	share amounts)
	(Unaudited)
Statement of Operations Data:
Revenues	$1,190,668	$906,438
Cost of revenues	969,809	723,500
Gross profit	220,859	182,938
Selling, general and administrative expenses	149,562	120,648
Fulfillment freight	43,580	36,559
Relocation expenses(1)	1,730	1,552
Operating income (loss)	25,987	24,179
Other income (expense)
Write off deferred financing costs and original issue discount	—	(1,494)
Interest expense, net	(4,864)	(1,074)
Other	(316)	207
Total other income (expense)	(5,180)	(2,361)
Income tax expense	6,540	7,685
Net income	14,267	14,133
Earnings (loss) per share — basic	$0.32	$0.29
Earnings (loss) per share — diluted	$0.31	$0.27
Weighted average of shares outstanding in computing:
Basic net income per share	45,271	49,522
Diluted net income per share	46,751	51,767

As of
October 31,
2004

(Unaudited)
Balance Sheet Data:
Cash	$4,311
Total Assets	770,070
Current maturities of debt	40,218
Debt, less current maturities	38,892
Total Liabilities	334,075
Total Equity	435,995

(1)	Relocation costs in fiscal 2004 relate to the consolidation of our prior offices from St. Louis, Missouri, High Point, North Carolina and San Diego, California to our new offices in Bonita Springs, Florida. Relocation costs in fiscal 2005 relate to the acceleration of our relocation process from the distribution fulfillment center in Milan, Ohio to Harrisburgh, Pennsylvania as a result of our expansion into the mainstream retail market.

COMPARATIVE PER SHARE DATA

      The following tables present unaudited comparative historical per share data of Source Interlink and Alliance, excluding the DMISG, and unaudited combined pro forma per share data after giving effect to the merger as a purchase by us of Alliance, excluding the DMISG, assuming the merger had been consummated at the beginning of the periods presented below. The following data assumes the issuance of approximately 26.8 million shares of our common stock (based on an assumed market price of $11.31 per share of our common stock) in exchange for all shares of Alliance common stock outstanding at the effective time of the merger and assumes the assumption of Alliance options and warrants based upon the same exchange ratio. The actual number of shares of our common stock to be exchanges for all of the outstanding Alliance capital stock will be determined at the effective time of the merger as set forth in the section “The Merger Agreement” beginning on page 55. This data has been derived from, and should be read in conjunction with, the selected historical financial data, selected unaudited pro forma combined condensed financial data, unaudited pro forma combined condensed financial statements and notes thereto and consolidated financial statements of Source Interlink and Alliance, excluding the DMISG, and notes thereto, each appearing elsewhere in this proxy statement/ prospectus. The unaudited pro forma per share data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

	Year Ended as	Nine Months Ended
	of January 31,	as of October 31,
	2004	2004

Source Interlink historical:
Basic earnings per share	$0.54	$0.40
Diluted earnings per share	$0.51	$0.37
Book value per share(1)	$3.53	$5.23

	Year Ended as	Nine Months Ended
	of December 31,	as of September 30,
	2003	2004

Alliance historical:
Basic loss per share	$(0.13)	$(0.04)
Diluted loss per share	$(0.13)	$(0.04)
Book value per share(1)	$(0.72)	$(0.76)

	Year Ended as	Nine Months Ended
	of December 31,	as of September 30,
	2003	2004

Alliance pro forma (3):
Basic earnings per share	$0.01	$0.05
Diluted earnings per share	$0.01	$0.05
Book value per share(1)	$0.63	$0.67

	Year Ended as	Nine Months Ended
	of January 31,	as of October 31,
	2004	2004

Pro forma combined:
Basic earnings per share(2)	$0.32	$0.29
Diluted earnings per share(2)	$0.31	$0.27
Book value per share(1)	$—	$8.64
Equivalent pro forma basic earnings per share	$0.10	$0.09
Equivalent pro forma earnings per share	$0.10	$0.08
Equivalent pro forma book value per share(1)	$—	$2.28

(1)	Computed by dividing total shareholders’ equity by the number of shares of capital stock outstanding at the end of the period on a historical and pro forma combined basis, as applicable.

(2)	Basic pro forma earnings per share is calculated based on the exchange of 101.5 million shares of Alliance common stock outstanding on a weighted average basis during the twelve-month period ended January 31, 2004 and during the nine-month period ended October 31, 2004, respectively, for shares of our common stock assuming an exchange ratio of 0.264 shares of our common stock per share of Alliance common stock, and the conversion of all Alliance preferred stock into Alliance common stock immediately prior to the merger.

(3)	Alliance pro forma per share information calculated assuming the conversion of the Series A1, Series A2, and Series B preferred stock to common stock. The calculation assumes the Series A1, Series A2, and Series B preferred stock converted into 25.4 million shares of common stock for the year ended December 31, 2003 and 27.2 million shares of common stock for the nine months ended September 30, 2004, and that these shares were outstanding at the beginning of the respective periods.

MARKET PRICE AND DIVIDEND INFORMATION

Source Interlink Common Stock

      Our common stock is traded on The Nasdaq National Market under the symbol “SORC”.

      The following table sets forth, for the fiscal quarters indicated, based on published financial sources, the high and low bid prices per share of our common stock as reported on the Nasdaq National Market:

Source Interlink Common Stock

	High	Low

Year Ending January 31, 2005
Fourth Quarter(through December 15, 2004)	$13.58	$9.94
Third Quarter	10.73	8.39
Second Quarter	11.39	8.89
First Quarter	13.58	10.31
Year Ended January 31, 2004
Fourth Quarter	$14.30	$8.10
Third Quarter	9.82	7.70
Second Quarter	8.59	5.50
First Quarter	5.51	4.33
Year Ended January 31, 2003
Fourth Quarter	$5.93	$3.76
Third Quarter	6.41	4.26
Second Quarter	5.75	3.82
First Quarter	5.79	4.07

Alliance Capital Stock

      There is no established trading market for Alliance capital stock.

Recent Closing Prices

      The following table sets forth the per share closing price of our common stock as reported on the Nasdaq National Market on November 17, 2004, the last full trading day prior to the announcement of the signing of the merger agreement, and                     , 2005, the most recent practicable date prior to the mailing of this proxy statement/prospectus to our shareholders. Also set forth is the implied equivalent value of one share of Alliance common stock on each such date assuming an exchange ratio of 0.264 shares of our common stock for each share of Alliance common stock and the conversion of all Alliance preferred stock into Alliance common stock. The exchange ratio will change depending on the number of outstanding shares of Alliance and Source Interlink as of the effective time so as to result in the equityholders of Source Interlink and Alliance immediately prior to the merger each owning 50% of the fully diluted capitalization of Source Interlink immediately after the merger.

	Source Interlink	Equivalent Alliance
Date	Common Stock	Price per Share

November 17, 2004	$10.84	$2.86
, 2005	$	$

      The above table shows only historical comparisons. These comparisons may not provide meaningful information to our shareholders in determining whether to approve the proposals relating to the merger. Our shareholders are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this proxy statement/prospectus in considering whether to approve the proposals contained in this proxy statement/prospectus.

Shareholders

      As of December 15, 2004, there were approximately 97 holders of record of our common stock and 73 holders of record of Alliance common stock.

Dividends

      Alliance distributed shares in Spinco to its existing stockholders on December      , 2004. Subject to the foregoing, neither we nor Alliance has ever declared or paid dividends on its common stock.

      Our board presently intends to retain all of our earnings, if any, for the development of our business for the foreseeable future. The declaration and payment of cash dividends in the future will be at the discretion of the board of the combined company and will depend upon a number of factors, including, among others, any restrictions contained in our credit facilities and our future earnings, operations, capital requirements and general financial condition and such other factors that the board may deem relevant. Currently, our credit facilities prohibit the payment of cash dividends or other distributions on our capital stock or payments in connection with the purchase, redemption, retirement or acquisition of our capital stock.

THE SOURCE INTERLINK SPECIAL MEETING

      We are sending you this document to provide you with important information in connection with the solicitation of proxies by our board for use at the special meeting of our shareholders and at any adjournment or postponement of the special meeting. This proxy statement/prospectus is being mailed to our shareholders on                     , 2005.

Date, Time and Place of the Source Interlink Special Meeting

      The date, time and place of the special meeting of our shareholders are as follows:

                    , 2005,

at 10:00 a.m. Eastern Time
at the following location:

Source Interlink Companies, Inc.

27500 Riverview Center Boulevard, Suite 400
Bonita Springs, Florida 34134

Purpose of the Special Meeting

      At the special meeting, our shareholders will be asked to consider and vote upon the following:

1. A proposal to approve the issuance of our common stock to Alliance stockholders in connection with the merger of Alliance with and into Alligator Acquisition, LLC, our wholly owned subsidiary, pursuant to an Agreement and Plan of Merger dated as of November 18, 2004, by and among Source Interlink, Alligator Acquisition, LLC and Alliance;

2. A proposal to amend our articles of incorporation to effect an increase in the number of authorized shares of our common stock from 40,000,000 to 100,000,000;

3. A proposal to effect our reincorporation from a Missouri corporation to a Delaware corporation;

4. A proposal to grant discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

5. Any other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

Record Date

      Our board has fixed the close of business on                     , 2005 as the record date for determining our shareholders entitled to vote at the special meeting. Only holders of record of our common stock as of the close of business on that date are entitled to vote at the special meeting. As of the record date, there were                      shares of our common stock issued and outstanding, constituting all of our outstanding voting stock. Each share of our common stock issued and outstanding as of the record date entitles its holder to cast one vote at the special meeting.

Quorum

      To conduct business at the special meeting, a quorum must be present. The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting constitute a quorum. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required

      The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve proposal one (relating to the issuance of our common stock in connection with the merger).

      The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock is required to approve proposal two (relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock).

      The affirmative vote of the holders of two-thirds of the issued and outstanding shares of our common stock is required to approve proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation).

      The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve proposal four (relating to the grant of discretionary authority to our board to adjourn or postpone the special meeting).

      The consummation of the merger is contingent upon approval of (i) proposal one and (ii) either proposal two or proposal three. If our shareholders do not approve either proposal two or proposal three, then proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but proposal three will be effected if approved by our shareholders regardless of whether proposal one or proposal two is approved.

Voting of Shares

      General. Shares may be voted at the special meeting by submitting a proxy in the manner described below or voting in person at the special meeting. To vote by proxy you must either (i) complete and mail to our company the enclosed proxy card in the enclosed envelope, (ii) use the telephone number on the proxy card to submit your proxy card telephonically or (iii) visit the website designated on the proxy card to submit your proxy on the Internet. Shares represented by a properly signed and dated proxy will be voted at the special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR each of the proposals. The proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

      Abstentions. The shares represented by a properly executed proxy marked ABSTAIN as to a particular proposal will not be voted with respect to that proposal at the special meeting. If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote AGAINST each of proposal one (relating to the issuance of our common stock in connection with the merger), proposal two (relating to the amendment of our articles of incorporation to effect an increase in the number of authorized shares of our common stock), proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation) and proposal four (relating to the grant of discretionary authority to our board to adjourn or postpone the special meeting). Approvals by our shareholders of (i) proposal one and (ii) either proposal two or proposal three are necessary to consummate the merger.

      Broker Non-Votes. If your shares of our common stock are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of our common stock without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of our common stock is required to pass proposal two (relating to the amendment of our articles of incorporation to increase the number of authorized shares of our common stock) and an affirmative vote of two-thirds of the outstanding shares of our common stock is required to pass proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation), if you do not instruct your broker how to vote, it will have the effect of a vote AGAINST proposals two and three. Because the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the special meeting is required to pass each of proposal one (relating to the issuance of our common stock in connection with the merger) and proposal four (relating to the grant of discretionary authority to our board to adjourn or postpone the special meeting), if you do not instruct your broker how to vote, it will have no effect on the votes related to proposals one and four.

      Voting Shares in Person that Are Held through Brokers. If your shares are held by your broker or another nominee and you wish to vote those shares in person at the special meeting, you must obtain from the nominee holding your shares of our common stock a properly executed legal proxy identifying you as a Source Interlink shareholder, authorizing you to act on behalf of the nominee at the special meeting and identifying the number of shares with respect to which the authorization is granted.

How to Revoke a Proxy

      Shareholders who hold shares in their own name can change their vote at any time before their proxy is voted at our special meeting. You can do this by using any of the following methods:

•	timely delivery by mail, telephone or the Internet of a valid, subsequently-dated proxy;

•	delivery to our secretary before or at the special meeting of written notice revoking your proxy or of your intention to vote by ballot at the special meeting; or

•	submitting a vote by ballot at the special meeting.

      If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Voting Agreements

      As of December 15, 2004, our directors and executive officers holding as a group approximately 5.8% of the outstanding shares of our common stock entitled to vote on the merger agreement have agreed to vote all of their shares of Source Interlink common stock in favor of the proposals presented in this proxy statement/ prospectus and have executed and delivered to Alliance irrevocable proxies to vote their shares in favor of the merger proposals. For more information, see “Agreements Related to the Merger and Other Transactions — Source Interlink Voting Agreements” on page 73.

Solicitation of Proxies and Expenses Associated Therewith

      We will pay our own costs of soliciting proxies, including the costs of any proxy solicitor we may elect to employ, and will share equally with Alliance the expenses incurred in connection with the filing and printing of this proxy statement/prospectus. We will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of our common stock held in their names. We expect to engage Mellon Investors Services, Inc. in connection with the special meeting and will pay a fee of approximately $10,000 plus reasonable expenses for these services. Certain of our directors, officers and employees may also solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person.

Shareholder Proposals

      Our bylaws limit the business that may be transacted at a special meeting of shareholders to matters relating to the purposes of the meeting stated in the notice of the meeting. Accordingly, shareholders may not submit other proposals for consideration at the special meeting.

      Proposals of shareholders submitted pursuant to Rule 14a-8 under the Exchange Act to be presented at the 2005 annual meeting of shareholders must have been received by us at our principal executive offices no later than January 14, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

Recommendation of the Source Interlink Board of Directors

      After careful consideration, our board, by a unanimous vote of those directors present at a special meeting of the board held to consider the merger, has approved the merger and the other transactions contemplated by the merger agreement. Our board has determined the merger is consistent with, and in furtherance of, our long-term business strategy and that the merger is fair to, advisable and in the best interests of our company and our shareholders and recommends that our shareholders vote FOR each of proposal one (relating to the issuance of our common stock in the merger), proposal two (relating to the amendment to our articles of incorporation to effect an increase in the number of authorized shares of our common stock), proposal three (relating to our reincorporation from a Missouri corporation to a Delaware corporation) and proposal four (relating to adjournment of the special meeting). For more information on these recommendations, see “The Merger — Reasons of our Board of Directors for the Merger” beginning on page 38.

THE MERGER

      The following is a description of the material aspects of the proposed merger. The following discussion is a summary only and may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement/prospectus, including the merger agreement included as Annex A to this proxy statement/prospectus, for a more complete understanding of the merger.

General

      Each of Source Interlink’s and Alliance’s board of directors has approved the merger agreement. At the effective time of the merger, Alliance will merge with and into Alligator Acquisition, LLC, our wholly owned subsidiary.

      In the merger, each share of Alliance common stock will be automatically converted into the right to receive that number of shares of our common stock based on the Exchange Ratio. The “Exchange Ratio” will be the quotient obtained by dividing (a) the aggregate number of shares of our common stock issued and outstanding (including shares issuable upon the exercise of all unexpired and unexercised options, warrants or other rights to acquire our capital stock) immediately prior to the effective time of the merger by (b) the aggregate number of shares of Alliance common stock issued and outstanding (including shares issuable upon the exercise of all unexpired and unexercised options, warrants or other rights to acquire Alliance capital stock) immediately prior to the effective time of the merger.

      We will not issue fractional shares of our common stock in the merger. Instead, each Alliance stockholder otherwise entitled to a fractional share will receive cash, without interest, in lieu of a fraction of a share of our common stock. As of the effective time of the merger, we will deposit such amount with the exchange agent and will cause the exchange agent to forward payments to the owners of fractional interests.

      At the effective time of the merger, each outstanding Alliance stock option, warrant and other right to acquire Alliance capital stock will cease to represent a right to acquire shares of Alliance capital stock and will be converted into an option, warrant or other right to acquire a number of shares of our common stock equal to the number of shares of Alliance capital stock subject to such option, warrant or other right multiplied by the Exchange Ratio, at a per share exercise price equal to the existing per share exercise price of such option, warrant or other right divided by the Exchange Ratio.

Background of the Merger

      On a regular basis, both we and Alliance evaluate different strategies for improving our respective competitive positions and enhancing shareholder value, including opportunities for mergers with other companies, acquisitions of other companies, and marketing and development alliances. In particular, we have for some time pursued a multi-faceted growth strategy that has included strategic alliances with, or acquisitions of, businesses engaged in the fulfillment of products other than magazines for the purpose of complementing our existing fulfillment business.

      On or about April 28, 2004, S. Leslie Flegel, our chairman and chief executive officer, John J. Ledecky, our largest shareholder, and Ariel Emanuel, our advisor and now one of our directors, held a conference call to discuss possible business opportunities for us involving the distribution of video and audio products.

      On June 22, 2004, Mr. Emanuel introduced Messrs. Flegel and Gillis to Erika Paulson, a director of Alliance and a partner with The Yucaipa Companies, LLC, or Yucaipa, which is affiliated with Alliance’s controlling stockholder, AEC Associates, L.L.C. After an informal, general discussion regarding their respective businesses, Ms. Paulson and Messrs. Flegel and Gillis agreed that they should meet again to discuss their mutual interests.

      On July 7, 2004, Mr. Tony Schnug, acting chief executive officer and a director of Alliance and a partner with Yucaipa, joined Ms. Paulson and Messrs. Flegel and Gillis for a dinner during which the possibility of effecting a business combination between Source Interlink and Alliance was discussed. At the conclusion of the meeting, all parties concluded that additional discussions should be held to explore a potential business combination.

      On July 8, 2004, Ms. Paulson and Mr. Schnug visited our world headquarters in Bonita Springs, Florida. During the visit, our executive personnel provided Ms. Paulson and Mr. Schnug with an overview of our business.

      On July 14, 2004, Mr. Flegel presented a summary description of the business of Alliance to the members of our board in conjunction with the annual meeting of the board. At the meeting, the board members discussed the strategic rationale for a merger of the two companies, including the potential benefits and synergies that would result from such a merger and the potential risks of the transaction. The board directed Mr. Flegel to continue to move forward with discussions on behalf of the company.

      On July 16, 2004, we signed a mutual confidentiality agreement with Alliance and Alliance presented us with a preliminary information request.

      On July 21, 2004, Mr. Flegel, together with Jason S. Flegel, our executive vice president, Marc Fierman, our chief financial officer, Douglas J. Bates, our general counsel, and George Nobbe, our senior vice president, visited Alliance’s principal executive offices in Coral Springs, Florida. During that visit, representatives of Alliance provided representatives of our company with an overview of the business of Alliance. Messrs. Flegel, Fierman and Bates met separately with Ms. Paulson, Mr. Schnug and George Campagna, Alliance’s chief financial officer, to discuss the possible economic terms of the transaction and transaction structures and to develop a schedule for completion of each parties’ due diligence.

      Over the course of the next several weeks, representatives of our company and Alliance exchanged certain business and financial information and continued to discuss the merits of a merger of the two companies.

      On July 27, 2004, Mr. Flegel updated the board with respect to discussions held with Yucaipa and Alliance. Mr. Flegel summarized the contents of the presentation made by Alliance at the prior meeting held at Alliance’s executive offices concerning Alliance’s business and reviewed his observations from the plant tour. Mr. Flegel further reported that we had engaged BDO Seidman to assist in the financial due diligence investigation of Alliance.

      On July 30, 2004, Mr. Flegel held a conference call with our board to discuss the status of negotiations with Yucaipa and Alliance.

      On August 2, 2004, Mr. Flegel and Ms. Paulson met in the morning to discuss the basic economic terms and structure of the transaction and matters related to management.

      On August 2, 2004, our board held a meeting in which Mr. Flegel discussed the negotiations with Yucaipa and Alliance. At this meeting, Mr. Fierman presented various financial analyses regarding Source Interlink and Alliance. Our board then discussed the proposed economic terms of the transaction and transaction structures. Our board instructed Mr. Flegel to continue discussions with Yucaipa and Alliance.

      On August 10, 2004, Source Interlink and Alliance signed a standstill agreement.

      On August 12, 2004, Mr. Bates and Mr. Fierman held a conference call with representatives of Yucaipa and Alliance to discuss the process for drafting the transaction documents and conducting due diligence on each of the companies. We instructed Wilson Sonsini Goodrich & Rosati, Professional Corporation, our mergers and acquisition special counsel, to begin work on a merger agreement and other documentation for the potential merger.

      On August 16, 2004, Jefferies & Company, Inc., or Jefferies, met with representatives of our company to discuss the potential transaction with Alliance.

      During the four-week period beginning August 10, 2004, representatives of our company and Alliance and their financial advisors continued their exchange and review of information concerning the companies, and representatives of our company and Alliance and their legal counsel continued to negotiate and exchange drafts of the various merger documents. The first draft of the merger agreement was distributed on August 18, 2004.

      During the week of August 23, 2004, Wilson Sonsini Goodrich & Rosati prepared and distributed to Munger Tolles & Olson LLP, legal counsel to Alliance, drafts of a merger agreement and related transaction documents.

      From August 23 through August 25, our personnel and our legal counsel and accountants visited Alliance’s offices to conduct due diligence.

      On August 30 and August 31, Alliance personnel and its legal counsel and accountants visited our offices to conduct due diligence.

      On September 1, 2004, Mr. Flegel met with representatives of Jefferies regarding the potential merger and discussed the possibility of retaining Jefferies to represent us in connection with these discussions. Later that day, we retained Jefferies as our financial advisor in connection with a potential merger with Alliance.

      On September 9, 2004, Mr. Flegel met with Ms. Paulson in New York to discuss the economic terms of the transaction, including terms relating to the transaction structure and management matters.

      On September 10, 2004, Mr. Flegel met with Ronald Burkle, the managing partner of Yucaipa, to discuss the strategic rationale for a merger of the two companies, including the potential benefits and synergies that would result from such a merger. Following the meeting, Mr. Flegel updated the board of directors with respect to the discussions held with Alliance and Yucaipa.

      On September 10, 2004, Source Interlink and Alliance signed a letter agreement to extend the standstill agreement.

      On September 17, 2004, Mr. Flegel updated our board with respect to the discussions held with Alliance and Yucaipa including negotiations relating to the economic terms of the transaction and transaction structures.

      On September 18, 2004, Mr. Flegel updated our board with respect to the discussions held with Alliance and Yucaipa.

      During the week of September 20, 2004, Cohen & Grigsby, our legal counsel, and BDO Seidman presented the preliminary results of their due diligence investigations to us. Also, during this week, Wilson Sonsini Goodrich & Rosati and Munger Tolles & Olson continued to exchange drafts of the merger agreement and related transaction documents.

      On September 20, 2004, our board held a special meeting. Mr. Flegel updated the board on the status of discussions with Alliance, including the proposed structure and terms of the merger. The board discussed various issues arising in connection with the negotiations, including the possibility of not pursuing the merger. Mr. Bates reviewed with the directors their fiduciary duties relating to these issues.

      On September 22, 2004, Mr. Flegel held a conference call with Mr. Burkle to inform him of the decision by our board to cease discussions with Alliance concerning the potential merger.

      For a several week period beginning on September 22, 2004, representatives of our company and Alliance engaged in informal discussions regarding a business relationship.

      On October 19, 2004, Mr. Flegel and Mr. Burkle met to discuss issues relating to transaction structure and to consider resuming merger discussions. Following this meeting, our board held a special meeting. Mr. Flegel updated the board on the status of discussions with Alliance, including the proposed structure of the merger. The board authorized and directed Mr. Flegel to resume formal merger discussions with Alliance.

      From October 19, 2004 through November 17, 2004, our company and Alliance, with respective counsel, continued to negotiate the terms of the merger and the merger documents.

      During the week of October 25, 2004, representatives of Source Interlink and representatives of Wilson Sonsini Goodrich & Rosati traveled to Los Angeles to meet with representatives of Alliance and Munger

Tolles & Olson. The parties held meetings for several days at which the parties negotiated the terms of the proposed transaction. Following these discussions, Wilson Sonsini Goodrich & Rosati and Munger Tolles & Olson continued to exchange drafts of the merger agreement and related transaction documents.

      On October 28, 2004, Mr. Flegel updated our board with respect to the discussions held with Alliance and Yucaipa.

      On November 9, 2004, the independent members of our board held a meeting to discuss the proposed transaction with Alliance.

      On November 17, 2004, our board held a special meeting to consider the proposed merger with Alliance. At this meeting, Mr. Flegel summarized the strategic rationale for and the terms of the proposed merger. Representatives of Wilson Sonsini Goodrich & Rosati reviewed with the directors their fiduciary duties and reported to the board on the material terms and conditions of the merger agreement and the related transaction documents, including open issues related thereto. Representatives of Cohen & Grigsby and BDO Seidman presented summaries of their respective legal and accounting due diligence review of Alliance. Representatives of Jefferies presented various financial analyses to our board. During the meeting, the board asked various questions and discussed the potential merger.

      On November 17, 2004, Alliance’s board of directors met in Los Angeles and unanimously approved the merger.

      On November 18, 2004, our board held another special meeting to consider the proposed merger with Alliance. At such meeting, our management and legal counsel updated the board with respect to the status of negotiations with Alliance and Yucaipa. Representatives of Jefferies then rendered an oral opinion to our board that, based on and subject to the various considerations and assumptions set forth therein, the exchange ratio was fair to our company from a financial point of view. After deliberating upon the matters raised at the special meetings held on November 17, 2004 and November  18, 2004, our board by a unanimous vote of those directors present, determined that the merger was fair, advisable and in the best interests of our company and our shareholders, and approved the merger, the issuance of shares of our common stock in the merger and related matters.

      During the afternoon of November 18, 2004, Source Interlink, Alliance and the other parties thereto executed the merger agreement and the related transaction documents. Following the close of trading on November 18, 2004, Source Interlink and Alliance jointly issued a press release announcing the merger.

Reasons of Our Board of Directors for the Merger

      At a meeting held on November 18, 2004, our board concluded that the merger is consistent with and in furtherance of the long-term business strategy of our company and is fair to, and in the best interests of, our company and our shareholders. Accordingly, our board determined to recommend that our shareholders approve and adopt the merger agreement and approve the merger and the issuance of the shares of our common stock in the merger. The summary set forth below briefly describes the primary reasons, factors and information taken into account by our board in reaching its conclusion. Our board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

      In reaching its decision to approve the merger agreement and proceed with the business combination with Alliance, our board consulted with our management, legal advisors and financial advisors regarding the strategic, operational and financial aspects of the merger. In the course of reaching its decision to approve the merger agreement, the board considered a variety of factors, including the following material factors:

•	management’s belief that the merger can further our objective of creating the premier provider of information, supply chain management and logistics services to retailers and producers of home entertainment content merchandise and to produce greater shareholder value than would be expected absent the merger;

•	the belief that the combined company can capitalize on our extensive market expertise at the front-end checkout and our strong retail relationships to expand our direct-to-retail distribution and fulfillment services beyond the magazine periodicals business to include Alliance’s home entertainment content products;

•	the belief that Alliance’s in-store merchandising capabilities and comprehensive inventory and category management services should prove invaluable as the companies combine their diverse skill sets;

•	the importance of market position, scale and financial resources of Alliance;

•	the benefits of becoming a larger organization with over 2,700 combined employees, which would provide access to greater financial, development, distribution channel and other resources;

•	the cost savings synergies that may be achieved from procurement, marketing, information technology and administrative and other operating efficiencies;

•	historical information concerning Source Interlink’s and Alliance’s respective businesses, prospects, financial performance and condition, operations, management and competitive position, including the results of operations for each company;

•	current financial market conditions and historical market price, volatility and trading information with respect to our common stock;

•	the consideration to be paid to Alliance’s stockholders pursuant to the merger;

•	a comparison of comparable merger transactions;

•	the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

•	the potential for third parties to enter into strategic relationships with or to acquire us or Alliance;

•	detailed financial analysis and pro forma and other information with respect to the companies presented to the board of directors;

•	the opinion of Jefferies that the exchange ratio was fair, from a financial point of view, to us, and the procedures and methods used by Jefferies to reach that opinion;

•	the impact of the merger on our customers, strategic partners and employees; and

•	reports from our management and legal and financial advisors as to the results of the due diligence investigation of Alliance.

      In its review of the proposed merger, our board considered the potential adverse impact of other factors, including:

•	the risk that the potential benefits and cost synergies sought in the merger might not be fully realized;

•	the risk that, because the exchange ratio provides for no adjustment for changes in the market price of our common stock, the per share value of the consideration to be received by Alliance stockholders on the date of closing might be more than the price immediately before the announcement of the merger due to fluctuations in the market value of our common stock;

•	the risk that the combined company’s financial results will not meet expectations given the current economic climate and the combined companies’ customer base;

•	the limitations imposed on the conduct of our business prior to the consummation of the merger;

•	the risks relating to Alliance’s business and how they would affect the operations of the combined company;

•	the possibility that the merger might not be consummated and the effect of public announcement of the merger on:

•	our ability to attract and retain key management, marketing, technical, administrative and other personnel; and

•	the progress and status of certain projects and customer accounts;

•	the substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

•	the risk that, despite the efforts of the combined company, key management, marketing, technical, administrative and other personnel might not remain employed by the combined company;

•	the challenges of integrating the businesses of Source Interlink and Alliance;

•	the revised composition of the our board of directors following the merger;

•	the fact that the combined company will have a significant shareholder who will be able to exercise significant influence over all matters requiring shareholder approval; and

•	the various other risks and uncertainties described under the section of this proxy statement/prospectus entitled “Risk Factors”.

      Our board did not find it constructive to and did not quantify, rank or otherwise assign relative weights to the factors considered in reaching its decision. Our board considered all of the factors outlined above, both positive and negative, in reaching its decision; however, individual members of our board may have placed different weights on different factors.

      After considering all of the information and factors discussed in this section, our board, by a unanimous vote of those directors present at a special meeting of the board held to consider the merger, approved the merger agreement, the merger and the other transactions contemplated thereby and believes that the terms of the merger are advisable, fair to and in the best interests of our company and our shareholders. Our board recommends that our shareholders vote FOR the proposals relating to approval of the merger agreement and the proposed merger, the issuance of shares of our common stock in the merger and the amendment to our articles of incorporation and the other proposals to be presented to our shareholders at the special meeting.

Reasons of Alliance’s Board of Directors for the Merger

      In reaching its decision to approve the merger agreement and the merger and proceed with the business combination, Alliance’s board of directors consulted with Alliance’s management and legal counsel. Alliance’s board of directors considered many factors in the course of reaching its decision, including, but not limited to, the following:

•	an analysis of the historical information concerning our business, financial condition and competitive position;

•	the expanded channels for sales growth afforded by leveraging our retail relationships (including supermarkets) to increase Alliance’s product offerings in these retail channels;

•	the potential strategic benefits of combining the companies to become a single distribution channel for publishers, media and entertainment companies;

•	the complementary nature of the clients of each company, and the breadth and reach of the combined company to almost every major retailer in the country;

•	the enhanced opportunities to expand our magazine distribution services to mainstream retailers by leveraging Alliance’s retail services group and vendor managed inventory offering;

•	the potential cost savings created by consolidation of certain functions, reductions in workforce, and application of process improvements across the combined company;

•	the strengthened financial position of the combined company and the valuation of the Alliance business;

•	the increased ability to grow through significant acquisitions;

•	the ability of the current Alliance stockholders to retain the DMISG businesses through a spin-off of the assets;

•	the strength and experience of our management team;

•	the continued representation of Alliance stockholders on the board of directors and committees of the combined company;

•	the belief that the terms and conditions of the merger agreement are reasonable, including the amount and form of consideration, the nature of the parties’ representations, warranties and obligations, and the conditions to their respective obligations to close the transaction;

•	the commitment of certain of our officers and directors to vote for the merger agreement;

•	the potential of alternative transactions or continued existence as a privately-held company; and

•	the increased liquidity that Alliance stockholders and option holders will enjoy through ownership of publicly traded stock, and the assumption of all Alliance options, warrants or other rights to acquire capital stock by the combined company.

      The Alliance board of directors also identified and considered a number of potentially negative factors related to the merger, including;

•	the risk that cost synergies may not be capable of being realized;

•	the risk that the combined company will not meet its projections;

•	the lack of any adjustment in the exchange ratio for fluctuations in our stock price which could result in a valuation of the Alliance business that is less than the price immediately prior to the announcement of the merger;

•	the risk that the integration of the two companies could be time consuming and costly;

•	the inability of the combined company’s stock to continue to trade at our historical trading multiples;

•	the risks related to the combined company’s business;

•	the possibility that the merger might not be completed in a timely fashion; and

•	the competitive nature of the business and the pressure on margins.

      After careful consideration of all factors, including the potential negative facts, the Alliance board of directors concluded that the potential benefits of the merger outweighed the potential negative factors associated with the merger.

      This discussion of the information and factors considered by the Alliance board of directors is not intended to be exhaustive. In making its determination, the Alliance board of directors considered factors as a whole and did not assign specific or relative weights to the factors. Nor did the Alliance board of directors reach specific conclusions on any single factor (or any aspect thereof) considered, but rather, it conducted an overall analysis of these factors. In addition, individual members of the Alliance board of directors may have given different weight to different factors.

Opinion of Jefferies & Company, Inc., Financial Advisor to Source Interlink Companies, Inc.

      Source Interlink retained Jefferies & Company, Inc. (“Jefferies”) to act as its financial advisor in connection with the merger of Alliance Entertainment Corp. with and into Source Interlink pursuant to the merger agreement. As part of Jefferies’ engagement, Source Interlink’s board of directors requested Jefferies to render an opinion as to the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to Source Interlink. On November 18, 2004, Jefferies rendered to the Source Interlink board of directors its oral opinion, subsequently confirmed by the delivery of a written opinion dated November 18, 2004, that as of that date, and based upon and subject to the various considerations and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair to Source Interlink from a financial point of view.

      The full text of the Jefferies opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion, is attached as Appendix B to this proxy statement/ prospectus and is incorporated herein by reference in its entirety. Source Interlink and its board of directors urge its shareholders to, and they should, read the Jefferies opinion carefully and in its entirety. The Jefferies opinion is addressed to the board of directors of Source Interlink. The Jefferies opinion addresses only the fairness, from a financial point of view and as of the date of the Jefferies opinion, of the exchange ratio, and does not address any other aspect of the merger. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter related to the transaction. The summary of the Jefferies opinion in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of the Jefferies opinion.

      In connection with its opinion, Jefferies, among other things:

•	reviewed the merger agreement (including the schedules and attachments thereto);

•	reviewed certain financial and other information about Source Interlink and Alliance that was publicly available;

•	reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to Jefferies by Source Interlink and Alliance;

•	reviewed certain financial forecasts and commentary prepared by Wall Street research analysts who report on comparable companies and other industry research;

•	reviewed the historical stock prices and trading volumes of the common stock of Source Interlink;

•	reviewed certain cost savings and operating synergies projected by management of Source Interlink and Alliance to result from the transactions contemplated by the merger agreement;

•	held discussions with members of management of Source Interlink and Alliance concerning the respective companies’ historical and current operations and financial conditions, current and future business prospects and joint prospects for the combined companies;

•	reviewed the potential pro forma impact of the transaction provided by management of Source Interlink;

•	performed an analysis of the valuations of publicly traded companies Jefferies deemed comparable to Source Interlink and Alliance;

•	performed a discounted analysis of Alliance’s projected future cash flows on a stand-alone basis; and

•	reviewed public information with respect to certain other business combinations that Jefferies deemed generally relevant.

      In addition to the foregoing, Jefferies performed such other studies, analyses, and investigations and considered such other financial, economic and market criteria as it considered appropriate in arriving at its opinion. In connection with its review, Jefferies did not assume any responsibility for independent verification of any of the foregoing information. With Source Interlink’s permission, Jefferies relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by Jefferies and assumed such accuracy and completeness for purposes of rendering its opinion to the Source Interlink board of directors.

      With respect to the financial projections and financial models of Source Interlink and Alliance and the joint prospects of the combined companies, including the cost savings and operating synergies referred to above, provided to Jefferies by management of Source Interlink and Alliance, Jefferies assumed, with Source Interlink’s consent and based upon discussions with the management of Source Interlink and Alliance, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such managements, at the time of preparation, of the future operating and financial performance of Source Interlink and Alliance and the combined companies. With respect to the financial projections and financial models provided to and examined by Jefferies, Jefferies noted in its opinion that projecting future results of any company is inherently subject to uncertainty. In its opinion, Jefferies noted that although such projections and models did not form the principal basis for its opinion, but rather constituted one of many items that Jefferies considered, changes to such projections and models could affect the opinion rendered to the Source Interlink board of directors. Jefferies noted in its opinion that it was not expressing any opinion with respect to any of such forecasts, projections or estimates or the assumptions on which they were based. In rendering its opinion Jefferies assumed with Source Interlink’s permission the following:

•	the transactions contemplated by the merger agreement would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act and all other applicable federal and state statutes, rules and regulations;

•	the transactions contemplated by the merger agreement would be consummated in accordance with the terms described in the merger agreement, without any material amendments thereto and without any waiver by Source Interlink or Alliance of any material conditions;

•	there was not as of the date of the opinion, and there would not as a result of the consummation of the transactions contemplated by the merger agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Source Interlink, Alliance or any of their respective subsidiaries or affiliates is a party; and

•	all material assets and liabilities (contingent or otherwise, known or unknown) of Source Interlink and Alliance were as set forth in their respective consolidated financial statements provided to Jefferies.

      Further, as Jefferies discussed with the Source Interlink board of directors, in its analysis of the transaction Jefferies assumed with Source Interlink’s permission that (1) neither the Principal Stockholder (as defined in the merger agreement) (nor any transferee of the “beneficial ownership” of any of the Principal Stockholder’s shares of capital stock of Alliance) nor any “group” which includes the Principal Stockholder (or such transferee) (within the meaning of Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) would control the combined company after or as a result of the transaction; and (2) any tax liabilities resulting from the spin-off of Alliance’s “All Music Guide” and “Digital-On-Demand” businesses would be fully offset by available Alliance net operating losses or subject to indemnification. In rendering its opinion, Jefferies also assumed that there had not been any material changes in Source Interlink’s or Alliance’s financial conditions or results of operations since the most recent financial statements made available to Jefferies, other than in the ordinary course of business.

      Jefferies was not requested to make, and did not make or obtain, an independent evaluation or appraisal of Source Interlink’s or Alliance’s assets or liabilities (contingent or otherwise), nor was Jefferies furnished with any such evaluations or appraisals. Jefferies did not conduct a physical inspection of the properties and facilities of either Source Interlink or Alliance.

      The Jefferies opinion necessarily is based upon information available to it as of the date of the opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. The Jefferies opinion does not address the merits of Source Interlink’s or its board’s decision to enter into the merger agreement as opposed to any alternative business transaction that might have been available to Source Interlink, nor does it address Source Interlink’s underlying business decision to effect the merger. Further, the Jefferies opinion does not express any opinion as to what the value of Source Interlink common stock will be when issued or the prices at which Source Interlink common stock will trade at any time.

      In preparing its opinion to the Source Interlink board of directors, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Jefferies opinion. No company or transaction used in the analysis performed by Jefferies as a comparison is identical to Source Interlink, Alliance, or the transaction between Source Interlink and Alliance. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of Alliance’s actual value. In performing its analysis, Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Source Interlink’s or Alliance’s control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the exchange ratio and were provided to the Source Interlink board of directors in connection with the delivery of the Jefferies opinion.

      The following is a summary of the material financial analyses performed by Jefferies in connection with providing its opinion to the Source Interlink board of directors. Certain of the summaries of those financial analyses include information presented in tabular format. In order to fully understand the material financial analyses used by Jefferies, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

     Comparable Company Analysis

      Jefferies reviewed publicly available information as of November 16, 2004, to calculate specific financial and operating information, market values and trading multiples (as described below) and then compared Alliance’s financial and operating information provided to it by Alliance, with the corresponding financial and operating information, market values and trading multiples of the following selected companies:

•	Handleman Company

•	Ingram Micro, Inc.

•	Navarre Corporation

•	Noland Company

•	Tech Data Corporation

•	United Natural Foods, Inc.

•	United Stationers, Inc.

•	WESCO International, Inc.

      Jefferies selected such companies for comparison with Alliance because they are the publicly-traded companies most similar to Alliance in the distribution industry with operations that are comparative to certain operations of Alliance. The selected companies were considered comparative to Alliance by Jefferies because each had distribution operations, operating scale and capabilities similar to Alliance, similar operating margins to Alliance, and faced comparable industry trends and economic challenges.

      The following table presents for the periods indicated, the multiples implied by the ratio of enterprise value (which is defined as equity value plus total debt less total cash) to LTM EBITDA and to estimated EBITDA for fiscal years 2004 and 2005 for the comparable companies listed above. Source Interlink’s fiscal year ends on January 31. To conform with Source Interlink’s fiscal year end, Alliance provided Jefferies with financial information annualized to a January 31 fiscal year end. However, for valuation purposes to compare similar time periods Jefferies applied calendar year end (December 31) multiples in the comparable companies analysis to the January 31 fiscal year end figures for Alliance as there was only a one-month difference. For example, in the tables immediately below, FY 2004 reflects a December 31, 2004 fiscal year end for the comparable company multiples and a January 31, 2005 fiscal year end for Alliance.

	Selected Comparable
	Company Multiples

	Low		Mean		Median		High

Enterprise Value as a Multiple of:
LTM EBITDA	5.5	x	11.6	x	9.3	x	25.0x
FY 2004E EBITDA	7.9	x	11.2	x	9.6	x	20.4x
FY 2005E EBITDA	6.1	x	9.0	x	8.5	x	14.0x

      The following table presents, for the periods indicated, the multiples implied by the ratio of equity value over net income for each of the LTM and estimated fiscal years 2004 and 2005 for the comparable companies listed above.

	Selected Comparable
	Company Multiples

	Low		Mean		Median		High

Equity Value as a Multiple of Net Income:
LTM Equity Value/ Net Income	15.0	x	21.6	x	19.9	x	33.7x
FY 2004E Equity Value/ Net Income	14.6	x	20.1	x	19.3	x	29.1x
FY 2005E Equity Value/ Net Income	12.2	x	16.4	x	15.8	x	25.4x

      Applying the analysis set forth in the tables above, Jefferies derived a range of implied enterprise values as follows:

	Implied Transaction
	Value Range

	Low	High

	(In millions)
LTM EBITDA	$221.9	$767.1
FY 2004E EBITDA	$227.2	$621.5
FY 2005E EBITDA	$242.7	$488.7
LTM Net Income	$331.2	$610.8
FY 2004E Net Income	$255.9	$416.2
FY 2005E Net Income	$247.5	$409.6

      At the time Jefferies presented the fairness opinion to the board of directors of Source Interlink, it calculated the transaction’s enterprise value to be $307.5 million based on the 20-day moving average as of November 16, 2004, fully diluted share count and net debt of $10.51, 28.0 million and $13.0 million, respectively.

      Jefferies did not consider the implied enterprise value based upon a multiple of revenue to be an accurate indicator of the enterprise value of Alliance because it does not take into consideration the profitability of the company. Profitability can be measured in any number of ways, most commonly however, it is measured by EBITDA and net income. A more appropriate and accurate method of measuring transaction value is either as a multiple of some measure of profitability, for instance EBITDA or net income, or alternatively by using a discounted cash flow analysis.

      No company utilized in the comparable company analysis is identical to Alliance. In evaluating the comparative companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Alliance’s control, such as the impact of competition and technology on its business and the industry generally, industry growth and the absence of any material adverse change in its financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

     Precedent Transaction Analysis

      As part of its analysis, Jefferies reviewed twelve precedent transactions within the distribution industry and related industries. For each of these precedent transactions, Jefferies compared the multiples of enterprise value to LTM EBITDA and equity value to LTM net income as of the announcement date of each transaction. These transactions were (listed as acquirer/target/announcement date):

•	Ingram Micro, Inc./Tech Pacific Group/September 26, 2004

•	McKesson Medical-Surgical/Moore Medical Corp./January 20, 2004

•	Henry Schein, Inc./demedis GmbH and Euro Dental Holding GmbH/January 8, 2004

•	Fresh Del Monte Produce, Inc./Standard Fruit & Vegetable Co./January 27, 2003

•	Staples, Inc./Medical Arts Press, Inc./July 9, 2002

•	Fleming Companies, Inc./Core-Mark International, Inc./April 24, 2002

•	Performance Food Group Co./Quality Foods, Inc./April 10, 2002

•	Patterson Dental Company/JA Webster, Inc./July 9, 2001

•	Deere & Co./Richton International Corp./May 30, 2001

•	Revy Home Centers, Inc./RONA, Inc./May 14, 2001

•	Avnet, Inc./Kent Electronics Corp./March 22, 2001

•	Fisher Scientific International/PSS World Medical, Inc./June 22, 2000

      The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM EBITDA and equity value to net income for the comparable transactions listed above.

	Selected Comparable Company
	Multiples

	Low		Mean		Median		High

Enterprise Value as a Multiple of:
LTM EBITDA	7.7	x	11.2	x	9.9	x	18.4x
Equity Value as a Multiple of Net Income:
LTM Equity Value/ Net Income	9.0	x	19.2	x	18.7	x	32.1x

      Applying the analysis set forth in the tables above, Jefferies derived a range of implied enterprise values as follows:

	Implied Enterprise
	Value Range

	Low	High

	(In millions)
LTM EBITDA	$300.2	$650.8
LTM Net Income	$239.7	$599.9

      At the time Jefferies presented the fairness opinion to the board of directors of Source Interlink, it calculated the transaction’s enterprise value to be $307.5 million based on the parameters described below.

      Jefferies did not consider the implied enterprise value based upon a multiple of revenue to be an accurate indicator of the enterprise value of Alliance because it does not take into consideration the profitability of the company. Profitability can be measured in any number of ways, most commonly however, it is measured by EBITDA and net income. A more appropriate and accurate method of measuring transaction value is either as a multiple of some measure of profitability, for instance EBITDA or net income, or alternatively by using a discounted cash flow analysis.

      No transaction utilized as a comparison in the precedent transaction analysis is identical to the transaction between Source Interlink and Alliance. In evaluating the Source Interlink and Alliance transaction, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Alliance’s control, such as the impact of competition and technology on its business and the industry generally, industry growth, and the absence of any adverse material change in its financial condition and prospects or in its industry or in the financial markets in general. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis

      Using operating projections provided to Jefferies by Alliance management, Jefferies performed a discounted cash flow analysis in which it estimated Alliance’s value by adding the discounted value of its annual projected free cash flows (unlevered net income, plus depreciation and amortization, less capital expenditures, plus or minus changes in working capital, as the case may be, exclusive of cost savings and operating synergies projected by management of Source Interlink and Alliance to result from the transactions contemplated by the merger agreement) for a five year period (FY 2006 through FY 2010) to Alliance’s discounted terminal value. Jefferies based Alliance’s terminal value on a multiple of Alliance’s FY 2010 EBITDA. Jefferies used a discount rate range of 16.0% to 18.0%, which was based on Alliances’ weighted average cost of capital.

      The following table presents the implied enterprise valuation based on a discounted cash flow analysis:

	Multiple of 2010E EBITDA

	(in millions except for
	multiples)
Discount Rate	8.0x	10.0x	12.0x

16.00%	$284.5	$333.1	$381.8
17.00%	274.4	321.0	367.6
18.00%	264.7	309.4	354.1

Contribution Analysis

      Jefferies performed a contribution analysis in which it reviewed certain historical and estimated future operating and financial information for Source Interlink, Alliance and the pro forma combined company provided to Jefferies by Source Interlink and Alliance. The analysis was based on the relative contributions of each party to the pro forma combined company’s revenue, EBITDA, free cash flow, net income, cash, accounts receivable, inventory, accounts payable, total debt, and bank loan availability for the LTM period and estimated revenue, EBITDA, free cash flow, and net income for the fiscal years ended 2006 and 2007, which excluded transaction related costs and expenses, transaction related bonuses paid or to be paid to management of Alliance and any tax liabilities the combined company may have from the spin-off of Alliance’s “All Music Guide” and “Digital-On-Demand” businesses prior to the closing of the merger. The estimated financial information was based on projections of Source Interlink and Alliance management. The following table shows the percentage contributions of Alliance to the combined company for such periods:

	LTM	FY 2006E	FY 2007E

Revenue	73.0%	69.1%	67.3%
EBITDA	62.1%	52.4%	51.3%
Free Cash Flow	60.9%	47.3%	46.6%
Net Income	60.7%	49.0%	48.0%
Cash	0.0%
Accounts Receivable	63.5%
Inventory	87.0%
Accounts Payable	80.6%
Total Debt	55.2%
Bank Loan Availability	77.1%

      Based on the exchange ratio and the capitalization figures of the companies provided to Jefferies by Alliance and Source Interlink as of the date of the merger agreement, Alliance stockholders would beneficially own approximately 50% of the outstanding shares of common stock of the combined company (calculated on a fully-diluted basis) immediately following the merger, as further discussed in the section entitled “Questions and Answers About the Merger — What percentage of the combined company will the Source Interlink equityholders and the Alliance equityholders own following the merger?”

Accretion/ Dilution Analysis

      Jefferies reviewed various pro forma financial impacts of the merger on the holders of Source Interlink and Alliance provided to Jefferies by Source Interlink and Alliance based on the exchange ratio and the estimated financial results of Source Interlink and Alliance for fiscal years 2006, 2007, 2008, 2009 and 2010, and assuming cost savings and operating synergies resulting from the merger. The estimated financial results and cost savings and other operating synergies were based upon Source Interlink and Alliance management estimates. Based on these projections and assumptions, Jefferies noted that the merger would result in accretion to the projected earnings per share of Source Interlink for each of fiscal years 2006, 2007, 2008, 2009 and 2010. The actual operating or financial results achieved by the combined entity may vary from projected results. Furthermore, these variations may be material.

      Jefferies also considered the historical trading prices and volumes for Source Interlink common stock.

      Jefferies’ opinion was one of many factors taken into consideration by Source Interlink’s board of directors in making its determination to recommend the transaction.

      Jefferies was selected by the Source Interlink board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Jefferies has provided services to, and received compensation from, Source Interlink on matters related to certain transactions, including acting as lead underwriter for Source Interlink in the public offering of 4,800,000 shares in March 2004 for which Jefferies received approximately $2.3 million in compensation. In the ordinary course of Jefferies’ business, it publishes research reports on securities of Source Interlink and Jefferies and its affiliates may trade or hold such securities of Source Interlink for its own accounts and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

      Pursuant to an engagement letter dated September 1, 2004, as amended on November 12, 2004, Source Interlink engaged Jefferies to provide financial advisory services to Source Interlink and its board of directors in connection with a merger with or into another person or group of affiliated persons, including, among other things, rendering its opinion described herein. Pursuant to the terms of the engagement letter, Source Interlink paid Jefferies a fee of $650,000 for rendering its opinion. The terms of the fee arrangement with Jefferies, which are customary in transactions of this nature, were negotiated at arm’s length between the Source Interlink management team and Jefferies, and the Source Interlink board of directors were aware of the arrangement. In addition, Source Interlink agreed to reimburse Jefferies for its out-of-pocket expenses, including attorney’s fees, incurred in connection with its engagement and to indemnify Jefferies and certain related persons against any liabilities and expenses arising our of or in conjunction with its rendering of services pursuant to its engagement, except if such liabilities are found in a final court judgment to be the direct result of Jefferies’ gross negligence or bad faith.

Interests of Source Interlink Directors, Officers and Affiliates in the Transaction

      When considering the recommendation of our board, you should be aware that certain of our directors, officers and affiliates have interests in the transaction that are different from, or are in addition to, your interests. Our board was aware of these potential conflicts and considered them.

      All executive officers have interests in the combined company as employees in terms of job responsibilities, working environment and compensation which are in addition to and different from their interests as shareholders. All continuing directors will have the responsibility of being directors of a larger company after the merger. Under the terms of the merger agreement, the following members of our executive management team and board of directors will become executive officers and/or members of the board of the combined company:

	Current Position with	New Position with
Name	Source Interlink	Source Interlink

S. Leslie Flegel	Chairman of the Board and Chief Executive Officer	Chairman of the Board and Chief Executive Officer
James R. Gillis	President, Chief Operating Officer and Director	President, Chief Operating Officer and Director
Jason S. Flegel	Executive Vice President	Executive Vice President
John A. Amann	Executive Vice President	Executive Vice President
Marc Fierman	Chief Financial Officer	Chief Financial Officer
A. Clinton Allen	Director	Director
Ariel Emanuel	Director	Director
Aron S. Katzman	Director	Director
Allan R. Lyons	Director	Director

      Messrs. S. Leslie Flegel, James R. Gillis, Jason S. Flegel and Marc Fierman are expected to enter into employment agreements and receive cash signing bonuses, conditioned by and effective upon the consummation of the merger.

      In order to accommodate the new directors to be designated to our board of directors, certain of the existing directors will be reclassified into a different class. This will have the effect, if the merger takes place, of extending the tenures of the following directors: Messrs. Gillis and Katzman whose term will expire in 2006 rather than 2005.

      Ariel Emanuel, one of our directors, will be paid $1.5 million upon the consummation of the merger as compensation for consulting services provided to us in connection with the merger. Mr. Emanuel was not a director at the time we entered into this arrangement with him nor when the board approved the merger.

      As a result of these interests, these directors and officers could be more likely to vote to approve the issuance of the shares of our common stock in connection with the merger than if they did not hold these interests. Our shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger agreement.

Interests of Alliance Directors, Officers and Affiliates in the Transaction

      You should be aware that certain of Alliance’s directors, officers and affiliates have interests in the transaction that are different from, or are in addition to, your interests. The Alliance board was aware of these potential conflicts and considered them.

      In connection with the merger, Alan Tuchman, a director of Alliance and its President and Chief Operating Officer, is expected to become one of our Executive Vice Presidents.

      Two directors of Alliance, Tony Schnug and Erika Paulson, are partners of The Yucaipa Companies, LLC, an entity affiliated with AEC Associates, L.L.C., Alliance’s majority stockholder. Yucaipa will receive a fee of approximately $4 million in connection with the merger pursuant to an existing management services agreement with Alliance. Yucaipa will also enter into a new consulting agreement with Source Interlink, which is described in more detail in “Agreements Related to the Merger and Other Transactions — Consulting Agreement” on page 75.

      AEC Associates will enter into a stockholder’s agreement with Source Interlink addressing certain governance and other matters as further described in “Agreements Related to the Merger and Other Transactions — Stockholder’s Agreement” on beginning page 73.

      AEC Associates is a majority stockholder of Spinco. In connection with the spin-off, Alliance and Spinco have entered into a number of agreements including the distribution and separation agreement, licensing and co-marketing agreement, transition/shared services agreement and tax sharing and indemnification agreement. The combined company will assume the rights and obligations of Alliance under these agreements upon consummation of the merger. For a description of these agreements, see “Agreements Related to the Merger and Other Transactions — Agreements between Alliance and Spinco” beginning on page 75.

      Provisions in the merger agreement provide that we will cause all rights to indemnification existing in favor of Alliance’s officers and directors of Alliance and certain acquired subsidiaries as of November 18, 2004 for their acts and omissions prior to the effective time of the merger, whether provided in Alliance’s certificate of incorporation, bylaws, other charter documents or in indemnification agreements to be observed by us or the surviving entity for six years following the merger. We must also cause the surviving entity to provide officers’ and directors’ liability insurance for six years following the transaction covering those persons who were covered by Alliance’s directors’ and officers’ liability insurance policies as of November 18, 2004.

No Dividends

      Alliance stockholders are not entitled to receive any dividends or other distributions on shares of our common stock until the merger is consummated and they have surrendered their Alliance stock certificates in exchange for shares of our common stock. Subject to the effect of applicable laws, promptly following surrender of Alliance stock certificates and the issuance of the corresponding Source Interlink stock certificates, Alliance stockholders will be paid the amount, if any, of dividends or other distributions, without interest, paid to our shareholders with record dates after the consummation of the merger but before such shareholders surrendered their Alliance stock certificates.

Material U.S. Federal Income Tax Consequences

      The following summary discusses the material U.S. federal income tax consequences of the merger to Alliance stockholders who exchange their shares of Alliance capital stock for shares of our common stock in the merger. This discussion represents the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel to Source Interlink, and Munger, Tolles & Olson LLP, counsel to Alliance, as reflected in Exhibits 8.1 and 8.2 to the registration statement of which this proxy statement/ prospectus forms a part. This discussion does not address the tax consequences of the merger to holders of options or warrants to acquire, or securities convertible into, Alliance capital stock. This discussion does not address the tax consequences of the spin-off of Spinco to Alliance or its stockholders. This discussion addresses only Alliance stockholders who are U.S. citizens or residents and hold Alliance capital stock as capital assets (generally, property held for investment purposes). It does not address all of the U.S. federal income tax consequences that may be relevant to a particular Alliance stockholder in light of that stockholder’s individual circumstances or to an Alliance stockholder who is subject to special rules, including, without limitation:

•	a financial institution or insurance company;

•	a mutual fund;

•	a tax-exempt organization;

•	a pass-through entity or an investor in such an entity;

•	a dealer or broker in securities or foreign currencies;

•	a stockholder who holds individual retirement or other tax-deferred accounts;

•	a trader in securities who elects to apply a mark-to-market method of accounting;

•	a stockholder who is subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	a stockholder who holds Alliance capital stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	a stockholder who acquired his or her shares of Alliance capital stock pursuant to the exercise of employee stock options or otherwise as compensation.

      This discussion is based on the Internal Revenue Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this proxy statement/ prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address any state, local or foreign tax consequences of the merger.

      Alliance stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

      It is a condition to the completion of the merger that we receive a written opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Alliance receive a written opinion from Munger, Tolles & Olson LLP, in each case dated as of the effective date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. This condition to the completion of the merger is referred to as the tax opinion closing condition. In the event that counsel to either party does not deliver its tax opinion, the tax opinion closing condition will nevertheless be satisfied if counsel to the other party delivers its opinion to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. The following material U.S. federal income tax consequences would result from such qualification:

•	an Alliance stockholder whose shares of Alliance capital stock are exchanged in the merger for shares of our common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of our common stock;

•	an Alliance stockholder’s tax basis in shares of our common stock received in the merger will equal the tax basis of the Alliance capital stock surrendered in the merger, reduced by the portion of that tax basis allocable to a fractional share of our common stock for which cash is received;

•	an Alliance stockholder’s holding period for shares of our common stock received in the merger will include the holding period for the shares of Alliance capital stock surrendered in the merger;

•	to the extent that an Alliance stockholder receives cash in lieu of a fractional share of our common stock, the stockholder will be deemed to have received that fractional share in the merger and then to have received the cash in redemption of that fractional share. The stockholder generally will recognize gain or loss equal to the difference between the cash received and the portion of the stockholder’s tax basis in the shares of Alliance capital stock surrendered allocable to that fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for those shares of Alliance capital stock is more than one year at the effective time of the merger; and

•	none of Source Interlink, Alligator Acquisition, LLC, or Alliance will recognize gain or loss solely as a result of the merger.

      No ruling has been or will be sought from the Internal Revenue Service, or the IRS, with respect to the U.S. federal income tax consequences of the merger. The tax opinions are not binding on the IRS or any court, nor do they preclude the IRS from asserting a contrary position. The tax opinions will rely on assumptions, including the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement, as well as representations and covenants made by us, Alligator Acquisition, LLC, and Alliance, including those contained in representation letters of our officers and the officers of Alligator Acquisition, LLC and Alliance. If any of these assumptions, representations or covenants is inaccurate, the tax opinions may not be rendered and the tax consequences of the merger could differ from those discussed in this proxy statement/ prospectus. Neither we nor Alliance intends to waive the tax opinion closing condition. In the event that either we or Alliance waive the tax opinion closing condition, we will file a new proxy statement/ prospectus that will include disclosure describing the tax consequences of the merger and requesting the approval of the merger by the shareholders of Source Interlink and Alliance taking this waiver into account.

      An Alliance stockholder exercising dissenters’ rights with respect to Alliance capital stock who receives payment for such stock in cash will generally recognize gain or loss for federal income tax purposes, measured by the difference between the stockholder’s basis in such stock and the amount of cash received, provided that the payment is not treated as a dividend for federal income tax purposes. A sale of Alliance capital stock pursuant to the exercise of dissenters’ rights generally will not be treated as a dividend if, as a result of such sale, the stockholder owns no shares of our common stock (either actually or constructively within the meaning of Section 318 of the Internal Revenue Code) after the transaction.

      Irrespective of the merger’s status as a “reorganization,” an Alliance stockholder would recognize income or gain to the extent shares of our common stock received in the merger were treated as received in exchange for services or property other than solely Alliance capital stock. All or a portion of any such income could be taxable as ordinary income. Gain also would be recognized to the extent an Alliance stockholder were treated as receiving (directly or indirectly) consideration other than our common stock in exchange for Alliance capital stock or to the extent the Alliance capital stock surrendered in the merger is not equal in value to our common stock received in the exchange.

ALLIANCE STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Accounting Treatment for the Merger

      The merger will be accounted for as a purchase business combination for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing the combined company’s consolidated financial statements, the combined company will establish a new accounting basis for Alliance’s assets and liabilities based upon their fair values as of the effective date of the merger, the merger consideration and the costs of the merger. Any excess of cost over the fair value of the net tangible and identifiable intangible assets of Alliance will be recorded as goodwill. Pursuant to Statements of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets,” goodwill is not subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least annual assessment for impairment based on a fair value test. Identifiable intangible assets with finite lives will be amortized over those lives. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. The combined company will determine the fair value of Alliance’s assets and liabilities and will make appropriate business combination accounting adjustments. However, for purposes of disclosing pro forma information in this proxy statement/ prospectus, the combined company has made a preliminary determination of the purchase price allocation, based upon current estimates and assumptions, which is subject to revision upon consummation of the merger.

      Reported financial condition and results of operations of the combined company will reflect Alliance’s balances and results after consummation of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Alliance.

Spin-Off of Certain Non-Core Assets of Alliance

      In addition to its core distribution and fulfillment business, Alliance operated two other strategic business units collectively referred to as the Digital Media Infrastructure Services Group, or the DMISG. One business develops and markets e-commerce enabling databases for home entertainment products, while the other offers kiosk-based retail merchandising solutions. These businesses represented approximately 1.4% and 2.0% of Alliance’s consolidated sales for the year ended December 31, 2003 and for the nine months ended September 30, 2004, respectively, and recorded net losses of $(10.3 million) and $(4.2 million) during such periods. Cash used in operations of the DMISG business totaled $(8.3 million) and $(1.8 million) during the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

      On December      , 2004, Alliance distributed certain assets and liabilities through a spin-off of the shares of Spinco, an entity owned by the Alliance stockholders and formed for the purpose of conducting the DMISG business. The assets transferred include:

•	All databases, software systems and applications, domain names, trademarks, copyrights, patents and other intellectual property related solely to the DMISG business;

•	Rights under agreements with customers, vendors, and content providers related solely to the DMISG business;

•	Rights under licenses, leases, and other contract rights related solely to the DMISG business;

•	All tangible personal property related solely to the DMISG business; and

•	All accounts receivable arising in the ordinary course of business to the extent related solely to the DMISG business.

      The liabilities assumed by Spinco include:

•	All current liabilities incurred and expenses accrued related solely to the DMISG business;

•	All liabilities, claims or actions arising from the operation of the DMISG business after the date of distribution, including obligations under assigned contracts;

•	All accrued vacation, personal days and floating holidays of employees engaged in the DMISG business; and

•	Tax liabilities associated with the spin-off resulting from the failure of Alliance’s consolidated net operating losses or other attributes to fully offset any gain arising from the spin-off.

      Alliance continues to be responsible for all liabilities and obligations not assumed by Spinco, including all taxes relating to periods prior to the date of distribution, all amounts owed under Alliance’s credit facility with General Electric Credit Corporation, and all intercompany receivables. Since 1999, Alliance has invested approximately $43.1 million to fund operations of the DMISG. The DMISG will be distributed to the Alliance stockholders in connection with the spin-off and will not be part of the remaining assets of Alliance in the merger. Notwithstanding the foregoing, Alliance had a tangible net worth of at least $20.7 million at the conclusion of December 2004, the month in which the distribution occurred.

      For not more than six months following the spin-off of the DMISG business, Alliance will provide limited human resource, accounting and other transition services to Spinco for which Spinco will compensate Alliance at a rate of $25,000 per month (the estimated cost to Alliance of providing such services). Thereafter,

Alliance will have no continuing involvement in the day to day management and operation of Spinco. Since the date of the spin-off, Spinco has not had any continuing involvement in the management and operation of Alliance’s core distribution and fulfillment business.

      In connection with the distribution, Spinco and Alliance entered into a number agreements. For a discussion of these agreements, please see “Agreements Related to the Merger and Other Transactions — Agreements Between Alliance and Spinco” beginning on page 75. The rights and obligations of Alliance under each of these agreements will become those of the combined company following the merger.

      As a result of the spin-off, the DMISG businesses are no longer included within Alliance nor will these business lines be part of the combined company after the consummation of the merger.

Regulatory Filings and Approvals Required to Complete the Merger

      This merger is subject to review by the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. Source Interlink and Alliance will file notification reports, together with requests for early termination of the waiting period, with the U.S. Department of Justice and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. At any time before or after the merger, the U.S. Federal Trade Commission, the U.S. Department of Justice or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger or requiring Source Interlink or Alliance to dispose of certain businesses or assets. Private parties may also institute legal actions under the antitrust laws under some circumstances.

      In addition, the consummation of the merger is subject to the effectiveness of the registration statement of which this proxy statement/ prospectus is a part and compliance with applicable corporate laws of the State of Missouri and the State of Delaware.

Certain Securities Laws Considerations

      The shares of our common stock to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of our common stock issued to any person who is deemed to be an affiliate of our company or Alliance. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with our company or Alliance and may include ours or Alliance’s executive officers and directors, as well as their principal equityholders. Neither Source Interlink’s nor Alliance’s affiliates may sell their shares of our common stock acquired in the merger except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.

No Appraisal or Dissenters’ Rights

      Neither Missouri corporate law nor Delaware corporate law (if applicable after the reincorporation), will provide holders of our common stock with appraisal or dissenters’ rights in connection with the merger.

Listing on the Nasdaq National Market of Source Interlink Common Stock to be Issued in the Merger

      Our common stock is currently traded on the Nasdaq National Market under the symbol “SORC.” We intend to apply for inclusion on the Nasdaq National Market of the shares of our common stock to be issued and reserved for issuance in connection with the merger. Nasdaq’s approval of this application is a condition of the consummation of the merger.

THE MERGER AGREEMENT

      This section of the joint proxy statement/ prospectus describes the Agreement and Plan of Merger, or merger agreement, by and among Source Interlink, Alliance and Alligator Acquisition, LLC, dated as of November 18, 2004. This summary may not contain all the information that is important to you and is qualified in its entirety to the full text of the merger agreement, which is attached to this proxy statement/ prospectus as Annex A. We urge you to read the full text of the merger agreement carefully.

Structure of the Merger

      At the effective time of the merger, Alliance will merge with and into our wholly owned subsidiary, Alligator Acquisition, LLC. Upon the consummation of the merger, Alligator Acquisition, LLC will continue as the surviving entity, be a wholly owned subsidiary of us and be renamed Source Alliance LLC.

Effective Time of the Merger

      The merger agreement provides that the merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law and the Delaware Limited Liability Company Act. The consummation of the merger will take place no later than the second business day after the conditions to the merger set forth in the merger agreement are satisfied or waived, or at such other time, date and place as the parties may agree.

Manner and Basis of Converting Shares of Alliance Preferred Stock and Alliance Common Stock

      Alliance is required to effect a conversion of all Alliance preferred stock into Alliance common stock prior to the consummation of the merger, and accordingly, no Alliance preferred stock will be outstanding at the effective time of the merger.

      As of the effective time of the merger, each share of Alliance common stock issued and outstanding immediately prior to the consummation of the merger (including the shares of Alliance common stock issuable upon conversion of the Alliance preferred stock), other than any dissenting shares and shares of Alliance capital stock held by Alliance or Alliance’s wholly-owned subsidiaries, will be cancelled and extinguished and converted automatically into the right to receive such number of shares of our common stock as would result by dividing (x) the number of shares of our common stock issued and outstanding (including shares issuable upon the exercise of all unexpired and unexercised options, warrants or other rights to acquire our capital stock) ten business days prior to our shareholder meeting convened to vote on the matters contemplated by the merger agreement by (y) the sum of (A) the aggregate number of shares of Alliance common stock outstanding immediately prior to the effective time, including all shares of Alliance common stock into which Alliance preferred stock shall be converted prior to such time plus (B) the aggregate number of shares of Alliance common stock issuable, directly or indirectly, upon exercise of all unexpired and unexercised options, warrants or other rights to acquire, directly or indirectly, shares of Alliance common stock immediately prior to the effective time (excluding shares of Alliance common stock into which Alliance preferred stock, if any, may be converted as of such time), each of (x) and (y) as specified in the final capitalization certificates delivered by each of Source Interlink and Alliance to the other, which we refer to as the Exchange Ratio. We have agreed not to issue any additional shares of capital stock from and after the date that is ten business days prior to our special meeting to the effective time.

      The Exchange Ratio to be used by the stockholders of Alliance for each share of Alliance common stock depends upon the fully diluted number of shares of our common stock and Alliance common stock outstanding (including shares reserved for issuance upon exercise or conversion of options, warrants and other rights) immediately before the effective time of the merger. Since the fully diluted number of Source Interlink common stock and Alliance common stock is subject to change, the exact Exchange Ratio cannot be conclusively determined at this time.

      No fractional shares of our common stock will be issued in the merger. Instead, each Alliance stockholder otherwise entitled to a fractional share will receive a cash amount, without interest, determined by multiplying that fraction by the average of the closing prices of our common stock on the Nasdaq National Market during the ten consecutive trading days ending on and including the last trading day prior to the effective time.

Directors and Officers of Source Interlink Upon Completion of the Merger

      At the effective time, our board of directors will consist of 11 directors, six of whom will be designated by us (who are expected to be S. Leslie Flegel, James R. Gillis, A. Clinton Allen, Ariel Emanuel, Allan R. Lyons and Aron S. Katzman) and five of whom shall be designated by Alliance (who will be determined prior to the merger). Six of the directors must be “independent” under the rules of the SEC and NASD with respect to the combined company. See “Management — Executive Officers and Directors Post-Merger.” Our existing directors who are not designated as directors after consummation of the merger are expected to resign effective upon consummation of the merger.

      Our existing officers are expected to remain in their current positions with us, and Alan Tuchman, Alliance’s current president and chief operating officer, is expected to join our company as one of our executive vice presidents. The individuals currently contemplated to become the directors and officers of our company immediately following the consummation of the merger are identified under the heading entitled “Management.”

Increasing Authorized Source Interlink Common Stock After the Merger

      The merger agreement provides that:

•	as a condition to closing, we will amend our articles of incorporation to increase the total number of authorized shares of our common stock from 40,000,000 to 100,000,000 or will have effected our reincorporation from a Missouri corporation to a Delaware corporation to provide for an adequate number of shares of common stock to be issued in connection with the merger; and

•	our board will recommend that our shareholders vote in favor of the approval and adoption of such amendment and proposed reincorporation at our shareholders meeting.

Exchange of Alliance Stock Certificates

      Following the effective time of the merger, an exchange agent, selected by us and subject to Alliance’s reasonable satisfaction, will mail to each record holder of Alliance common stock a letter of transmittal and instructions specifying other details of the exchange. The record holders will use the letter of transmittal to exchange Alliance stock certificates for the shares of our common stock and cash in lieu of fractional shares of our common stock which the record holders of Alliance common stock are entitled to receive in connection with the merger. We will only issue Alliance stockholders shares of our common stock or checks in lieu of fractional shares in the name in which their surrendered Alliance stock certificates are registered. If Alliance stockholders wish to have their certificates issued in a different name, they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

      At and after the effective time of the merger, transfers of Alliance capital stock will not be registered on the stock transfer records of Alliance. In the event of a transfer of ownership of Alliance capital stock which is not registered in the transfer records of Alliance, a certificate evidencing the proper number of shares of our common stock, together with a check for cash to be paid in lieu of fractional shares and any dividends or distributions payable thereon, may be issued to the transferee thereof if the certificate evidencing such Alliance common stock is presented to the exchange agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. We will not pay dividends or other distributions on any shares of our common stock to be issued to the holder of any Alliance stock certificate that is not surrendered until the Alliance capital stock certificate is surrendered as provided in the merger agreement. No interest will be payable on the cash to be paid to Alliance stockholders in lieu of the issuance of fractional shares of our common stock.

      Alliance stockholders should not submit their Alliance stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

      Our shareholders do not need to exchange their existing stock certificates in connection with the merger and may keep their existing stock certificates.

Assumption of Alliance Stock Options and Warrants

      At the effective time of the merger, we will assume each outstanding option to purchase Alliance capital stock, whether or not exercisable at the effective time of the merger. Each Alliance option will continue to be subject to the same terms and conditions set forth in the Alliance stock option plans (and any applicable stock option agreement for such Alliance option) that it was subject to immediately prior to the consummation of the merger, including any repurchase rights or vesting provisions, except for the following two adjustments. First, each assumed Alliance option will be exercisable, or will become exercisable in accordance with its terms, for that number of whole shares of our common stock equal to the product of the number of shares of Alliance common stock that were issuable upon exercise of that option immediately prior to the consummation of the merger multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of our common stock. Second, the per share exercise price for the shares of our common stock issuable upon exercise of each assumed Alliance option will be equal to the quotient determined by dividing (x) the exercise price per share of Alliance common stock at which that option was exercisable immediately prior to the completion of the merger by (y) the Exchange Ratio, rounded to the nearest whole cent. After the consummation of the merger, we will issue to each person who holds an assumed Alliance option a document evidencing the assumption of that option by us. Within 30 days after the effective time of the merger, we will register the shares of our common stock issuable upon exercise of the assumed Alliance options by filing a Form S-8 with the SEC.

      At the effective time of the merger, we will assume each issued and outstanding warrant and other rights to acquire Alliance common stock, whether or not exercisable at the effective time of the merger, in accordance with the terms of such warrants and other rights.

      Any Alliance options or warrants exercisable prior to the effective time of the merger, in whole or in part, for Alliance preferred stock will be (or will become) exercisable for our common stock in accordance with the preceding two paragraphs as if the Alliance preferred stock underlying such options or warrants had been converted to Alliance common stock in accordance with the conversion rate or rates applicable to the Alliance preferred stock.

Representations and Warranties

      The merger agreement contains various representations and warranties of the parties, which will expire at the effective time of the merger. These representations and warranties are not easily summarized, and Source Interlink and Alliance stockholders are referred to Articles IV and V of the merger agreement attached as Annex A to this proxy statement/ prospectus for the complete text of these provisions.

Representations and Warranties of Alliance

      The representations and warranties made by Alliance to us include representations and warranties related to:

•	the corporate organization, good standing and qualification to do business of Alliance and its subsidiaries and the certificate of incorporation and bylaws of Alliance;

•	Alliance’s capitalization;

•	Alliance’s subsidiaries;

•	Alliance’s power and authority to enter into the merger agreement and perform the transactions contemplated thereby, the absence of any conflicts between the merger agreement and Alliance’s charter documents and applicable laws and regulations, the absence of any defaults under applicable contractual arrangements, and the absence of any liens created or imposed by the entry into of the merger agreement and the performance by Alliance of its obligations thereunder;

•	governmental approvals and stockholder votes required by Alliance to complete the merger;

•	Alliance’s financial statements and the accuracy and completeness of information furnished by Alliance for inclusion in this proxy statement/ prospectus and the related registration statement;

•	the absence of any undisclosed liabilities of Alliance and its subsidiaries;

•	the absence of certain changes or events related to Alliance since December 31, 2003;

•	litigation involving Alliance and its subsidiaries;

•	compliance by Alliance and its subsidiaries with applicable legal requirements and permits required to conduct the respective businesses of Alliance and its subsidiaries and their compliance with those permits;

•	Alliance’s and its subsidiaries’ taxes, tax returns and audits;

•	labor and employment matters;

•	Alliance’s employee benefit plans;

•	environmental matters pertaining to Alliance;

•	real property of Alliance and its subsidiaries;

•	title to properties and condition of assets of Alliance and its subsidiaries

•	insurance matters;

•	relationships with Alliance’s customers and suppliers and affiliated transactions;

•	names under which Alliance and its subsidiaries have done business;

•	certain material contracts of Alliance and its subsidiaries;

•	restrictions on business activities made by Alliance and its subsidiaries;

•	intellectual property matters pertaining to Alliance and its subsidiaries;

•	records of Alliance and its subsidiaries;

•	payments required to be made by Alliance to brokers and finders in connection with the merger;

•	actions taken by the board of directors of Alliance to comply with Section 203 of the Delaware General Corporation Law relating to certain business combinations with interested stockholders; and

•	the accuracy of the information supplied by Alliance for inclusion in the merger agreement and certain related agreements and schedules.

Representations and Warranties of Source Interlink

      The representations and warranties made by us to Alliance include representations and warranties related to:

•	the corporate organization and good standing of our company, Alligator Acquisition, LLC and other of our subsidiaries, the qualification to do business of our company and our subsidiaries, our articles of incorporation and bylaws of and the formation of Alligator Acquisition, LLC;

•	our capitalization;

•	our subsidiaries;

•	our power and authority to enter into the merger agreement and perform the transactions contemplated thereby, the absence of any conflicts between the merger agreement and our charter documents and applicable laws and regulations, the absence of any defaults under applicable contractual arrangements, and the absence of any liens created or imposed by the entry into of the merger agreement and the performance by us of our obligations thereunder;

•	governmental approvals and shareholder votes required by us to complete the merger;

•	our financial statements, SEC filings and reports, the accuracy and completeness of information furnished by us for inclusion in this proxy statement/ prospectus and the related registration statement and compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	the absence of any undisclosed liabilities of us and our subsidiaries;

•	the absence of certain changes or events relating to us and our subsidiaries since February 1, 2004;

•	litigation involving us and our subsidiaries;

•	compliance by us and our subsidiaries with applicable legal requirements and permits required to conduct the respective businesses of us and our subsidiaries and our compliance with those permits;

•	taxes, tax returns and audits pertaining to us and our subsidiaries;

•	labor and employment matters;

•	our employee benefit plans;

•	environmental matters pertaining to us;

•	real property of us and our subsidiaries;

•	title to properties and condition of assets of us and our subsidiaries;

•	insurance matters;

•	relationships with our customers and suppliers and affiliated transactions;

•	names under which we and our subsidiaries have done business;

•	certain of our material contracts and those of our subsidiaries;

•	restrictions on business activities made by us and our subsidiaries;

•	intellectual property matters pertaining to us and our subsidiaries;

•	our records and those of our subsidiaries;

•	payments required to be made by to brokers and finders in connection with the merger;

•	the fairness opinion delivered by Jefferies to our board regarding the transaction;

•	certifications of our chief execution officer and chief financial officer required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; and

•	our compliance with applicable anti-takeover legislation under federal and Missouri law.

Source Interlink’s Conduct of Business Prior to the Consummation of the Merger

      Under the terms of the merger agreement, we have agreed that during the period from November 18, 2004 until the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger, we and our subsidiaries will carry on our business in the usual, regular and ordinary course, comply with all applicable laws and regulations and use all reasonable efforts to preserve intact our present business organization and keep available the services of present executive officers and key employees, unless Alliance consents in writing (such consent not to be unreasonably withheld or delayed). In addition, during such period we will not, without the prior written consent of Alliance (such consent not to be unreasonably withheld or delayed), do any of the following or permit any of our subsidiaries to do any of the following:

•	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of our capital stock (other than dividends and distributions by one of our direct or indirect wholly owned subsidiaries to us);

•	split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of our capital stock or any of our other securities;

•	purchase, redeem or otherwise acquire any shares of our capital stock or any other of our securities or any rights, warrants or options to acquire any such shares or other securities (except for the acquisition in compliance with any applicable laws of our common stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to us);

•	issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any of our capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of our common stock upon the exercise of our stock options and warrants and the grant of options to acquire our common stock not to exceed 200,000 shares in the aggregate; provided that all options granted shall have an exercise price equal to the fair market value thereof on the date of grant and shall otherwise be upon customary terms, and provided further that no options may be granted after the delivery by us of our capitalization certificate pursuant to the terms of the merger agreement);

•	amend our articles of incorporation, bylaws or other comparable charter or organizational documents, except as provided in the merger agreement;

•	acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or any assets that are material, in the aggregate, to us and our subsidiaries, taken as a whole;

•	whether or not in the ordinary course of business, sell, lease, license, encumber, dispose of or otherwise transfer any assets material to us and our subsidiaries, taken as a whole (including any material accounts, leases, contracts or intellectual property or any material assets or the stock of any of our subsidiaries, but excluding the sale of inventory in the ordinary course of business);

•	enter into any agreement or arrangement that materially limits or otherwise materially restricts us, any subsidiaries or any of our respective affiliates or any successor thereto from engaging or competing in any line of business or in any location;

•	adopt or implement any stockholder rights plan;

•	except for a confidentiality agreement as permitted by the terms of the merger agreement, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of us or any of our subsidiaries;

•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (except draw-downs in the ordinary course of business under revolving credit facilities in existence on the date of the merger agreement), issue, sell or amend any debt securities or warrants or other rights to acquire any of our debt securities or those of any of our subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances (other than routine advances to our employees or those of any of its subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other person, other than us or any of our direct or indirect wholly owned subsidiaries;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $750,000 in the aggregate for us and our subsidiaries, taken as a whole;

•	make any changes in accounting methods, principles or practices in effect at January 31, 2004, except to the extent required by the SEC or a change in generally accepted accounting principles, as concurred in by our independent registered public accounting firm, or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

•	except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which we or any of our subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any of our accounts receivable or those of any of its subsidiaries);

•	except in the ordinary course of business, enter into any material contract or agreement or license any material intellectual property rights to or from any third party;

•	except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, take any action with respect to, adopt, enter into, terminate or amend any Source Interlink employee agreement for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (whether in cash, stock, equity securities, property or otherwise), waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, pay any material benefit not provided for as of the date of the merger agreement under any Source Interlink employee benefit plan, or take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Source Interlink employee benefit plan or Source Interlink employee agreement;

•	make or rescind any material tax election, settle or compromise any material tax liability, amend any material tax return, adopt or change any material accounting method in respect of taxes, or consent to any extension or waiver of the applicable statute of limitations in respect of taxes;

•	initiate, compromise, pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), litigation or arbitration proceeding for an amount in the aggregate that exceeds $100,000, exclusive of any amounts covered by Source Interlink insurance policies;

•	fail to maintain insurance at levels substantially comparable to levels existing as of the date of the merger agreement;

•	hire any employee who would have an annual base salary in excess of $200,000; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Alliance’s Conduct of Business Prior to the Consummation of the Merger

      Under the terms of the merger agreement, Alliance has agreed that during the period from November 18, 2004 until the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger, Alliance will carry on its business in the usual, regular and ordinary course, comply with all applicable laws and regulations and use all reasonable efforts to preserve intact its present business organization and keep available the services of present executive officers and key employees, unless we consent in writing (such consent not to be unreasonably withheld or delayed). In addition, during such period Alliance will not, without our prior written consent (such consent not to be unreasonably withheld or delayed), do any of the following or permit any of its subsidiaries to do any of the following:

•	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of Alliance to its parent; provided that such parent is Alliance or certain subsidiaries of Alliance and other than dividends on preferred stock declared or paid in shares of preferred stock as provided in Alliance’s certificate of incorporation);

•	split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its capital stock or any of its other securities;

•	purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (except for the acquisition in compliance with any applicable laws of Alliance common stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to Alliance);

•	issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of Alliance common stock upon the exercise of options outstanding on the date of the merger agreement in accordance with their present terms, the conversion of Alliance preferred stock to common stock in accordance with Alliance’s certificate of incorporation and the grant of options to purchase Alliance common stock not to exceed 300,000 shares in the aggregate; provided that all options granted shall have an exercise price equal to the fair market value thereof (which in no event shall be less than $2.60 per share) on the date of grant and shall otherwise be upon customary terms, and provided further that no options may be granted after the delivery by Alliance of its capitalization certificate pursuant to the terms of the merger agreement;

•	amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

•	acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or any assets that are material, in the aggregate, to Alliance and its subsidiaries, taken as a whole;

•	whether or not in the ordinary course of business, sell, lease, license, encumber, dispose of or otherwise transfer any assets material to Alliance and its subsidiaries, taken as a whole (including any material accounts, leases, contracts or intellectual property or any material assets or the stock of any subsidiaries, but excluding the sale of inventory in the ordinary course of business);

•	enter into any agreement or arrangement that materially limits or otherwise materially restricts Alliance or any subsidiaries or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any location;

•	except for a confidentiality agreement as permitted by the terms of the merger agreement, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Alliance or any subsidiaries;

•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (except draw-downs in the ordinary course of business under revolving credit facilities in existence on the date of the merger agreement), issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Alliance or any subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances (other than routine advances to employees of Alliance or any subsidiary in the ordinary course of business) or capital contributions to, or investment in, any other person, other than Alliance or any subsidiaries;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $11.5 million in the aggregate for Alliance and its subsidiaries, taken as a whole, of which no more than $3.0 million in the aggregate may be used for the “All Media Guide” and “Digital On-Demand” businesses;

•	make any changes in accounting methods, principles or practices in effect at December 31, 2003, except to the extent required by a change in generally accepted accounting principles, as concurred in by its independent public auditors, or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

•	except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Alliance or any subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Alliance or any subsidiaries);

•	except in the ordinary course of business, enter into any material contract or agreement or license any material intellectual property rights to or from any third party;

•	except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, take any action with respect to, adopt, enter into, terminate or amend certain employee agreements for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (whether in cash, stock, equity securities, property or otherwise), waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, pay any material benefit not provided for as of the date of this Agreement under any Alliance employee benefit plans or employee agreements or take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Alliance employee benefit plans or employee agreements;

•	make or rescind any material tax election, settle or compromise any material tax liability, amend any material tax return, adopt or change any material accounting method in respect of taxes, or consent to any extension or waiver of the applicable statute of limitations in respect of taxes;

•	initiate, compromise, pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), litigation or arbitration proceeding for an amount in the aggregate that exceeds $100,000, exclusive of any amounts covered by Alliance insurance policies;

•	fail to maintain insurance at levels substantially comparable to levels existing as of the date of the merger agreement;

•	hire any employee who would have an annual base salary in excess of $200,000; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Certain Covenants

      Under the terms of the merger agreement, Alliance and Source Interlink have each agreed that until the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger, each of them will, among other things and subject to certain exceptions specified in the merger agreement:

•	use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

•	give the other party prompt notice of, and to use commercially reasonable efforts to remedy, the occurrence or failure to occur of any event, which occurrence or failure to occur would reasonably be expected to cause any of the representations or warranties of Alliance or Source Interlink, as the case may be, in the merger agreement to constitute a material adverse effect on either party, and any failure on the part of Alliance or Source Interlink, as the case may be, to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied under the merger agreement in all material respects;

•	cooperate with one another and use commercially reasonable efforts to comply with all legal requirements and make all filings required by any governmental entity in connection with the merger and the transactions contemplated by the merger agreement;

•	respond as promptly as practicable to any inquiries or requests received from any governmental entity with respect to the merger or any other transaction contemplated by the merger agreement;

•	jointly prepare this proxy statement/ prospectus and related registration statement; and

•	furnish certificates to one another setting forth certain capitalization information.

      We shall, if required by the rules of the Nasdaq National Market, file a notification form with respect to our common stock to be issued pursuant to the terms of the merger agreement.

Restrictions on Solicitation of Alternative Acquisition Proposals

      Under the terms of the merger agreement, neither Alliance nor Source Interlink shall authorize or permit any of their respective directors, officers, investment bankers (or other financial advisors), attorneys or accountants, and neither shall authorize or knowingly permit any of their respective employees or other advisors or representatives, to directly or indirectly:

•	solicit or initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (defined below);

•	participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to itself or its subsidiaries to, or afford access to any of its properties, books or records or that of its subsidiaries to, any person with respect to an Acquisition Proposal; or

•	enter into any agreement or agreement in principle with any person with respect to an Acquisition Proposal.

      Under the terms of the merger agreement, each of Alliance and Source Interlink shall promptly advise the other, in writing (and in any event within one business day of attaining knowledge), of its receipt of any Acquisition Proposal or any proposal, inquiry or request related to, or that could reasonably be expected to lead to, any Acquisition Proposal. Each of Alliance and Source Interlink shall promptly provide the other, in writing, with the terms and conditions of any such Acquisition Proposal, or such proposal, inquiry or request, and the identity of the person making the same. Each of Alliance and Source Interlink shall promptly inform the other of any material changes in the status and any material changes or modifications in the terms of any Acquisition Proposal, proposal, inquiry or request. Promptly upon determination by the board of directors of Alliance or Source Interlink, as applicable, that an Acquisition Proposal constitutes a Superior Proposal, Alliance or Source Interlink, as applicable, shall deliver to the other a written notice advising them that the board of directors of Alliance or Source Interlink, as applicable, has so determined, specifying the terms and conditions of such Superior Proposal and the identity of the person making such Superior Proposal, and providing the other party with a copy of the Superior Proposal.

      Notwithstanding the foregoing, prior to obtaining shareholder approval of the merger, each of Alliance or Source Interlink, as applicable, and its representatives may participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to itself or its subsidiaries to, or afford access to any of its properties, books or records or that of its subsidiaries to, any person that has made a bona fide written Acquisition Proposal if the following conditions are met:

•	such person has submitted a written Acquisition Proposal which did not result from a violation by Alliance or Source Interlink, as applicable, of certain obligations as specified in the merger agreement;

•	the board of directors of Alliance or Source Interlink, as applicable, has determined in good faith by resolution duly adopted, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal;

•	in certain circumstances as specified in the merger agreement, such person has entered into a confidentiality agreement with Alliance or Source Interlink, as applicable, on terms that are no less favorable to the other than the confidentiality agreement entered into between Alliance and Source Interlink in connection with the merger (which shall not preclude discussions or negotiations with Alliance or Source Interlink, as applicable, relating to the proposal or offer from such person required by the terms of the merger agreement and which shall not contain any exclusivity provision or other term that could restrict in any manner the other party’s ability to consummate the transactions contemplated by the merger agreement); and

•	prior to, or substantially concurrent with, disclosing or providing any such non-public information, Alliance or Source Interlink, as applicable, shall disclose or provide all such information to the other.

      Our board has agreed to maintain at all times its recommendation in favor of approving the merger agreement and the transactions contemplated thereby except that our board shall be permitted to:

•	withdraw or modify in a manner adverse to Alliance (or not to continue to make) such recommendation;

•	approve or recommend a Superior Proposal; and/or

•	enter into an agreement regarding such Superior Proposal,

if the following conditions are met:

•	a majority of our board has determined in good faith, following consultation with outside counsel, that taking such action is required in order for the members of our board to comply with their fiduciary duties to our shareholders under applicable law;

•	we have given Alliance three business days’ prior written notice of its intention to take such action, and we shall have considered in good faith any proposed changes to the merger agreement proposed by Alliance (it being understood and agreed that any material amendment to the financial or other material terms of a Superior Proposal, if any, shall require a new three business day period to afford Alliance the opportunity to negotiate with us); and

•	we have materially complied with certain obligations specified in the merger agreement with respect to such Superior Proposal, if any.

      The merger agreement defines an Acquisition Proposal as any inquiry, offer or proposal from any third party (whether or not in writing) (other than an offer or proposal by or on behalf of the other party, including the merger and the transactions contemplated hereby) relating to, or that could reasonably be expected to lead to:

•	a transaction pursuant to which any third party acquires or would acquire beneficial ownership of more than 15% of the outstanding voting power of Source Interlink or Alliance, as applicable, whether from it or pursuant to a tender offer, exchange offer or otherwise;

•	a merger, consolidation, business combination, reorganization, share exchange, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in a third party acquiring 15% or more of the fair market value of the assets of Source Interlink or Alliance, as applicable, and its subsidiaries, taken as a whole;

•	any transaction which would result in a third party acquiring 15% or more of the fair market value of the assets (including, without limitation, the capital stock of subsidiaries) of Source Interlink or Alliance, as applicable, and its subsidiaries, taken as a whole, immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a subsidiary or otherwise); or

•	any combination of the foregoing.

      The merger agreement defines a Superior Proposal as any bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50% for purposes of this definition) that a majority of the members of the board of directors of Source Interlink or Alliance, as applicable, determines in good faith by resolution duly adopted, after consultation with its outside legal counsel and its financial advisor:

•	could result in a transaction, that, if consummated, is more favorable to the stockholders of Source Interlink or Alliance, as applicable, from a financial point of view than the merger (after taking into account any revisions made or proposed by Alliance);

•	is reasonably capable of being consummated on the terms proposed (taking into account all legal, financial, regulatory and other relevant considerations); and

•	has committed financing, is not subject to a financing contingency or has financing that is reasonably likely to be obtained.

Obligation of Alliance’s Board of Directors to Convene Stockholder Meeting and Recommend Approval and Adoption of the Merger Agreement

      The merger agreement provides that Alliance will use commercially reasonable efforts to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the registration statement, a meeting of stockholders for the purpose of considering and voting upon the merger agreement and the transactions contemplated thereby (or seek the written consent of the stockholders of Alliance to approve such matters). The board of directors of Alliance will recommend approval of such matters by the stockholders of Alliance and will include such recommendation in this proxy statement/ prospectus. Neither the board of directors of Alliance nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to us, the recommendation of the board of directors of Alliance that the stockholders of Alliance vote in favor of such matters. Alliance shall use commercially reasonable efforts to solicit from its stockholders proxies or written consents in favor of such matters.

Obligation of Source Interlink’s Board of Directors to Convene Shareholder Meeting and Recommend Approval of Matters Contemplated by the Merger Agreement

      The merger agreement provides that we shall use commercially reasonable efforts to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the registration statement a meeting of shareholders for the purpose of considering and voting upon the matters contemplated by the merger agreement, among other things. Subject to certain exceptions, our board will recommend approval and adoption of such matters by our shareholders and will include such recommendation in this proxy statement/ prospectus and neither our board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Alliance, the recommendation of board that our shareholders vote in favor of such matters. Subject to certain exceptions, we shall use commercially reasonable efforts to solicit from our shareholders proxies in favor of such matters.

Conditions to the Consummation of the Merger

Conditions to the Obligations of Each Party

      The merger agreement provides that the obligations of Source Interlink, Alligator Acquisition, LLC and Alliance to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the consummation of the merger, of the following conditions, in addition to the additional conditions applicable to the respective parties set forth below:

•	our shareholders will have approved the matters contemplated by the merger agreement in the manner required by applicable law, by the applicable regulations of the Nasdaq Stock Market and by the vote of the requisite holders of the issued and outstanding shares of our capital stock under applicable law and our articles of incorporation;

•	the stockholders of Alliance will have approved the matters contemplated by the merger agreement in the manner required by applicable law and by the vote or written consent of the requisite holders of the issued and outstanding shares of capital stock of Alliance under applicable law and the certificate of incorporation of Alliance;

•	all waiting periods (and any extension of such waiting period) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the merger will have expired or terminated early and all other material antitrust approvals required to be obtained in connection with the merger will have been obtained;

•	none of the parties to the merger agreement will be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the merger, and in the event any such order or injunction will have been issued, each party agrees to use its commercially reasonable efforts to have any such injunction lifted;

•	other than the filing of the certificate of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority in connection with the merger and the consummation of the other transactions contemplated by the merger agreement, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on either Source Interlink or Alliance, respectively, will have been filed, been obtained or occurred on terms and conditions which could not reasonably be likely to have a material adverse effect on either Source Interlink or Alliance, respectively;

•	the registration statement will have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceeding for such purpose and no similar proceeding in respect of this proxy statement/ prospectus, shall have been initiated or threatened in writing (and not abandoned or withdrawn) by the SEC or its staff;

•	prior to the consummation of the merger, the shares of our common stock to be issued pursuant to the transactions contemplated by the merger agreement will be approved for listing on the Nasdaq National Market subject to official notice of issuance;

•	we will have amended our articles of incorporation to increase the authorized shares of our common stock from 40,000,000 to 100,000,000 or will have effected its reincorporation as a Delaware corporation to provide for an adequate number of shares of common stock to be issued pursuant to the terms of the merger agreement;

•	Alliance will have obtained the consent of its primary lender, General Electric Capital Corporation, or Alliance or Source Interlink will have entered into an alternative financing arrangement for the combined company on terms no less favorable than those offered by General Electric Capital Corporation; and

•	Alliance will have consummated the distribution of the “All Media Guide” and “Digital On-Demand” businesses.

Additional Conditions to the Obligations of Alliance

      The merger agreement provides that the obligation of Alliance to effect the merger and otherwise consummate the transactions contemplated by the merger agreement is subject to the satisfaction, at or prior to the consummation of the merger, of the following conditions (any of which may be waived, in writing, by Alliance in its sole discretion), in addition to the conditions set forth above under “Conditions to the Obligations of Each Party”:

•	our representations and warranties set forth in the merger agreement will have been accurate on the date of the merger agreement and will be accurate at and as of the effective time of the merger as if made as of the effective time, except for those representations and warranties that address matters only as of a particular date, which will be accurate as of that date, and where the failure of the representations and warranties to be accurate would not reasonably be expected to have a material adverse effect on us, taken as a whole, provided that for purposes of this condition, all “material adverse effect” and materiality terms in the representations and warranties in Article IV of the merger agreement will be inapplicable, and Alliance will have received a certificate signed on our behalf by our chief executive officer and chief financial officer to such effect;

•	we will have performed in all material respects the obligations required to be performed by us under the merger agreement on or prior to the consummation of the merger, and Alliance will have received a certificate signed on our behalf by our chief executive officer and chief financial officer to such effect;

•	except as contemplated in the disclosure schedule delivered by us to Alliance in conjunction with the execution of the merger agreement, there shall not have occurred, since the date of the merger agreement, any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a material adverse effect on us, and Alliance will have received a certificate signed on our behalf by our chief executive officer and chief financial officer to such effect;

•	Alliance will have received a written opinion from its tax counsel, Munger, Tolles & Olson, LLP, in form and substance reasonably satisfactory to it to the effect that the merger will constitute a tax-free reorganization under the Internal Revenue Code and such opinion will not have been withdrawn;

•	the amendment of our bylaws as contemplated by the merger agreement will have been approved and adopted by our board prior to the effectiveness of the merger;

•	Alliance will have received a true and correct final capitalization certificate from us and such certificate will be true and correct immediately prior to the effective time;

•	we will have obtained resignations from the members of our board who will not continue on the board of directors of the combined company;

•	we will have executed and delivered the stockholder’s agreement to AEC Associates, L.L.C.; and

•	we will have executed and delivered the consulting agreement to The Yucaipa Companies LLC.

Additional Conditions to the Obligations of Source Interlink and Alligator Acquisition, LLC

      The merger agreement provides that the obligations of Source Interlink and Alligator Acquisition, LLC to effect the merger and otherwise consummate the transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the consummation of the merger, of the following conditions (any of which may be waived by Source Interlink in its sole discretion), in addition to the conditions set forth above under “Conditions to the Obligations of Each Party”:

•	the representations and warranties of Alliance set forth in the merger agreement will have been accurate on the date of the merger agreement and will be accurate at and as of the effective time of the merger as if made as of the effective time, except for those representations and warranties that address matters only as of a particular date, which will be accurate as of that date, and where the failure of the representations and warranties to be accurate would not reasonably be expected to have a material adverse effect on Alliance, taken as a whole, provided that for purposes of this condition, all “material adverse effect” and materiality terms in the representations and warranties in Article V of the merger agreement will be inapplicable, and we will have received a certificate signed on behalf of Alliance by its chief executive officer and chief financial officer to such effect;

•	Alliance will have performed in all material respects the obligations required to be performed by it under the merger agreement on or prior to the consummation of the merger, and we will have received a certificate signed on behalf of Alliance by its chief executive officer and chief financial officer to such effect;

•	except as contemplated in the disclosure schedule delivered by Alliance to us in conjunction with the execution of the merger agreement, there shall not have occurred, since the date of the merger agreement, any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a material adverse effect on Alliance, and we will have received a certificate signed on behalf of Alliance by its chief executive officer and chief financial officer to such effect;

•	dissenters’ rights, as contemplated by the terms of the merger agreement, shall not have been exercised with respect to more than five percent of the outstanding shares of Alliance common stock;

•	all shares of Alliance preferred stock shall have been converted into Alliance common stock prior to the effective time;

•	we shall have received a written opinion from our tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to us to the effect that the merger will constitute a tax-free reorganization under the Internal Revenue Code and such opinion will not have been withdrawn;

•	we will have received a true and correct final capitalization certificate from Alliance and such certificate will be true and correct immediately prior to the effective time;

•	certain agreements specified in the disclosure schedule delivered by Alliance to us in conjunction with the execution of the merger agreement will have been terminated;

•	AEC Associates will have executed and delivered the stockholder’s agreement to us; and

•	Yucaipa will have executed and delivered the consulting agreement to us.

Termination of the Merger Agreement

      The merger agreement provides that Source Interlink and Alliance can agree by mutual written consent to terminate the merger agreement at any time before the consummate of the merger. In addition, either Source Interlink or Alliance may terminate the merger agreement at any time before the consummation of the merger if:

•	the merger has not been consummated by April 30, 2005, provided that the terminating party shall not have breached in any material respect its obligations under the merger agreement in any manner that shall have been a principal cause of the failure to consummate the merger by such date;

•	the Alliance stockholders fail to vote in favor of the matters contemplated by the merger agreement, including the adoption of the merger agreement, or if Alliance has not notified its stockholders of a stockholder meeting, Alliance’s failure to obtain the written consents of its stockholders approving the matters contemplated by the merger agreement prior to the date of the special meeting of our shareholders; provided that the right to terminate the merger agreement in this respect shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of the failure to obtain such requisite vote and shall not be available to Alliance if the failure to obtain such requisite vote has been principally caused by a breach by Alliance or AEC Associates, Alliance’s majority stockholder, of the Alliance Voting Agreement;

•	our shareholders fail to vote in favor of the matters contemplated by the merger agreement, including the issuance of our common stock in the merger, provided that the right to terminate the merger agreement in this respect shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of the failure to obtain such requisite vote; or

•	a governmental entity has issued a final and nonappealable order, decree or ruling or taken any other final and nonappealable action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger.

      The merger agreement further provides that we may terminate the merger agreement at any time before the consummation of the merger if any of the following occurs:

•	Alliance materially and knowingly breaches certain obligations under the merger agreement related to restrictions on solicitation or the submission of certain matters to a stockholder vote, subject to limited exceptions for curing certain breaches;

•	there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Alliance set forth in the merger agreement, which breach would cause certain closing conditions set forth in the merger agreement not to be satisfied, and which shall not have been cured within 15 days following receipt by Alliance of written notice of such breach from us (except in the case of a breach that is not curable or efforts to cure such breach have ceased); or

•	we concurrently enter into a definitive agreement for a Superior Proposal in accordance with, or has otherwise complied with, all provisions of the merger agreement in relation thereto and concurrently with such termination, we have paid to Alliance a termination fee pursuant to the terms of the merger agreement.

      The merger agreement also provides that Alliance may terminate the merger agreement at any time before the consummation of the merger if any of the following occurs:

•	we materially and knowingly breach certain obligations under the merger agreement related to restrictions on solicitation or the submission of certain matters to a shareholder vote, subject to limited exceptions for curing certain breaches;

•	our board withdraws, modifies, conditions or qualifies its recommendation in favor of the merger in a manner adverse to Alliance, approves or recommends to our shareholders an Acquisition Proposal (other than by Alliance or its affiliates), approves or recommends that our shareholders tender their shares in any tender or exchange offer that is an Acquisition Proposal (other than by Alliance or its affiliates), or approves a resolution or agrees to do any of the foregoing;

•	any third party acquires beneficial ownership of a majority of the outstanding shares of our common stock; or

•	there has been a breach of or failure to perform any representation, warranty, covenant or agreement by us set forth in the merger agreement, which breach would cause certain closing conditions set forth in the merger agreement not to be satisfied, and which shall not have been cured within 15 days following our receipt of written notice of such breach from Alliance (except in the case of a breach that is not curable or efforts to cure such breach have ceased).

Expenses and Termination Fees

Shared Fees and Expenses

      The merger agreement provides that all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties shall be paid by the party incurring such expenses, whether or not the merger is consummated except that Source Interlink and Alliance shall share equally (i) the aggregate filing fees of the parties’ pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and compliance with other foreign antitrust laws, if any, and (ii) all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing and filing of the proxy statement/ prospectus (including any related preliminary materials) and the related registration statement and any amendments or supplements thereto.

Fees to Be Paid by Source Interlink in the Event the Merger Agreement is Terminated

      Under the terms of the merger agreement, we will pay a $5.0 million termination fee to Alliance if:

•	we materially and knowingly breach certain obligations under the merger agreement related to restrictions on solicitation or the submission of certain matters to a shareholder vote, subject to limited exceptions for curing certain breaches;

•	our board withdraws, modifies, conditions or qualifies its recommendation in favor of the merger in a manner adverse to Alliance, approves or recommends to our shareholders an Acquisition Proposal (other than by Alliance or its affiliates), approves or recommends that our shareholders tender their shares in any tender or exchange offer that is an Acquisition Proposal (other than by Alliance or its affiliates), or approves a resolution or agrees to do any of the foregoing;

•	any third party acquires beneficial ownership of a majority of the outstanding Source Interlink common stock; or

•	we terminate the merger agreement and concurrently enters into a definitive agreement for a Superior Proposal in accordance with, or has otherwise complied with, all provisions of the merger agreement in relation thereto and concurrently with such termination.

      If the merger has not been consummated by April 30, 2005, we will also pay a $5.0 million termination fee to Alliance if a third party has made an Acquisition Proposal and not withdrawn such Acquisition Proposal as of April 30, 2005 and within twelve months following such termination, a third party acquisition is consummated or we enter into a definitive agreement providing for a third party acquisition (for purposes of this clause, the term “Acquisition Proposal” shall have the meaning assigned to such term above except that it shall refer only to us and references to “15%” in the definition shall be references to 50%).

      We will pay to Alliance a $2.0 million termination fee plus Alliance’s reasonable, out-of-pocket expenses incurred in connection with the transactions contemplated by the merger agreement (such amount not to exceed $5.0 million in the aggregate) if the merger agreement is terminated because our shareholders fail to vote in favor of the matters contemplated by the merger agreement.

      If (1) the merger agreement is terminated because our shareholders fail to vote in favor of the matters contemplated by the merger agreement, (2) a third party has made an Acquisition Proposal and not withdrawn such Acquisition Proposal at the time of our shareholder meeting and (3) within twelve months following such termination, a third party acquisition is consummated or we enter into a definitive agreement providing for a third party acquisition (for purposes of this clause, the term “Acquisition Proposal” shall have the meaning assigned to such term except that it shall refer only to us and references to “15%” in the definition shall be references to 50%), we shall pay to Alliance an amount, if any, equal to $5.0 million less $2.0 million less Alliance’s reasonable, out-of-pocket expenses incurred in connection with the transactions contemplated by the merger agreement.

Extension, Waiver and Amendment

      Either Source Interlink or Alliance may extend the time for the performance of any of the other’s obligations or other acts under the merger agreement, waive any inaccuracies in the other’s representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

      The merger agreement may only be amended if such amendment is in writing and is signed by each of the parties to the merger agreement. Such amendment may take place at any time prior to the completion of the merger, and, subject to applicable law, whether before or after approval by the stockholders of Alliance or our shareholders.

Definition of Material Adverse Effect

      For purposes of the merger agreement the term “material adverse effect” when used in connection with an entity, means any change, event, occurrence, violation, inaccuracy, circumstance, development or effect that is or is reasonably likely to (i) be materially adverse to the business, operations, assets, capitalization, results of operations or financial condition of such entity and its subsidiaries taken as a whole or (ii) materially impede the ability of such entity to consummate the transactions contemplated by the merger agreement.

      Notwithstanding the previous paragraph, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a “material adverse effect”:

•	any changes, events, occurrences, violations, inaccuracies, circumstances, developments or effects that are caused or resulting from conditions affecting the industries in which the relevant entity and its subsidiaries participates, the U.S. economy as a whole, or foreign economies as a whole in any countries where the relevant entity or its subsidiaries have material operations or the capital markets generally (which changes in each case do not materially and disproportionately affect the relevant entity and its subsidiaries);

•	any changes, events, occurrences, violations, inaccuracies, circumstances, developments or effects that are caused by or resulting from an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism;

•	any changes, events, occurrences, violations, inaccuracies, circumstances, developments or effects that are attributable to the public announcement or pendency of the merger agreement or the performance of the merger agreement by the relevant entity; or

•	in our case, any change in the market price or trading volume of our common stock, in and of itself, after the date of the merger agreement.

AGREEMENTS RELATED TO THE MERGER AND OTHER TRANSACTIONS

Source Interlink Voting Agreements

      Concurrent, and in connection, with the merger agreement, Source Interlink and Alliance entered into voting agreements with each of the following directors and officers of Source Interlink (in their capacities as stockholders of Source Interlink): S. Leslie Flegel, James R. Gillis, Jason S. Flegel, John R. Amann, Marc Fierman, Randell S. Minix, A. Clinton Allen, Ariel Emanuel, Aron S. Katzman, Allan R. Lyons, Harry L. Franc, III and Kenneth F. Teasdale. Pursuant to the agreement and subject to certain conditions specified therein, each of our shareholders who is a party to the voting agreement agreed to:

•	retain our shares until the merger is effective;

•	vote in favor of the share issuance and the actions contemplated by the merger agreement;

•	vote in favor of the amendment of our articles of incorporation to increase our authorized capital stock;

•	vote against any action in opposition to the merger, including an Acquisition Proposal or Superior Proposal (as such terms are defined in the merger agreement);

•	vote in favor of the directors designated by AEC Associates, L.L.C., the majority stockholder of Alliance, at the 2005 Source Interlink annual meeting; and

•	grant an irrevocable proxy to Alliance to vote on their behalf.

Alliance Voting Agreement

      Also concurrent, and in connection, with the merger agreement, Source Interlink, Alliance and AEC Associates entered into a voting agreement that obligates AEC Associates to:

•	retain Alliance shares until the merger is effective;

•	convert all Alliance preferred stock to common;

•	vote in favor of the merger agreement;

•	vote in favor of the Distribution (as defined in the merger agreement);

•	vote against any action in opposition to the merger, including an Acquisition Proposal or Superior Proposal (as such terms are defined in the merger agreement); and

•	grant an irrevocable proxy to us to vote on their behalf.

      The agreement includes an ability for us to act on behalf of AEC Associates to call a stockholder meeting or solicit written consent to approve the merger. As of December 15, 2004, AEC Associates beneficially owns 63.8% of the voting securities of Alliance.

Source Interlink Affiliate Agreements

      Also concurrent, and in connection, with the merger agreement, we and certain stockholders who may be deemed affiliates of Alliance entered into affiliate agreements. Pursuant to the agreements and subject to certain conditions specified therein, the affiliated stockholders agreed not to sell, transfer or otherwise dispose of any shares of our common stock issued to such stockholders in the merger unless such dispositions comply with applicable securities laws and certain other conditions.

Stockholder’s Agreement

      In connection with the merger agreement, Source Interlink and AEC Associates negotiated a stockholder’s agreement to be entered into at the effective time of the merger. After the effective time of the merger, AEC Associates will own approximately 35.3% of the outstanding shares of our common stock.

Pursuant to the agreement and subject to certain conditions specified therein, Source Interlink and AEC Associates agreed to the following terms:

      Board Composition and Committees at the Effective Time. At the effective time of the merger, the combined company’s board will be comprised of 11 members, including (i) six members designated by us (who are expected to be S. Leslie Flegel, James R. Gillis, A. Clinton Allen, Ariel Emanuel, Allan R. Lyons and Aron S. Katzman), and five members designated by Alliance (who will be determined prior to the merger). Six of the directors will be “independent” under the rules of the SEC and NASD with respect to the combined company.

      Bylaws Amendment. Our bylaws at the effective time shall provide, among other things, that:

•	the board shall consist of between three and 11 members;

•	a change of control of us shall be approved by supermajority of at least 75% of the members of our board; and

•	for as long as AEC Associates (together with its members and affiliates acting as a group) owns an aggregate of 10% of our outstanding common stock, if an Alliance or Source Interlink director is unable to fulfill their term in office, the remaining Alliance or Source Interlink directors, as the case may be, have the exclusive right to designate an individual to fill the vacancy.

      Board of Directors. Until the date AEC Associates, together with those parties acting in concert with AEC Associates, no longer owns an aggregate of 10% of our outstanding common stock:

•	AEC Associates has the right to designate an individual (or individuals) of its choice for election by the board for any seat that is last occupied or vacated by a director designated by Alliance or AEC Associates, except if such designation would result in the director designated by AEC Associates having a disproportionate board representation to AEC Associates’ (together with its members and affiliates) ownership of our common stock.

•	We and AEC Associates agree that AEC Associates will designate three individuals for election at the 2005 Source Interlink annual meeting. We will not place any other nominees on the ballot for the 2005 annual meeting for election as a director unless required by law.

•	As soon as reasonably practicable after the effective time of the merger, we shall cause each standing committee of the board to include at least one director designated by Alliance and be comprised of a majority of directors designated by us.

•	Each director of Alliance that is “independent” or fulfills an SEC or NASD requirement that is unable to fulfill his or her term shall be replaced by a director of similar credentials to satisfy the requirement.

      Voting. Through the 2007 annual meeting, AEC Associates will (i) vote for all board nominees, (ii) be present at all meetings, in person or by proxy, and (iii) not, without supermajority board approval, take any action, directly or indirectly, intended to remove or that will result in removing any director from the board.

      Lockup. AEC Associates will initially be locked up following the consummation of the merger, after which time shares will be released from the lock-up as follows: (i) one-third of its shares will be released three months following consummation of the merger, (ii) an additional one-third of its shares will be released six months following the consummation of the merger and (iii) the remaining one-third of its shares will be released nine months following the consummation of the merger.

      Further Restrictions. Through the 2007 annual meeting, AEC Associates will not make any disposition:

•	to any member or affiliate unless that member or affiliate agrees to be bound by the stockholder’s agreement; and

•	without supermajority board approval, to persons initiating unsolicited tender offers and similar events.

      Demand Registration Rights. After the initial three-month lock-up period expires, AEC Associates is entitled to three demand registrations (only as to shares that are then free from the lock-up), which must be in firmly committed, underwritten public offerings.

      Piggyback Registration Rights. After the initial lock-up expires, AEC Associates is entitled to unlimited piggyback registration rights, which are subject to underwriter cutbacks.

      Market Standoff. For as long as AEC Associates (together with its members and affiliates acting as a group) owns an aggregate of 10% or more of our outstanding common stock, it will agree to a public offering lock-up such that neither it nor any of its members or affiliates acting as a group will effect any disposition under the same circumstances and for the same period as is required of our directors in the same offering.

      Noncompetition Covenants. AEC Associates will not for a period of two years from the effective time of the merger, (i) engage or participate in the business of Alliance, (ii) solicit employees or consultants of Alliance or its successor or any subsidiary thereof or (iii) solicit or interfere with customers of Alliance or its successor or any subsidiary thereof. AEC Associates will not disclose confidential information. “Business” is defined as distribution and fulfillment of prepackaged, physical VHS video cassettes, CDs or DVDs containing audio or video files or other prepackaged, physical product containing audio or video files, provided, however that the foregoing does not include video games.

Consulting Agreement

      In connection with the merger agreement, we and Yucaipa, an entity affiliated with Alliance’s majority stockholder, AEC Associates, negotiated a consulting agreement to be entered into at the effective time of the merger. Pursuant to the consulting agreement and subject to certain conditions specified therein, Yucaipa agreed to provide us, upon our request, with consulting and financial services for an annual fee of $1.0 million, plus out-of-pocket expenses. The right to fees is conditioned upon termination of the existing management services agreement between Yucaipa and Alliance and Yucaipa’s receipt of payments of no more than $4.0 million from Alliance for services rendered in connection with the merger or the termination of the management services agreement. The term of the consulting agreement is for a period of five years. Either party may terminate the consulting agreement at any time; however, if we terminate the agreement then we shall pay Yucaipa a cash termination payment equal to the remaining unpaid portion of the fees owed for the term in which the termination occurs plus $1.0 million. Yucaipa agrees, during the term of the consulting agreement and for one year thereafter, not to solicit any employees or consultants of our company or Alliance.

Agreements between Alliance and Spinco

      In connection with Alliance’s distribution of its “All Media Guide” and “Digital On-Demand” businesses completed December      , 2004, Alliance entered into a number agreements with Spinco. The rights and obligations of Alliance under each of these agreements will become those of the combined company following the merger.

Distribution and Separation Agreement

      Alliance and Spinco entered into a distribution and separation agreement on December           , 2004 to effect the spin-off. As part of that agreement, Spinco agreed that it would not engage in the business of distribution and fulfillment of prepackaged physical VHS video cassettes, CDs or DVDs containing audio or video files or other prepackaged, physical products, containing audio or video files, provided however that the foregoing does not include video games. The agreement also provides that Spinco will indemnify Alliance against any and all liabilities, in perpetuity, relating to or arising out of certain assumed liabilities other than tax liabilities, which is addressed in the tax-sharing and indemnification agreement referred to below.

Licensing and Co-Marketing Agreement

      Effective as of December      , 2004, Alliance and Spinco entered into a license agreement for a period of 5 years (which is renewable for additional 1 year terms), pursuant to which:

•	Spinco is licensing the “All Media Guide” databases to Alliance for internal use for $300,000 annually;

•	Existing license terms with respect to “theStore24” are grandfathered in place relating to certain customer agreements, and a 1 1/4% royalty on Alliance product sales will be paid by Alliance to Spinco for new agreements for revenues derived by Alliance from “theStore24” (Spinco’s proprietary customer direct ordering system); and

•	Spinco is licensing its music sampling product to Alliance at a discounted rate.

      Alliance also entered into a co-marketing agreement permitting it to market RedDotNet products (kiosks to disseminate in-store product information, samples, etc), which Spinco will support.

Transition/ Shared Services Agreement

      For a period of no more than six months following December      , 2004, Alliance will provide certain human resources, accounting and legal services to Spinco at a cost of $25,000 per month.

Tax-Sharing and Indemnification Agreement

      In connection with the spin-off, Spinco and Alliance entered into a tax sharing and indemnification agreement, addressing, among other items:

•	Alliance’s inclusion of the income of Spinco (including any deferred items triggered into income by Treasury Regulations Section 1.1502-13) on Alliance’s consolidated federal income tax return (and any comparable state returns) for all periods through the date of the spin-off, and the payment of any taxes attributable to such income;

•	the indemnity to be provided by Spinco to Alliance for any taxes payable by Alliance with respect to the spin-off (including each of the steps comprising part of the spin-off) for the taxable year in which the spin-off occurs (including, primarily, taxes resulting from any failure of Alliance’s consolidated net operating losses or other attributes to fully offset any gain arising from the spin-off, but excluding taxes arising from transactions or activities of Alliance other than the spin-off);

•	the indemnity to be provided by Alliance to Spinco with respect to any taxes of Alliance or its subsidiaries payable by Spinco as a result of the application of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law);

•	the conduct of any audits and contests relating to Alliance’s taxes; and

•	the term of the indemnity provisions, which will generally expire on the date that is 30 days following the expiration of the applicable statute of limitations.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined financial information with respect to Source Interlink is based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma financial statements:

•	The unaudited pro forma condensed combined balance sheet as of October 31, 2004, assuming the business combination between Source Interlink and Alliance occurred on October 31, 2004; and

•	The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2004, assuming the business combination between Source Interlink and Alliance occurred as of February 1, 2003; and

•	The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2004, assuming the business combination between Source Interlink and Alliance occurred as of February 1, 2003.

      The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that we believe are reasonable and does not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

      The unaudited pro forma condensed combined statements of operations do not include adjustments to eliminate operations of Alliance that were phased out prior to the acquisition of Alliance by Source Interlink. These operations did not meet the criteria for discontinued operations treatment under FASB 144, and therefore are included in the pro forma statement of operations. For the year ended January 31, 2004, the following amounts are included in the Alliance historical financial statements related to these operations: (1) revenues of $7.5 million; (2) cost of revenues of $14.2 million; (3) selling, general and administrative expenses of $7.4 million; and (4) interest charges of $0.9 million. For the nine month period ended October 31, 2004, the following amounts are included in the Alliance historical financial statements related to these operations: (1) revenues of $1.2 million; (2) cost of revenues of $1.1 million; (3) selling, general and administrative expenses of $1.2 million; and (4) interest charges of $0.4 million.

      The merger and related transactions will be treated as a purchase business combination for accounting purposes, and Alliance’s assets acquired and liabilities assumed will be recorded at their fair value. For the purposes of this unaudited condensed pro forma consolidated financial data, we have assumed that our common stock price is $11.31 per share (based on an average of closing prices for our common stock from November 12, 2004 through November 26, 2004, which is the five trading days before and after the day the transaction was announced) and that approximately 50.4 million shares of our common stock are outstanding at the date of completion of the merger.

      The unaudited pro forma condensed combined financial information should be read in conjunction with our consolidated financial statements and unaudited condensed consolidated financial statements and related notes, included herein by reference, and the information set forth in “Source Interlink Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical
	Source	Historical			Pro Forma
	Interlink	Alliance			Source
	October 31,	September 30,	Pro Forma		Interlink
	2004(a)	2004(a)	Adjustments		Companies

	(In thousands)
ASSETS
Current assets:
Cash	$1,584	$2,785	$(58	)(b)	$4,311
Trade Receivables	65,737	119,967	(2,486	)(b)	183,218
Purchased claims receivable	3,324	—	—		3,324
Inventories	14,114	123,330	(1,821	)(b)	135,623
Income tax receivable and other current assets	5,394	1,874	(125	)(b)	7,143
Deferred tax asset	3,405	—	—		3,405
Advances under magazine export agreement	1,525	—	—		1,525
Total current assets	95,083	247,956	(4,490)		338,549
Property, plant and equipment, net	21,732	50,818	(17,753	)(b)	68,797
			14,000	(c)
Goodwill, net	63,087	3,876	212,155	(d1)	275,242
			(3,876	)(d5)
Intangible assets, net	13,179	12,022	53,038	(d2)	66,217
			(12,022	)(d5)
Deferred tax asset	652	—	12,144	(d3)	12,796
Other assets	6,652	1,873	(56	)(b)	8,469

Total assets	$200,385	$316,545	$253,140		$770,070

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$40,765	$209,096	$(1,797	)(b)	249,064
			1,000	(d4, f)
Current maturities of long-term debt	2,491	37,727	—		40,218
Total current liabilities	43,256	246,823	(797)		289,282
Long-term debt	31,570	3,521	3,801	(d8, e)	38,892
Other liabilities	1,901	—	4,000	(d4, f)	5,901
Total liabilities	76,727	250,344	7,004		334,075
Stockholders’ Equity:
Preferred Stock, Series A1	—	35,103	(35,103	)(d6)	—
Cumulative
Preferred Stock, Series A2	—	68,838	(68,838	)(d6)	—
Cumulative
Preferred Stock, Series B	—	16,748	(16,748	)(d6)	—
Cumulative
Common stock	237	7	(7	)(d7)	505
			268	(d10)
Additional paid-in capital	149,178	114,983	(114,983	)(d7)	461,247
			9,280	(d9)
			302,789	(d10)
Accumulated deficit	(26,765)	(169,478)	169,478	(d7)	(26,765)
Foreign currency translation	1,575	—	—		1,575
Less: Treasury Stock	(567)	—	—		(567)

Total stockholders’ equity	123,658	(54,488)	366,825		435,995

Total liabilities and stockholders’ equity	$200,385	$316,545	$253,140		$770,070

See notes to unaudited pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

      (a) Certain reclassifications have been made to the historical presentation of Source Interlink and Alliance to conform to the presentation used in the unaudited pro forma condensed consolidated balance sheet.

      (b) To eliminate the following assets and liabilities of Alliance included in their September 30, 2004 balance sheet related to DMISG. These assets and liabilities were distributed by Alliance through a spin-off of the shares of Spinco to the Alliance stockholders. The assets and liabilities are as follows: (1) $0.06 million of cash; (2) $2.5 million of net accounts receivable; (3) $1.8 million of inventory; (4) $0.1 million of other assets; (5) $17.8 million of net property and equipment; (6) $0.06 million of other assets; and (7) $1.8 million of accounts payable, accrued expenses and other current liabilities.

      (c) To adjust the estimated value of net property, plant and equipment acquired to its estimated fair market value. The estimated increase in the fair value is approximately $14.0 million. The final valuation of the net property, plant and equipment will be determined at a future date based upon independent third-party appraisals.

      (d) In connection with the business combination, Alliance will merge with and into a wholly-owned subsidiary of Source Interlink and Alliance common stockholders will receive for each share of Alliance common stock they hold a number of shares based on the exchange ratio as previously defined in this proxy statement/prospectus. Based on the fully diluted shares outstanding as of December 15, 2004, approximately 26.8 million shares of our common stock will be issued in exchange for all outstanding common stock of Alliance and result in the equity holders of Alliance and Source Interlink each holding 50% of the fully diluted capitalization of the combined company immediately following the merger.

      Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Alliance’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the business combination. The preliminary estimated consideration is as follows:

			Capital in
		Common	Excess of
		Shares	Par Value	Total

(d10)	Issuance of Source shares to Alliance stockholders
	(26.8 million shares at $11.31)	$268	$302,789	$303,057
(d9)	Fair value of options and warrants issued			9,280
(d8)	Estimated transaction costs			3,801

	Total consideration			$316,138

      The estimated consideration is preliminarily allocated as follows:

(d7)	Alliance historical net book value	$(54,488)
(d6)	Conversion of Alliance preferred stock to common stock	120,689
(d5)	Elimination of Alliance historical goodwill and intangibles	(15,898)
(b)	Elimination of Spinco assets and liabilities	(20,502)
(c)	Estimate of adjustment to fair value property and equipment	14,000
(d4)	To record liability related to consulting agreement with Yucaipa	(5,000)
(d3)	Estimate of adjustment to deferred tax asset valuation allowance	12,144
(d2)	Estimate of adjustment to fair value identifiable intangible assets	53,038
(d1)	Estimate of adjustment to goodwill	212,155

	Total consideration allocated	$316,138

      (e) Estimated Source Interlink transaction costs will be funded through borrowings on its revolving line of credit.

      (f) In connection with the merger agreement, we entered into a consulting agreement with Yucaipa requiring a payment of $1.0 million per year for a period of five years. Under the agreement, these payments are guaranteed and no additional services are required.

      We have not completed an assessment of the fair values of assets and liabilities of Alliance and the related business integration plans. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities. For purposes of the allocation above, we have allocated $53.0 million to identifiable intangible assets, including allocations to definitive life intangibles such as customer relationships and supply contracts.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine month period ended October 31, 2004

	Historical
	Source	Historical
	Interlink	Alliance			Pro Forma
	October 31,	September 30,	Pro Forma		Source
	2004	2004	Adjustments		Interlink

	(In thousands, except per share data)
Revenues	$273,175	646,342	(13,079	)(a)	906,438
Cost of Revenues	199,822	552,304	(7,311	)(a)	723,500
			(21,315	)(d)

Gross Profit	73,353	94,038	15,547		182,938
Selling, General and Administrative Expenses	40,874	84,423	(8,725	)(a)	120,648
			(375	)(b)
			4,226	(c)
			225	(e)
Fulfillment Freight	15,244	—	21,315	(d)	36,559
Relocation Expenses	1,552	—	—		1,552

Operating Income (Loss)	15,683	9,615	(1,119)		24,179

Other Income (Expense):
Write off deferred financing costs and original issue discount	(1,494)	—	—		(1,494)
Interest expense, net	(1,179)	(1,160)	1,265	(a)	(1,074)
Other	207	—	—		207

Total Other Income (Expense)	(2,466)	(1,160)	1,265		(2,361)

Income before Income Taxes	13,217	8,455	146		21,818
Income Tax Expense	4,204	3,424	57	(f)	7,685

Net Income	$9,013	5,031	89		14,133

Earnings per Share — Basic	$0.40	0.19	—		0.29
Earnings per Share — Diluted	0.37	0.19	—		0.27
Weighted Average of shares outstanding — Basic	22,727	26,795	—		49,522
Weighted Average of shares outstanding — Diluted	24,606	27,161	—		51,767

See notes to unaudited pro forma condensed combined statement of operations.

      In the pro forma statement of operations, management has estimated 20% of the intangible assets are amortizable and have an average life of 10 years. As a result, amortization expense of $3,979,000 related to these intangibles, is included in the pro forma statement of operations. The actual allocation of the purchase price to amortizable intangible assets could differ significantly from this initial estimate upon completion of management’s assessment of fair value. If the amount of the intangible assets amortizable were determined to be 50% of the total intangible assets and the average life of these intangibles was 10 years, it would have the following effect on pro forma net income.

Assuming 50%
of Total
Intangible Assets
Are Amortizable
Over 10 Years

(In thousands,
except per share
data)
Unadjusted net income	$14,133
Additional amortization expense, net of tax effect	(3,639)
Adjusted Net Income	10,494
Adjusted EPS — Basic	0.21
— Diluted	0.20

      Management intends to complete its allocation between goodwill and identifiable intangible assets prior to the effective date of this registration statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS
For the nine month period ended October 31, 2004

      (a) To eliminate the following revenues, cost of revenues, selling, general and administrative expense and interest charges of Alliance included in the statement of operations for the nine month period ended September 30, 2004 related to DMISG. These operations were distributed by Alliance through a spin-off of the shares of Spinco to the Alliance stockholders. The amounts are as follows: (1) $13.1 million of revenues; (2) $7.3 million of cost of revenues; (3) $8.7 million of selling, general and administrative expenses; and (4) $1.3 million of interest expense.

      (b) To eliminate $0.4 million of management fees to Yucaipa, an entity affiliated with Alliance’s majority stockholder for management services provided to Alliance, which Alliance has recorded in their historical financial statements. This fee is considered a nonrecurring charge as Yucaipa will have no continuing role in the management of Alliance after the merger.

      (c) To record $4.2 million of additional depreciation and amortization expense resulting from the adjustment to Alliance’s property and equipment assets and identifiable intangible assets based on the adjustment of such assets to fair value as discussed in Note (d) of the Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet. We have assumed a remaining useful life of 40 years for the buildings, which is in accordance with our capitalization policies. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets (some of which will have indefinite lives). For purposes of the amortization expense recorded above, we have allocated approximately $53.0 million to identifiable intangible assets, including allocations to definitive life intangibles such as customer relationships and supply contracts and we have assumed a 10 year average useful life.

      (d) Reclassification of fulfillment freight from cost of revenues to a separate selling, general and administrative line item has been made to the historical presentation of Alliance to conform to our presentation.

      (e) To record licensing fee expense to Spinco for the “All Media Guide” database in the amount of $0.2 million for the nine month period ended October 31, 2004.

      (f) Represents the aggregate pro forma statutory income tax effect (39%) of Notes (a) through (f) above.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ending January 31, 2004

	Historical
	Source	Historical
	Interlink	Alliance			Pro Forma
	January 31,	December 31,	Pro Forma		Source
	2004	2003	Adjustments		Interlink

	(In thousands, except per share data)
Revenues	$333,134	869,890	(12,356	)(a)	1,190,668
Cost of Revenues	244,755	759,508	(7,255	)(a)	969,809
			(27,199	)(d)

Gross Profit	88,379	110,382	22,098		220,859
Selling, General and Administrative Expenses	52,642	105,640	(14,151	)(a)	149,562
			(500	)(b)
			5,631	(c)
			300	(e)
Fulfillment Freight	16,381	—	27,199	(d)	43,580
Relocation Expenses	1,730	—	—		1,730

Operating Income	17,626	4,742	3,619		25,987

Other Income (Expense):
Write off deferred financing costs and original issue discount	—	—	—		—
Interest expense, net	(3,647)	(2,468)	1,251	(a)	(4,864)
Other	(316)	—	—		(316)

Total Other Income (Expense)	(3,963)	(2,468)	1,251		(5,180)

Income before Income Taxes	13,663	2,274	4,870		20,807
Income Tax Expense	3,615	1,026	1,899	(f)	6,540

Net Income	$10,048	1,248	2,971		14,267

Earnings per Share — Basic	$0.54	0.05	—		0.32
Earnings per Share — Diluted	0.51	0.05	—		0.31
Weighted Average of shares outstanding — Basic	18,476	26,795	—		45,271
Weighted Average of shares outstanding — Diluted	19,866	26,885	—		46,751

See notes to unaudited pro forma condensed combined statement of operations.

      In the pro forma statement of operations, management has estimated 20% of the intangible assets are amortizable and have an average life of 10 years. As a result, amortization expense of $5,303,000 is included in the pro forma statement of operations. The actual allocation of the purchase price to amortizable intangible assets could differ significantly from this initial estimate upon completion of management’s assessment of fair value. If the amount of the intangible assets amortizable were determined to be 50% of the total intangible assets and the average life of these intangibles was 10 years, it would have the following effect on pro forma net income.

Assuming 50%
of Total
Intangible Assets
Are Amortizable
Over 10 Years

(In thousands,
except per share
data)
Unadjusted net income	$14,267
Additional amortization expense, net of tax effect	(4,853)
Adjusted Net Income	9,414
Adjusted EPS — Basic	0.21
— Diluted	0.20

      Management intends to complete its allocation between goodwill and identifiable intangible assets prior to the effective date of this registration statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS
For the year ending January 31, 2004

      (a) To eliminate the following revenues, cost of revenues, selling, general and administrative expense and interest charges of Alliance included in the statement of operations for the year ended December 31, 2003 related to DMISG. These operations were distributed by Alliance to Spinco, an entity owned by the Alliance stockholders. The amounts are as follows: (1) $12.4 million of revenues; (2) $7.3 million of cost of revenues; (3) $14.2 million of selling, general and administrative expenses; and (4) $1.3 million of interest expense.

      (b) To eliminate $0.5 million of management fees to Yucaipa, an entity affiliated with Alliance’s majority stockholder for management services provided to Alliance, which Alliance has recorded in their historical financial statements. This fee is considered a nonrecurring charge as Yucaipa will have no continuing role in the management of Alliance after the merger.

      (c) To record $5.6 million of additional depreciation and amortization expense resulting from the adjustment to Alliance’s property and equipment assets and identifiable intangible assets based on the adjustment of such assets to fair value as discussed in Note (d) of the Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet. We have assumed a remaining useful life of 40 years for the buildings, which is in accordance with our capitalization policies. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets (some of which will have indefinite lives). For purposes of the amortization expense recorded above, we have allocated approximately $53.0 million to identifiable intangible assets, including allocations to definitive life intangibles such as customer relationships and supply contracts and we have assumed a 10 year average useful life.

      (d) Reclassification of fulfillment freight from cost of revenues to a separate selling, general and administrative line item has been made to the historical presentation of Alliance to conform to our presentation.

      (e) To record the annual licensing fee expense to Spinco for the “All Media Guide” database in the amount of $0.3 million.

      (f) Represents the aggregate pro forma statutory income tax effect (39%) of Notes (a) through (e) above.

MANAGEMENT

Executive Officers and Directors Post-Merger

      Upon the consummation of the merger, the board of directors of the combined company is expected to be comprised of eleven individuals. Six directors will be designated by us, three of whom will be independent (under the rules of the SEC and NASD with respect to the combined company). Five directors will be designated by Alliance, three of whom will be independent (under the rules of the SEC and NASD with respect to the combined company).

      The combined company’s bylaws will provide that the board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. One class of directors will be elected each year at our annual meeting to serve for a three-year term. Three of the directors designated by Alliance will serve in the class of directors whose term expires at the 2005 annual meeting. At the 2005 annual meeting, AEC Associates will have the right to designate three individuals as nominees for election to the board. See “Agreements Related to the Merger and Other Transactions — Stockholder’s Agreement.” Three of the directors designated by us, and one of the directors designated by Alliance will serve in the class of directors whose term expires at the 2006 annual meeting. The remaining three directors designated by us, and the remaining director designated by Alliance, will serve in the class of directors whose term expires at the 2007 annual meeting.

      The following table lists the names, ages and positions of individuals expected to be designated by Source Interlink and Alliance as directors and executive officers of Source Interlink upon the consummation of the merger (other than those individuals to be designated to the board by Alliance prior to the merger). The ages of the individuals are provided as of December 15, 2004.

Name	Age	Position(s)

S. Leslie Flegel	67	Chairman of the Board of Directors, Chief Executive Officer and Director(1)(3)
James R. Gillis	51	President, Chief Operating Officer and Director(1)(2)
Jason S. Flegel	39	Executive Vice President
Alan Tuchman	45	Executive Vice President
John R. Amann	52	Executive Vice President
Marc Fierman	44	Chief Financial Officer
A. Clinton Allen	60	Director(1)(3)
Ariel Emanuel	43	Director(1)(3)
Allan R. Lyons	64	Director(1)(2)
Aron S. Katzman	67	Director(1)(2)

(1)	Our board is expected to designate these 6 individuals to serve on the post-merger board of directors as our designees as provided for in the merger agreement. All of our other current directors are expected to resign from the board of directors.

(2)	Class II Director. Term will expire at the 2006 annual meeting of our shareholders.

(3)	Class III Director. Term will expire at the 2007 annual meeting of our shareholders.

      S. Leslie Flegel, Chairman of the Board of Directors, Chief Executive Officer and Director. S. Leslie Flegel has been our Chairman of the Board of Directors and Chief Executive Officer since its inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and Chief Executive Officer of Display Information Systems Company, our predecessor. S. Leslie Flegel is the father of Jason S. Flegel, one of our Executive Vice Presidents.

      James R. Gillis, President and Director. James R. Gillis became our President in December 1998, was appointed as a member of our board in March 2000 and became our President and Chief Operating Officer in

August 2000. Prior thereto, he served as the President and Chief Executive Officer of Brand Manufacturing Corp., which we acquired in January 1999.

      Jason S. Flegel, Executive Vice President. Jason S. Flegel has served as one of our Executive Vice Presidents since June 1996. Prior thereto, and since our inception in March 1995, he served as Vice President — Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of Display Information Systems Company, one of our predecessors. Jason S. Flegel is the son of S. Leslie Flegel.

      Alan Tuchman, Executive Vice President. Alan Tuchman has been President and Chief Operating Officer of Alliance since 2000. Mr. Tuchman joined Alliance in 1991 and was Vice President from that time until 1996, when he became Senior Vice President of Strategic Planning. Mr. Tuchman held this position until 1997 when he became President of AEC One Stop Group, Inc., a subsidiary of Alliance. In January 2000, Mr. Tuchman was appointed to his current position of President and Chief Operating Officer of Alliance.

      John R. Amman, Executive Vice President. John R. Amann joined our company in September 2003 as President and Chief Executive Officer of one of Source Interlink’s subsidiaries. In March 2004, he was promoted to the office of Executive Vice President — Sales and Marketing. For approximately 10 years prior to joining Source Interlink, Mr. Amann served as Vice President — Circulation and Labor for the New York Post. Prior thereto, he was Vice President of TV Guide, Inc. and Chief Executive Officer of Murdoch Magazines Distribution, Inc.

      Marc Fierman, Chief Financial Officer. Marc Fierman has served as Source Interlink’s Chief Financial Officer since November 2002. Prior thereto, he served as Vice President of Finance (July 2001 to November 2002) and Vice President of Finance — Display Division (March 1999 to June 2001). From April 1997 to February 1999, Mr. Fierman served as the chief financial officer of Brand Manufacturing Corp., which we acquired in January 1999.

      A. Clinton Allen, Director. A. Clinton Allen was appointed to our board in April 2004. He currently is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 and Chairman of Psychemedics Corporation from March 2002, until November 2003. Mr. Allen was Vice Chairman and a director of the DeWolfe Companies, until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands, until it was acquired by Victorinox Corporation in August 2002.

      Mr. Allen is the Lead Director of Steinway Musical Instruments, Inc., one of the world’s largest manufacturers of musical instruments; a director and Chairman of Collector’s Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; a director of Integrated Alarm Services Group, Inc., the largest provider of wholesale security monitoring in the United States; a director of Brooks Automation Inc., a manufacturer of integrated tool and factory automation solutions for the global semiconductor and related industries, and a director of LKQ Corporation, the largest nationwide supplier of recycled OEM automotive parts.

      Ariel Emanuel, Director. Ariel Emanuel was appointed to our board in November 2004. At present, Mr. Emanuel is a member of The Endeavor Agency LLC, a California-based talent agency which he founded in 1995. Mr. Emanuel is active in P.S. Arts, an entertainment industry sponsored organization working to bring arts education to public schools in Southern California and served as co-chair of the 2002 Earth to LA biennial fund-raising event for the Natural Resources Defense Council.

      Allan R. Lyons, Director. Allan R. Lyons joined us as a member of the board in March 2003. From January 2000 to the present, Mr. Lyons has been the managing member of 21st Century Strategic Investment Planning, LC, a money management firm with more than $20.0 million under management. He is a member of the Board of Directors of Franklin Credit Management Corp., a specialty consumer finance and asset management company based in New York, NY. In late 1999, Mr. Lyons retired from Piaker & Lyons, a diversified certified public accounting firm where he specialized in taxes, estate and financial planning. Before becoming Chairman and Chief Executive Officer of Piaker & Lyons in 1994, Mr. Lyons had been a partner of the firm since 1968.

      Aron S. Katzman, Director. Mr. Katzman has served as a member of our board since its inception in March 1995. Mr. Katzman was a founder of Medicine Shoppe International, Inc. and served on its board of directors until it was purchased by Cardinal Health in 1994. Mr. Katzman served as the Chairman and Chief Executive Officer of Roman Company, a manufacturer and distributor of fashion custom jewelry. Mr. Katzman is a member of the board of directors of Foto, Inc. Presently, Mr. Katzman is Chairman and Chief Executive Officer of Decorating Den of Missouri.

Employment Contracts and Change-in-Control Arrangements Post-Merger

      In May 2003, we entered into a new employment and non-competition agreement with our Chairman and Chief Executive Officer, S. Leslie Flegel, providing for his continued service in that position until January 31, 2006. Mr. Flegel received base compensation of $535,000 during the 2004 fiscal year. Mr. Flegel’s base compensation is subject to annual adjustment at the discretion of the compensation committee of our board. The agreement also provides for the award of two cash incentives. The first entitles Mr. Flegel to receive a bonus of up to 50% of his base compensation depending on the degree to which we achieve our projected consolidated net income. The second permits the compensation committee to award to Mr. Flegel a discretionary bonus of up to 50% of his base compensation depending on such factors as the committee determines to be relevant. The agreement also entitles Mr. Flegel to receive $250,000 as consideration for his agreement to refrain from engaging, directly or indirectly, in the rendering of services competitive with those offered by our company during the term of his employment and for one year thereafter.

      In December 1998, we entered into an employment and non-competition agreement with our President and Chief Operating Officer, James R. Gillis, which we amended in August 2000 and again in July 2002. The agreement provides for Mr. Gillis to serve as President and Chief Operating Officer until January  30, 2006. As base compensation for his services, Mr. Gillis received an annual salary of $425,000 during the 2004 fiscal year. For the 2005 fiscal year the compensation committee has set the annual salary for Mr. Gillis at $450,500. Under the agreement, Mr. Gillis is also entitled to receive a guaranteed annual bonus of $250,000 as long as he is employed by the company on February 28 of each year and a discretionary bonus of up to $100,000 each fiscal year at the discretion of the compensation committee. Mr. Gillis agreed to refrain from disclosing information confidential to us during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by us during the term of his employment and for two years thereafter.

      In January 2001, we entered into an employment agreement with Jason S. Flegel, our Executive Vice President — Operations, which automatically continues for one year terms unless terminated by either Mr. Flegel or the company on ninety days notice. Under his employment agreement, Mr. Flegel received an annual base compensation of $275,000 during the 2004 fiscal year. For the 2005 fiscal year the compensation committee has set the annual salary for Mr. Flegel at $291,500. In addition, the agreement permits the compensation committee to award to Mr. Flegel a discretionary bonus of up to $100,000 on such basis as the committee determines to be relevant. Mr. Flegel agreed to refrain from disclosing information confidential to us during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by us during the term of his employment and for two years thereafter.

      In July 2003, we entered into a new employment and non-competition agreement with our Chief Financial Officer, Marc Fierman, providing for his continued service in that position until January 31, 2006. As compensation for his services, Mr. Fierman received a base salary of $200,000 for the 2004 fiscal year (subject to an annual mandatory increase of 6% per year) and a guaranteed bonus equal to 20% of his base salary. The agreement also permits the compensation committee to award to Mr. Fierman a discretionary bonus of up to 30% of his base compensation depending on such factors as the committee determines to be relevant. Mr. Fierman agreed to refrain from disclosing information confidential to us during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by us during the term of his employment and for six months thereafter.

      In January 2004, Alliance and Alan Tuchman entered into an employment agreement. The agreement provides for Mr. Tuchman to be President of Alliance until January 1, 2007. As base compensation for his services, Mr. Tuchman receives an annual salary of $411,531, which is subject to adjustment annually. Under the agreement, Mr. Tuchman is eligible to receive a bonus of up to 50% of his base salary depending upon whether he meets performance goals established by Alliance’s board. Mr. Tuchman agreed to refrain from disclosing confidential information to Alliance during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by Alliance during the term of his employment and for one year thereafter.

      Messrs. S. Leslie Flegel, James R. Gillis, Jason S. Flegel and Marc Fierman are expected to enter into employment agreements and receive cash signing bonuses, conditioned by and effective upon the consummation of the merger.

Board Committees Post-Merger

      Upon the consummation of the merger, a majority of each committee of our board will be comprised of directors designated by us. One director designated by Alliance will serve on each board committee. All committee chairmen serving prior to the completion of the merger will remain in their positions.

Audit Committee

      The membership of the audit committee will be determined as soon as practicable.

Compensation Committee

      The membership of the compensation committee will be determined as soon as practicable.

Capital Markets Committee

      The membership of the capital markets committee will be determined as soon as practicable.

Nominating and Corporate Governance Committee

      The membership of the nominating and corporate governance committee will be determined as soon as practicable.

Executive Compensation Post-Merger

      The following table presents a summary of the compensation paid by Source Interlink or Alliance during the indicated fiscal years to the chief executive officer of the combined company upon the consummation of the merger and the four most highly paid executive officers of the combined company following the consummation of the merger (the “Post-Merger Named Executive Officers”). This compensation table excludes other compensation in the form of perquisites and other personal benefits to an executive officer where that compensation constituted the lesser of $50,000 or 10% of his or her total annual salary and bonus in the fiscal year.

					Long-Term
					Compensation
		Annual Compensation
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year (a)	Salary ($)	Bonus ($)	Compensation	Award ($)	Options (#)	Compensation ($)

S. Leslie Flegel	2004	552,851	125,000		—	150,000	10,268
Chief Executive Officer	2003	535,704	250,000		—	—	11,858
	2002	460,704	200,000		—	450,000	8,411
James R. Gillis	2004	418,571	437,500		—	50,000	14,977
President and Chief	2003	404,990	250,000		92,400 (b)	—	5,208
Operating Officer	2002	350,000	—		—	250,000	4,106
Alan Tuchman	2004	384,179	49,155		—	—	9,152
Executive Vice President	2003	358,376	60,000		—	—	9,580
	2002	352,027	100,000		—	—	9,494
Jason S. Flegel	2004	289,904	125,000		—	50,000	13,110
Executive Vice President	2003	241,666	—		—	—	5,000
	2002	204,000	—		—	131,000	4,250
Marc Fierman	2004	199,150	30,000		—	25,000	14,411
Chief Financial Officer	2003	175,254	5,000		—	55,000	13,900
	2002	160,254	—		—	5,356	4,161

(a)	For all individuals referenced in this table other than Mr. Tuchman, the information contained herein is presented for our fiscal years ended January 31, 2002, 2003 and 2004. For Mr. Tuchman, the information contained herein is presented for Alliance’s fiscal years ended December 31, 2001, 2002 and 2003.

(b)	During fiscal 2003, Mr. Gillis received 20,000 shares of restricted stock having a value of $92,400. All restrictions applicable to such shares lapsed during the 2004 fiscal year. Dividends will be paid with respect to the reported shares of restricted stock, if any, when paid with respect to the outstanding shares of common stock generally. We do not intend to pay any dividends on its common stock and is prohibited from doing so under its currently effective credit arrangements.

Source Interlink Option Grants

Option Grants in Fiscal Year 2004

      The following table presents information for the year ended January 31, 2004 with respect to each grant of stock options to the Post-Merger Named Executive Officers (assuming that the merger had been consummated as of such date):

	Individual Grants				Potential Realized
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise or Base
Name	Granted (#)	Fiscal Year	Price ($/Share)	Expiration Date	5% ($)	10% ($)

S. Leslie Flegel	150,000 (a)	18.1%	$4.56	2/1/2013	430,164	1,090,120
James R. Gillis	50,000 (b)	6.0%	$4.56	2/1/2013	143,388	363,373
Jason S. Flegel	50,000 (b)	6.0%	$4.56	2/1/2013	143,388	363,373
Marc Fierman	25,000 (a)	3.0%	$4.56	2/1/2013	71,694	181,687

(a)	33.33% of the reported options became immediately exercisable, an additional 33.33% became exercisable on February 1, 2004 and the remainder on February 1, 2005.

(b)	All of the reported options became exercisable on November 1, 2003.

           Mr. Tuchman did not receive any option grants during Alliance’s fiscal year ended December 31, 2004.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year End 2004 Option Values

      The following table presents information for the year ended January 31, 2004 with respect to stock option exercises by the Post-Merger Named Executive Officers (assuming that the merger had been consummated as of such date).

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares Acquired		Fiscal Year End (#)		Fiscal Year End ($)
	on Exercise	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

S. Leslie Flegel	—	—	1,385,000	100,000	$7,202,500	$849,000
James R. Gillis	—	—	634,667	—	$4,289,155	$—
Jason S. Flegel	—	—	283,425	16,666	$2,025,267	$156,035
Alan Tuchman			115,560	—	$563,242	$—
Marc Fierman	—	—	81,023	22,333	$652,497	$175,719

      The number of securities underlying Mr. Tuchman’s options has been calculated by multiplying the number of shares of Alliance common stock issuable upon exercise of outstanding options held by Mr. Tuchman by an exchange ratio of 0.264. The exercise prices have been adjusted by dividing the current exercise price for outstanding options held by Mr. Tuchman by 0.264.

Compensation of Directors of Source Interlink

      Under our current policy, which will be the policy of the combined company after the consummation of the merger, each of our directors who is not also one of our employees receives (i) an annual retainer of $30,000 and (ii) an additional $2,500 for each quarterly board meeting attended. Chairmen of committees receive an additional retainer ranging from $5,000 to $15,000 per year depending on the committee chaired. Each member of the audit committee, other than the chairman, receives an additional $2,000 per year. All director fees are payable quarterly either in cash or shares of our common stock valued at 90% of the last reported sale price on the payment date. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the board and its committees. Our directors also receive an annual grant of stock options for the purchase of 10,000 shares of our stock at an exercise price equal to the last reported sale price on the date of grant, typically the first business day in February of each year. These options are fully vested on the date of issuance.

Compensation Committee Interlocks and Insider Participation Post-Merger

      Any compensation committee interlocks and insider participation will be determined as soon as practicable following designation of the members of the post-merger compensation committee.

Related Party Transactions of Post-Merger Management

      We are not a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of its common stock of our company following the merger had or will have an interest, other than as described under “Source Interlink Principal Shareholders”, “Management — Employment Contracts and Change-in-Control Arrangements Post-Merger” and the transactions described below.

      Ariel Emanuel, one of our directors, will be paid $1.5 million upon consummation of the merger as compensation for consulting services provided to us in connection with the merger. Mr. Emanuel was not a director at the time we entered into this arrangement with him nor when the board approved the merger.

      In connection with the merger agreement, Source Interlink and Yucaipa, an entity affiliated with AEC Associates, negotiated a consulting agreement to be entered into at the effective time of the merger. AEC Associates will become a holder of 35.3% of our outstanding common stock immediately following the merger. See “Agreements Related to the Merger and Other Transactions — Consulting Agreement” beginning on page 75 above.

      AEC Associates is the majority stockholder of Spinco. In connection with the spin-off, Alliance and Spinco entered into a number of agreements including a distribution and separation agreement, licensing and co-marketing agreement, transition/ shared services agreement and tax sharing and indemnification agreement. The combined company will assume the rights and obligations of Alliance under these agreements upon consummation of the merger. For a description of these agreements, please see “Agreements Related to the Merger and Other Transactions — Agreements between Alliance and Spinco” beginning on page 75.

SOURCE INTERLINK BUSINESS

Overview

      We provide information, fulfillment and/or marketing services to retail companies that collectively operate more than 80,000 stores, to most major magazine publishers and to consumer product manufacturers of confections and general merchandise. We are the largest direct-to-retail magazine distributor in the United States to more than 10,000 retail outlets, including book stores, music stores and other specialty retailers, such as Barnes & Noble, Inc., Borders Group, Inc., Musicland Stores Corporation and Virgin Records America, Inc. Additionally, we are a leading provider in the United States of design, manufacture and management services to the front-end of supermarkets, discount stores, drug stores, convenience stores, terminals and newsstands, such as Food Lion, LLC, The Kroger Company, Target Corporation, Walgreens Company and Winn-Dixie Stores, Inc.

      Our business model is designed to provide a complete array of products and value-added services to retailers in both the specialty and mainstream retail markets. These services include product fulfillment to retailers for publishers, publisher rebate and other incentive payment collection, fixture design and manufacturing, information technology and other management services. Our extensive relationships with retailers, as well as publishers and other vendors, throughout the United States and Canada, have enabled us to build a reputation for reliable and timely service and an efficient fulfillment infrastructure to service these markets. We believe that by acting as an outsourced coordinator of all these services we are well positioned to continue adding customers, both in the United States and internationally, and to continue providing additional products and services to our extensive customer base.

Industry Overview

Magazine Fulfillment

      According to Harrington Associates, LLC, the total market for sales of single-copy magazines at retail in the United States of America has been estimated to total approximately $4.55 billion in 2003. The structure of the distribution channel for single-copy magazines has changed little over the past several decades. Publishers each generally engage a single national distributor, which acts as its representative to regional and local wholesalers and furnishes billing, collecting and marketing services throughout the United States or other territory. These national distributors then secure distribution to retailers directly, or more typically, through a number of regional and local wholesalers. The wholesalers maintain direct vendor relationships with the retailers. Retailers in the mainstream retail market require these wholesalers to provide extensive in-store services including receiving, verifying, stocking new issues and removing out-of-date issues. However, this traditional structure is not economically viable in the specialty retail market. Thus, in contrast, wholesalers servicing the specialty retail market typically do not provide these in-store services.

Front-End Management

      The retail sale of single-copy magazines is largely an impulse purchase decision by the consumer. As a result, publishers and manufacturers of other impulse merchandise such as confections and general merchandise (i.e., razor blades, film, batteries, etc.) consider it important for their products to be on prominent display in those areas of a store where they will be seen by the largest number of shoppers in order to increase the likelihood that their products will be sold. Retailers typically display magazines, confections and general merchandise in specific aisles, or the “mainline,” and the checkout area, or the “front-end.” Product visibility is highest in the front-end because every shopper making a purchase must pass through this area.

      Due to the higher visibility and resulting perception of increased sales potential, publishers and other vendors compete for favorable display space in the front-end. To secure the desired display space, publishers and other vendors offer rebate and other incentive payments to retailers, such as:

•	initial fees to rearrange front-end display fixtures to ensure the desired placement of their products;

•	periodic placement fees based on the location and size of their products’ display; and

•	cash rebates based on the total sales volume of their products.

      Due to the high volume of sales transactions and great variety of incentive programs offered, there is a significant administrative burden associated with front-end management. As a result, most retailers have historically outsourced the information gathering and administration of magazine claims collection to third parties such as our company. This relieves retailers of the administrative burdens, such as monitoring thousands of titles each with a distinct incentive arrangement.

Information Services

      Prompt delivery of information regarding sales activity, including timing of the redesign of front-end space, changes in display positions or the discontinuance of a vendor’s product, is important to publishers and other vendors of front-end products. This information allows publishers and other vendors to make important strategic decisions in advance of re-configurations and other changes implemented by retailers to the front-end. Conversely, timely delivery of information about publisher or other vendor price changes, special promotions, new product introductions and other plans is important to retailers because it enables them to enhance the revenue potential of the front-end. Historically, information available to publishers and other vendors regarding retail activity at the front-end and information available to retailers about publisher or other vendors has been fragmented and out-of-date. This has been the result of a number of factors, including:

•	the sale of front-end products, including magazines, through national distributors, which minimized direct contact between retailers and publishers or other vendors;

•	the lack of an efficient information collection system to gather information specifically regarding front-end product sales;

•	the difficulty of gathering and organizing data from a large number of retailers selling magazines and other front-end products over a large geographic area; and

•	the lack of an efficient, cost-effective means to disseminate information.

      We believe that there is an increasing demand on the part of publishers and other vendors of front-end products for more frequent and detailed information regarding front-end retail activity. Through our three operating groups we have access to a significant amount of information regarding retail front-end and mainline sales activity.

Our Business

      Our business consists of three synergistic operating groups: Magazine Fulfillment, In-Store Services and Wood Manufacturing.

•	Our Magazine Fulfillment group provides domestic and foreign titled magazines to specialty retailers, such as bookstores and music stores, and to mainstream retailers, such as supermarkets, discount stores, drug stores, convenience stores and newsstands. This group also exports domestic titled magazines from more than 100 publishers to foreign markets worldwide. We provide fulfillment services to more than 23,000 retail stores, 7,000 of which also benefit from our selection and logistical procurement services.

•	The In-Store Services group assists retailers in the mainstream retail market with the design and implementation of their front-end merchandising programs. This group provides other value-added services to retailers, publishers and other vendors, including assistance with publisher rebate and other fee collection and access to real-time sales information on more than 10,000 magazine titles, thereby enabling them to make more informed decisions regarding their product placement and distributing efforts.

•	The Wood Manufacturing group designs and manufactures wood displays and store fixtures for leading specialty retailers.

Magazine Fulfillment

      In the spring of 2001, we established our Magazine Fulfillment group with the acquisition of The Interlink Companies, Inc., a group of affiliated specialty magazine distributors. This strategic acquisition provided a platform from which we intend to offer an expanding list of merchandise and services to retailers, including those currently served by our In-Store Services and Wood Manufacturing groups.

      In May 2002, we expanded our product offerings by licensing the domestic distribution rights to a group of foreign magazine titles. In 2003, we expanded our market by licensing the international distribution rights to a group of domestic magazine titles and established a London, U.K. office to support our international magazine fulfillment business and to offer front-end management services to retailers that presently lack the expertise to fully realize the sales potential of their front-ends. In 2004, we purchased the distribution rights licensed in 2002 and 2003.

      Historically, our Magazine Fulfillment group has primarily supplied magazines to the specialty retail market, where we are the principal magazine supplier for Barnes & Noble, Inc. and Borders Group, Inc. In 2004, we initiated service to more than 500 stores in the mainstream market. Currently, we supply more than 1,800 stores operated by approximately 40 mainstream retailers, such as Target Corporation, Wal-Mart Stores, Inc., CVS Corporation, Rite Aid Corporation and 7-Eleven, Inc.

      We receive bulk magazine allotments at strategically located distribution centers. The principle distribution centers are located Carson City, Nevada, Harrisburg, Pennsylvania and Dallas, Texas. From each of these distribution points, we process orders and ship the magazines to the retailers by commercial freight carriers, primarily Federal Express ground service. Given our broad distribution infrastructure, we are capable of delivering magazines overnight to virtually any location within the continental United States.

      Our Magazine Fulfillment group is presently organized into the following divisions:

      Magazine Distribution — Specialty Market. We purchase magazines from publishers typically on a fully returnable basis. Merchandise is received in bulk at our strategically located distribution centers. Using just-in-time replenishment and order regulation systems, our employees fulfill the merchandise orders and ship the required merchandise by third party carrier directly to individual retail outlets.

      Magazine Distribution — Mainstream Market. Similar to the Specialty Market, we purchase magazines from publishers typically on a fully returnable basis. Merchandise is received in bulk at our strategically located distribution centers. Using just-in-time replenishment and order regulation systems, our employees fulfill the merchandise orders. Unlike the Specialty Market, however, the required merchandise is shipped to individual retail outlets by a combination of third party carriers and in-house truck delivery. In certain high volume stores, we also provide in-store merchandising primarily through third party contractors.

      Import Distribution. We are the exclusive U.S. distributor of a group of foreign magazine titles. Typically, we arrange for these foreign magazines to be shipped directly from the foreign publisher to magazine wholesalers throughout the United States. Our Magazine Distribution — Specialty Market division is a principle customer of our Import Distribution division.

      Export Distribution. This division represents more than 100 domestic publishers to foreign markets worldwide. We provide a comprehensive logistical solution to our customers by maintaining close relationships with foreign magazine wholesalers, arranging for delivery of magazines to the wholesaler’s designated freight agent and assisting in the development of marketing programs designed to increase the sale of the magazines supplied by our publisher client.

      Fulfillment Services. We developed our back room management services to enable publishers having direct trading relationships with retailers to access just-in-time replenishment and order regulation. We are engaged by publishers to act as their order fulfillment and shipping agent. Rather than purchasing merchandise, our fulfillment services clients furnish merchandise to us that we then package into individual orders and ship directly to individual retail outlets.

      Return Processing. We serve as a processor of returns for many of those retailers who purchase magazines from multiple suppliers. This service consists of counting covers of unsold magazines and preparing return forms required by wholesalers to obtain credit.

      Our Magazine Fulfillment group’s logistical functions are linked by just-in-time replenishment and order regulation systems. By utilizing our systems, publishers and retailers are able to more effectively manage their inventory levels. We leverage third-party freight carriers, maximize the efficiency of our fixed asset base and permit retailers to reorder and return titles efficiently.

      The total market for sales of single-copy magazines at retail in the United States was approximately $4.55 billion in calendar year 2003. In fiscal 2004, we estimate that we domestically distributed magazines having a retail value of approximately $387.0 million, or approximately 8.5% of this retail market.

      Our Magazine Fulfillment group’s revenues accounted for $214.7 million and $197.7 million of our total revenues for the nine months ended October 31, 2004 and 2003, respectively. Its revenues accounted for $255.8 million, $211.7 million and $155.8 million of our total revenues for fiscal 2004, 2003 and 2002, respectively. Operating income from this group accounted for $13.0 million and $10.4 million of our total operating income for the nine months ended October 31, 2004 and 2003, respectively. Its operating income (loss) accounted for $15.0 million, $7.4 million and $ (67.7) million of our total operating income (loss) for fiscal 2004, 2003 and 2002, respectively. Total assets for the group were $68.8 million, $47.7 million, $32.9 million and $37.0 million at October 31, 2004 and January 31, 2004, 2003 and 2002, respectively.

In-Store Services

      The In-Store Services group provides publisher rebate and other incentive payment collection, information technology and front-end services, including fixture design and manufacture.

      Claim Submission Services. Claim submission services have been the historical core of our business. U.S. and Canadian retailers engage our In-Store Services group to accurately monitor, document, claim and collect publisher rebate and other incentive payments. Our services are designed to relieve our clients of the substantial administrative burden associated with documenting, verifying and collecting their payment claims, and to collect a larger percentage of the potential incentive payments available to the retailers.

      We established our Advance Pay Program as an enhancement to our claim submission services. Typically, retailers are required to wait a significant period of time to receive payments on their claims for incentive rebates. We improve the retailer’s cash flow by advancing the claims for rebates and other incentive payments filed by us on their behalf, less our commission, within a contractually agreed upon period after the end of each quarter.

      Information Services. In connection with our claim submission services, we gather extensive information on magazine sales, pricing, new titles, discontinued titles and display configurations on a chain-by-chain and store-by-store basis. As a result, we are able to furnish our clients with reports of total sales, sales by class of trade and sales by retailer, as well as reports of unsold magazines and total sales ranking. Our newest product, the Cover Analyzer, permits subscribers to determine the effectiveness of particular magazine covers on sales for 300 top selling titles in the United States. Our website gives subscribers the capability to react more quickly to market changes, including the ability to reorder copies of specific issues, track pricing information, to introduce new titles, and act on promotions offered by publishers. Publishers also use the website to promote special incentives and advertise and display special editions, new publications and upcoming covers. We have supplemented our own data with data obtained under agreements with Barnes & Noble, Inc., Walgreens Company and The Kroger Company.

      Front-End Management. Our extensive information resources and experience in claim submission processing enable us to assist retailers by managing the design and configuration of the front-end to increase sales and incentive payment revenues. Our services in this regard frequently include designing front-end display fixtures, supervising fixture installation, selecting products and negotiating, billing and collecting incentive payments from vendors. We frequently assist our retailer clients in the development of specialized marketing and promotional programs, which include special mainline or front-end displays and cross-promotions of magazines and products of interest to the readers of these magazines.

      Front-End and Point-of-Purchase Display Fixtures. To enhance retailers’ efficiency during implementation of a front-end merchandising program, we acquired the capacity to design, manufacture, deliver and dispose of custom front-end and point-of-purchase displays for both retail store chains and product manufacturers. Retailers perceive our experience in managing front-end programs supported by our information services as helpful in improving the revenue generated at the front-end. In addition, we believe that our influence on the design and manufacture of display fixtures enhances our ability to incorporate features that facilitate the gathering of information. Raw materials used in manufacturing our fixtures include wire, powder coating, metal tubing and paneling, all of which are readily available from multiple sources.

      Revenues from the In-Store Services group accounted for $40.0 million and $46.3 million of our total revenues for the nine months ended October 31, 2004 and 2003, respectively. Its revenues accounted for $58.6 million, $61.8 million and $65.1 million of our total revenues for fiscal 2004, 2003 and 2002, respectively. Operating income (loss) from this group accounted for $11.7 million and $13.8 million of our total operating income for the nine months ended October 31, 2004 and 2003, respectively. Its operating income accounted for $1.7 million, $4.6 million and $9.6 million of our total operating income for fiscal 2004, 2003 and 2002, respectively. Total assets for the group were $93.0 million, $101.3 million, $109.0 million and $110.0 million at October 31, 2004 and January 31, 2004, 2003 and 2002, respectively. Total assets include assets now identified under the Shared Services group because comparable information is not available for January 31, 2002 and 2001 under the current presentation. Excluding those assets, total assets for the group were $79.0 million at January 31, 2004.

Wood Manufacturing

      The Wood Manufacturing group manufactures custom wood store fixtures and displays to customer specifications using wood veneers and laminates. Delivery of fixtures is highly concentrated in our third fiscal quarter as a result of the demands of retailers to be ready for the critical holiday selling season. To assure that their seasonal demands for the delivery are met, retailers typically provide commitments well in advance of anticipated product delivery. Accordingly, our inventory levels increase during seasonal periods when retailers are not opening or remodeling stores, typically November through April.

      Revenues from the Wood Manufacturing group accounted for $18.4 million and $14.6 million of our total revenues for the nine months ended October 31, 2004 and 2003, respectively. Its revenues accounted for $18.7 million, $17.5 million and $18.0 million of our total revenues for fiscal 2004, 2003 and 2002, respectively. Operating income from this group accounted for $2.6 million and $0.9 million of our total operating income for the nine months ended October 31, 2004 and 2003, respectively. Its operating income (loss) accounted for $1.0 million, $(0.7) million and $(9.8) million of our total operating income (loss) for fiscal 2004, 2003 and 2002, respectively. Total assets for the group were $17.8 million, $15.1 million, $15.4 million and $17.4 million at October 31, 2004 and January 31, 2004, 2003 and 2002, respectively.

Customers

      Our customers in the specialty retail market consist of bookstore chains, music stores and other specialty retailers. Our customers in the mainstream retail market consist primarily of grocery stores, drug stores and mass merchandise retailers. Two customers account for a large percentage of our total revenues. Barnes & Noble, Inc. accounted for 24.1%, 25.4%, 26.8%, 27.7% and 26.4% of total revenues in the nine months ended October 31, 2004 and 2003, and in the fiscal years ended 2004, 2003 and 2002 respectively. Borders Group,

Inc. accounted for 18.7%, 22.3%, 20.9%, 18.9% and 22.6% of total revenues in the nine months ended October 31, 2004 and 2003, and in the fiscal years ended 2004, 2003 and 2002 respectively.

Marketing and Sales

      Our Magazine Fulfillment group’s target market includes magazine publishers, distributors and retailers. We specialize in providing nationwide magazine distribution to specialty retailers with a national or regional scope. We believe that our distribution centers differentiate us from our national competitors and are a key element in our marketing program. Our distribution centers focus on our just-in-time replenishment and our ability to deliver magazines, particularly those published on a weekly basis, overnight to virtually any location within the continental United States.

      We focus our marketing efforts for our In-Store Services and Wood Manufacturing groups on developing and maintaining primary relationships with customers. While we frequently attend trade shows and advertise in trade publications, we emphasize personal interaction between our sales force and customers so that our customers are encouraged to rely on our dependability and responsiveness. Sales of our services are not particularly seasonal; however, delivery of new display fixtures is highly concentrated in our third fiscal quarter as a result of the demands of retailers in advance of the holiday season. As a result, inventories of fixtures tend to be lowest during our fourth fiscal quarter and increase throughout the first and second fiscal quarters in anticipation of the delivery demands of retailers in the third quarter.

      To enhance the frequency of contact between our sales force and our customers, we have organized our direct sales force into a unified marketing group responsible for soliciting sales of all products and services available from each of our operating groups. We believe this combined marketing approach will enhance cross-selling opportunities and lower the cost of customer acquisition.

Competition

      Our Magazine Fulfillment group’s principal competitors consist of national distributors, regional wholesalers, secondary or local wholesalers, and specialty distributors.

      Competition is generally met on matters such as reliability, value added services and price.

      In our In-Store Services group, competitors for its claim filing services are primarily privately held companies, while our principal competitors for our fixture manufacturing services are both private and public manufacturing companies of varying sizes. Some of these companies could compete effectively with us, particularly in the manufacture and installation of display fixtures. In addition, we may face competition for our In-Store Services Group’s information services from dedicated information providers. The principal competitive factors in this market include access to information, technological support, accuracy, system flexibility, financial stability, customer service, and reputation.

      Our Wood Manufacturing group competes in a highly fragmented industry generally consisting of individual craftsmen, furniture manufacturers and other woodworking enterprises. The principal competitive factors in the wood manufacturing market include price, reliability and quality of services.

Management Information Systems

      The efficiency of our Magazine Fulfillment group is supported by our information systems that combine traditional outbound product counts with real-time register activity. Our ability to access real-time register data enables us to quickly adjust individual store merchandise allocations in response to variation in consumer demand. This increases the probability that any particular merchandise allotment will be sold rather than returned for credit. In addition, we have developed sophisticated database management systems designed to track various on-sale and off-sale dates for the numerous issues and regional versions of the magazine titles that we distribute.

      Software used in connection with our claims submission program and in connection with our subscriber information website was developed specifically for our use by a combination of in-house software engineers and outside consultants. We believe that certain elements of these software systems are proprietary to us. Other portions of these systems are licensed from a third party that assisted in the design of the system. We also receive systems service and upgrades under the license. We believe that we have obtained all necessary licenses to support our information systems.

Employees

      As of October 31, 2004, we had 1,300 employees, of whom 951 were full-time employees. Approximately 80 of our employees in Philadelphia, Pennsylvania are covered by a collective bargaining agreement with Teamsters Local Union No. 837, which expires in December 2005. Approximately 73 of our employees in Quincy, Illinois are covered by a collective bargaining agreement with Local 822 and District 55, International Association of Machinists & Aerospace Workers, which expires in January 2008. Approximately 114 of our employees in Brooklyn, New York were covered by a collective bargaining agreement with the Local 810, Steel, Metals, Alloys and Hardware Fabricators and Warehousemen that expired in September 2004. Subsequent to our acquisition of the assets of Empire State News, we recognized Teamsters Local Union Number 375 as the collective bargaining agent for nine truck drivers located in Buffalo, New York. We are currently negotiating collective bargaining agreements with each of these unions. We believe our relations with our employees are good.

Properties

      Our principal corporate offices are located at 27500 Riverview Center Blvd., Bonita Springs, Florida. As of October 31, 2004, we owned or leased approximately 1,000,000 square feet of manufacturing facilities, 200,000 square feet of distribution centers and 70,000 square feet of office space. The following table presents information concerning our principal properties:

Location	Description	Segment	Size (sq. ft.)	Owned/ Leased

Bonita Springs, FL	Office	Worldwide	62,000	Leased
		Headquarters
New York, NY	Office	In-Store Services/	3,500	Leased
		Magazine Fulfillment
Rockford, IL	Manufacturing/ In-Store	Magazine Fulfillment	300,000/10,500	Owned
	Services/ Distribution Center
Brooklyn, NY	Manufacturing	In-Store Services	90,000	Leased
Philadelphia, PA	Manufacturing	In-Store Services	110,000	Owned
Vancouver, B.C.	Manufacturing	In-Store Services	51,000	Leased
Quincy, IL	Manufacturing	Wood Manufacturing	258,000	Owned
Albermarle, NC	Manufacturing	Wood Manufacturing	190,000	Leased
Dallas, TX	Distribution Center	Magazine Fulfillment	48,000	Leased
Harrisburg, PA	Distribution Center	Magazine Fulfillment	48,000	Leased
Carson City, NV	Distribution Center	Magazine Fulfillment	135,000	Leased

      Each of our owned real properties is encumbered by a mortgage in favor of our senior lender, Wells Fargo Foothill. We believe our facilities are adequate for our current level of operations and that all of our facilities are adequately insured.

Legal Proceedings

      We are party to routine legal proceedings arising out of the normal course of business. Although it is not possible to predict with certainty the outcome of these unresolved legal actions or the range of possible loss, we believe that none of these actions, individually or in the aggregate, will have a material adverse effect on our financial condition or results of operations.

SOURCE INTERLINK MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

      Our business consists of four business segments: Magazine Fulfillment, In-Store Services, Wood Manufacturing and Shared Services. Our segment reporting is structured based on the reporting of senior management to our chief executive officer.

•	Our Magazine Fulfillment group provides domestic and foreign titled magazines to specialty retailers, such as bookstores and music stores, and to mainstream retailers, such as supermarkets, discount stores, drug stores, convenience stores and newsstands. This group also exports domestic titled magazines from more than 100 publishers to foreign markets worldwide. We provide fulfillment services to more than 23,000 retail stores, 7,000 of which also benefit from our selection and logistical procurement services.

•	Our In-Store Services group assists retailers with the design and implementation of their front-end area merchandise programs, which generally have a three-year life cycle. We also provide other value-added services to retailers, publishers and other vendors. These services include assisting retailers with the filing of claims for publisher incentive payments, which are based on display location or total retail sales, and providing publishers with access to real-time sales information on more than 10,000 magazine titles, thereby enabling them to make more informed decisions regarding their product placement, cover treatments and distribution efforts.

•	Our Wood Manufacturing group designs and manufactures wood display and store fixtures for leading specialty retailers.

•	Our Shared Services group consists of overhead functions not allocated to the other groups. These functions include corporate finance, human resource, management information systems and executive management that are not allocated to the three operating groups. Upon completion of the consolidation of our administrative operations, we restructured our accounts to separately identify corporate expenses that are not attributable to any of our three main operating groups. Prior to fiscal year 2004, these expenses were included within our In-Store Services group.

Revenues

      The Magazine Fulfillment group derives revenues from:

•	selling and distributing magazines, including domestic and foreign titles, to specialty and mainstream retailers throughout the United States and Canada;

•	exporting domestic titles internationally to foreign wholesalers or through domestic brokers;

•	serving as a secondary national distributor;

•	providing return processing services for major specialty retail book chains, and

•	serving as an outsourced fulfillment agent and backroom operator for publishers.

      The In-Store Services group derives revenues from:

•	designing, manufacturing and invoicing participants in front-end merchandising programs;

•	providing claim filing services related to rebates owed retailers from publishers or their designated agents;

•	storing, shipping, installing, and removing front-end fixtures; and

•	providing information and management services relating to magazine sales to retailers and publishers throughout the United States and Canada.

      The Wood Manufacturing group derives revenues from designing, manufacturing and installing custom wood fixtures primarily for retailers.

Cost of Revenues

      Our cost of revenues for the Magazine Fulfillment group consists of the costs of magazines purchased for resale less all applicable publisher discounts and rebates.

      Our cost of revenues for the In-Store Services and the Wood Manufacturing groups includes:

•	raw materials consumed in the production of display fixtures, primarily steel, wood and plastic components;

•	production labor; and

•	manufacturing overhead.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for each of the operating groups include:

•	non-production labor;

•	rent and office overhead;

•	insurance;

•	professional fees; and

•	management information systems.

      Expenses associated with corporate finance, human resources, management information systems and executive offices are included within the Shared Services group and are not allocated to the other groups.

Fulfillment Freight

      Fulfillment freight consists of our direct costs of distributing magazines by third-party freight carriers, primarily Federal Express ground service. Freight rates are driven primarily by the weight of the copies being shipped and the distance between origination and destination.

      Fulfillment freight is not disclosed as a component of cost of revenues, and, as a result, gross profit and gross profit margins are not comparable to other companies that include shipping and handling costs in cost of revenues.

      Fulfillment freight has increased proportionately as the amount of product we distribute has increased. We anticipate the continued growth in our Magazine Fulfillment group will result in an increase in fulfillment freight. Generally, as pounds shipped increase, the cost per pound charged by third party carriers decreases. As a result, fulfillment freight as a percent of Magazine Fulfillment group revenue should decline slightly in the future.

Relocation Expenses

      Relocation expenses in 2003 consisted primarily of the cost of transferring existing employees and offices from their former locations in High Point, North Carolina, St. Louis, Missouri, and San Diego, California, to our new offices in Bonita Springs, Florida. In addition, during the nine months ended October 31, 2004, the Company began expansion into the mainstream retail market. The expansion schedule required an acceleration of the relocation process from the distribution fulfillment center in Milan, Ohio to Harrisburg, Pennsylvania, which was completed by April 30, 2004.

Results of Operations

      The following table sets forth, for the periods presented, information relating to our operations (in thousands):

	Year Ended January 31,						Nine Months Ended October 31,

	2002		2003		2004		2003		2004

		Margin		Margin		Margin		Margin		Margin
	$	%	$	%	$	%	$	%	$	%

							(Unaudited)
Magazine Fulfillment
Revenues	$155,805		$211,663		$255,814		$197,719		$214,723
Cost of Revenues	126,217		164,702		194,467		151,268		162,646
Gross Profit	29,588	19.0%	46,961	22.2%	61,347	24.0%	46,451	23.5%	52,077	24.3%
Operating Expenses(1)	97,297		39,600		46,389		34,379		37,508
Operating Income (Loss)	(67,709)	(43.5)%	7,361	3.5%	14,958	5.8%	10,418	5.3%	13,017	6.2%
In-Store Services(2)
Revenues	$65,148		$61,754		$58,601		$45,353		$40,003
Cost of Revenues	33,978		35,391		33,931		26,110		22,260
Gross Profit	31,170	47.8%	26,363	42.7	24,670	42.1%	20,243	43.7%	17,743	44.4%
Operating Expenses(1)	21,571		21,812		8,245		6,404		6,052
Operating Income (Loss)	9,599	14.7%	4,551	7.4%	16,425	28.0%	13,839	29.9%	11,691	29.2%
Wood Manufacturing
Revenues	$17,970		$17,477		$18,719		$14,615		$18,449
Cost of Revenues	16,162		16,390		16,357		12,608		14,916
Gross Profit	1,808	10.1%	1,087	6.2%	2,362	12.6%	2,007	13.7%	3,533	19.2%
Operating Expenses(1)	11,591		1,799		1,373		1,074		925
Operating Income (Loss)	(9,783)	(54.4)%	(712)	(4.1)%	989	5.3%	933	6.4%	2,608	14.1%
Shared Services(2)
Revenues	$—		$—		$—		$—		$—
Cost of Revenues	—		—		—		—		—
Gross Profit	—	—	—	—	—	—	—	—	—	—
Operating Expenses(1)	—		—		14,746		10,901		11,633
Operating (Loss)	—	—	—	—	(14,746)	—	(10,977)	—	(11,633)	—
Total
Revenues	$238,923		$290,894		$333,134		$258,687		$273,175
Cost of Revenues	176,357		216,483		244,755		189,986		199,822
Gross Profit	62,566	26.2%	74,411	25.6%	88,379	26.5%	68,701	26.6%	73,353	26.9%
Operating Expenses(1)	130,459		63,211		70,753		52,758		56,118
Operating Income (Loss)	(67,893)	(28.9)%	11,200	3.9%	17,626	5.3%	14,213	5.4%	15,683	5.7%

(1)	Operating expenses include selling, general and administrative expenses, fulfillment freight and amortization of goodwill.

(2)	Prior to fiscal year 2004 amounts currently reported as Shared Services were reported as a component of In-Store Services.

Results for the Nine Month Period ended October 31, 2004 Compared to the Nine Month Period ended October 31, 2003

Revenues

      Revenues for the nine month period ended October 31, 2004 increased $14.5 million, or 5.6%, from the comparable period of the prior year due primarily to an increase in revenue in our Magazine Fulfillment and Wood Manufacturing groups as described below.

      Our Magazine Fulfillment group’s revenues for the nine month period ended October 31, 2004 were $214.7 million, an increase of $17.0 million or 8.6% as compared to the nine months ended October 31, 2003. The group’s revenues for the nine months ended October 31, 2004 and 2003 are comprised of the following components (in thousands):

	2004	2003	Change

Domestic distribution	$170,805	$158,793	$12,012
Export distribution	28,731	24,947	3,784
Secondary wholesale distribution	13,380	12,913	467
Other	2,805	2,152	653
Intra-segment sales	(998)	(1,086)	88

Total	$214,723	$197,719	$17,004

      Domestic distribution consists of the gross amount of magazines (both domestic and imported titles) distributed to domestic retailers and wholesalers, less actual returns received, less an estimate of future returns and customer discounts. The $12.0 million increase in domestic distribution relates primarily to a $49.2 million increase in gross distribution partially offset by an estimated higher return rate. The increase in gross distribution related both to an increase in copies distributed as well as an increase in the amount billed per copy. Gross domestic distribution to our two largest customers increased $30.8 million. Estimated sell-through for the period was lowered from 48.5% to 44.2%.

      Our export distribution began operation in March 2003. Export distribution increased $3.8 million for the nine month period ended October 31 over the comparable period of the prior year due primarily to an additional month of distribution in the current period.

      Our In-Store Services group’s revenues were $40.0 million, a decrease of $6.4 million or 13.7%, for the nine months ended October 31, 2004 as compared to the comparable period of the prior year.

      The group’s revenues for the nine months ended October 31, 2004 and 2003 are comprised of the following components (in thousands):

	2004	2003	Change

Claim filing and information	$13,499	$9,874	$3,625
Front end wire and services	26,504	36,479	(9,975)

Total	$40,003	$46,353	$(6,350)

      Our claim filing revenues are recognized at the time the claim is paid. The increase in revenues in the nine months ended October 31, 2004 relate to the timing of the cash payments received on the claims. In addition, we acquired Promag Retail Services, LLC in August 2004 which also contributed to the increased revenues for the nine month period ended October 31, 2004.

      Our front end wire and services revenues declined due to the cyclical nature of the industry. Major chains typically purchase new front-end fixtures every three years; however, the use of the front end fixtures has been extending beyond this life cycle.

      Our Wood Manufacturing group’s revenues were $18.4 million, an increase of $3.8 million or 26.2%, for the nine months ended October 31, 2004 as compared to the comparable period of the prior year. The increase for the nine month period ended October 31, 2004 relates to an increase in the number of store openings and remodelings performed by our customers. In addition, we added a number of significant new customers in the second quarter of the nine month period.

Gross Profit

      Gross profit for the nine months ended October 31, 2004 increased $4.7 million or 6.8%, over the same period in the prior fiscal year primarily due to an increase in sales volume in our Magazine Fulfillment group and our Wood Manufacturing Group. The increase was partially offset by decreases in our In-Store Services group.

      Gross profit in our Magazine Fulfillment group increased approximately $5.6 million or 12.1% for the nine months ended October 31, 2004 as compared to the comparable period of the prior year. The increase related primarily to the increased distribution revenue as described above and the improvement in gross profit margins from 23.5% to 24.3%. The improved gross profit amounts and margin for the nine month period ended October 31, 2004 are related to our domestic distribution businesses generally having higher profit margins than our export distribution and secondary wholesale businesses and, as a result, overall gross profit margins improve as the portion of total revenues is weighted more heavily toward our domestic operations. We have also been able to utilize the working capital raised through our equity offering and operating profits to improve selling and buying terms with some of our major suppliers and customers. In addition, we receive certain supplier rebates on gross distribution and as efficiency decreases those rebates become a greater portion of the overall gross profit contribution yielding higher gross profit margins.

      Gross profit in our In-Store Services group decreased $2.5 million or 12.3% for the nine month period ended October 31, 2004 as compared to the comparable period of the prior year. The decrease in gross profit is primarily due to a decrease in revenues as described above as the gross margin percentage remained consistent.

      Gross profit in our Wood Manufacturing group increased $1.5 million or 76.0% for the nine month period ended October 31, 2004 as compared to the comparable period of the prior year. The increase related primarily to operational efficiencies at the manufacturing facilities.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the nine month period ended October 31, 2004 increased $1.1 million or 2.8% compared to the nine month period ended October 31, 2003. Selling, general, and administrative expenses as a percent of revenues declined from 15.4% to 15.0% in those same periods.

      The Magazine Fulfillment group’s selling, general, and administrative expenses increased $0.88 million, or 4.1% in the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. As a percentage of sales, selling, general and administrative expenses decreased from 10.8% to 10.4% in the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. The increase in overall expenses and change in those expenses as related to sales are related to our ability to leverage existing infrastructure over a larger base of distribution and the consolidation of our distribution center in Milan, Ohio into Harrisburg, Pennsylvania.

      The selling, general, and administrative expenses of In-Store Services decreased $0.35 million or 5.5% in the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. The decrease relates to a reduction in executive salary expense in the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003.

      The selling, general, and administrative expenses of Shared Services increased $0.73 million or 6.7% for the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. The overall increase is primarily due to Sarbanes-Oxley compliance charges and increased depreciation expense due to increased capital expenditures.

      The Wood Manufacturing group’s selling, general, and administrative expenses decreased $0.15 million or 13.9% in the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. The decrease was attributable primarily to a head count reduction.

Fulfillment Freight

      Fulfillment freight expenses increased $2.2 million or 17.3% in the nine month period ended October 31, 2004 compared to the nine months ended October 31, 2003. Fulfillment Freight expense as a percent of gross domestic distribution decreased from 4.1% to 4.0% in the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. The decrease as a percentage of gross domestic distribution is attributable to both the consolidation of our distribution center in Milan, Ohio into Harrisburg, Pennsylvania and the decrease in cost per pound as the weight increases in our freight providers pricing schedule.

Relocation Expenses

      During the nine months ended October 31, 2004, we began expansion into the mainstream retail market. The expansion schedule required an acceleration of the relocation process from the distribution fulfillment center in Milan, Ohio to Harrisburg, Pennsylvania, which was completed by the end of April 30, 2004. Relocation expenses recorded in the first quarter, including a lease termination charge and the transfer of employees and equipment, were approximately $1.6 million.

      During the nine month period ended October 31, 2003, we relocated the magazine distribution back office from San Diego, California to Bonita Springs, Florida. The total expense recorded related to this relocation was $1.7 million.

Operating Income

      Operating income for the nine months ended October 31, 2004 increased $1.5 million or 10.3%, compared to the nine months ended October 31, 2003 due to the factors described above.

      Operating profit margins increased from 5.5% to 5.7% for the nine month period ended October 31, 2004 compared to the comparable period of the prior year. The increase for the nine month period ended October 31, 2004 was due to the improvement in our gross profit coupled with increased revenue from the Wood Manufacturing and Magazine Fulfillment Groups and a decrease in our selling, general, and administrative expenses as a percent of revenues.

Interest Expense

      Interest expense includes the interest and fees on our significant debt instruments and outstanding letters of credit.

      Interest expense decreased $1.6 million or 54.8% for the nine month period ended October 31, 2004 compared to the nine month period ended October 31, 2003. This decrease was due to significantly lower borrowings. The lower borrowing levels are due to the raising of proceeds from the sale of 3.8 million shares of our common stock.

Other Income (Expense)

      Other income (expense) consists of items outside of the normal course of operations. Due to its nature, comparability between periods is not generally meaningful.

      For the nine month periods ended October 31, 2004 and 2003, we recorded charges of approximately $1.5 million and $0.86 million, respectively, related to the write off of deferred financing charges as a result of paying off certain debt instruments, as described below in “Liquidity and Capital Resources.”

Income Tax Expense

      The effective income tax rates were 31.8% and 28.8% for the nine months ended October 31, 2004 and 2003, respectively.

      The difference between the statutory rate and effective tax rates relates primarily to the realization of a portion of the net operating loss carry-forward acquired with our acquisition of Interlink.

Results for the Fiscal Year Ended January 31, 2004 Compared to the Fiscal Year Ended January 31, 2003

Revenues

      Revenues for the fiscal year ended January 31, 2004 increased $42.2 million or 14.5%, over the prior fiscal year due primarily to an increase in revenue in our Magazine Fulfillment group.

      Our Magazine Fulfillment group’s revenues for the fiscal year ended January 31, 2004 were $255.8 million, an increase of $44.1 million or 20.9% compared to the prior fiscal year. The group’s revenues for the fiscal years ended January 31, 2004 and 2003 are comprised of the following components (in millions):

	2004	2003	Change

Domestic distribution	$204.6	$188.6	$16.0
Export distribution	32.0	—	32.0
Secondary wholesale distribution	17.3	21.7	(4.4)
Other	3.4	2.5	0.9
Intra-segment sales	(1.5)	(1.1)	(0.4)

Total	$255.8	$211.7	$44.1

      Domestic distribution consists of the gross amount of magazines (both domestic and imported titles) distributed to domestic retailers and wholesalers, less actual returns received (collectively, “actual net distribution”), less an estimate of future returns and customer discounts. The $16.0 million increase in domestic distribution consisted of a $26.3 million increase in actual net distribution, less a $10.1 million decrease from the impact of the change in the sales return reserve as compared to the prior year’s change, and a $0.2 million increase in customer discounts. Actual net domestic distribution increased from $189.8 million to $216.1 million; an increase of $26.3 million or 13.9%. This increase was driven primarily by the growth of distribution to our two main customers, which increased from $155.5 million to $173.7 million or $18.2 million. The sales return reserve related to our domestic distribution increased from $33.1 million to $41.4 million or $8.3 million. Customer discounts increased from $3.0 million to $3.2 million.

      Our export distribution began operation in March 2003. Actual net export distribution was $52.4 million. At January 31, 2004, the sales return reserve related to our export distribution was $20.4 million.

      Revenues from our secondary wholesale operations decreased due to a decrease in the number wholesale operations we serviced either because they were able to obtain distribution directly from a primary distributor or were no longer deemed credit worthy.

      Our In-Store Services group’s revenues for the fiscal year ended January 31, 2004 were $58.6 million, a decrease of $3.2 million or 5.1% over the prior fiscal year.

      The group’s revenues for the fiscal years ended January 31, 2004 and 2003 are comprised of the following components (in millions):

	2004	2003	Change

Claim filing and information	$14.0	$14.0	$—
Wire manufacturing	44.6	47.8	(3.2)

Total	$58.6	$61.8	$(3.2)

      Our wire manufacturing revenues declined due to the cyclical nature of the industry (major chains purchase new front-end fixtures every three years) and pricing pressure in our industry.

      Our Wood Manufacturing group’s revenues for the fiscal year ended January 31, 2004 were $18.7 million, an increase $1.2 million or 7.1% compared to the prior fiscal year.

Gross Profit

      Gross profit for the fiscal year ended January 31, 2004 increased $14.0 million or 18.8%, over the prior fiscal year due primarily to an increase in gross profit in our Magazine Fulfillment group.

      Gross profit margins for the fiscal year ended January 31, 2004 increased 0.9% over the prior fiscal year. Margins improved or (declined) in our Magazine Fulfillment, In-Store Services, and Wood Manufacturing groups by 1.8%, (0.6)%, and 6.4%, respectively.

      Gross profit in our Magazine Fulfillment group for the fiscal year ended January 31, 2004 increased $14.4 million or 30.6% as compared to the prior fiscal year. The increase related to both the increase in revenue described above as well as improving margins. The gross profit margins in our domestic distribution businesses are generally higher than our secondary wholesale business and, as a result, gross profit margins improve as the portion of total revenues is weighted more toward our domestic operations. The margins in our distribution business also improved as a result of a shift in product mix from lower margin domestic titles to higher margin imported titles.

      Gross profit in our In-Store Services group for the fiscal year ended January 31, 2004 decreased $1.7 million or 6.4% as compared to the prior fiscal year. The decrease related to both the decrease in revenues described above as well as declining margins. The decrease in margins is both due to a decrease in pricing as well as the recent increase in commodity prices particularly steel, which is a major component of our front-end fixtures.

      Gross profit in our Wood Manufacturing group for the fiscal year ended January 31, 2004 increased $1.3 million or 117.3% as compared to the prior fiscal year. The increase related to both the increase in revenue described above as well as improving margins. The prior fiscal year results included a significant inventory write-off related to a lost customer.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the fiscal year ended January 31, 2004 increased $6.0 million or 13.0% as compared to the prior fiscal year. Selling, general, and administrative expenses as a percent of revenues declined from 16.0% to 15.8% in those same periods.

      The Magazine Fulfillment group’s selling, general, and administrative expenses for the fiscal year ended January 31, 2004 increased $3.5 million, or 14.1% as compared to the prior fiscal year. The inception of our magazine export business resulted in $2.5 million of the increase.

      The combined selling, general and administrative expenses of In-Store Services and Shared Services for the fiscal year ended January 31, 2004 increased $3.0 million or 14.9% as compared to the prior fiscal year. The increase is attributable to an expanded corporate infrastructure to support our enlarged scope of operations.

      The Wood Manufacturing group’s selling, general, and administrative expenses for the fiscal year ended January 31, 2004 decreased $0.4 million or 23.7% as compared to the prior fiscal year. The decrease was attributable to both the unusually high level of expenses in the fourth quarter of fiscal 2003 as well as the cost savings attributable to the consolidation of our manufacturing capacity in Carson City, Nevada into the facility in Albermarle, North Carolina.

Fulfillment Freight

      Fulfillment freight expenses for the fiscal year ended January 31, 2004 increased $1.7 million or 11.5%, compared to the prior fiscal year. Freight as a percentage of the Magazine Fulfillment group’s revenues decreased from 6.9% to 6.4% due to improvement in the efficiency of our distribution model and an increase in the number of pounds distributed. Under our existing contract, our freight rates per pound decrease as the number of pounds shipped increases.

Relocation Expenses

      During fiscal 2004, we relocated our magazine distribution back office from San Diego, California to Bonita Springs, Florida. The total expense recorded in the period related to this relocation was $1.7 million.

      During fiscal 2003, we relocated our claim submission and fixture billing center from High Point, North Carolina to Bonita Springs, Florida. The total expense recorded in the period related to this relocation was $1.9 million.

Operating Income

      Operating income for the fiscal year ended January 31, 2004 increased $6.4 million or 57.4%, compared to the prior fiscal year due to the factors described above.

      Operating profit margins improved from 3.9% to 5.3% in the fiscal year ended January 31, 2004 compared to the prior fiscal year. The increase was due to the improvement in our gross profit margins and the decrease in our selling, general, and administrative expenses as a percent of revenues.

Interest Expense

      Interest expense includes the interest and fees on our significant debt instruments and outstanding letters of credit.

Other Income (Expense)

      Other income (expense) consists of items outside of the normal course of operations. Due to its nature, comparability between periods is not generally meaningful.

      Other expense in the fiscal year ended January 31, 2004 includes a charge of $0.9 million related to the refinancing of our senior credit facilities.

      Other income in the fiscal year ended January 31, 2004 related primarily to the favorable settlement of an outstanding liability.

Income Tax Expense

      The effective income tax rates were 26.5% and 7.7% for the fiscal years ended January 31, 2004 and 2003, respectively.

      The difference between the statutory rate and effective tax rates relates primarily to the realization of a portion of the net operating loss carry-forward acquired with our acquisition of Interlink and tax credits received from the state of Florida related to our relocation.

Results for the Fiscal Year Ended January 31, 2003 Compared to the Fiscal Year Ended January 31, 2002

Revenues

      Revenues for the fiscal year ended January 31, 2003 increased $52.0 million or 21.8%, over the prior fiscal year due primarily to an increase in revenue in our Magazine Fulfillment group. Fiscal 2002 includes eight months of operations of this group.

      Our Magazine Fulfillment group’s revenues for the fiscal year ended January 31, 2003 were $211.7 million, an increase of $55.9 million or 35.9% as compared to the prior year. The group’s revenues are comprised of the following components (in millions):

	2003	2002	Change

Domestic distribution	$188.6	$135.8	$52.8
Secondary wholesale distribution	21.7	20.2	1.5
Other	2.5	0.6	1.9
Intra-segment sales	(1.1)	(0.8)	(0.3)

Total	$211.7	$155.8	$55.9

      Domestic distribution consists of the gross amount of magazines (both domestic and imported titles) distributed to domestic retailers and wholesalers, less actual returns received (collectively, “actual net distribution”), less an estimate of future returns and customer discounts. The $52.8 million increase in domestic distribution consisted of a $49.5 million increase in actual net distribution, plus a $4.5 million increase from the impact of the change in the sales return reserve as compared to the prior year’s change, and less a $1.2 million increase in customer discounts. Actual net domestic distribution increased from $140.3 million to $189.8 million; an increase of $49.5 million or 35.3%. This increase was driven primarily by the growth of distribution to our two main customers, which increased from $101.1 million to $155.5 million or $54.4 million. The sales return reserve related to our domestic distribution decreased from $34.9 million to $33.1 million or $1.8 million. Customer discounts increased from $1.8 million to $3.0 million.

      Our In-Store Services group revenues for the fiscal year ended January 31, 2003 were $61.8 million, a decrease of $3.3 million or 5.1% as compared to the prior fiscal year.

      The group’s revenues are comprised of the following components (in millions):

	2003	2002	Change

Claim filing and information	$14.0	$12.6	$1.4
Wire manufacturing	47.8	52.5	(4.7)

Total	$61.8	$65.1	$(3.3)

      Our wire manufacturing revenues declined due to pricing pressure in the industry.

      Our Wood Manufacturing group’s revenues for the fiscal year ended January 31, 2003 were $17.5 million, a decrease of $0.5 million or 2.7% as compared to the prior fiscal year.

Gross Profit

      Gross profit for the fiscal year ended January 31, 2003 increased $11.8 million or 18.9%, over the prior fiscal year due primarily to an increase in gross profit in our Magazine Fulfillment group.

      Gross profit margins decreased 0.6 percentage points in the fiscal year ended January 31, 2003 over the prior fiscal year. Margins improved or (declined) in our Magazine Fulfillment, In-Store Services, and Wood Manufacturing groups by 3.2, (4.9), and (3.9) percentage points, respectively.

      Gross Profit in our Magazine Fulfillment group for the fiscal year ended January 31, 2003 increased $17.4 million or 58.7% as compared to the prior fiscal year. The increase related to both the increase in revenue described above as well as improving margins. The gross profit margins in our domestic distribution businesses are generally higher then our secondary wholesale business and, as a result, gross profit margins improve as the portion of total revenues is weighted more toward our domestic operations. In addition, gross profit margins from imported titles are generally higher than domestic titles, which began operations in May 2002.

      Gross profit in our In-Store Services group for the fiscal year ended January 31, 2003 decreased $4.8 million or 15.4% as compared to the prior fiscal year. The decrease related to both the decrease in revenues described above as well as declining margins.

      Gross profit in our Wood Manufacturing group for the fiscal year ended January 31, 2003 decreased $0.7 million or 39.9% as compared to the prior fiscal year. The decrease in the current fiscal year resulted from a significant inventory write-off related to a lost customer.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the fiscal year ended January 31, 2003 increased $7.6 million or 19.5%, compared to the prior fiscal year. Selling, general, and administrative expenses as a percent of revenues declined from 16.3% to 16.0%.

      The Magazine Fulfillment group’s selling, general, and administrative expenses for the fiscal year ended January 31, 2003 increased $6.4 million or 34.9% as compared to the prior fiscal year.

      The combined selling, general, and administrative expenses of the In-Store Services and Shared Services groups’ for the fiscal year ended January 31, 2003 increased $1.1 million or 5.8% as compared to the prior fiscal year.

      The Wood Manufacturing group’s selling, general, and administrative expenses increased $0.1 million or 5.3%.

Fulfillment Freight

      Fulfillment freight expenses for the fiscal year ended January 31, 2003 increased $6.7 million or 85.2%, compared to the prior fiscal year due to growth in our Magazine Fulfillment group. Freight as a percentage of the Magazine Fulfillment group’s revenues increased from 5.1% to 6.9%. The increase is attributable to the growth of our fulfillment business whereby we ship other company’s product for a fee.

Relocation Expenses

      During the fiscal year ended January 31, 2003, we relocated our claim submission and fixture billing center in High Point, North Carolina to Bonita Springs, Florida. The total expense recorded in the period related to this relocation was $1.9 million.

Amortization of Goodwill

      Prior to the fiscal year ended January 31, 2003, we amortized goodwill consistent with accounting literature in effect at that time. Effective February 1, 2002, we adopted Statement of Financial Accounting Standards “FAS” No. 142 and ceased amortizing goodwill.

Asset Impairment Charges

      In the fiscal year ended January 31, 2002, pursuant to an independent valuation of our intangible assets (goodwill) in accordance with FAS No. 121, it was determined that an impairment charge was required. The impairment charge reduced the carrying value of goodwill on our balance sheet related to the Magazine Fulfillment and Wood Manufacturing groups to zero.

Interest Expense

      Interest and related expenses are primarily due to our significant debt instruments, which consisted of our former revolving line of credit with Bank of America, our former credit facilities with Congress Financial, our Industrial Revenue Bonds related to our Rockford, Illinois manufacturing facility and debt to prior owners of Interlink.

      Interest expense for the fiscal year ended January 31, 2003 increased from the fiscal year ended January 31, 2002 due to the acquisition of Interlink and the assumption of its related bank debt.

Other Income (Expense)

      Other income (expense) consists of items outside of the normal course of operations. Due to its nature, comparability between periods is not generally meaningful.

      Other income in the fiscal year ended January 31, 2003 related primarily to the favorable settlement of an outstanding liability.

Income Tax Expense (Benefit)

      The effective income tax rate for the fiscal years ended January 31, 2003 and 2002 was 6.3% and 0.7%, respectively.

      The difference in fiscal 2003 between the effective tax rate and the statutory rate related to the realization of a portion of the net operating loss carry-forwards acquired with our acquisition of Interlink that was fully reserved at the end of fiscal 2002.

      The difference in fiscal 2002 between the effective tax rate and the statutory rate related to the asset impairment charge of goodwill that was not tax deductible.

Liquidity and Capital Resources

Overview

      Our primary sources of cash include receipts from our customers, borrowings under our credit facilities and from time to time the proceeds from the sale of common stock.

      Our primary cash requirements for the Magazine Fulfillment group consist of the cost of magazines and the cost of freight, labor and facility expense associated with our distribution centers.

      Our primary cash requirements for the In-Store Services group consist of the cost of raw materials, labor, and factory overhead incurred in the production of front-end displays, the cost of labor incurred in providing our claiming, design and information services and cash advances funding our Advance Pay program. Our Advance Pay program allows retailers to accelerate collections of their rebate claims through payments from us in exchange for the transfer to us of the right to collect the claim. We then collect the claims when paid by publishers for our own account.

      Our primary cash requirements for the Wood Manufacturing group consist of the cost of raw materials, the cost of labor, and factory overhead incurred in the manufacturing process.

      Our primary cash requirements for the Shared Services group consist of salaries, professional fees and insurance not allocated to the operating groups.

      The following table presents a summary of our significant obligations and commitments to make future payments under debt obligations and lease agreements due by fiscal year as of October 31, 2004 (in thousands).

	Payments Due by Period

		Less
		than			After
	Total	1 Year	1-3 Years	4-5 Years	5 Years

Debt obligations	$34,061	$1,279	$5,315	$5,271	$22,196
Operating leases	34,108	1,289	8,132	6,499	18,188

Total contractual cash obligations	$68,169	$2,568	$13,447	$11,770	$40,384

      The following table presents a summary of our commercial commitments and the notional amount expiration by period (in thousands):

	Notional Amount Expiration by Period

		Less
		than	1-3	4-5	After 5
	Total	1 Year	Years	Years	Years

Financial standby letters of credit	$3,750	$3,750	$—	$—	$—

Total commercial commitments	$3,750	$3,750	$—	$—	$—

Comparison of the Nine Month Period ended October 31, 2004 to the Nine Month Period ended October 31, 2003

Operating Cash Flow

      Net cash used in and provided by operating activities was $19.9 million and $2.6 million for the nine months ended October 31, 2004 and 2003, respectively.

      Operating cash flows for the nine months ended October 31, 2004 were primarily from net income ($9.0 million), plus non-cash charges including depreciation and amortization ($4.0 million) and provisions for losses on accounts receivable ($0.6 million), a write off of deferred financing costs and original issue discount ($1.5 million), a decrease in inventories ($3.4 million) and a decrease in other assets ($0.6 million). These cash providing activities were offset by an increase in accounts receivable ($24.7 million) and a decrease in accounts payable and accrued expenses ($14.3 million).

      The increase in accounts receivable for the nine months ended October 31, 2004 was primarily due to an increase in accounts receivable in our Magazine Fulfillment group. The increase was due to an overall increase in distribution levels, especially in the last month of the quarter, more lenient payment terms offered to a significant customer in exchange for more favorable pricing, and the increase in the sales return reserve from the end of fiscal 2004. Receivables in our Wood Manufacturing division increased by approximately $2.9 million, due to additional revenues in the period of approximately $3.8 million. The In-Store Services Group had an increase in accounts receivable of approximately $3.4 million due primarily due to the seasonal nature of the wire manufacturing business, which generally has the highest receivable balance in the third quarter. The fourth quarter is generally our best collection and cash flow quarter of the year as revenues from the third quarter are collected.

      The decrease in accounts payable and accrued expenses in the current period of $14.3 million relates (i) to a decrease in the accounts payable in our Magazine Fulfillment group where we utilized available funds to pay vendors earlier in order to generate additional margin, (ii) a reduction in customer deposits due to change in payment terms and (iii) timing of payments to vendors in the current period.

      Operating cash flows for the nine months ended October 31, 2003 were primarily from net income ($7.7 million), adding back non-cash charges such as depreciation and amortization ($3.0 million) and provisions for losses on accounts receivable ($1.6 million), and a significant increase in accounts payable ($11.3 million). These cash providing activities were offset by a significant increase in accounts receivable ($20.5 million).

      The increase in accounts receivable and accounts payable related primarily to the magazine export agreement and the inception of that business. The magazine export agreement allowed us to become a leading exporter of domestic titles to wholesalers overseas. Magazines are purchased directly from domestic publishers and sold on extended terms to foreign distribution agents who distribute the magazines to retailers in their geographic territories. The inception of this business resulted in an increase in accounts receivable and an increase in accounts payable. The first nine months of the current year includes eight months of operations from this business and only five months of cash collections due to standard payment terms of 90 days, which is typical for this segment of the industry.

Investing Cash Flow

      Net cash used in investing activities was $14.3 and $3.2 million for the nine months ended October 31, 2004 and 2003, respectively.

      For the nine months ended October 31, 2004, cash used in investing activities was reduced by capital expenditures of $4.1 million, which in part related to our expansion of our distribution facility in Harrisburg, Pennsylvania. Our advance pay program generated net cash flow of $2.6 million in the nine months ended October 31, 2004. In addition, we advanced to the prior operator of our export distribution business $6.8 million at January 31, 2004. The advances were made as part of the agreement to collect the prior operator’s receivables and pay outstanding payables so as to create a seamless transition for both the customers and suppliers. The company collected $5.3 million of the advances during the nine months ended October 31, 2004.

      In August 2004, we acquired all customer-based intangibles (i.e., all market composition, market share and other value) respecting claiming and information services of PROMAG Retail Services, LLC (“Promag”) for approximately $13.2 million. Of the $13.2 million purchase price, $10.0 million was funded from a term loan discussed below and $0.75 million in a promissory note payable over a three year period to Promag. Promag provides claim filing services related to rebates owed retailers from publishers or their designated agent throughout the United States and Canada.

      In September 2004, we acquired substantially all of the assets and liabilities of Empire State News Corp. (“Empire”), a magazine wholesaler in northwest New York state, for approximately $5.0 million. The purchase price consisted of $3.3 million of cash paid and $1.6 million of deferred consideration in the form of two notes payable ($1.2 million) and deferred compensation, subject to finalization of working capital adjustments in accordance with the purchase agreement.

      For the nine months ended October 31, 2003, cash provided by investing activities related to capital expenditures of $1.4 million, which related primarily to our relocation to Florida, and $1.4 million of payments made related to the acquisition of customer lists under the export agreement and a contingent payment of $1.0 million under the magazine import agreement. Finally, in connection with the magazine export agreement discussed in the section above, the company advanced $4.7 million during the nine months ended October 31, 2003.

      Our borrowing agreements limit the amount of our capital expenditures in any fiscal year.

Financing Cash Flow

      Outstanding balances on our credit facility fluctuate partially due to the timing of the retailer rebate claiming process and our Advance Pay program, the seasonality of our front end wire and services business and the payment cycle of the magazine distribution business. Because the magazine distribution business and Advance Pay program cash requirements peak at our fiscal quarter ends, the reported bank debt levels usually are the maximum level outstanding during the quarter.

      Payments under our Advance Pay program generally occur just prior to our fiscal quarter end. The related claims are not generally collected by us until 30-60 days after the advance is made. As a result, our funding requirements peak at the time of the initial advances and decrease over this period as the cash is collected on the related claims.

      The front end wire and services business is seasonal because most retailers prefer initiating new programs before the holiday shopping season begins, which concentrates revenues in the second and third quarter. Receivables from these fixture programs are generally collected from all participants within 180 days. We are usually required to tender payment on the costs of these programs (raw material and labor) within a shorter period. As a result, our funding requirements peak in the second and third fiscal quarters when we manufacture the wire fixtures and decrease significantly in the fourth and first fiscal quarters as the related receivables are collected and significantly less manufacturing activity is occurring.

      Within our magazine distribution business, our significant customers pay weekly, and we pay our suppliers monthly. As a result, funding requirements peak at the end of the month when supplier payments are made and decrease over the course of the next month as our receivables are collected.

      Net cash provided by financing activities was $30.8 and $0.0 million for the nine months ended October 31, 2004 and 2003, respectively.

      Financing activities in the nine month period ended October 31, 2004 consisted of proceeds from the sale of 3.8 million shares of common stock. The proceeds of $40.5 million (net of underwriting and related expenses) from the sale were utilized to repay the Wells Fargo Foothill original term loan, the Hilco Capital note payable and the notes payable to former owners ($22.4 million through October 31, 2004). For the nine month period ended October 31, 2004, borrowings on the credit facilities totaled $8.9 million and a term loan in the amount of $10.0 million was issued related to the Promag transaction. In addition, the cash provided by the activities noted above was offset by an $11.1 million decrease in checks issued and outstanding at October 31, 2004. Finally, the exercise of employee stock options in the period generated approximately $4.9 million.

      Financing activities for the nine month period ended October 31, 2004 consisted primarily of repayments on our credit facilities ($15.7 million) and proceeds from the issuance of notes payable ($20.0 million). These borrowings were offset by a $5.5 million reduction of checks issued and outstanding at October 31, 2003. The exercise of employee stock options in the period generated approximately $1.9 million.

Comparison of Fiscal Years Ended January 31, 2002, 2003 and 2004

Operating Cash Flow

      Net cash provided by (used by) operating activities was $12.3, $20.6, and $(1.6) million for the fiscal years ended January 31, 2004, 2003 and 2002, respectively.

      Operating cash flows for the fiscal year ended January 31, 2004 were primarily from net income ($10.0 million), plus non-cash charges including depreciation and amortization ($4.1 million) and provisions for losses on accounts receivable ($1.8 million), a decrease in accounts receivable ($0.5 million) and a decrease in other current and non-current assets ($2.0 million). These cash providing activities were offset by an increase in inventory ($1.3 million), and a decrease in accounts payable and accrued expenses other current and non-current liabilities ($5.7 million).

      Accounts receivable and accounts payable balances were impacted by the inception of the magazine export business, which had trade receivable of $14.2 million and trade payables of $10.0 million at January 31, 2004. The magazine export agreement allowed us to become a leading exporter of domestic titles to foreign wholesalers and domestic brokers who transport the product overseas. The fiscal year includes eleven months of operations from this business and only eight months of cash collections due to standard payment terms of at least 90 days, which is typical in the industry.

      Accounts receivable related to our domestic magazine distribution businesses decreased $2.6 million primarily due to the increase in the sales return reserve partially offset by the growth in trade receivables as a result of higher distribution levels. Inventories for this business increased $1.7 million primarily to support higher distribution levels.

      Accounts receivable in our front-end fixture manufacturing and claim filing services decreased $6.7 million due to both better collection procedures as well as the lower revenue base.

      Operating cash flow for the fiscal year ended January 31, 2003 was primarily from net income ($7.3 million), adding back non-cash charges such as depreciation and amortization ($3.3 million) and provisions for losses on accounts receivable ($2.0 million) and a significant decrease in accounts receivable ($17.6 million). These cash providing activities were offset by a significant reduction in accounts payable ($9.7 million).

      The decrease in accounts receivable relates primarily to a significant decrease in receivables related to front-end fixture programs, which were at unusually high levels at January 31, 2002 and subsequently collected in the first quarter of fiscal 2003.

      The decrease in receivables related to front-end fixture programs relates primarily to the timing of payments by significant participants of cost-shared front-end fixture programs. Our year-end balance at January 31, 2002 was inflated by the significantly higher revenue in the third quarter of fiscal 2002 that was, for the most part, collected in the first quarter of fiscal 2003.

      Improved cash flow and profits in our Magazine Distribution group allowed for a significant reduction in accounts payable ($13.0 million of the total decrease). We believe that this decrease was necessary to bring us within payment terms with all our publishers, which has significantly improved our relationship with the publishing community and allowed us to expand our business with those publishers.

      Negative operating cash flow for the fiscal year ended January 31, 2002 was $1.6 million despite a net loss of $72.9 million. The difference related to significant non-cash charges including depreciation and amortization ($7.8 million), provisions for losses on accounts receivable ($2.8 million) and an asset impairment charge ($78.1 million). In addition to the non-cash charges we also experienced a significant increase in accounts payable ($23.1 million), which increased cash flow from operations. This increase related to our recently purchased Interlink subsidiaries and an increase in the average days outstanding to our vendors. These increases were offset by a significant increase in accounts receivable ($36.9 million) and inventories ($3.2 million). The increase in accounts receivable was attributable to both the purchase of the Interlink companies and a significant amount of third quarter wire manufacturing revenues not being collected until the first quarter of fiscal 2003.

Investing Cash Flow

      Net cash (used in) investing activities was $(9.5 million), $(12.8 million) and $2.3 million in the fiscal years ended January 31, 2004, 2003 and 2002, respectively.

      In the fiscal year ended January 31, 2004, cash used in investing activities related to capital expenditures of $2.1 million, which primarily related to our relocation to Florida and expansion of our distribution facility in Harrisburg, Pennsylvania, and $2.4 million of payments related to acquisition of the customer lists under the import and export agreement. Our advance pay program generated net cash flow of $1.8 million in the fiscal year ended January 31, 2004. We also advanced to the prior operator of our export distribution business $6.8 million. The advances were made as part of the agreement to collect the prior operator’s receivables and pay outstanding payables so as to create a seamless transition for both the customers and suppliers. This balance had decreased to approximately $3.0 million at March 31, 2004.

      In the fiscal year ended January 31, 2003, cash used in investing activities related to capital expenditures of $4.4 million, which related primarily to our relocation to Florida, the acquisition of Innovative Metal Fixtures ($2.0 million of a total purchase price of approximately $2.6 million; the remaining portion consisting of a note payable to the former owner) and a payment under a magazine import agreement ($2.0) million related to the domestic distribution of foreign titles. Our advance pay program used net cash flow of $4.4 million.

      In the fiscal year ended January 31, 2002, cash used in investing activities related to the acquisition of Interlink totaling $13.7 million and capital expenditures of $3.7 million. Cash from investing activities included $3.5 million from the sale of software. Our advance pay program provided net cash flow of $16.0 million. The unusually high cash flow from the advance pay program was due to improvement in the collection process.

      The faster collection cycle for our claim receivables resulted from providing publishers with the claim information in an electronic format allowing for quicker processing. As a result of this new process, claims outstanding related to our Advance Pay program decreased compared to the prior fiscal year-end, without a significant decrease in either the number or amount of claims filed.

      Our borrowing agreements limit the amount of our capital expenditures in any fiscal year.

Financing Cash Flow

      Outstanding balances on our credit facility fluctuate partially due to the timing of the retailer rebate claiming process and our Advance Pay program, the seasonality of our wire manufacturing business, and the payment cycle of the magazine distribution business. Because the magazine distribution business and Advance Pay program cash requirement peak at our fiscal quarter ends, the reported bank debt levels usually are the maximum level outstanding during the quarter.

      Payments under our Advance Pay program generally occur just prior to our fiscal quarter end. The related claims are not generally collected by us until 90 days after the advance is made. As a result, our funding requirements peak at the time of the initial advances and decrease over the next 90 days as the cash is collected on the related claims.

      The wire manufacturing business is seasonal because most retailers prefer initiating new programs before the holiday shopping season begins, which concentrates revenues in the second and third quarter. Receivables from these fixture programs are generally collected from all participants within 120 days. We are usually required to tender payment on the costs of these programs (raw material and labor) within a shorter period. As a result, our funding requirements peak in the second and third fiscal quarters when we manufacture the wire fixtures and decrease significantly in the fourth and first fiscal quarters as the related receivable are collected and significantly less manufacturing activity is occurring.

      Within our magazine distribution business, our significant customers pay weekly, and we pay our suppliers monthly. As a result, funding requirements peak at the end of the month when supplier payments are made and decrease over the course of the next month as our receivables are collected.

      Net cash (used in) provided by financing activities was ($3.4 million), ($5.2 million), and $1.2 million in the fiscal years ended January 31, 2004, 2003 and 2002, respectively.

      In the fiscal year ended January 31, 2004, cash used in financing activities related to our various credit facilities included net repayments under revolving credit facilities of $27.7 million, payments of notes payable of $6.0 million and proceeds from the issuance of notes payable of $20.0 million. The exercise of employee stock options generated $2.8 million in proceeds. Outstanding checks increased $7.5 million as our new consolidated financing facility allowed for more efficient cash management.

      In the fiscal year ended January 31, 2003, cash used in financing activities related to our various credit facilities included net repayment under revolving credit facilities of $7.7 million and repayments of notes payable of $2.8 million. In addition, we repaid approximately $1.0 million of various notes outstanding to the prior owners of acquired companies. Outstanding checks increased $6.6 million relating to the timing of our payments to retailers under the Advance Pay program. At January 31, 2003, we had completed the filing of the quarterly rebate claims and had just processed a large number of payments, which was not the case at the end of 2002.

      In the fiscal year ended January 31, 2002, cash provided by financing activities related to borrowing under our revolving credit facility totaling $5.7 million. These borrowing were partially offset by a $4.6 million reduction of checks issued and outstanding at January 31, 2002 compared to 2001. This amount is driven primarily by the timing of our Advance Pay program, which requires significant cash outflows near our fiscal year-end.

Debt

      At October 31, 2004, our total debt obligations were $34.1 million, excluding outstanding letters of credit. Debt consists primarily of our amounts owed under a revolving credit facility, a term loan with Wells Fargo Foothill and the agreement for purchase of the magazine export business.

      On October 30, 2003, we entered into a credit agreement with Wells Fargo Foothill. The credit agreement enabled us to borrow up to $45.0 million under a revolving credit facility. The credit agreement expired on October 30, 2006 and was secured by all of the assets of the Company. In August 2004, the Company amended the credit facility with Wells Fargo Foothill. The amended facility now extends through October 31, 2009 and provides for a $10.0 million term note payable that bears interest at the prime rate plus 2.0% (6.75% at October 31, 2004). In addition, the Company reduced the $45.0 million revolving credit facility to $40.0 million however the total credit facility remains $50.0 million. The term note is payable over five years with initial quarterly installments of $0.25 million payable over four quarters beginning October 31, 2004. The quarterly installments increase to $0.35 million, $0.50 million, $0.65 million and $0.75 million, respectively, over the subsequent four years.

      Borrowings under the revolving credit facility bear interest at a rate equal to the prime rate (4.75% at October 31, 2004) plus up to 0.5% based on an availability calculation and carries a facility fee of  1/4% per annum on the difference between $40.0 million and the average principal amount outstanding under the facility including advances under the revolving credit facility and letters of credit. The balance on the credit facility at October 31, 2004 was $20.7 million.

      Availability under the revolving facility is limited by a borrowing base calculation, as defined in the agreement. The calculation resulted in excess availability of $11.4 million at October 31, 2004.

      On October 30, 2003, we entered into a credit agreement with Hilco Capital. The note payable had a face value of $15.0 million and was recorded net of the original issuance discount related to the fair value of warrants issued concurrently with the note. The note payable bore interest at a rate equal to the greater of the prime rate (4.75% at October 30, 2004) plus 7.75% or 12% and deferred interest of 2% due at the termination of the agreement on October 30, 2006. The term loan was paid in full during the quarter ended October 31, 2004.

      Under the credit agreements, we are required to maintain a specified minimum level of EBITDA and compliance with specified fixed charge coverage and debt to EBITDA ratios. In addition, we are prohibited, without consent from our lenders, from:

•	incurring or suffering to exist additional indebtedness or liens on our assets,

•	engaging in any merger, consolidation, acquisition or disposition of assets or other fundamental corporate change,

•	permitting a change of control of our company,

•	paying any dividends or making any other distribution on capital stock or other payments in connection with the purchase, redemption, retirement or acquisition of capital stock,

•	changing our fiscal year or methods of accounting, and

•	making capital expenditures in excess of $7.15 million during fiscal year 2005 and $3.4 million during fiscal year 2006 and each subsequent fiscal year.

      In connection with our acquisition of the magazine export business leased by us since March 2003, we agreed to make nine quarterly payments of approximately $0.4 million beginning in January 2004. The balance outstanding under this agreement at October 31, 2004 was $2.16 million.

      In connection with the acquisition of the assets of Empire, we issued notes payable totaling $1.2 million to Empire and one of the former owners of Empire. The notes payable bear interest at the lowest rate per annum allowable under Section 1274 of the Internal Revenue Code, which was 2.35% as of October 31, 2004.

      A note payable, due in fiscal 2003, in the principal amount of $1.6 million to the previous owner of an acquired company was being disputed by us under the conditions of the acquisition agreement. We received a favorable arbitration ruling during the fourth quarter of fiscal 2004, and in March 2004, we settled the remaining note payable, interest accrued thereon and the indemnification claim by the Company for $1.6 million.

Critical Accounting Policies and Estimates

      Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Senior management has discussed the development, selection and disclosure of these estimates with the audit committee of the board. Actual results may differ from these estimates under different assumptions and conditions.

      Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition

      We record a reduction in revenue for estimated magazine sales returns and a reduction in cost of sales for estimated magazine purchase returns. Estimated sales returns are based on historical sales returns and daily point-of-sale data from significant customers. The purchase return estimate is calculated from the sales return reserve based on historical gross profit. If the historical data we use to calculate these estimates does not properly reflect future results, revenue and/or cost of sales may be misstated.

Allowance for Doubtful Accounts

      We provide for potential uncollectible accounts receivable based on customer-specific information and historical collection experience. If market conditions decline, actual collection experience may not meet expectations and may result in increased bad debt expenses.

Taxes on Earnings

      The carrying value of our net deferred tax assets assumes that we will be able to generate sufficient future taxable income in certain tax jurisdictions, based on estimates and assumptions. If these estimates and assumptions change in the future, we may be required to increase or decrease valuation allowances against its deferred tax assets resulting in additional income tax expenses or benefits.

Valuation of Long-Lived Assets Including Goodwill and Purchased Intangible Assets

      We review property, plant and equipment, goodwill and purchased intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Our asset impairment review assesses the fair value of the assets based on the future cash flows the assets are expected to generate. An impairment loss is recognized when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from the disposition of the asset (if any) are less than the carrying value of the asset. This approach uses our estimates of future market growth, forecasted revenue and costs, expected periods the asset will be utilized and appropriate discount rates. Such evaluations of impairment of long-lived assets including goodwill and purchased intangible assets are an integral part of, but not limited to, our strategic reviews of our business and operations. Deterioration of our business overall or within a business segment in the future could also lead to impairment adjustments as such issues are identified.

Internal Controls Over Financial Reporting

      We are currently undergoing the rigorous process to ensure compliance with the new regulations under Section 404 of the Sarbanes-Oxley Act that take effect for our fiscal year ending January 31, 2005. In the course of documenting and testing, certain aspects of our internals controls over financial reporting have been identified that we believe require remediation. In these instances, we have implemented such remediation. While we continue to dedicate substantial resources to this effort we cannot be certain that all remediation efforts will be timely completed and tested by us and our independent auditor so that management and our independent auditor will be able to express an unqualified opinion on the effectiveness of our internal controls as at our fiscal year ending January 31, 2005.

Recent Accounting Pronouncements

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is effective for all contracts entered into or modified after June 30, 2003. The adoption of this standard did not have a material impact on our consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on our consolidated financial statements.

      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” FIN 46 requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in an entity. The provisions of FIN 46 were effectively immediately for those variable interest entities created after January 31, 2003. The provision, as amended December 2003, are effective immediately for those variable interest entities held prior to February 1, 2003 that are considered to be special purpose entities. The provisions, as amended, are to be applied no later than the end of the first reporting period that ends after March 15, 2004 for all other variable interest rate entities held prior to February 1, 2003. The adoption of this standard did not have a material impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

      Our primary market risks include fluctuations in interest rates and exchange rate variability.

      Our debt relates to credit facilities with Wells Fargo Foothill. See “— Liquidity and Capital Resources — Debt”

      The revolving credit facility with Wells Fargo Foothill has an outstanding principal balance of approximately $20.70 million at October 31, 2004. Interest on the outstanding balance is charged based on a variable interest rate related to the prime rate (4.75% at October 31, 2004) plus a margin specified in the credit agreement (0.00% at October 31, 2004).

      The amended credit facility provides for a $10 million term note payable that bears interest at the prime rate plus 2.0% (6.75% at October 31, 2004). The term note is payable over five years in installments of $0.25 million over four quarters beginning October 31, 2004 then the quarterly installments increase to $0.35, $0.50, $0.65 and $0.75 million, respectively, over the subsequent four years.

      The original term note payable with Wells Fargo Foothill was paid in full in March 2004.

      The note payable with Hilco Capital was repaid in full during the quarter ended October 31, 2004.

      Interest expense from these credit facilities is subject to market risk in the form of fluctuations in interest rates.

      In March 2004, we utilized the proceeds from a sale of our common stock to pay-down all but a nominal amount of the Hilco Capital note payable, repay the term note portion of the Wells Fargo Foothill credit facility, and repaid all outstanding balances owed under the revolving credit portion of the Wells Fargo Foothill credit facility.

      We do not perform any interest rate hedging activities related to these two facilities.

      We have exposure to foreign currency fluctuations through our operations in Canada. These operations accounted for approximately $2.0 million, which represented 2.1% of our revenues for the quarter ended October 31, 2004. We generally pay the operating expenses related to these revenues in the corresponding local currency. We will be subject to any risk for exchange rate fluctuations between such local currency and the dollar.

      Additionally, we have exposure to foreign currency fluctuation through our exporting of foreign magazines and the purchased of foreign magazine for domestic distribution.

      Revenues derived from the export of foreign titles (or sale to domestic brokers who facilitate the export) totaled $28.7 million for the period ended October 31, 2004 or 13.4% of total revenues. For the most part, our export revenues are denominated in dollars and the foreign wholesaler is subject to foreign currency risks. We have the availability to control foreign currency risk via increasing or decreasing the local cover price paid in the foreign markets. There is a risk that a substantial increase in local cover price due to a decline in the local currency relative to the dollar could decrease demand for these magazines at retail and negatively impact our results of operations.

      Gross domestic distribution of imported titles totaled approximately $68.4 million (of a total $381.1 million or 17.9%). Foreign publications are purchased in both dollars and the local currency of the foreign publisher, primarily Euros and pound sterling. In the instances where we buy in the foreign currency, we generally have the ability to set the domestic cover price, which allows us to control the foreign currency risk. Foreign titles generally have significantly higher cover prices then comparable domestic titles, are considered somewhat of a luxury item, are sold only at select retail locations, and sales do not appear to be highly impacted by cover price increases. However, a significant negative change in the relative strength of the dollar to these foreign currencies could result in higher domestic cover prices and result in lower sales of these titles at retail, which would negatively impact our results of operations.

      We do not conduct any significant hedging activities related to foreign currency.

SOURCE INTERLINK PRINCIPAL SHAREHOLDERS

      The following table sets forth as of December 15, 2004, after giving effect to the consummation of the merger, certain information concerning the ownership of our common stock by:

•	each person who is known to us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors, our chief executive officer and our four other most highly paid executive officers in fiscal 2004; and

•	all directors and executive officers as a group.

      The information presented below is based on information supplied by our officers and directors and Schedules 13D and 13G filed with the SEC as of December 15, 2004. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes all shares over which the subject individual has or shares voting or investment power. Shares of common stock subject to options that are currently exercisable within 60 days of the date of this report are treated as outstanding for the purpose of computing the percentage ownership of the subject individual. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

      As of December 15, 2004, there were 23,635,673 shares of our common stock outstanding.

      The following table assumes the issuance of 26.8 million shares of our common stock in exchange for all shares of Alliance common stock outstanding, or an exchange ratio of 0.264 shares of our common stock per share of Alliance common stock.

				Percent of Shares
	Number of Shares		Percent of Shares	Beneficially Owned
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned	Post-Merger

Jonathan J. Ledecky
901 15th Street NW, Suite 950
Washington, D.C. 20005	1,840,000		8.0%	4.0%
S. Leslie Flegel(6)	1,612,985	(1),(2)	6.5%	3.2%
James R. Gillis(6)	533,268	(1)	2.2%	1.0%
Jason S. Flegel(6)	372,860	(1),(3)	1.6%	*
Allan R. Lyons(6)	346,037	(1),(4)	1.5%	*
Aron S. Katzman(6)	325,967	(1)	1.4%	*
Randall S. Minix(6)	125,714	(1)	*	*
Harry L. Franc, III(6)	120,005	(1)	*	*
Kenneth F. Teasdale(6)	98,948	(1)	*	*
Marc Fierman(6)	86,356	(1)	*	*
John R. Amann(6)	66,667	(1)	*	*
A. Clinton Allen(6)	43,000	(1),(5)	*	*
Ariel Emanuel(6)	—		*	*
All directors and executive officers, as a group (12 persons)	3,731,807		14.4%	7.1%

*	Less than 1%

(1)	Includes shares issuable under options that are currently exercisable within 60 days in the amounts following each respective beneficial owner: S. Leslie Flegel — 1,085,000 shares; James R. Gillis — 504,667 shares; Allan R. Lyons — 20,000 shares; Jason S. Flegel — 300,091 shares; Aron S. Katzman — 70,000 shares; Randall S. Minix — 80,000 shares; Harry L. Franc, III — 80,000 shares; Kenneth F.

Teasdale — 50,000 shares; Marc Fierman — 85,356; John R. Amann — 66,667 shares; and A. Clinton Allen 10,000 shares.

(2)	Mr. Flegel holds 518,685 of these shares with his spouse as joint tenants and thereby shares voting and investment power over those shares with her.

(3)	Of the reported shares, 72,769 shares are held by Mr. Flegel’s spouse individually and as a custodian for Mr. Flegel’s minor children. Mr. Flegel disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

(4)	Of the reported shares, 112,010 shares are held by Mr. Lyons’ spouse. Mr. Lyons disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

(5)	Of the reported shares, 4,000 shares are held by Mr. Allen’s spouse. Mr. Allen disclaims beneficial ownership of these securities, and this statement shall not be deemed an admission that he is the beneficial owner of the securities for any purpose.

(6)	The business address of our officers and directors is in care of Source Interlink Companies, Inc., 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, Florida 34134.

ALLIANCE BUSINESS

Overview

      Alliance provides logistics and supply chain management services for the home entertainment product market. Specifically, Alliance offers just-in-time product distribution and fulfillment, category management, consumer direct fulfillment (CDF) and third-party logistics services. Alliance utilizes advanced technology and industry and marketplace expertise to deliver innovative and value-added solutions to its customers and trading partners. Its well established logistics infrastructure allows it to manage a catalogue of over 400,000 stock keeping units of home entertainment content products, including CDs, DVDs, video games and related products and accessories.

      Alliance’s customers include specialty and independent retailers, mass merchandisers, supermarkets and e-commerce retailers. In total, Alliance provides services to more than 5,000 accounts with over 30,000 retail store locations including: Barnes & Noble, Inc., Trans World Entertainment Corp., The Musicland Group, Inc., Fry’s Electronics, Inc., Circuit City Stores, Inc., BJ’s Wholesale Club, Inc., Toys “R” Us, Inc., Sears, Roebuck and Co. and thousands of independent retailers. Alliance’s e-commerce customers include: barnesandnoble.com, aol.com, amazon.com, circuitcity.com, bestbuy.com, and QVC.com. Alliance maintains on a smaller scale an international customer base, primarily in South America and Europe, such as HMV, and Promotora.

      In addition to its core logistics and supply chain management business, prior to the spin-off described below, Alliance operated another business unit known as the Digital Media Infrastructure Services Group, or the DMISG. The DMISG consists of two separate businesses: one business that develops and markets e-commerce enabling databases for home entertainment products, while the other offers kiosk-based retail merchandising solutions. The DMISG was spun-off to the stockholders of Alliance as of December      , 2004. The DMISG will not be included in the merger.

Industry Overview

      According to the Recording Industry Association of America, the total market in 2003 for retail sales of prerecorded music was $11.9 billion and, according to the Motion Picture Industry Association, the total market in 2003 for retail sales of videos was $56.8 billion. Music and video content products are predominantly produced and supplied by the major labels, consisting of four large music companies and their related distribution companies, and the major feature film studios, consisting of six large film studios and their distribution companies.

      The major music manufacturers/labels (with their related distribution units) are:

•	Vivendi Universal S.A. (Universal Music and Video Distribution)

•	Sony BMG Music Entertainment Company (Sony Music Distribution)

•	WEA Distribution (Warner Music Group)

•	Thorne-EMI (EMD Marketing)

      The major film studios (with their related distribution units) are:

•	The Walt Disney Company (Buena Vista Home Entertainment)

•	Time-Warner Inc. (Warner Home Video)

•	Sony Corp. (Columbia Tri-Star Home Video)

•	The News Corporation (Twentieth Century Fox Home Entertainment)

•	Viacom Inc. (Paramount Home Video)

•	General Electric Company (NBC Universal Studios)

      Music and videos not produced by the major manufacturers are supplied by thousands of independent labels and studios. Many “independents” have distribution relationships with a major manufacturer, a single purpose distribution company, or a diverse solutions provider like Alliance.

      This allows the independents to get their product to market without entering into thousands of individual relationships with retailers.

      Retailers of home entertainment products are comprised of a diverse and evolving number of brick-and-mortar and e-commerce merchants. The home entertainment media retail channel is comprised of:

•	Specialty Retailers (e.g. Barnes & Noble, Trans World Entertainment Corp., The Musicland Group, Inc., Hastings Entertainment, Inc., Fry’s Electronics, Inc., Circuit City Stores, Inc., Toys “R” Us, Inc. and BrandsMart USA)

•	Independent Retailers (defined as businesses operating up to 20 store locations)

•	Mass Merchandisers (e.g. Kmart Corporation, Sears Roebuck and Co., and Fred Meyer/The Kroger Company)

•	Supermarkets (e.g. The Kroger Company, Ahold USA, Inc., and Ukrop’s Supermarkets, Inc.)

•	E-commerce retailers (e.g. amazon.com, barnesandnoble.com, circuitcity.com, and bestbuy.com)

      An industry of intermediaries exists between the labels and studios, on the one hand, and the retail market on the other. These intermediaries include traditional distributors, category management companies, diverse solutions providers and others. To better compete for sales to retailers, most of these intermediary companies assume partial roles in the distribution process, which includes order processing, credit and inventory management, collections, returns logistics, advertising and marketing support, information and database services, fulfillment and in-store merchandising services. They also assume a substantial portion of the risk inherent in the music and video sales business because they maintain large inventories. These functions would otherwise be the responsibility of the labels or studios.

      Most independent retailers depend on intermediaries to provide the majority of their inventory. Yet, many large national and regional chains, and some of the largest independent retailers, bypass intermediaries and go directly to the major labels and studios for the majority of their product. They then turn to other distributors for the remainder of their lower volume/higher margin inventory.

      Internet retailers are an important part of the home entertainment media retail channel. Because several of the largest music and video online retailers lack product distribution infrastructure, they need to outsource technology, information management, supply chain management and customer care capabilities. Generally, these e-commerce retailers rely on third parties to enable their product information, ordering systems, and distribution processes.

Seasonality And Working Capital

      Sales of home entertainment products are traditionally highest during the fourth calendar quarter (the holiday season), while returns are highest during the first calendar quarter. Consequently, working capital needs for the home entertainment products marketplace are typically highest in the fourth quarter due to increases in inventories purchased for the holiday selling season and extension of credit terms to certain customers. Historically, industry participants have financed their working capital needs through cash generated from operations and bank borrowings.

Industry Trends

      Alliance believes suppliers and retailers of home entertainment products will place an increased premium on intermediaries that can provide an array of commerce solutions, such as large and diverse inventories, technology and information management services, compressed delivery schedules, and a variety of value-added services. Alliance believes that the focus on intermediaries, and the solutions they provide, will continue to grow in the face of increasing competitive pressures on retailers and as the entertainment media consumer continues to evolve and become more sophisticated.

      This evolving supply chain dynamic will place even more reliance on the intermediaries’ merchandising, technology, information management, supply chain management and customer care services core competencies. There has been significant consolidation among intermediaries over the last several years, as many have failed by not offering value added solutions to meet the demands of suppliers and retailers of physical entertainment media.

Alliance’s Services

      Alliance provides logistics and supply chain management services for the home entertainment product market. Alliance offers a complete suite of solutions to its customers by leveraging its core competencies, which include merchandising and category management, information technology, logistics, supply chain management and customer care services. Alliance has devoted substantial time and resources to stocking a comprehensive product offering for its retail customers. Alliance manages a large, diversified catalogue of over 400,000 music, video and video game stock keeping units and other related home entertainment products. Although Alliance acquires the majority of the titles it offers to retailers on a non-exclusive basis from the major labels and studios, Alliance does maintain some exclusive trading relationships with certain independent music labels. These relationships allow Alliance to bring the products of independent music labels to the consumer market.

      Alliance’s solutions include the following:

      Distribution and Fulfillment Services. Alliance’s distribution and fulfillment services form the foundation of its value added solutions and are utilized by virtually every customer. Critical to its distribution and fulfillment services are Alliance’s deep catalogue and strong trading relationships. These services also include next day order delivery, ready-for-shelf inventory preparation such as price labeling and security devise placement and a variety of EDI related tools. Alliance receives orders via EDI, the Internet and a variety of other mediums.

      Category Management Services. Category management, also referred to as Vendor Managed Inventory (VMI), is a complete point-of-sale solution. In recent years, Alliance has created relationships with retailers who have not traditionally offered home entertainment products such as mass merchandisers, supermarkets and certain specialty retailers. Alliance’s category management solution includes establishing the department within the stores, fixturing, merchandising, pricing and promotion, marketing assistance, product preparation, logistics and in-store services, thereby allowing these retailers to fully outsource the management of the entire home entertainment department.

      Consumer Direct Fulfillment. Alliance also supports brick-and-mortar retailers in their e-commerce initiatives, as well as “pure play” e-commerce retailers. Alliance’s e-commerce customers, such as barnesandnoble.com, amazon.com, and bestbuy.com, utilize Alliance’s technology information, supply chain management and customer care expertise. Alliance either distributes the products directly to the consumer, under the retailer’s identity, or to a designated distribution center operated by the retailer.

      Alliance also provides e-commerce retailers, such as circuitcity.com, The Musicland Group, Inc. and sonystyle.com, various “turnkey” offerings (TheStore24). These services range from website hosting to back-end transaction management. Alliance offers individualized services which allow it to assume nearly all facets of its e-commerce clients’ infrastructure needs. This allows the retailer to focus on generating sales and promoting its brand while reducing backend and technology related expenses. These services include:

•	Product fulfillment entailing product handling, logistics and technology capabilities enabling direct consumer product delivery;

•	Comprehensive turnkey E-commerce platform, which includes state of the art search and navigation, real-time inventory querying and commitment capabilities, credit card processing and settlement services;

•	Consigned inventory management capabilities;

•	Custom packaging, promotional inserts including coupons and a large variety of shipping options; and

•	Customer care services interacting directly with the customer on behalf of the retailer.

      Third Party Logistics Services. Alliance has begun to use its distribution and logistics expertise and existing infrastructure to distribute non-home entertainment products for select customers on a fee for services basis. For certain customers, in a more complex execution, Alliance provides warehouse management and fulfillment services from the customer’s warehouse. Alliance currently provides this service for The Beanstalk Group, a licensing and merchandising company, which distributes products on behalf of Ford Motor Company catalog brands, GE and many others. In 2004, Alliance set up a new distribution facility, complete with warehouse management system and related infrastructure for Christian Casey, LLC, an apparel manufacturer.

Alliance’s Strategy

      Alliance’s strategy is to become the leading logistics and supply chain management provider of infrastructure services to the home entertainment products marketplace. To accomplish this, Alliance is focused on the following initiatives:

      Increase Market Share. Alliance intends to continue to increase its market share by entering new markets, acquiring new customers, and further penetrating existing customers. Alliance plans to accomplish these goals by providing more value-added services, such as VMI services, and additional cost-effective distribution and fulfillment services tailored to each customers’ specific needs. In the past, Alliance has actively initiated contact with retailers that have not previously offered music and video, such as bookstores, toy stores, drug stores and grocery stores, to generate more sales opportunities of home entertainment products. Alliance will continue to make these contacts to secure alternative retail channels for music and video offerings. Further, Alliance intends to market its distribution logistics services to emerging distribution channels, including consumer goods and services companies, consumer electronics manufacturers and media companies.

      Additionally, Alliance continues to increase its home video and games inventory to support the marketplace demand for DVDs and video games. This product diversity allows Alliance and its customers to satisfy consumer demand and minimize inventory risk. In recent years, DVD sales have grown significantly and are expected to grow in the foreseeable future as the DVD format becomes a more mainstream consumer product.

      Enhance Logistics and Supply Chain Management. Alliance has made a significant investment in the development of a sophisticated and scalable logistics infrastructure. This infrastructure investment allows Alliance to distribute products throughout the United States. Alliance has approximately 450,000 square feet of warehousing and distribution space, at four separate locations in three states. Alliance’s primary distribution center (approximately 185,000 square feet) is located in Florida. In addition, Alliance manages two other warehouses on behalf of its third party logistics customers totaling 160,000 square feet.

      As its business grows, Alliance continues to invest in warehouse automation that includes high-speed sortation and labeling equipment. Additionally, Alliance has invested in specialized boxing and in-line invoice printing and inserting equipment for consumer direct fulfillment as well as equipment for receiving and returns processing.

      Expand Vendor Managed Inventory Services. Alliance began offering VMI services in 2001. Historically, these services, which involve complete category management including inventory management, selection and stocking for a retailer, have been targeted to mass merchandisers. Alliance has not only targeted mass merchandisers, but also focused on specialty retailers such as BrandsMart USA and supermarkets such as Giant Eagle, Inc. and Ukrop’s Supermarkets, Inc. VMI services allow retailers to outsource all or a substantial portion of the inventory management responsibility for their in-store music and video products. As more retailers become aware of VMI cost savings and operating efficiencies, Alliance believes that its VMI services will continue to be a significant growth area for its business.

      Increase Retail Technology Offerings. Alliance will continue to provide brick-and-mortar retailers with innovative services designed to increase in-store sales, such as the Alliance Music Index through AMIgo and WebAMI, a comprehensive database detailing artist, title, label and other product information, allowing retailers to check inventory and execute purchases directly to Alliance’s warehouse over the Internet. Alliance will also continue to offer in-store interactive kiosk technology to educate and entertain consumers through its continuing relationship with Spinco.

      Grow Consumer Direct Fulfillment Services. To expand its CDF business, Alliance developed a “turnkey,” e-commerce application, called TheStore24. TheStore24 is an advanced infrastructure designed specifically to develop and deliver tailored “end-to-end” solutions to support e-commerce objectives of both traditional and non-traditional entertainment retailers. Merchants place their logo, colors and pallet and other retailer specific information on an Internet site, customized and maintained on their behalf by Alliance. Alliance provides the fulfillment, billing and other transaction processing services associated with consumer orders. Alliance intends to continue to develop its services in this area to capture new business as retailers increasingly outsource all aspects of their online businesses. Alliance will also continue to acquire new CDF customers independent of its TheStore24 offering.

Sales And Marketing

      Alliance’s sales and marketing staff, which consists of approximately 425 people, is focused on maintaining customer relationships with music and video retailers. Alliance’s sales organization consists of industry veterans with vast knowledge of both entertainment media and retail operations. Alliance tailors its sales organization to different retail sectors, including national chains, independent stores, and e-commerce. Additionally, Alliance has a dedicated sales staff and merchandising staff to manage the growth of Alliance’s VMI business. These field personnel conduct training in the VMI systems and procedures, and are familiar with the local markets in which they work so as to maximize effective product placement and promotion.

      The sales group works closely with Alliance’s marketing organization to increase market awareness and generate demand for Alliance’s products and services. The marketing group understands the dynamics involved with selling music and video products, with label and studio support, and the distribution channels through which such products move. Alliance’s marketing activities include soliciting and securing advertising dollars from the major labels and studios, publication of am2ped magazine and the creation of specialty products.

Technology, Information and Supply Chain Management Infrastructure

      Alliance has developed sophisticated warehouse management systems and related technology to increase productivity while driving down costs. These systems enable Alliance to operate its distribution centers 24 hours a day, 7 days a week.

      Alliance’s primary operating systems are built on an open architecture platform and provide the high level of scalability and performance required to manage Alliance’s large and complex business operations. This infrastructure is supported by hardware, software and database applications, including Hewlett Packard Unix servers, high-end EMC storage solutions and Oracle and IBM Unidata databases.

      PrimeMover, Alliance’s enterprise resource planning system, is a proprietary, real-time information system and operating environment, used across substantially all of its operations. Alliance has designed PrimeMover as a scalable system that can support increased transaction volume. Presently, PrimeMover supports over 500 connections (terminals, printers, PCs), with an internal response time of less than one second. PrimeMover supports operational functions that include client account management, inventory management, order management and accounting.

      Alliance’s warehouse management system, or WMS, seamlessly integrates with PrimeMover and supports over 400 users maintaining over 350,000 inventory storage locations throughout three warehouses. WMS provides a real-time interface to 300 radio-frequency terminals, a 11,800 position pick-to-light system and fully-integrated zero accumulation conveyors to facilitate a paperless order process. Additionally, six high-

speed sorters are deployed for order processing, labeling, receiving and returns processing, all of which are connected to Alliance’s WMS. WMS makes extensive use of bar coding and scanning technologies for virtually every function performed in Alliance’s distribution centers. Moreover, all WMS manifesting and shipping functionality include links to United Parcel Service, Federal Express, DHL and the United States Postal Service for freight processing and shipment tracking.

      Alliance’s VMI suite is a proprietary, real-time, integrated retail inventory management system comprised of POS sales processing, sales analysis, inventory management and replenishment, stock keeping unit level trending, product ordering, and promotional pricing modules used to manage over 2,900 retail locations. Field personnel in retail locations utilize Alliance’s mobile computers with integrated laser readers running its proprietary xperTrak software for order receiving, inventory cycle counting, returns processing and data communications to the core system. The VMI suite is fully integrated with Prime Mover and WMS environments forming a solid, accurate and reliable platform for managing Alliance’s clients’ disparate requirements.

      Alliance has made strategic investments in material handling automation. Such investments include computer-controlled order selection systems that provide labor efficiencies and increase productivity and handling efficiencies. Alliance has acquired four high-speed order sortation and labeling machines. These machines increase Alliance’s batch picking capabilities for up to 100 orders at a time, automatically sort the batches and provide the ability to print and apply custom labels for its retail customers. These sortation machines reduce labor costs and create value for Alliance’s retail trading partners, including “shelf-ready” deliveries and high order accuracy rate. Alliance has two additional sorters used for receiving and customer returns processing, respectively.

      Alliance also invested in specialized equipment for its rapidly growing e-commerce accounts. Alliance installed specialized boxing and in-line invoice printing and insertion equipment capable of processing over 3,000 consumer orders per hour and automated shipping and manifesting equipment that produce a high-quality product at a lower cost. Both of these investments have increased CDF through-put and lowered labor costs. Recently, Alliance installed an automated storage and retrieval system to automatically handle and manage as many as 16,000 vendor return cartons in its national returns processing center in Shepherdsville, Kentucky.

      Alliance’s proprietary e-commerce platform, or TheStore24, is built on Microsoft.net and SQL 2000 and is a robust, highly scalable solution that is well integrated with PrimeMover. TheStore24 deploys a modular software architecture enabling the integration of features, functionality and tools to enhance Alliance’s e-commerce services. TheStore24 features dynamic high-speed search, navigational tools, a comprehensive product database and a virtual shopping cart. All of Alliance’s e-commerce offerings utilize Alliance’s proprietary, real-time inventory availability technology.

      For brick-and-mortar retailers and as part of its e-commerce platform, Alliance has developed WebAMI and AMIGO, an Internet-based ordering tool that allows active clients to search its inventory availability files and place orders any time, day or night.

      All of Alliance’s systems are supported by an innovative data warehouse platform. This platform allows Alliance to accumulate all of the market, customer and sales information of its business. Alliance employs sophisticated data mining tools to manage and report on virtually every aspect of its business. Additionally, certain trading partners can access this data warehouse platform through a secure Internet protocol in order to obtain and review information about their business dealings with Alliance. In certain cases, customers have demanded the availability of such data.

      Alliance also deploys a variety of additional hardware and software to manage its business, including a complete suite of electronic data interchange tools that enable it to take client orders, transmit advanced shipping notifications, and place orders with its manufacturing trading partners. Alliance also uses an automated e-mail response system and automated call distribution system to manage its call center and conduct customer care services.

      Alliance employs various security measures and backup systems designed to protect against unauthorized use or failure of its information systems. Access to Alliance’s information systems is controlled through firewalls and passwords, and Alliance utilizes additional security measures to safeguard sensitive information. In 2004, Alliance built a disaster recovery data center in its Shepherdsville, Kentucky distribution facility to ensure uninterrupted operations in case of such an event. This facility houses duplicate servers and databases, which are updated continuously, for all mission-critical systems as well as full Internet connectivity. Additionally, Alliance has backup power sources for blackouts and other emergency situations. Although Alliance has never experienced any material failures or downtime with respect to any systems operations, any systems failure or material downtime could prevent it from taking orders and/or shipping product.

      Alliance believes that in order to remain competitive, it will be necessary to continuously invest and upgrade all of its information systems.

Customers

      Alliance provides products and services, in some capacity, to a large number of the brick and mortar and e-commerce retailers of home entertainment products. Alliance’s customers can generally be categorized as follows:

      Specialty Retailers: National and regional brick-and-mortar retailers who specialize in a particular category of products. This retail category includes music stores, bookstores, consumer electronics stores and toy stores. Aside from the specialty music retailers, Alliance believes that this category of retailers lacks experience in the sales and marketing of home entertainment products, thus they rely heavily on Alliance’s industry expertise and relationships to merchandise the products. Some of Alliance’s customers in this area include:

Barnes & Noble, Inc.	Circuit City Stores, Inc.
Hastings Entertainment, Inc.	Virgin Entertainment Group, Inc.
The Musicland Group, Inc.	Trans World Entertainment Group
Toys “R” Us, Inc.	Fry’s Electronics, Inc.
BrandsMart USA	Borders Group, Inc.

      Independent Retailers: Retailers whose product mix is comprised predominantly of music, movie and video games and operate less than 20 stores.

      Mass Merchandisers: National and regional retailers offering a wide array of products and product categories. Some of Alliance’s representative customers in this area include:

BJ’s Wholesale Club, Inc.	Sears, Roebuck and Co.
Meijer Stores L.P.	Kmart Corporation
Fred Meyer/The Kroger Company

      Supermarkets: Alliance has made important inroads into this category of retailers. Current customers include:

The Kroger Company	Ukrop’s Super Markets, Inc.
HEB	Ahold USA, Inc.

      E-commerce retailers: Brick-and-mortar and “pure play” e-commerce retailers and other constituencies whose on-line activities may involve the sale of physical entertainment media. These customers include:

amazon.com	Musicland Group Brands
circuitcity.com	FYE.com (Trans World)
barnesandnoble.com	aol.com
bestbuy.com	QVC.com
blockbuster.com	towerrecords.com
sonystyle.com

      Retailer clients who elect multiple solutions and service offerings enter into contractual relationships with Alliance that define the scope of these services. These clients include Barnes & Noble, Inc., Toys “R” Us, Inc., Meijer and many e-commerce retailers.

      Alliance’s largest customer is Barnes & Noble, Inc., Barnes & Noble’s brick-and-mortar locations, as well as its e-commerce arm, barnesandnoble.com, accounted for approximately 34% of Alliance’s net sales in the fiscal year ended December 31, 2003. Alliance has been providing music and video products since 1993 to Barnes & Noble and since 1998 to barnesandnoble.com. Alliance and Barnes & Noble currently have a contractual agreement extending the relationship of the parties through mid-2006. Despite the fact that Barnes & Noble is Alliance’s largest customer, Alliance is committed to fostering its trading relationships with all key industry constituencies.

      Alliance also maintains trading relationships with customers outside the United States, which has accounted for approximately 12% of Alliance’s annual net sales historically.

Competition

      Competitive factors in the home entertainment industry include service, product availability, quality, technological capability and price. Although Alliance is a diversified company, offering a variety of solutions to its customers, it faces competition from several national, and numerous regional, wholesalers and category management companies as well as third party logistics providers. As it relates to Alliance’s fulfillment and category management services, its competitors include Handleman Company, Anderson Merchandisers L.P., Ingram Entertainment, Inc., Baker & Taylor, Inc. and others.

      Alliance also faces competition from its suppliers. The major and independent labels sell substantial amounts of their products directly to retailers. To date, these parties appear not to have focused as much on fulfilling the needs of smaller independent stores or providing value-added services such as VMI or E-commerce. From time to time, retail chain customers have chosen to purchase a percentage of their products directly from the majors or the independent labels and studios, rather than to continue to purchase from Alliance or other intermediaries. The film studios on the other hand continue to aggressively offer vendor managed inventory services for their products to many major retail customers.

Additional Background Information

      In addition to its core distribution and fulfillment business, Alliance had two other strategic business units referred to collectively as the DMISG. One business unit develops and markets e-commerce enabling databases for home entertainment products, while the other offers kiosk-based retail merchandising solutions. On December      , 2004, Alliance disposed of all of the operations of the DMISG via a spin-off to Alliance’s existing shareholders.

      Since the spin-off, the DMISG is no longer included within Alliance nor are its respective business lines going to be part of the combined organization after consummation of the merger with us. Alliance’s existing shareholders will control these businesses and, subject to limited restrictions contained in the merger agreement, will be free to operate or pursue further strategic transactions with them independently of the operations of the combined organization. See “Agreements Related to the Merger and Other Transactions.”

Employees

      As of October 31, 2004, Alliance had 1,414 employees, consisting of 697 employees who constitute its warehousing and distribution personnel and 717 who perform all other functions for Alliance. 153 of these employees are associated with the DMISG. In addition, Alliance regularly uses the services of temporary and contract personnel. Alliance believes that it maintains a good working relationship with its employees, none of whom are covered by any collective bargaining arrangements.

Facilities

      Alliance operates the following facilities:

Location	Purpose	Square Footage	Owned or Rented

Coral Springs, FL	Distribution Corporate Offices	250,000	Owned
Coral Springs, FL	Distribution Annex	46,000	Rented
Shepherdsville, KY	Distribution Center	169,000	Rented
Dayton, NJ	Distribution	42,000	Rented

      Alliance’s principal operations are conducted from its corporate headquarters and principal distribution facility in Coral Springs, Florida. This facility is 250,000 square feet of which 185,000 square feet are dedicated to distribution and the remainder houses Alliance’s corporate headquarters. Alliance owns this facility and substantially all of its contents and improvements.

      Alliance rents the Dayton, New Jersey facility from Barnes & Noble, Inc., its largest customer.

      Alliance also maintains several smaller sales offices in California, Connecticut, New York and Virginia.

Legal Proceedings

      Alliance is party to routine legal proceedings arising out of its normal course of business. Although it is not possible to predict with certainty the outcome of these unresolved actions or the range of possible loss, Alliance believes that none of these actions, individually or in the aggregate, will have a material adverse effect on Alliance’s financial condition or results of operations.

ALLIANCE MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

      Alliance Entertainment Corp.’s management’s discussion and analysis includes the operation of its two business segments: the Distribution and Fulfillment Services Group (which Alliance refers to as its Fulfillment Group) and the Digital Media Infrastructure Services Group (which Alliance refers to as its Digital Media Group).

•	The Fulfillment Group provides supply chain management, logistical and other value added services to retailers in the home entertainment products market place that collectively operate more than 30,000 retail store locations. Although just-in-time product distribution and fulfillment of DVDs, CDs, video games and other home entertainment content remain its core business, the Fulfillment Group provides VMI retailers with an array of services, including inventory selection, marketing, promotion, merchandising, and inventory management. The Fulfillment Group also offers specialized services designed to meet the unique requirements of e-commerce retailers, such as barnesandnoble.com, amazon.com and aol.com, including direct consumer product delivery, credit card processing and settlement, customized packaging and shipping, and customer care services.

•	The Digital Media Group licenses, distributes and provides for its customers multi-media merchandising stations that give consumers immediate in-store access to product information and data. The Digital Media Group’s information databases for music, movies and video games offer e-commerce retailers, Internet content providers and technology companies descriptive and relational home entertainment metadata in a variety of delivery formats and options, tailored to each individual customers’ needs. On December , 2004, the business of the Digital Media Group was distributed to the stockholders of Alliance and will not become part of the combined company.

Revenues

      The Fulfillment Group derives revenues from:

•	selling, distributing and shipping DVDs, CDs, video games and other home entertainment content products to retailers throughout the United States;

•	serving as an outsourced fulfillment agent and backroom operator for e-commerce retailers; and

•	serving as a category manager for mass merchants, specialty retailers and supermarkets which include merchandising home entertainment products.

      The Digital Media Group derives revenues from:

•	sales, service and maintenance of merchandising “Kiosk” display stations; and

•	multi-media merchandising stations, database and streaming media licensing fees.

Cost of Goods Sold

      The Fulfillment Group’s cost of goods sold consists of:

•	the cost of home entertainment content products purchased for resale, less all applicable discounts, allowances and rebates; and

•	outbound shipping costs associated with the transportation of merchandise to the customer by third-party freight carriers, primarily United Parcel Service.

      The Digital Media Group’s cost of goods sold consists of:

•	production parts and costs associated with Kiosk manufacturing and service maintenance; and

•	depreciation of capitalized payroll and outside contractor fees which are incurred to develop and maintain the multi-media merchandising stations database and music, movie, video and streaming media entertainment databases.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for both the Fulfillment Group and the Digital Media Group include:

•	non-production labor;

•	shipping supplies;

•	rent and office overhead;

•	insurance;

•	bad debt;

•	professional fees; and

•	technology costs.

Results of Operations

      The following table set forth, for the periods presented, information relating to Alliance’s operations (in thousands):

	Nine Months Ended September 30,				Year Ended December 31,

	2004		2003		2003		2002		2001

		Margin		Margin		Margin		Margin		Margin
	$	%	$	%	$	%	$	%	$	%

	(Unaudited)
Fulfillment
Net Sales	$633,263		$542,432		$857,534		$793,486		$588,604
Cost of goods sold	544,993		472,446		752,253		693,886		512,264

Gross profit	88,270	13.9%	69,986	12.9%	105,281	12.3%	99,600	12.6%	76,340	13.0%
Operating expenses(1)	75,698		63,676		91,489		87,163		63,946

Operating income (loss)	12,572	2.0%	6,310	1.2%	13,792	1.6%	12,437	1.6%	12,394	2.1%
Digital Media
Net Sales	$13,079		$9,144		$12,356		$14,287		$10,575
Cost of goods sold	7,311		5,399		7,255		9,902		6,241

Gross profit	5,768	44.1%	3,745	40.9%	5,101	41.3%	4,385	30.7%	4,334	41.0%
Operating expenses(1)	8,725		10,535		14,151		12,119		27,316

Operating income (loss)	(2,957)	(22.6)%	(6,790)	(74.3)%	(9,050)	(73.2)%	(7,734)	(54.1)%	(22,982)	(217.3)%
Parent
Net Sales	—		—		—		—		—
Cost of goods sold	—		—		—		—		—

Gross profit	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Operating expenses(1)	—		—		—		—		2,622
Operating income (loss)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	(2,622)	0.00%

	Nine Months Ended September 30,				Year Ended December 31,

	2004		2003		2003		2002		2001

		Margin		Margin		Margin		Margin		Margin
	$	%	$	%	$	%	$	%	$	%

	(Unaudited)
Total
Net Sales	$646,342		$551,576		$869,890		$807,773		$599,179
Cost of goods sold	552,304 94,038	14.5%	477,845 73,731	13.4%	759,508 110,382	12.7%	703,788 103,985	12.9%	518,505 80,674	13.5%
Gross profit	84,423		74,211		105,640		99,282		93,884
Operating expenses(1)	$9,615	1.5%	$(480)	(0.1)%	$4,742	0.5%	$4,703	0.6%	$(13,210)	(2.2)%
Operating income (loss)

(1)	Operating expenses include selling, general and administrative expenses, severance expenses, asset impairment charges, amortization of intellectual property and acquisition costs.

Results for the Nine Month Period ended September 30, 2004 Compared to the Nine Month Period ended September 30, 2003

Net Sales

      Net sales for the nine-month period ended September 30, 2004 increased $94.8 million, or 17.2%, from the prior year period primarily as a result of increased net sales recorded by the Fulfillment Group.

      The Fulfillment Group’s net sales were $633.3 million for the nine-month period ended September 30, 2004, an increase of $90.8 million, or 16.7%, as compared to the nine-month period ended September 30, 2003. This increase resulted principally from the growing popularity of the DVD video format and the related increase in sales by the retailers with whom Alliance maintains trading relationships. Export sales for the nine-month period ended September 30, 2004 increased $11.3 million, or 15.4%, from the corresponding period of the prior year, resulting from the addition of new international accounts and increased sales to established international customers.

      The Digital Media Group recorded net sales of $13.1 million for the nine-month period ended September 30, 2004, an increase of $3.9 million, or 43.0%, as compared to the nine-month period ended September 30, 2003. Kiosk and related licensing and maintenance revenues for the nine-month period ended September 30, 2004 were $8.5 million, an increase of $3.6 million, or 73.3%, over the nine-month period ended September 30, 2003. Licensing and related revenues generated from the entertainment database for the nine-month period ended September 30, 2004 were $4.6 million, an increase of $0.3 million, or 8.0%, over the nine-month period ended September 30, 2003.

Gross Profit

      Gross profit for the nine-month period ended September 30, 2004 increased 27.5%, to $94.0 million from $73.7 million for the nine-month period ended September 30, 2003. This increase was primarily the result of a favorable CD and DVD sales mix of catalog product from 13.1% in the nine-month period ended September 30, 2003 to 14.5% in the nine-month period ended September 30, 2004.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the nine-month period ended September 30, 2004 increased $10.2 million, or 13.8%, to $84.4 million from $74.2 million in the nine-month period ended September 30, 2003, but declined as a percentage of net sales from 13.5% in the nine-month period ended September 30, 2003 to 13.1% in the nine-month period ended September 30, 2004. Increased sales and marketing expenses and increased fulfillment expenses associated with delivering higher sales volumes accounted for the noted increase.

Operating Income (Loss)

      Operating income for the nine-month period ended September 30, 2004 increased $10.1 million to $9.6 million from an operating loss of $(0.5) million for the nine-month period ended September 30, 2003, while operating margins increased to 1.5% from (0.1)% for the nine-month periods ended September 30, 2004 and 2003, respectively. This improvement in operating margins was a consequence of the increase in the spread between the rate at which gross profit increased and the rate at which selling, general and administrative expenses increased.

Interest Expense

      Interest expense for the nine-month period ended September 30, 2004 was $1.2 million, a 35.8% decrease from the same period of 2003. The improvement over the prior year was primarily due to improved cash flow and a lower than expected average borrowing under the Alliance revolving credit facility.

Income Taxes

      The effective tax rate was 40.4% for the nine-month period ended September 30, 2004 as compared to 0% for the nine-month period ended September 30, 2003. Alliance accounts for income taxes in accordance with the provision of SFAS 109, “Accounting for Income Taxes,” which requires that deferred income taxes be determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. In assessing the realizability of the deferred tax assets, Alliance considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The provision for income taxes for the nine months ended September 30, 2004 includes current tax expense of $.01 million and deferred tax expense of $3.3 million.

Results for the Fiscal Year Ended December 31, 2003 Compared to the Fiscal Year Ended December 31, 2002

Net Sales

      Net sales for the fiscal year ended December 31, 2003 increased $62.1 million, or 7.7%, from the prior year primarily as a result of increased net sales recorded by the Fulfillment Group.

      The Fulfillment Group’s net sales were $857.5 million for the fiscal year ended December 31, 2003, an increase of $64.0 million, or 8.1%, as compared to the fiscal year ended December 31, 2002. This increase resulted principally from the growing popularity of the DVD video format, a related increase in sales by the retailers with whom Alliance maintains trading relationships and the establishment of trading relationships with new vendor managed inventory retailers. Export sales for fiscal 2003 increased $22.4 million, or 26.5%, from the prior year, resulting from the addition of new international accounts and increased sales to established international customers.

      The Digital Media Group recorded net sales of $12.4 million for the fiscal year ended December 31, 2003, a decrease of $1.9 million, or 13.5%, from the fiscal year ended December 31, 2002. Kiosk and related licensing and maintenance revenues for fiscal 2003 were $6.2 million, a decrease of $2.2 million, or 26.1%, from fiscal 2002. Licensing and related revenues generated from the entertainment database for fiscal 2003 were $6.2 million, an increase of $0.3 million from fiscal 2002.

Gross Profit

      Gross profit for the fiscal year ended December 31, 2003 increased 6.2%, to $110.4 million from $104.0 million for the fiscal year ended December 31, 2002. Alliance’s gross profit margin deceased slightly from 12.9% in the fiscal year ended December 31, 2002 to 12.7% in the fiscal year ended December 31, 2003. The decrease in gross profit margin resulted from a higher representation in the product mix by DVDs, which typically have a lower profit margin than other home entertainment content products. Included in gross profit for the fiscal year ended December 31, 2003 were losses of ($6.6 million) related to the write down of inventory associated with product lines phased out during the year.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the fiscal year ended December 31, 2003 increased $5.3 million, or 5.3%, to $104.5 million from $99.3 million in the fiscal year ended December 31, 2002, but declined as a percentage of net sales from 12.3% in the fiscal year ended December 31, 2002 to 12.0% in the fiscal year ended December 31, 2003. Increased sales and marketing expenses and increased fulfillment expenses associated with delivering higher sales volumes accounted for the increase.

Severance Expenses

      During the fiscal year ended December 31, 2003, Alliance streamlined the operations of the Fulfillment Group and the Digital Media Group resulting in the elimination of several positions. In connection with the elimination of these positions, Alliance incurred severance expenses of $1.1 million.

Operating Income (Loss)

      Operating income for the fiscal year ended December 31, 2003 increased nominally from the fiscal year ended December 31, 2002, while operating margins decreased slightly for the fiscal year ended December 31, 2003.

Interest Expense

      Interest expense for the fiscal year ended December 31, 2003 was $2.5 million, a 31.5% decrease from the $3.6 million recorded in the fiscal year ended December 31, 2002. The improvement over the prior year was primarily due to improved cash flow and a lower than expected average borrowing under the Alliance revolving credit facility.

Other Income

      At December 31, 2002, Alliance recorded a gain on the sale of various equipment.

Income Taxes

      The effective tax rate was 45.1% for the fiscal year ended December 31, 2003 as compared to 46.4% for the fiscal year ended December 31, 2002.

      Alliance recognizes deferred tax assets and liabilities based on the difference between the financial reporting and tax basis of assets and liabilities using the enacted tax rates. Alliance provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The provision for income taxes for the year ended December 31, 2003 includes current tax expense of $0.1 million and deferred tax expense of $0.9 million. The provision for income taxes for the year ended December 31, 2002 includes deferred tax expense of $0.7 million. In accordance with the American Institute of Certified Public Accountants Statements of Position (“SOP”) 90-7, the deferred amounts have been credited against the reorganization value. At December 31, 2003 and 2002, Alliance had deferred tax assets of approximately $67.9 million and $67.2 million, deferred tax liabilities of $11.2 million and $8.8 million, and a valuation allowance of $56.7 million and $58.4 million.

Results for the Fiscal Year Ended December 31, 2002 Compared to the Fiscal Year Ended December 31, 2001

Net Sales

      Net sales for the fiscal year ended December 31, 2002 increased $208.6 million, or 34.8%, from the prior year primarily as a result of increased net sales recorded by the Fulfillment Group.

      The Fulfillment Group’s net sales were $793.5 million for the fiscal year ended December 31, 2002, an increase of $204.9 million, or 34.8%, as compared to the fiscal year ended December 31, 2001. This increase resulted principally from the development and commercialization of Alliance’s vendor managed inventory program and increased sales by e-commerce retailers serviced by Alliance as a result of increased market acceptance of the Internet as a legitimate shopping venue.

      The Digital Media Group recorded net sales of $14.3 million for the fiscal year ended December 31, 2002, an increase of $3.7 million, or 35.1%, from the fiscal year ended December 31, 2001. Kiosk and related licensing and maintenance revenue for fiscal 2002 were $8.4 million, an increase of $5.6 million, or 200.0%, from fiscal 2001. Licensing and related revenues generated from the entertainment database for fiscal 2002 were $5.9 million, a decrease of $1.9 million, or 24.0% from fiscal 2001.

Gross Profit

      Gross profit for the fiscal year ended December 31, 2002 increased 28.9%, to $104.0 million from $80.7 million for the fiscal year ended December 31, 2001. Alliance’s gross profit margin deceased slightly from 13.5% in the fiscal year ended December 31, 2001 to 12.9% in the fiscal year ended December 31, 2002. The decrease in gross profit margin resulted from a higher representation in the product mix by DVDs, which typically have a lower profit margin than other home entertainment content products.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the fiscal year ended December 31, 2002 increased $11.7 million, or 13.4%, to $99.3 million from $87.5 million in the fiscal year ended December 31, 2001, but declined as a percentage of net sales from 14.6% in the fiscal year ended December 31, 2001 to 12.3% in the fiscal year ended December 31, 2002. Increased sales and marketing expenses and increased fulfillment expenses associated with delivering higher sales volumes accounted for the increase.

Amortization of Intangibles

      In connection with Alliance’s reorganization in August of 1998, the portion of Alliance’s reorganization value, which could not be attributed to specific assets, was allocated to “Reorganization value in excess of amounts allocable to identifiable assets” (“reorganization value”) and was being amortized over ten years. Upon the adoption of SFAS No. 142 on January 1, 2002, reorganization value is no longer amortized, but assessed annually for impairment. In accordance with SOP 90-7, Alliance’s deferred tax liability amount is credited against the reorganization value. The amortization of the reorganization value for the year ended December 31, 2001 was $2.6 million.

Asset Impairment

      Alliance recognized an asset impairment charge of $3.1 million in the fiscal year ended December 31, 2001 related to the Digital Media Group’s property, plant and equipment.

Operating Income (Loss)

      Operating income for the fiscal year ended December 31, 2002 increased $17.9 million to income of $4.7 million from a loss of $(13.2) million for the fiscal year ended December 31, 2001, while operating margins increased to 0.6% from (2.2)% for the fiscal year ended December 31, 2002 and 2001, respectively.

Interest Expense

      Interest expense for the fiscal year ended December 31, 2002 was $3.6 million, a 29.3% decrease from the $5.1 million recorded in the fiscal year ended December 31, 2001. The improvement over the prior year was primarily due to improved cash flow and a lower than expected average borrowing under the Alliance revolving credit facility.

Income Taxes

      The effective tax rate was 46.4% for the fiscal year ended December 31, 2002 as compared to 0% for the fiscal year ended December 31, 2001. Alliance recognizes deferred tax assets and liabilities based on the difference between the financial reporting and tax basis of assets and liabilities using the enacted tax rates. Alliance provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The provision for income taxes for the year ended December 31, 2002 includes deferred tax expense of $0.7 million. In accordance with SOP 90-7, the deferred amounts have been credited against the reorganization value. For the year ended December 31, 2001, no benefit for income taxes was recorded because the book loss was offset by an equal deferred tax valuation allowance. At December 31, 2002 and 2001, Alliance had deferred tax assets of approximately $67.2 million and $63.2 million, deferred tax liabilities of $8.8 million and $5.6 million, and a valuation allowance of $58.4 million and $57.6 million.

Liquidity and Capital Resources

      Alliance’s capital requirements relate primarily to working capital and the expansion of its infrastructure to accommodate sales growth. Working capital needs are seasonal and typically are highest in the third and fourth fiscal quarters due to increases in inventories purchased for the holiday selling season and extension of credit terms to certain customers. Alliance maintains significant inventory levels to fulfill its operating commitment to maintain a large and diverse catalog of physical entertainment media. Inventories generally can be returned to suppliers. Historically, Alliance has financed its working capital needs through cash generated from operations, trade credit and borrowings against its asset-based revolving credit facility. The credit facility provides for borrowings of up to $135.0 million. This credit facility matures on August 19, 2006 and includes a $12.5 million letter of credit sub-facility.

      The following table presents a summary of our significant obligations and commitments to mark future payments under debt obligations, capital leases and operating leases due as of September 30, 2004 (in thousands):

		Less Than
Total Alliance Consolidated	Total	1 Year	1-3 Years	4-5 Years	After 5 Years

Revolver	28,575	28,575
Debt Obligations	11,824	8,611	3,031	182	—
Capital Leases	849	589	260	—	—
Operating Leases	7,683	2,043	4,242	1,280	118

	48,931	39,818	7,533	1,462	118

      The following table presents a summary of our commercial commitments and the notional amount expiration by periods in thousands:

		Less Than
	Total	1 Year	1-3 Years	4-5 Years	After 5 Years

Financial standby letters of credit	$5,599	$5,514	$85	$—	$—

      Alliance extends credit to national chain accounts, specialty and independent retailers, supermarkets, mass merchandisers and e-commerce retailers. All new accounts are required to complete a comprehensive credit application, including trade references, bank references and certain financial data. A small percentage of independent retailers are required to sign a personal guarantee on the full accounts receivable balance. Established accounts are periodically required to update credit information to keep or establish new credit limits. Credit terms are generally thirty to sixty days. Credit limits are set after reviewing past payment history with other suppliers, financial statement strength and general interviews with each retailer’s financial manager and sales representatives.

Comparison of the Nine Months Period ended September 30, 2004 to the Nine Month Period ended September 30, 2003

Operating Cash Flow

      Net cash used in operating activities amounted to $25.6 million for the nine-month period ended September 30, 2004, an increase of $25.0 million over the nine-month period ended September 30, 2003. Cash used in operating activities was primarily related to an increase in inventory by $26.0 million, resulting from increases in inventory purchased for the holiday selling season. Accounts payable and accrued expenses decreased $84.6 million during the nine-month period ended September 30, 2004 as a result of Alliance taking advantage of various prompt pay discounts offered by vendors before the holiday season and customary payments to suppliers for its seasonal product purchases. Accounts receivable decreased $62.1 million during the nine-month period ended September 30, 2004, as a result of strong collections and seasonality, providing a partial offset to cash used during the period. Non-cash items of depreciation and amortization were $10.0 million, bad debt expense was $3.9 million and deferred income taxes and income taxes payable were $3.4 million for the nine-month period ended September 30, 2004.

      Net cash used in operating activities was $0.6 million for the nine-month period ended September 30, 2003. Cash used in operating activities was primarily related to an increase in inventory of $11.3 million, resulting from increases in inventory purchased for the holiday selling season. Accounts payable and accrued expenses decreased $27.2 million during the nine-month period ended September 30, 2003, resulting from customary payments to suppliers for its seasonal product purchases. Accounts receivable decreased $29.9 million during the nine-month period ended September 30, 2003, as a result of strong collections and seasonality, providing a partial offset to cash used during the period. Non-cash items of depreciation and amortization were $8.5 million and bad debt expense was $2.8 million.

Investing Cash Flow

      Net cash used in investing activities was $8.3 million for the nine-month period ended September 30, 2004 and $8.0 million for the nine-month period ended September 30, 2003, which primarily represented capital expenditures for warehouse machinery, technology, automation equipment, information technology equipment, a disaster recovery site in 2004, and enhancements to the Digital Media Group’s database.

Financing Cash Flow

      Net cash provided by financing activities was $27.2 million for the nine-month period ended September 30, 2004, consisting primarily of borrowings of $28.6 million on the revolving credit facility and offset by payments of $1.4 million on the building mortgage, long-term debt payments, and payments on equipment capital leases.

      Net cash provided by financing activities was $6.1 million for the nine-month period ended September 30, 2003 consisting primarily of an increase in Alliance’s revolving credit facility by $4.8 million and net proceeds received on long-term debt of $1.8 million. This was partially offset by payments on equipment capital leases of $0.5 million during the nine-month period ended September 30, 2003.

Comparison of Fiscal Years ended December 31, 2003, 2002 and 2001

Operating Cash Flow

      Net cash provided by operating activities was $39.6 million for the year ended December 31, 2003. Cash provided was primarily related to Alliance’s extended credit terms with major vendors, beyond the customary 60 days. The extended terms allowed Alliance to increase accounts payable and accrued expenses by $49.6 million for the year ended December 31, 2003 over the year ended December 31, 2002. Non-cash items of depreciation and amortization were $11.5 million and bad debt expense was $6.9 million. Deferred income taxes were $0.9 million; this portion of the tax provision does not require a cash payment. Offsets to cash provided were an increase in accounts receivable of $29.2 million, which typically increases as a result of fourth quarter sales volume, and an increase in inventory levels of $1.3 million, necessary to keep fill rates at a competitive standard.

      Net cash provided by operating activities was $2.1 million for the year ended December 31, 2002. Cash provided by operating activities was primarily related to an increase in accounts payable and accrued expenses of $19.0 million, non-cash items, such as depreciation and amortization, of $11.0 million and bad debt expense of $7.4 million. Deferred income taxes were $0.7 million for the year ended December 31, 2002 and an inventory revaluation of $3.3 million was recorded in December of 2002. Offsets to cash provided were an increase in accounts receivable of $6.6 million, which typically increases as a result of fourth quarter sales volume, and an increase in inventory levels of $33.9 million, necessary to keep fill rates at a competitive standard and to keep inventory at higher levels as a result of sales growth of 34.8% from 2001 to 2002.

      Net cash provided by operating activities was $46.2 million for the year ended December 31, 2001. Cash provided by operating activities was primarily related to an increase in accounts payable and accrued expenses of $92.2 million, non-cash items, such as depreciation and amortization, of $12.4 million and bad debt expense of $5.1 million. An asset impairment charge of $3.1 million was recorded in December of 2001. Offsets to cash provided were an increase in accounts receivable of $52.1 million, which typically increases as a result of fourth quarter sales volume, and an increase in inventory levels of $0.2 million, necessary to keep fill rates at a competitive standard and to keep inventory at higher levels as a result of sales growth.

Investing Cash Flow

      Net cash used in investing activities was $13.3 million, $12.5 million and $9.9 million for the fiscal years ended December 31, 2003, 2002 and 2001, respectively. The net cash used in investing activities was primarily related to capital expenditures for warehouse technology, equipment and enhancements to the Digital Media Group’s database.

Financing Cash Flow

      Net cash (used in) provided by financing activities was $(23.8) million, $14.2 million and $(43.4) million for the fiscal years ended December 31, 2003, 2002 and 2001, respectively. The fluctuation in cash (used in) provided by financing activities is primarily due to payments on and borrowings against Alliance’s revolving credit facility. Payments on the revolving credit facility were $27.6 million during 2003, payments on capital leases were $0.7 million for the year ended December 31, 2003 and proceeds from long-term debt were $4.5 million during 2003. Borrowings against the revolving credit facility were $10.3 million during 2003, proceeds from long-term debt were $4.4 million for the year ended December 31, 2002, and capital lease payments were $0.6 million during 2002. Payments on the revolving credit facility were $53.5 million during 2001, and payments on long-term debt and capital leases were $1.7 million for the year ended December 31, 2001. Proceeds from the issuance of Alliance Series B Preferred Stock were $11.8 million during 2001.

Debt

      The availability under the asset-based revolving credit facility is subject to a borrowing base of eligible accounts receivable and eligible inventory and further reduced by outstanding letters of credit. At September 30, 2004 and December 31, 2003, Alliance had $100.7 million and $129.4 million, respectively, available under the credit facility. The outstanding balance under the credit facility as of September 30, 2004 was $28.6 million. Alliance did not have a credit facility balance outstanding as of December 31, 2003.

      Alliance is required to achieve certain financial covenant ratios including a minimum EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, a fixed coverage ratio (EBITDA plus capital expenditures divided by interest expense) and a maximum capital expenditure payout ratio, measured quarterly, based upon its trailing twelve months. While Alliance’s management believes these objectives are reasonable, actual results may differ materially from those projected which may adversely affect Alliance’s ability to meet one or more of the financial covenants. Alliance’s business is historically seasonal and the achievement of forecasted objectives requires a strong fourth quarter performance. If a violation of one or more of the financial covenants occurs, Alliance would be required to obtain a waiver from the lenders. Under the terms of the revolving credit facility, Alliance was in default of certain financial covenants and obtained the necessary waivers and amendments to be in compliance as of December 31, 2003, 2002, and 2001. As of September 30, 2004 Alliance is in compliance with all covenants.

      Alliance believes its borrowing availability under the credit facility and cash flows from operations will be sufficient to meet its operating and capital requirements through December 31, 2004. Alliance’s future operating and capital requirements, however, will depend on numerous factors, including growth and profitability of the business and future results of operations.

      In June of 2002, Alliance replaced its taxable bond from the city of Coral Springs, Florida with an $8.5 million conventional mortgage loan through SunTrust Bank (the “SunTrust Mortgage”). The SunTrust Mortgage is secured by the land and building at Alliance’s Coral Springs location. The principal balance of the taxable bond at the time of repayment was $3.9 million.

      The SunTrust Mortgage matures on June 1, 2005 and has monthly principal payments of approximately $31,000 plus interest at a rate of LIBOR plus 2 1/2 percent. The principal payments were determined based on a 15-year amortization of the outstanding principal amount of the SunTrust Mortgage. On the maturity date, the aggregate unpaid principal balance of the mortgage, accrued and unpaid interest and all costs and expenses due under the SunTrust Mortgage terms shall be due and payable. The total principal balance of $7.7 million is classified as current at September 30, 2004.

      In March of 2003, Alliance, through AEC One Stop Group, Inc., entered into a loan agreement with SunTrust Leasing Corporation (the “SunTrust Loan”) for the purchase of equipment to be used at Alliance’s various locations. A credit line of $6.8 million was approved under the SunTrust Loan, with a five-year repayment term under each promissory note. The total principal balance of the SunTrust Loan outstanding as of September 30, 2004, representing three promissory notes, was $4.1 million, including the current portion of $1.0 million.

Critical Accounting Policies and Estimates

      The following critical accounting policies are affected by management’s judgments, estimates and/or assumptions during preparation of Alliance’s consolidated financial statements.

Revenue Recognition and Returns Policy

      Alliance derives revenue primarily from two principal sources: the sale of pre-recorded music, video and accessories; and the sale of kiosk type multi-media merchandising stations and the licensing of its e-commerce enabling database. Revenue from the sale and distribution of pre-recorded music and video, music accessories and other related products, including the sale of kiosk-type multi-media merchandising stations, is recognized when the products are shipped. Revenue from the licensing of Alliance’s e-commerce enabling database is recognized based on the terms of the underlying licensing agreement.

      As a general practice, Alliance reserves for sales returns and allowances at the time the sale is recorded. Alliance records estimated reductions to revenue for anticipated customer returns based on historical experience. Customer returns are allowed provided they occur before the cutout period, which is the last date for return of product as specified by a vendor. Manufacturers of physical entertainment media provide incentives to customers for limiting returns and provide disincentives for excessive returns. Certain of Alliance’s sales are made to customers under agreements permitting certain limited rights of return. It is Alliance’s policy not to accept product returns which cannot be returned to its vendors. Product sales are recognized as revenue upon shipment of the product, net of estimated returns and other allowances primarily consisting of volume rebates, timely payment discounts, and advertising discounts. Any significant increase in return levels or significant decline in industry sales could have a material and adverse effect on Alliance’s financial results.

Allowance for Doubtful Accounts

      Alliance regularly evaluates the collectibility of its accounts receivable based on a combination of factors. In circumstances where Alliance is aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filings, substantial credit down-grades), Alliance records a specific reserve for bad debt against amounts due to reduce the net receivable to an amount it reasonably believes will be collected. For all other customers, Alliance recognizes reserves for bad debt based upon the length of time the receivables are past due and on its historical experience. If circumstances change (e.g., higher than expected defaults or an unexpected material adverse change in a customer’s ability to meet its financial obligations), Alliance reserves the full amount uncollectible on a customer-by-customer basis.

Sales Concentration

      Historically, one customer, Barnes & Noble, Inc., has accounted for a significant portion of Alliance’s revenues. For the nine months ended September 30, 2004 and 2003, respectively, approximately 33.5% and 33.9%, respectively, of Alliance’s net revenues were derived from sales to this significant customer. This customer is expected to continue to account for a significant portion of Alliance’s net revenue. Alliance’s financial results would be materially affected if this customer significantly reduced its purchases from Alliance.

Valuation of Long-Lived Assets

      Alliance assesses the carrying value of long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable, but in no case less than annually. Factors Alliance considers important, which could trigger an impairment review, include the following:

•	Significant under-performance relative to historical or projected future operating results;

•	Significant changes in the manner or use of an asset;

•	Significant adverse change in legal factors or in the business climate;

•	Adverse action or assessment by a regulator;

•	Unanticipated competition;

•	Loss of key personnel; and

•	More-likely-than-not expectation that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of.

      When there is evidence that one or more of the above indicators have been triggered, Alliance tests such assets for potential impairment. The carrying value of a long-lived asset is considered impaired when the anticipated cash flows are less than the asset’s carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset. Fair market value is determined primarily by using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) 46, “Consolidation of Variable Interest Entities,” which provides guidance on when to consolidate variable interest entities. In December 2003, the FASB revised FIN 46 with FIN 46(R), which further explains how to identify variable interest entities (“VIEs”) and how to determine when a business enterprise should include the assets, liabilities, noncontrolling interest and results of VIEs in its financial statements. In addition to conforming to previously issued FASB Staff Positions, FIN 46(R) deferred the implementation date for certain VIEs. FIN 46(R) is effective for non public entities for the fiscal period beginning after December 15, 2004. Alliance’s management does not believe that FIN No. 46(R) will have a material impact on Alliance’s financial position, results of operations or cash flows.

      In April 2003, Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” was issued. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact Alliance’s financial position, results of operations or cash flows.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective immediately for financial instruments entered into or modified after May 15, 2003 and in the first interim period after June 15, 2003 for all other financial instruments. Alliance has adopted SFAS No. 150.

      In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which supercedes SAB 101, “Revenue Recognition in Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of the Emerging Issues Task Force (“EITF”) 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The issuance of SAB 104 reflects the concepts contained in EITF 00-21; the other revenue recognition concepts contained in SAB 101 remain largely unchanged. The issuance of SAB 104 did not have a material impact on Alliance’s financial position, results of operations or cash flows.

Seasonality

      Alliance’s quarterly sales and operating results vary significantly from quarter to quarter and will likely continue to do so in the future as a result of seasonal variations in the demand for music and video products. Historically, sales are highest during the third and fourth quarters (the holiday season), while returns are highest during the first half of the year. Due to this seasonality, Alliance typically experiences significant changes in cash flows and capacity needs during the year, with the heaviest credit needs and highest capacity requirements typically occurring during the third and fourth fiscal quarters.

Quantitative and Qualitative Disclosures About Market Risk

      Alliance’s primary market risks include fluctuations in interest rates and exchange rate variability.

      The revolving credit facility has an outstanding balance of approximately $28.6 million at September 30, 2004. Interest on the outstanding balance was charged based on the prime rate plus 0.25% (4.25%) at September 30, 2004. Interest expense from this credit facility is subject to market risk in the form of fluctuations in interest rates.

      In connection with the SunTrust Mortgage discussed above, Alliance entered into interest rate swap and cap agreements to manage the interest rate risk exposures of its variable-rate debt portfolio. These instruments are not designated as hedges, and, accordingly, are recorded at fair value as an asset or liability in the consolidated balance sheets and interest income/expense in the consolidated statements of operations.

      Additionally, Alliance has exposure to foreign currency fluctuation through export sales to international accounts. A significant change in the relative strength of the dollar to foreign currencies could result in a negative impact on Alliance’s results of operations. Alliance does not conduct any hedging activities related to foreign currency.

ALLIANCE PRINCIPAL STOCKHOLDERS

      The following table sets forth as of December 15, 2004 before and after giving effect to the consummation of the merger, certain information concerning the ownership of Alliance common stock by:

•	each person who is known to Alliance to own beneficially 5% or more of the outstanding shares of Alliance common stock;

•	each director of Alliance, its chief executive officer and its four other most highly paid executive officers in fiscal 2004; and

•	all directors and executive officers of Alliance as a group.

      Beneficial ownership is determined under SEC rules and generally includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Alliance believes, based on information furnished to it, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Alliance’s capital stock beneficially owned by them, subject to community property laws where applicable. For purposes of computing the number of shares of common stock subject to options or shares of preferred stock convertible into common stock held by that person that are exercisable or convertible within 60 days of December 15, 2004, these shares are deemed outstanding and to be beneficially owned by the person holding the options for purpose of determining the percentage ownership of the optionee. These shares, however, are not deemed as outstanding for the purpose of computing the percentage ownership of any other person.

      As of December 15, 2004, there were 71,758,845 shares of Alliance common stock outstanding.

      The following table assumes the issuance of 26.8 million shares of our common stock in exchange for all shares of Alliance common stock outstanding, or an exchange ratio of 0.264 shares of our common stock per share of Alliance common stock.

				Number of Source	Percent of Source
				Interlink Shares	Interlink Shares
	Number of Alliance Shares		Percent of Shares	Beneficially Owned	Beneficially Owned
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned	Post-Merger	Post-Merger

AEC Associates, L.L.C.(1)	67,483,446	(2)	72.2%	17,815,802	35.3%
Quantum Industrial Partners LDC(3)	5,696,031		7.8	1,503,767	3.0
Erika Paulson, Director(1)	67,483,446	(2)	72.2	17,815,802	35.3
Tony Schnug, Chief Executive Officer and Director(1)	67,483,446	(2)	72.2	17,815,802	35.3
Thomas A. Szabo, Director(4)	2,496,637		3.5	659,119	1.3
Paul McNulty, Director(4)	—		—		—
Alan Tuchman, President and Chief Operating Officer(4)	437,724	(5)	*	115,560	*
Jerry Bassin, Executive Vice President(4)	195,096	(5)	*	51,506	*
Peter Blei, Executive Vice President(4)	195,096	(5)	*	51,506	*

			Number of Source	Percent of Source
			Interlink Shares	Interlink Shares
	Number of Alliance Shares	Percent of Shares	Beneficially Owned	Beneficially Owned
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned	Post-Merger	Post-Merger

George Campagna, Executive Vice President and Chief Financial Officer(4)	178,392 (5)	*	47,096	*
All directors and executive officers, as a group (6 persons)(2)	70,986,389	74.7	18,740,588	37.0%

(1)	The business address for such person(s) is: c/o The Yucaipa Companies, 9130 West Sunset Boulevard, Los Angeles, California 90069. Mr. Ronald Burkle holds sole voting and investment authority over the shares held by AEC Associates, L.L.C.

(2)	Includes (i) 45,811,560 shares of Alliance common stock and (ii) 21,671,886 shares of common stock issuable upon the conversion of Alliance preferred stock. Except in limited circumstances, shares of Alliance preferred stock are non-voting securities. Includes shares held by AEC Associates, L.L.C. Ms. Paulson and Mr. Schnug represent AEC Associates, L.L.C. and its affiliates. Ms. Paulson and Mr. Schnug disclaim beneficial ownership of the shares held by AEC Associates, L.L.C.

(3)	The business address for such person(s) is: Quantum Industrial Partners LLC, 888 Seventh Avenue, 33rd Floor, New York NY 10106. Mr. Paul McNulty holds sole voting and investment authority over the shares held of record by Quantum Industrial Partners LDC.

(4)	The business address for such person(s) is: c/o Alliance Entertainment Corp., 4250 Coral Ridge Drive, Coral Springs, Florida 33065.

(5)	Represents shares issuable under stock options exercisable within 60 days of November 15, 2004.

  * Represents less than 1% of the total shares.

DESCRIPTION OF SOURCE INTERLINK CAPITAL STOCK

      The following is a summary of the material terms of our capital stock. It is only a summary; therefore, it is not meant to be complete and does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, all of which are incorporated by reference and will be sent to shareholders of Source Interlink and Alliance upon request. See “Where You Can Find More Information,” on page 174.

General

      Our articles of incorporation authorize 42,000,000 shares of capital stock to be issued, consisting of 40,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. As of December 15, 2004, 23,635,673 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

      The holders of our common stock are entitled to cast one vote for each share on all matters to be voted on by shareholders, including the election of directors. Subject to payment or provision for full cumulative dividends in respect of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends when and if declared by our board out of legally available funds. In the event of liquidation, dissolution or winding up of the affairs of our company, the holders of the common stock are entitled to share ratably in all remaining assets available for distribution to them after the payment of liabilities and after provision has been made for each class of stock, including any preferred stock, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions generally applicable to the common stock.

Preferred Stock

      Our board has the authority to issue preferred stock in one or more series and to fix the number of shares of each series of preferred stock. Our board also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by our board without any further vote or action by our shareholders.

Warrants

      As of December 15, 2004, warrants to purchase an aggregate of 602,311 shares of our common stock were outstanding at a weighted average exercise price of $7.55 per share. These warrants contain provisions that adjust the exercise price and the aggregate number of shares that may be issued upon exercise of the warrant if certain events occur.

Options

      As of December 15, 2004, our directors, executive officers and other employees held options to purchase an aggregate of 3,727,323 of our common stock granted under our stock-based employee compensation plans at a weighted average exercise price of $6.10 per share, and 307,595 additional shares of our common stock were reserved for future issuance under these plans.

Anti-Takeover Effects of Provisions of Our Charter Documents and Missouri Law

Certain Provisions of the Articles of Incorporation and Bylaws

      Our articles and bylaws contain provisions that may have the effect of discouraging some types of transactions that involve an actual or threatened change of control of the company, which in turn could limit shareholders’ ability to sell shares at a premium. For a description of these provisions, see “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 149.

Size of Board, Election of Directors and Classified Board

      Our articles and bylaws, when read together, provide currently for a minimum of three and a maximum of nine persons to serve on our board. However, the number of directors may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the board and vacancies on the board may be filled by a majority of its directors.

      The bylaws provide that the board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. One class of directors will be elected each year at our annual meeting to serve for a three-year term. Our most recent annual meeting of shareholders was held on July 14, 2004.

Shareholder Nominations and Proposals

      Our bylaws provide for advance notice requirements for shareholder nominations and proposals at annual meetings of our shareholders. Shareholders may nominate directors or submit other proposals only upon written notice to us not less than 120 days nor more than 150 days prior to the anniversary of the date of the notice to shareholders of the previous year’s annual meeting. A shareholder’s notice also must contain certain additional information, as specified in the bylaws. Our board may reject proposals that are not made in accordance with the procedures contained in our bylaws or that are not properly the subject of shareholder action.

Calling Special Shareholder Meetings; Shareholder Action Without a Meeting

      Matters to be acted upon by the shareholders at special meetings are limited to those specified in the notice of the meeting. A special meeting of shareholders may be called by our board, chairman or president or at the request in writing of shareholders holding at least 10% of the outstanding shares entitled to vote at the special meeting. As required by Missouri law, the bylaws provide that any action by written consent of shareholders in lieu of a meeting must be signed by the holders of all outstanding shares of common stock. Because we have publicly traded common stock, we are therefore, as a practical matter, unable to act by the written consent of its shareholders.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for our common stock is Mellon Investor Services, L.L.C.

COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

      We are a Missouri corporation subject to the provisions of the Missouri General and Business Corporation Law of Missouri, or MGBCL. Alliance is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. Unless we reincorporate prior to the merger, upon consummation of the merger, Alliance stockholders, whose rights are currently governed by Alliance’s certificate of incorporation and bylaws and the DGCL, will become shareholders of our company and their rights will be governed by our articles of incorporation and bylaws and the MGBCL. If the merger and the reincorporation are approved by our shareholders and consummated, Alliance stockholders’ rights will be governed by the DGCL and the certificate of incorporation and bylaws of Source Interlink Delaware (as defined below). Note that certain corporate actions with a bearing on stockholders’ rights are limited or restricted by our credit facility with Wells Fargo Foothill. For more information, see “Source Interlink Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt” beginning on page 117.

      If our reincorporation from a Missouri corporation, which we refer to as Source Interlink Missouri, to a Delaware corporation, which we refer to as Source Interlink Delaware, is approved at the special meeting, the Source Interlink Missouri shareholders, whose rights are currently governed by the MGBCL and Source Interlink Missouri’s articles of incorporation and bylaws, will become stockholders of Source Interlink Delaware. Accordingly, following completion of the reincorporation, such stockholders’ rights will be governed by the DGCL and Source Interlink Delaware’s certificate of incorporation and bylaws. Certain differences in the rights of shareholders arise from distinctions between the MGBCL and the DGCL, as well as from differences between the charter instruments of Source Interlink Missouri and Source Interlink Delaware.

      Set forth below is a brief comparison among (i) the MGBCL and Source Interlink Missouri’s articles of incorporation and bylaws, (ii) the DGCL and Source Interlink Delaware’s certificate of incorporation and bylaws and (iii) the DGCL and Alliance’s certificate of incorporation and bylaws. For purposes of comparison, the column entitled “Rights of Source Interlink Delaware Stockholders” assumes the approval and effectiveness of the reincorporation. This comparison is not intended to be a complete or exhaustive statement of all differences, but rather a summary of the more significant differences affecting the right of such equityholders and certain important similarities. The identification of certain provisions or differences is not meant to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of Source Interlink Missouri’s capital stock, one should read the section of this proxy statement/ prospectus entitled “Description of Source Interlink Capital Stock” beginning on page 147. One should read carefully the relevant provisions of the MGBCL, the DGCL, the articles of incorporation and bylaws of Source Interlink Missouri which are incorporated by reference into this proxy statement/ prospectus, the certificate of incorporation and bylaws of Source Interlink Delaware which are attached as Annex D and Annex E, respectively, to this proxy statement/ prospectus, and the certificate of incorporation and bylaws of Alliance which are available for inspection at Alliance’s main office, or Alliance will send them to you upon request. The following discussion is qualified in its entirety by reference to the foregoing documents.

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

Class of Common Stock	Source Interlink Missouri has only one class of common stock outstanding.	Source Interlink Delaware has only one class of common stock outstanding.	Alliance has only one class of common stock outstanding.
Classes of Preferred Stock	Source Interlink Missouri has no shares of preferred stock outstanding and has no present plans to issue	Source Interlink Delaware has no shares of preferred stock outstanding and has no plans to issue any	Alliance has three series of preferred stock: Series A1 preferred stock; Series A2 preferred stock; and

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

any shares of preferred stock.	shares of preferred stock.	Series B preferred stock.

Corporate Governance	The rights of Source Interlink Missouri shareholders are governed by Missouri law and under Source Interlink’s articles of incorporation and bylaws.

Source Interlink Missouri has requested and recommends that its shareholders approve a proposal to reincorporate into Delaware. If the reincorporation proposal is approved, Source Interlink Missouri may reincorporate into Delaware before, upon or after the merger.	The rights of Source Interlink Delaware stockholders are governed by Delaware law and under Source Interlink Delaware’s certificate of incorporation and bylaws.	The rights of Alliance stockholders are governed by Delaware law and under Alliance’s certificate of incorporation and bylaws.

Authorized Capital Stock	The authorized capital stock of Source Interlink Missouri consists of 40,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share.

In connection with the merger, Source Interlink Missouri’s authorized common stock will be increased to consist of 100,000,000 shares of common stock, $0.01 par value per share.	The authorized capital stock of Source Interlink Delaware consists of 100,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.	The authorized capital stock of Alliance consists of 150,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 20,000 is designated as Series A1 preferred stock, 45,000 is designated as Series A2 preferred stock and 9,700,000 is designated as Series B preferred stock. The preferred stock will be converted into common stock prior to the consummation of the merger.

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

Board Authority to Designate Rights and Issue Undesignated Preferred Stock	Source Interlink Missouri’s articles of incorporation authorize its board to issue, without shareholder approval, undesignated shares of preferred stock in one or more series, and to determine the rights, preferences, privileges and restrictions of any such series and the number of shares constituting any such class or series and the designation of such class or series.	Similar to Source Interlink Missouri.	Similar to Source Interlink Missouri.
Dividends and Stock Repurchases	The MGBCL generally permits corporations to pay dividends when the net assets of the corporation are not less than its stated capital and the payment of dividends will not reduce the net assets of the corporation below its stated capital. Missouri law also provides generally that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the corporation’s capital.	The DGCL generally permits corporations to pay dividends out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. The DGCL also provides that corporations may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.	Similar to Source Interlink Delaware.
Voting Rights	The outstanding voting securities of Source Interlink Missouri	Similar to Source Interlink Missouri.	Except as discussed below, the outstanding voting securities of

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

	consist of the shares of Source Interlink Missouri common stock. Each holder of Source Interlink Missouri common stock is entitled to one vote per share on all matters to be voted on by the shareholders, including election of directors.		Alliance consist of the shares of Alliance common stock. Each holder of Alliance common stock is entitled to one vote per share on all matters to be voted on by the stockholders, including election of directors.
Alliance preferred stockholders have no voting rights, except that any amendment, alteration, repeal or addition to the terms of any class of preferred stock must be approved by a majority of the shares of such class then outstanding.
Cumulative Voting for Election of Directors	Neither Source Interlink Missouri’s articles of incorporation nor bylaws provides for cumulative voting in the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then outstanding for election.	Similar to Source Interlink Missouri.	Similar to Source Interlink Missouri.
Special Meetings of Equityholders; Notice	A special meeting of shareholders may be called by the board, chairman or president or at the request in writing of shareholders holding at least 10% of the outstanding shares entitled to vote at the special meeting.

Source Interlink Missouri must give each shareholder of record a written notice stating the place, date	A special meeting of stockholders may be called by the board, chairman, chief executive officer or president (in the absence of a chief executive officer).

		Source Interlink Delaware must give each stockholder of record a written notice stating the place, date and hour of the meeting and the purpose of the	A special meeting of stockholders may be called by the chairman of the board, the president, any vice president, the secretary or any assistant secretary. Special meetings may also be called by any such officer at the request in writing of a majority of the board or at the request in writing of stockholders owning a majority of the capital

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

and hour of the meeting and the purpose of the meeting. Under the MGBCL, such notice must be given in writing not fewer than 10 nor more than 70 days before the date of the meeting.	meeting. Under the DGCL, such notice must be given in writing not fewer than 10 nor more than 60 days before the date of the meeting.	stock of Alliance entitled to vote at the meeting.

Alliance must give each stockholder written notice stating the place, date and hour of the meeting and the purpose of the meeting. Under the DGCL, such notice must be given in writing not fewer than 10 nor more than 60 days before the date of the meeting.
Record Date for Determining Equityholders Entitled to Vote	Source Interlink Missouri’s bylaws provide that for purposes of determining the shareholders entitled to notice of a meeting or to vote at a meeting or to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any rights in respect to a change, conversion or exchange of stock or for the purpose of any other lawful action, the board may fix, in advance, a record date which shall which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action.	Source Interlink Delaware’s bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote at a meeting or express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any rights in respect to a change, conversion or exchange of stock or for the purpose of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.	Similar to Source Interlink Delaware.

Equityholder Action by Written Consent	As required by the MGBCL, the bylaws of Source Interlink Missouri provide that any action by written	Source Interlink Delaware’s bylaws state that any action required or permitted to be taken by the	Alliance’s certificate of incorporation and bylaws permit stockholder action to be taken by written

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

	consent of shareholders in lieu of a meeting must be signed by the holders of all outstanding shares of common stock. Because Source Interlink Missouri has publicly traded common stock, Source Interlink Missouri is therefore, as a practical matter, unable to act by the written consent of its shareholders.	stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.	consent in lieu of a meeting.

Equityholder Proposals	As set forth in the Source Interlink Missouri bylaws, only such business may be conducted before a meeting of shareholders as has been brought before such meeting by or at the direction of the board or by a shareholder who has given timely written notice to the secretary of Source Interlink Missouri.	Similar to Source Interlink Missouri, with the addition of certain procedures when no annual meeting is held in the previous year or the date of the annual meeting is changed by more than 30 days from the date of the prior year’s meeting.	Neither Alliance’s certificate of incorporation nor its bylaws have any provisions regarding stockholder proposals.
Quorum for Meetings of Equityholders	The holders of a majority of the outstanding stock which is entitled to vote, whether present in person or represented by proxy, constitute a quorum for the transacting of business at a meeting.	The holders of a majority of all outstanding stock entitled to vote at a Source Interlink Delaware stockholder meeting, present in person or represented by proxy, constitute a quorum for transacting business at a meeting.	The holders of a majority of all outstanding capital stock entitled to vote at a Alliance stockholder meeting, present in person or represented by proxy, constitute a quorum for transacting business at a meeting.

Equityholder Inspection	The MGBCL permits any shareholder the right at all proper times to have access to the company’s stock ledger, shareholder lists and other books and records and to examine the	The DGCL permits any stockholder the right to inspect the company’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to	Similar to Source Interlink Delaware.

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

same under such regulations as may be prescribed by the bylaws. Source Interlink’s bylaws do not contain any regulations addressing such matter.	the person’s interest as a stockholder.

Number of Directors	Source Interlink Missouri currently has eight directors. Source Interlink Missouri’s articles of incorporation and bylaws, when read together, provide for a minimum of three and a maximum of nine persons to serve on its board. However, the number of directors may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the board and vacancies on the board may be filled by a majority of its directors.

Pursuant to the merger agreement, Source Interlink Missouri will expand its board of directors to 11 persons upon consummation of the merger and the bylaws will provide that the number of directors may be increased or decreased by a resolution adopted by the affirmative vote of 75% of the directors then in office.

Vacancies and newly created directorships resulting from any increase in the	Source Interlink Delaware’s bylaws provide for a minimum of three and a maximum of 11 persons to serve on its board. However, the number of directors may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the board. If the merger is consummated, Source Interlink’s board will consist of 11 directors and the bylaws will provide that the number of directors may be increased or decreased by a resolution adopted by the affirmative vote of 75% of the directors then in office.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. If the merger is consummated, the bylaws will provide that, until such date as AEC Associates and its affiliates own less than	Alliance’s board of directors currently consists of five directors.

Alliance’s bylaws provide that the number of directors shall be not less than one nor more than fifteen members. The number of directors may be changed from time to time by the board of directors or by the vote of the holders of a majority of stock entitled to vote on such matter. board of directors.

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

	authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. If the merger is consummated, the bylaws will provide that until such date as AEC Associates and its affiliates own less than 10% in the aggregate of the outstanding common stock of Source Interlink Missouri, (i) Source Interlink designated directors may fill vacancies left by Source Interlink designated directors by a majority vote of the remaining Source Interlink designated directors and (ii) Alliance designated directors, may fill vacancies left by Alliance designated directors by a majority vote of the remaining Alliance designated directors.	10% in the aggregate of the outstanding common stock of Source Interlink Delaware, (i) Source Interlink designated directors may fill vacancies left by Source Interlink designated directors by a majority vote of the remaining Source Interlink designated directors and (ii) Alliance designated directors, may fill vacancies left by Alliance designated directors by a majority vote of the remaining Alliance designated directors.
Classified Board of Directors	The bylaws provide that the board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. One class of directors will be elected each year at the annual meeting of shareholders to serve for a three-year term. The terms of each of the three classes of directors will expire in different years, so that	Similar to Source Interlink Missouri	Alliance does not have a classified board. All members of Alliance’s board are up for re- election every year.

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

the shareholders will vote on the appointment or re-election of some but not all of the directors on a rotating basis at each annual meeting of the shareholders.

Removal of Directors	Under Source Interlink’s bylaws, any director, or the entire board, may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.	Under Source Interlink Delaware’s certificate of incorporation and bylaws, directors may be removed at any time, with or without cause, by the holders of the shares representing a majority of the voting power of the corporation then entitled to vote at an election of directors.	A director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

Limitation on Personal Liability of Directors and Officers	Neither the articles of incorporation nor the bylaws of Source Interlink addresses the limitation of liability of directors.	Source Interlink Delaware’s certificate of incorporation provides that directors of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.	Alliance’s certificate of incorporation provides that directors of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Indemnification of Directors and Officers	Source Interlink Missouri’s articles of incorporation and bylaws, when read together, provide for indemnification of directors and officers to the fullest extent permitted by Missouri law.	Source Interlink Delaware’s certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by Delaware law.

		Source Interlink Delaware plans to enter into new	Alliance’s bylaws provide for indemnification of any person who is or was a director or officer against all expenses, judgments, fines and/or amounts paid in settlement in any threatened, pending or completed action if the person is or was a party

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

indemnification agreements with all directors after the completion of the reincorporation.	to the action by reason of the fact that he or she is or was a director or officer of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise.

No person is entitled to indemnification unless he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and not unlawful. In actions brought on behalf of Alliance in order to procure a judgment in Alliance’s favor, a person is not entitled to indemnification unless he or she both satisfies the aforementioned requirements and the court determines that he or she is entitled to indemnity.
Amendments to Certificate of Incorporation	The MGBCL provides that in order for a corporation to amend its articles or certificate of incorporation, (i) its board of directors may adopt a resolution setting forth the proposed amendment and submit it to its shareholders for a vote, or the proposed amendment may be submitted to shareholders without a	Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company’s certificate of incorporation, and a separate class vote is required for any such amendment that adversely affects that class.

Under Source Interlink Delaware’s certificate of	Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company’s certificate of incorporation, and a separate class vote is required for any such amendment that adversely affects that class.

So long as any shares of Series A1 preferred,

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

resolution by the board, and (ii) a majority of the outstanding shares must approve the resolution.

The MGBCL also provides that the holders of the outstanding shares of stock are entitled to vote as a class on a proposed amendment, whether or not they are entitled to vote on the amendment by the articles of incorporation, if the amendment would:

• Increase or decrease the aggregate number of authorized shares of the class,

 • Increase or decrease the par value of the shares of the class, or

• Adversely affect the special rights of the shares of the class. If any proposed amendment would adversely affect the rights of one or more series of any class of stock, but does not affect the entire class, then only the shares of the series affected by the amendment will be considered a separate class for the purposes of determining whether there must be a class vote.	incorporation, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Source Interlink Delaware, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article V, Article VI or Article VIII of the certificate of incorporation.	Series A2 preferred or Series B preferred are outstanding, Alliance shall not, without approval of at least a majority of shares of Series A1 preferred, Series A2 preferred, or Series B preferred then outstanding, permit, effect or validate any amendment, alteration, repeal or addition of or to any provision describing terms of such class of preferred stock (whether by amendment, merger or otherwise).

	Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
	Missouri Shareholders	Delaware Stockholders	Stockholders

Amendments to Bylaws	Source Interlink Missouri’s bylaws may be amended, altered or repealed, or new bylaws may be adopted, by a majority vote of the board or by holders of a majority of the outstanding common stock; provided, however, that the power of the board to amend, alter or repeal shall not divest or limit the power of the shareholders to adopt, amend or repeal the bylaws.

Pursuant to the merger agreement, Source Interlink Missouri will amend its bylaws to provide that the affirmative vote of at least 75% of its board is required to amend, alter or repeal the bylaws, or to adopt new bylaws.	Source Interlink Delaware’s bylaws may be amended or repealed by (a) the holders of a majority of the outstanding common stock; provided that the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Source Interlink Delaware, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Sections 2.1, 2.2, 2.3, 2.4, 2.9, or 3.2 of the bylaws or (b) the affirmative vote of no fewer than 75% of the authorized number of directors.	Alliance’s bylaws may be amended, altered or repealed, and new bylaws may be adopted, by the board or the stockholders, provided that notice of such amendment, alteration, repeal or adoption be contained in the notice of such meeting of directors or stockholders, as the case may be.

So long as any shares of Series A1 preferred, Series A2 preferred or Series B preferred are outstanding, Alliance shall not, without approval of at least a majority of shares of Series A1 preferred, Series A2 preferred, or Series B preferred then outstanding, permit, effect or validate any amendment, alteration, repeal or addition of or to any provision describing terms of such class of preferred stock (whether by amendment, merger or otherwise).

Anti-Takeover Provisions	The MGBCL contains both a “five year freeze” statute and a “control share acquisition” statute. The five year freeze statute generally prohibits, for a period of five years, a merger or consolidation between a “resident domestic” Missouri corporation, with shares of its stock registered	Although Delaware does not have a control share acquisition statute or a “five year freeze” statute, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a merger or other business combination with a person owning 15% or more of the	The relevant provisions of the DGCL, including Section 203, are as described for Source Interlink Delaware.

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

under the federal securities laws, and any owner of 20% or more of the corporation’s stock.
The control share acquisition statute provides that “acquiring persons” who hold more than a specified percentage of the stock of a public company will not possess voting rights for the stock unless voting rights are approved by both (i) a majority of the voting stock and (ii) a majority of the voting stock excluding the shares held by the acquiring person or any officer or director of the company.

Source Interlink Missouri’s certificate of incorporation and bylaws contain provisions that could reduce the likelihood of a change of control or acquisition of the company. These provisions:

• provide for a classified board of directors;

• permit the board to issue up to two million shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of that preferred stock;

• permit the board to issue up to 40 million	corporation’s voting stock, referred to as an “interested stockholder” for a period of three years after that person became an interested stockholder unless any one of the following occurs:

• The owner of 15% or more of the corporation’s outstanding voting stock, including any rights to acquire stock by means of an option or warrant or upon the exercise of conversion or exchange rights; or

• An affiliate or associate of the corporation and was the owner of 15% or more of the voting stock of the corporation at any time within the previous three years.

Delaware defines the term “business combination” broadly to include, among other things, mergers of the corporation or a subsidiary with or caused by the interested stockholder and sales or other dispositions to the interested stockholder, except proportionately with the corporation’s other shareholders, of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

shares of common stock;

• permit the board to increase its own size and fill the resulting vacancies;

• limit the removal of directors by the shareholders to removal for cause;

• limit the persons who may call special meetings of shareholders; and

• establish advance notice requirements for nominations for election to the board or for proposing matters that can be acted on by shareholders at shareholders meetings.	of the corporation’s consolidated assets or outstanding stock. However, the three-year moratorium imposed on business combinations does not apply if:

• The board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the date the stockholder becomes an interested stockholder;

• The interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction which resulted in the person becoming an interested stockholder; or

• On or after the date the person becomes an interested stockholder, the board of directors and two-thirds of the voting stock not owned by the interested stockholder approve the business combination.

In addition, Source Interlink Delaware’s certificate of incorporation and bylaws contain provisions that could reduce the likelihood of a change of control or acquisition of the corporation. These

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

provisions:

• provide for a classified board of directors;

• permit the board to issue up to two million shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of that preferred stock;

• permit the board to issue up to 100 million shares of common stock;

• limit the removal of directors by the stockholders to removal for cause;

• limit the persons who may call special meetings of stockholders; and

• establish advance notice requirements for nominations for election to the board or for proposing matters that can be acted on by stockholders at stockholders meetings.

Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the board of directors of Source Interlink Delaware intends to be governed by Section 203.

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

Provisions Relating to Mergers and Other Business Combinations	The MGBCL provides that a plan of merger or consolidation must be approved by a majority of the corporation’s directors and by at least two-thirds of the outstanding shares entitled to vote.

The MGBCL also provides that approval of the sale of all or substantially all of the assets of a corporation, if not made in the usual and regular course of its business, requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote. The sale of all or substantially all of the assets of a corporation not made in the ordinary course of business does not require prior approval by the corporation’s board of directors.

Pursuant to the merger agreement, at least 75% of Source Interlink Missouri’s entire board is required to (i) approve or recommend a reorganization or merger of Source Interlink Missouri in a transaction that will result in Source Interlink Missouri’s shareholders immediately prior to such transaction not holding, as a result of	The relevant provisions of the DGCL are as described for Alliance.

If the merger is consummated, Source Interlink Delaware’s bylaws will provide that at least 75% of Source Interlink Delaware’s entire board is required to (i) approve or recommend a reorganization or merger of Source Interlink Delaware in a transaction that will result in Source Interlink Delaware’s stockholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity, (ii) a sale of all or substantially all of the assets of the corporation which would result in Source Interlink Delaware’s stockholders immediately prior to such transaction not holding, as a result of such sale, at least 50% of the voting power of the purchasing entity.	The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock.

Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

• Each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger;

• The merger agreement does not amend the certificate of incorporation of the surviving corporation; and

• Either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

Rights of Source Interlink	Rights of Source Interlink	Rights of Alliance
Missouri Shareholders	Delaware Stockholders	Stockholders

such transaction, at least 50% of the voting power of the surviving or continuing entity, (ii) a sale of all or substantially all of the assets of the corporation which would result in Source Interlink Missouri’s shareholders immediately prior to such transaction not holding, as a result of such sale, at least 50% of the voting power of the purchasing entity.
Appraisal or Dissenters’ Rights	Under the MGBCL, a shareholder is entitled to receive payment for the fair value of his or her shares if the shareholder dissents from a sale or exchange of substantially all of the property and assets of the corporation or a merger or consolidation involving the corporation. A shareholder also is entitled to receive payment for the fair value of his or her shares if the shareholder dissents from according voting rights to control shares in a control share acquisition. Missouri law does not provide for appraisal or dissenters’ rights in a merger of a parent corporation into a wholly owned subsidiary, as the reincorporation of Source Interlink Missouri into Delaware will be structured.	Under the DGCL no appraisal or dissenters rights are available to holders of shares of any class of stock which is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD.

	Since Source Interlink Delaware is a publicly traded company, no appraisal or dissenters rights are available to Source Interlink Delaware stockholders.	Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers and consolidations. Appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or (ii) held of record by more than 2,000 stockholders.

PROPOSALS TO SOURCE INTERLINK SHAREHOLDERS

TO BE VOTED ON AT THE SOURCE INTERLINK SPECIAL MEETING

Proposal One — Issuance of Our Common Stock in Merger

General

      Our board, by a unanimous vote of those directors present at a special meeting of the board held to consider the merger, adopted a resolution approving the merger agreement and the issuance of shares of our common stock to Alliance stockholders in connection with the merger with Alliance. The share issuance is being submitted for the approval of the shareholders pursuant to the requirements of the National Association of Securities Dealers applicable to companies with securities quoted on the Nasdaq National Market. The merger cannot be completed unless our shareholders approve this proposal one.

      The material terms of the merger agreement, the merger and the issuance of the Source Interlink common stock in the merger are more fully described elsewhere in this proxy statement/prospectus and in the merger agreement attached to this proxy statement/prospectus as Annex A.

      The consummation of the merger is contingent upon approval of (i) this proposal one and (ii) either proposal two or proposal three. If our shareholders do not approve either proposal two or proposal three, then this proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but, proposal three will be effected if approved by our shareholders regardless of whether this proposal one or proposal two is approved.

Vote Required

      The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve the issuance of our common stock in connection with the merger. Unless otherwise instructed, the proxies will vote “FOR” this proposal one.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL ONE

Proposal Two — Amendment to Our Articles of Incorporation

General

      Our board, by a unanimous vote of those directors present at a special meeting of the board held to consider the merger, adopted a resolution approving the adoption of an amendment to our articles of incorporation for the purpose of increasing the number of authorized shares of our common stock from 40,000,000 to 100,000,000.

      The consummation of the merger is contingent upon approval of (i) proposal one and (ii) either proposal two or proposal three. If our shareholders do not approve either proposal two or proposal three, then proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but, proposal three will be effected if approved by our shareholders regardless of whether proposal one or proposal two is approved.

Proposal

      Under the amendment, Article 4(a) of our articles would be amended and restated in its entirety as follows:

“(a) The aggregate number of shares of capital stock which the corporation shall have the authority to issue is one hundred two million (102,000,000), each having a par value of one cent ($0.01) per share. Of such authorized shares, one hundred million (100,000,000) shares are hereby classified and designated as common stock and two million (2,000,000) shares are hereby designated as preferred stock.”

      As of December 15, 2004, there were 23,635,673 shares of our common stock outstanding. In addition, 4,034,918 shares are subject to outstanding options, warrants or other rights to acquire our common stock or reserved for future issuance under our stock option plans. Based upon the foregoing number of outstanding and reserved shares of common stock, we currently have 12,329,409 shares of common stock remaining for other purposes.

      The additional authorized capital stock will be required to consummate the merger with Alliance. Based on the number of shares of our common stock outstanding as of December 15, 2004 (including shares issuable upon exercise of option, warrants or other rights to acquire our capital stock), we would be required to issue 26,795,486 shares of our common stock and reserve 1,169,821 shares of our common stock for issuance for assumed Alliance options, warrants and other rights in connection with the merger. If we are unable to increase our authorized capital stock, and we do not otherwise effect our reincorporation from a Missouri corporation to a Delaware corporation, we would not have a sufficient number of shares to consummate the merger.

      Although we have no specific plans to use the additional authorized shares of our common stock other than in connection with the merger, our board believes that it is prudent to increase the number of authorized shares of our common stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. Such actions may include, but are not limited to, annual increases in the number of shares available for issuance pursuant to our employee benefits plans and stock splits or stock dividends if our board of directors were to determine that such actions would be desirable to facilitate a broader base of shareholders. Our board also believes that the increased number of shares will provide the flexibility to effect other possible actions such as financings, corporate mergers, acquisitions of property, employee benefit plans and for other general corporate purposes. Having such additional authorized common stock available for issuance in the future would allow our board to issue shares of our common stock without the delay and expense associated with seeking shareholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining shareholder approval will better enable us, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by our board.

      The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

      The proposed amendment to increase the authorized number of shares of common stock could also, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal two. For example, in the event of a hostile attempt to take over control of our company, it may be possible for us to impede the attempt by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of our company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our management, including our board of directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, the board is not aware of any present attempt to take control of our company or to obtain representation on our board (other than such board representation as shall be effected pursuant to the merger with Alliance) and the board of directors has NOT presented this proposal with the intent that it be utilized as an anti-takeover device.

Vote Required

      The affirmative vote of the holders of a majority of the shares of our common stock outstanding is required to approve the amendment to our articles of incorporation to effect the increase in the number of authorized shares of our common stock from 40,000,000 to 100,000,000 shares. Unless otherwise instructed, the proxies will vote “FOR” this proposal two.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL TWO

Proposal Three — Our Reincorporation from a Missouri Corporation to a Delaware Corporation

General

      Our board, by a unanimous vote of those directors present at a special meeting of the board held to consider the merger, adopted a resolution approving the change in the state of our incorporation from a Missouri corporation to a Delaware corporation.

      The consummation of the merger is contingent upon approval of (i) proposal one and (ii) either proposal two or this proposal three. If our shareholders do not approve either proposal two or this proposal three, then proposal one will not be effected, even if approved by our shareholders, and the merger will not be consummated. Additionally, if our shareholders do not approve proposal one, then proposal two will not be effected, even if approved by our shareholders; but this proposal three will be effected if approved by our shareholders regardless of whether proposal one or proposal two is approved.

      Throughout this proxy statement/prospectus, the terms “Source Interlink Missouri” and “Source Interlink” refer to Source Interlink Companies, Inc., the existing Missouri corporation, and the term “Source Interlink Delaware” refers to the new Delaware corporation, a wholly owned subsidiary of Source Interlink Missouri, which is the proposed successor to Source Interlink Missouri in the proposed reincorporation.

Proposal

      The proposed reincorporation will be effected by merging Source Interlink Missouri with and into Source Interlink Delaware, which will succeed to all of the rights, properties, assets and liabilities of Source Interlink Missouri. Upon completion of the reincorporation merger, Source Interlink Missouri, will cease to exist and Source Interlink Delaware will continue to operate the business of Source Interlink under our current name, Source Interlink Companies, Inc. Pursuant to the agreement and plan of merger, in substantially the form attached hereto as Annex C, each outstanding share of Source Interlink Missouri common stock, $0.01 par value, will be automatically converted into one share of Source Interlink Delaware common stock, $0.01 par value, upon the effective date of the reincorporation merger. Each stock certificate representing issued and outstanding shares of Source Interlink Missouri common stock will continue to represent the same number of shares of common stock of Source Interlink Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF SOURCE INTERLINK MISSOURI TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF SOURCE INTERLINK DELAWARE. As of the effective date of the reincorporation merger, certificates which immediately prior to such effective date represented shares of common stock of Source Interlink Missouri will be deemed for all purposes to represent the same number of shares of Source Interlink Delaware common stock. Nevertheless, shareholders may exchange their certificates if they so choose. The common stock of Source Interlink Missouri is listed for trading on the Nasdaq National Market and, after the reincorporation merger, Source Interlink Delaware’s common stock will continue to be traded on the Nasdaq National Market without interruption, under the same symbol, SORC, as the shares of Source Interlink Missouri common stock are currently traded.

      The proposed reincorporation has been approved by our board, by a unanimous vote of those directors present at a special meeting of the board of directors held to consider the matter. If approved by the shareholders, it is anticipated that the reincorporation merger will become effective as soon as practicable following the special meeting. However, pursuant to the reincorporation merger agreement, the reincorpora-

tion merger may be abandoned or the reincorporation merger agreement may be amended by the Source Interlink Missouri board of directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the effective date of the reincorporation merger if, in the opinion of our board, circumstances arise which make it inadvisable to proceed under the original terms of the reincorporation merger agreement. If this proposal three is approved by our shareholders, we expect to effect the reincorporation even if proposal one is not approved and/or the merger is not consummated. Shareholders of Source Interlink Missouri will have no appraisal rights with respect to the reincorporation merger.

      Immediately following the reincorporation merger, the composition of the board of directors of Source Interlink Delaware will be the same as the composition of the board of directors of Source Interlink Missouri immediately prior to the reincorporation merger. The rights of Source Interlink Delaware stockholders and Source Interlink’s corporate affairs will be governed by the DGCL, and the certificate of incorporation and bylaws of Source Interlink Delaware, rather than by the MGBCL, and the articles of incorporation and bylaws of Source Interlink Missouri. See “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 149 above for a comparison of the material rights of stockholders and matters of corporate governance before and after the reincorporation merger.

      The summary and discussion of the proposed reincorporation proposal and the reincorporation merger set forth in this proxy statement/prospectus is qualified in its entirety by reference to the MGBCL, the DGCL, the reincorporation merger agreement, the certificate of incorporation of Source Interlink Delaware and the bylaws of Source Interlink Delaware, copies of which are attached hereto as Annexes C, D and E, respectively. Copies of Source Interlink Missouri’s articles of incorporation and bylaws are available for inspection at Source Interlink Missouri’s main office, or Source Interlink Missouri will send them to you upon request. We urge you to read each of these documents carefully for a complete understanding of your rights as a shareholder.

      If proposal one and this proposal three are approved by our shareholders, and the merger with Alliance and our reincorporation from a Missouri corporation to a Delaware corporation is consummated, the board of Source Interlink Delaware will amend the Source Interlink Delaware bylaws attached hereto as Annex E to reflect the terms of the bylaw amendment required by the stockholder’s agreement among Source Interlink, Alliance and AEC Associates. See “Agreements Related to the Merger and Other Transactions — Stockholder’s Agreement” beginning on page 73.

APPROVAL BY SHAREHOLDERS OF THIS PROPOSAL THREE WILL CONSTITUTE APPROVAL OF THE REINCORPORATION MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION OF SOURCE INTERLINK DELAWARE, THE BYLAWS OF SOURCE INTERLINK DELAWARE, AND THE RESTATED INDEMNIFICATION AGREEMENTS OF SOURCE INTERLINK DELAWARE AND ALL PROVISIONS THEREOF.

Principal Reasons for the Proposed Reincorporation

      As we plan for the future, our board and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our corporate governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

      Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law, resulting in greater predictability with respect to corporate legal affairs.

      Increased Ability to Attract and Retain Qualified Directors. Both Missouri and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is our desire to reduce these risks to our directors and officers and to limit situations in which monetary damages can be recovered against our directors so that we may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. We believe that, in general, Delaware law provides greater protection to directors than Missouri law and that Delaware law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than Missouri law.

      Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the board of directors such as under the business judgment rule and other standards. This tends to assure a significant measure of certainty to legal aspects of the conduct of business and a sound basis for planning. Therefore, we believe that our shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

No Change in the Name, Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of Source Interlink

      The proposed reincorporation will effect a change in our legal domicile and certain other changes of a legal nature which are described in this proxy statement/prospectus. Except as contemplated in connection with the reincorporation merger, the proposed reincorporation will NOT result in any change in our name, business, management, fiscal year, assets or liabilities or location of the principal facilities. Under generally accepted accounting principles, the proposed reincorporation will not result in any gain or loss to Source Interlink Missouri or Source Interlink Delaware. The consolidated financial condition and results of operations of Source Interlink Delaware immediately after the reincorporation merger will be identical to that of Source Interlink Missouri immediately prior to the reincorporation merger. The directors of Source Interlink Missouri immediately prior to the proposed reincorporation will become the directors of Source Interlink Delaware. All employee benefit, stock option and employee stock purchase plans of Source Interlink Missouri will be assumed and continued by Source Interlink Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Source Interlink Delaware common stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of this proposal three will also constitute approval of the assumption of these plans by Source Interlink Delaware. Other employee benefit arrangements of Source Interlink Missouri will also be continued by Source Interlink Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the reincorporation merger the shares of common stock of Source Interlink Delaware will continue to be traded, without interruption, in the same principal market (the Nasdaq National Market) and under the same symbol, SORC, as the shares of common stock of Source Interlink Missouri are currently traded. We believe that the proposed reincorporation will not affect any of its material contracts with any third parties and that Source Interlink Missouri’s rights and obligations under such material contractual arrangements will continue and be assumed by Source Interlink Delaware. See “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 149 above, for a comparison of the material rights of equityholders and matters of corporate governance before and after the reincorporation merger.

Antitakeover Implications

      Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The proposed reincorporation is NOT being proposed in order to prevent such a change in control and our board is not aware of any present attempt to acquire control of our company or to obtain representation on our board (other than such board representation as shall be effected pursuant to the merger with Alliance).

      In the discharge of its fiduciary obligations to our shareholders, our board has evaluated our vulnerability to potential unsolicited bidders. In the course of such evaluation, our board has considered certain defensive strategies designed to enhance the board’s ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, the establishment of a staggered board of directors, and the authorization of preferred stock, the rights and preferences of which may be determined by our board. Some of these measures have been implemented by Source Interlink Missouri under Missouri law and will be assumed or a corresponding arrangement has been provided for by Source Interlink Delaware under Delaware law. For a detailed discussion of the changes which will be implemented as part of the proposed reincorporation, see “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 149 above.

      Certain effects of the proposed reincorporation may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested shareholder, unless the board of directors approves the business combination. See “Comparison of Stockholder Rights and Corporate Governance Matters — Anti-Takeover Provisions” beginning on page 160 above.

      Our board believes that unsolicited takeover attempts may be unfair or disadvantageous to us and our shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation’s stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of our contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a “change of control” of company without the prior written consent of the licensor or other contracting party.

      By contrast, in a transaction in which a potential acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of our business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in our business not yet reflected in the stock price and equality of treatment of all shareholders.

      Despite the belief of our board of directors as to the benefits to shareholders of the proposed reincorporation, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by our board, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the proposed reincorporation, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the board of directors to resist a takeover or a change in control of our company, such provisions could make it more difficult to change the existing board of directors and management.

Material U.S. Federal Income Tax Consequences

      The following discussion represents the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, our special counsel (as reflected in Exhibit 8.1 to the Registration Statement) with respect to the material U.S. federal income tax consequences to holders of Source Interlink Missouri common stock who receive Source Interlink Delaware common stock in exchange for their Source Interlink Missouri common stock as a result of the proposed reincorporation. It does not address the tax consequences of the proposed reincorporation to holders of options or warrants to acquire, or securities convertible into, Source Interlink common stock. This discussion addresses only our shareholders who are U.S. citizens or residents and hold our common stock as capital assets. It does not address all of the U.S. federal income tax consequences that may be relevant to a particular Source Interlink shareholder in light of that shareholder’s individual circumstances or to a Source Interlink shareholder who is subject to special rules, including, without limitation:

•	a financial institution or insurance company;

•	a mutual fund;

•	a tax-exempt organization;

•	a pass-through entity or an investor in such an entity;

•	a dealer or broker in securities or foreign currencies;

•	a shareholder who holds individual retirement or other tax-deferred accounts;

•	a trader in securities who elects to apply a mark-to-market method of accounting;

•	a shareholder who is subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	a shareholder who holds Source Interlink common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	a shareholder who acquired his or her shares of Source Interlink common stock pursuant to the exercise of employee stock options or otherwise as compensation.

      The following discussion is based on the Internal Revenue Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. No ruling with respect to the U.S. federal income tax consequences of the proposed reincorporation has been or will be requested from the IRS, and this discussion is not binding on the IRS. In addition, the discussion does not address any state, local or foreign tax consequences of the reincorporation merger.

      Our shareholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the proposed reincorporation in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

      The proposed reincorporation is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the reincorporation qualifies as a “reorganization,” the following tax consequences generally will result:

•	No gain or loss will be recognized by holders of Source Interlink Missouri common stock upon receipt of Source Interlink Delaware common stock pursuant to the reincorporation;

•	The aggregate tax basis of the Source Interlink Delaware common stock received by each shareholder in the reincorporation will be equal to the aggregate tax basis of the Source Interlink Missouri common stock surrendered in exchange therefor;

•	The holding period of the Source Interlink Delaware common stock received by each shareholder of Source Interlink Missouri will include the period for which such shareholder held the Source Interlink Missouri common stock surrendered in exchange therefor; and

•	Source Interlink will not recognize gain or loss for federal income tax purposes as a result of the reincorporation.

SOURCE INTERLINK SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Vote Required

      The affirmative vote of the holders of two-thirds of the shares of our common stock outstanding is required to approve our reincorporation from a Missouri corporation into a Delaware corporation. Unless otherwise instructed, the proxies will vote “FOR” this proposal three.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL THREE

Proposal Four — Grant of Discretionary Authority to Our Board to Adjourn Special Meeting

General

      At the special meeting of our shareholders, and any adjournment or postponement of the special meeting, our shareholders will be asked to consider and vote upon a proposal to grant discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Proposal

      If at our special meeting on                     , 2005, the number of shares of our common stock present or represented and voting in favor of the proposals required to implement the merger is insufficient under Missouri law to approve such proposals, our board intends to move to adjourn the special meeting in order to enable our board to solicit additional proxies in favor of the proposals. In that event, we will ask our shareholders to vote only upon this proposal four and not upon proposal one, proposal two or proposal three.

      In this proposal four, we are asking our shareholders to authorize the holder of any proxy solicited by our board to vote in favor of granting the discretionary authority to our board to adjourn or postpone our special meeting, and any later adjournments, in order to enable our board to solicit additional proxies in favor of proposal one, proposal two or proposal three. If the shareholders approve this proposal four, our board could adjourn or postpone the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies in favor of proposal one, proposal two and proposal three, including the solicitation of proxies from shareholders that have previously voted against proposal one, proposal two or proposal three. Among other things, approval of this proposal four could mean that, even if we had received proxies representing a sufficient number of votes against proposal one, proposal two or proposal three to defeat them, our board could adjourn the special meeting without a vote on the proposal one, proposal two and proposal three and seek during that period to convince the holders of those shares to change their votes to votes in favor of the proposal one, proposal two and proposal three.

      Our board believes that if the number of shares of our common stock present or represented at the special meeting and voting in favor of proposal one, proposal two or proposal three is insufficient to approve such proposals, it is in the best interests of our shareholders to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals to bring about their approval.

Vote Required

      The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote and represented, in person or by proxy, at the special meeting is required to approve the grant of discretionary authority to our board to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal one, proposal two or proposal three. Unless otherwise instructed, the proxies will vote “FOR” this proposal four.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL FOUR

LEGAL MATTERS

      Armstrong Teasdale LLP will render an opinion on the legality of the Source Interlink common stock to be issued to Alliance stockholders in the merger.

EXPERTS

      The financial statements and schedule of Source Interlink Companies, Inc. as of January 31, 2004 and 2003 and for each of the three years in the period ended January 31, 2004 incorporated by reference in the registration statement have been audited by BDO Seidman, LLP, independent registered public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

      The financial statements as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

      We have filed a registration statement on Form S-4 to register with the SEC our common stock to be issued to Alliance stockholders upon completion of the merger. This proxy statement/ prospectus is a part of that registration statement and constitutes our prospectus in addition to being a proxy statement for our shareholder meeting. As allowed by the SEC rules, this proxy statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

      The SEC allows us to “incorporate by reference” information into this proxy statement/ prospectus, meaning that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/ prospectus, except for any information superseded by information in, or incorporated by reference in, this proxy statement/ prospectus. This proxy statement/ prospectus incorporates by reference the documents, as amended, set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

Securities and Exchange Commission Filings	Period

Annual Report on Form 10-K	Fiscal Year ended January 31, 2004
Quarterly Report on Form 10-Q	Quarter ended April 30, 2004
Quarterly Report on Form 10-Q	Quarter ended July 31, 2004
Quarterly Report on Form 10-Q	Quarter ended October 31, 2004
Current Reports on Form 8-K	Filed on March 3, 2004, April 16, 2004, May 21, 2004, June 10, 2004, September 2, 2004, September 13, 2004, September 16, 2004, November 18, 2004, November 24, 2004 and December 10, 2004
Proxy Statement on Schedule 14A	Filed on May 28, 2004
The description of the rights agreement, contained in the Registration Statement on Form 8-A/ A filed pursuant to Section 12 of the Exchange Act on October 1, 1997 Including any amendment or reports filed with the Securities and Exchange Commission for the purpose of updating this description
Filed on October 1, 1997

      We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this proxy statement/ prospectus is a part and the effectiveness of the registration statement, as well as between the date of this proxy statement/ prospectus and the termination of the offering contemplated by this proxy statement/ prospectus.

      All information contained or incorporated by reference in this proxy statement/ prospectus relating to us has been supplied by us, and all information relating to Alliance has been supplied by Alliance.

      If you are a shareholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/ prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/ prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Source Interlink Companies, Inc.,

Attn: General Counsel
27500 Riverview Center Blvd., Suite 400
Bonita Springs, Florida 34134
(239) 949-4450

      If you are a Source Interlink shareholder and would like to request documents from us, please do so by                     , 2005 to receive them before our special meeting.

      You can also get more information by visiting our website at www.SourceInterlink.net. Except to the limited extent expressly provided in this proxy statement/ prospectus, information contained in our website is not incorporated by reference into this proxy statement/ prospectus.

      You should rely only on the information contained or incorporated by reference in this proxy statement/ prospectus to vote on the proposals to our shareholders in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/ prospectus. This proxy statement/ prospectus is dated                     , 2005. You should not assume that the information contained in this proxy statement/ prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/ prospectus to shareholders nor the issuance of shares of our common stock in the merger shall create any implication to the contrary.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2004
(Unaudited)

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

INDEX

Nine Months Ended September 30, 2004

Page(s)

Consolidated Financial Statements (unaudited)
Balance Sheets	F-4
Statements of Operations	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7-11

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2004 and December 31, 2003
(Unaudited)

	2004	2003

	(Dollars in thousands,
	except share data)
ASSETS
Current assets
Cash	$2,785	$9,520
Accounts receivable, net of allowance of $12,407 and $10,652, respectively	119,967	186,023
Inventory	123,330	97,295
Prepaid expenses and other current assets	1,874	1,790

Total current assets	247,956	294,628
Property and equipment, net	50,818	52,659
Goodwill	3,876	3,876
Advances to affiliates, net
Intangible assets, net	12,022	15,346
Other assets	1,873	2,235

	$316,545	$368,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$209,096	$293,596
Current portion of long-term debt	8,611	1,389
Current portion of obligations under capital leases	541	640
Revolving credit facility	28,575	—

Total current liabilities	246,823	295,625
Long-term debt	3,213	11,392
Obligations under capital leases	308	566

Total liabilities	250,344	307,583

Commitments and contingencies
Series A1 Cumulative, 20,000 shares authorized, issued and outstanding at December 31, 2003 and 2002	35,103	32,853
Series A2 Cumulative, 45,000 shares authorized, 40,967 shares issued and outstanding at December 31, 2003 and 2002	68,838	64,229
Series B Cumulative, 9,700,000 shares authorized, 4,540,070 shares issued and outstanding at September 30, 2004 and December 31, 2003	16,748	15,550
Stockholders’ deficit
Common stock, $.0001 par value, 150,000,000 shares authorized, 71,758,845 shares issued and outstanding at September 30, 2004 and 71,738,845 at December 31, 2003	7	7
Additional paid-in capital	114,983	123,030
Accumulated deficit	(169,478)	(174,508)

Total stockholders’ deficit	(54,488)	(51,471)

Total liabilities and stockholders’ deficit	$316,545	$368,744

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2004 and 2003
(unaudited)

	2004	2003

	(Dollars in thousands
	except per share data)
Net sales	$646,342	$551,576
Cost of goods sold	552,304	477,845

Gross profit	94,038	73,731
Selling, general and administrative expenses	84,423	74,211

Operating income (loss)	9,615	(480)
Interest, net	1,160	1,806

Income (loss) before provision for income taxes	8,455	(2,286)
Provision for income taxes	3,424	—

Net income (loss)	$5,031	$(2,286)

Loss applicable to common stockholders
Net income (loss)	$5,031	$(2,286)
Dividends on preferred stock	(8,058)	(7,894)

Loss applicable to common stockholders	$(3,027)	$(10,180)

Net loss per share
Basic	$(0.04)	$(0.14)
Diluted	$(0.04)	$(0.14)
Weighted average common shares outstanding
Basic	71,740	71,739
Diluted	71,740	71,739

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2004 and 2003
(unaudited)

	2004	2003

	(Dollars in thousands)
Cash flows from operating activities
Net income (loss)	$5,031	$(2,286)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization of property and equipment	10,024	8,525
Amortization of deferred financing costs	306	306
Bad debt expense	3,932	2,760
Deferred income taxes and income taxes payable	3,408	—
Loss on disposal of fixed assets	211	—
Changes in assets and liabilities
Accounts receivable	62,124	29,885
Inventory	(26,035)	(11,251)
Prepaid expenses and other	(84)	(427)
Other assets	56	(927)
Accounts payable and accrued expenses	(84,576)	(27,231)

Net cash used in operating activities	(25,603)	(646)
Cash flows from investing activities
Capital expenditures	(8,288)	(7,986)

Net cash used in investing activities	(8,288)	(7,986)
Cash flows from financing activities
Net proceeds from revolving credit facility	28,575	4,819
Proceeds from long-term debt	—	2,236
Payments on long-term debt	(957)	(485)
Payments on capital leases	(472)	(456)
Net proceeds from issuance of common stock	10	—

Net cash provided by financing activities	27,156	6,114

Net decrease in cash	(6,735)	(2,518)
Cash, beginning of period	9,520	7,015

Cash, end of period	$2,785	$4,497

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2004

1.	Nature of Business and Basis of Presentation

Nature of Business

      The accompanying unaudited consolidated financial statements of Alliance Entertainment Corp. (“Alliance” or “the Company”), have been prepared by the Company without audit. Alliance and its wholly-owned subsidiaries, provide services through two operating segments, Distribution and Fulfillment Services Group (“DFSG”) and Digital Media Infrastructure Services Group (“DMISG”). In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments and disclosures) necessary to present fairly the Company’s consolidated financial position at September 30, 2004 and December 31, 2003 and the results of operations and cash flows for the nine months ended September 30, 2004 and 2003. The results of operations and cash flows for the nine-month period ending September 30, 2004 are not necessarily indicative of the results of operations and cash flows that may be reported for the year ending December 31, 2004. The unaudited consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and the notes thereto for the three years ended December 31, 2003.

2.	Summary of Significant Accounting Policies

Stock-Based Compensation

      The Company uses the intrinsic value method to account for stock-based employee compensation. The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, to such compensation (in thousands, except per share data):

	Nine Months Ended
	September 30,

	2004	2003

Net income (loss), as reported	$5,031	$(2,286)
Deduct: Total stock-based employee compensation expense determined under fair value method	(2,138)	(5,318)

Pro forma net income (loss)	$2,893	$(7,604)

Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) 46, “Consolidation of Variable Interest Entities,” which provides guidance on when to consolidate variable interest entities. In December 2003, the FASB revised FIN 46 with FIN 46(R), which further explains how to identify variable interest entities (“VIEs”) and how to determine when a business enterprise should include the assets, liabilities, noncontrolling interest and results of VIEs in its financial statements. In addition to conforming to previously issued FASB Staff Positions, FIN 46(R) deferred the implementation date for certain VIEs. FIN 46(R) is effective for non public entities for the fiscal period beginning after December 15, 2004. Management expects that FIN No. 46(R) will not have a material impact on the Company’s financial position, results of operations or cash flows.

      In April 2003, Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” was issued. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Nine Months Ended September 30, 2004

June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company’s financial position, results of operations or cash flows.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of this statement on January 1, 2004 did not impact the Company’s financial position, results of operations or cash flows.

      In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which supercedes SAB 101, “Revenue Recognition in Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of the Emerging Issues Task Force (“EITF”) 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The issuance of SAB 104 reflects the concepts contained in EITF 00-21; the other revenue recognition concepts contained in SAB 101 remain largely unchanged. The issuance of SAB 104 did not have a material impact on the Company’s financial position, results of operations or cash flows.

3.	Revolving Credit Facility

      AEC One Stop Group, Inc., part of the DFSG, has an asset-based revolving credit facility (“Credit Facility”), which provides for borrowings of $135.0 million. This Credit Facility matures on August 19, 2006 and includes a $12.5 million letter of credit sub-facility.

      Interest on the outstanding balance under the Credit Facility is calculated on the London Interbank Offered Rate (LIBOR) or the prime rate plus applicable margins based upon the outstanding balance and certain interest coverage ratios. The outstanding balance under the Credit Facility as of September 30, 2004 was $28.6 million. Interest was calculated based on Prime plus .25% (4.75%), at September 30, 2004.

      Availability: The Company’s availability under the Facility is subject to a borrowing base of eligible accounts receivable and eligible inventory. The borrowing base is reduced by outstanding letters of credit, which are used to support outstanding insurance exposures. The Company’s availability under the Facility was $100.7 million at September 30, 2004.

      Collateral: With the exception of certain real property, machinery and equipment and capital leases, all of the existing and after acquired or created assets of the Company are pledged as collateral for the Credit Facility. The obligations of DFSG are collateralized by a guaranty from DFSG as well as the Company.

      Restrictive Covenants: The Company is required to achieve certain minimum performance objectives, based upon its forecasted results of operations. While management believes these objectives are reasonable, actual results may differ materially from those projected which may adversely affect the Company’s ability to meet one or more of the financial covenants. The Company’s business is historically seasonal and the achievement of forecasted objectives requires a strong fourth quarter performance. If a violation of one or more of the financial covenants occurs, the Company would be required to obtain a waiver from the lenders and there can be no assurance that such a waiver can be obtained. The Company was in compliance with such financial covenants as of September 30, 2004.

4.	Long-Term Debt

      In June of 2002, the Company, through its subsidiary, AE Land Corp., replaced its taxable bond from the city of Coral Springs, Florida with an $8.5 million conventional mortgage loan through SunTrust Bank (the

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Nine Months Ended September 30, 2004

“SunTrust Mortgage”). The SunTrust Mortgage is secured by the land and building at the Company’s Coral Springs location. The principal balance of the taxable bond at the time of repayment was $3.9 million.

      The SunTrust Mortgage matures on June 1, 2005 and has monthly principal payments of approximately $31,000 plus interest at a rate of LIBOR plus 2 1/2 percent. The principal payments were determined based on a 15-year amortization of the outstanding principal amount of the SunTrust Mortgage. On the maturity date, the aggregate unpaid principal balance of the mortgage, accrued and unpaid interest and all costs and expenses due under the SunTrust Mortgage terms shall be due and payable. The total principal balance of $7.7 million is classified as current at September 30, 2004.

      In March of 2003, the Company, through AEC One Stop Group, Inc., entered into a loan agreement with SunTrust Leasing Corporation (the “SunTrust Loan”) for the purchase of equipment to be used at the Company’s various locations. A credit line of $6.8 million was approved under the SunTrust Loan, with a five-year repayment term under each promissory note. The total principal balance of the SunTrust Loan outstanding as of September 30, 2004, representing three promissory notes, was $4.1 million, including the current portion of $1.0 million.

5.	Stockholders’ Deficit

      The change in accumulated deficit at September 30, 2004 and December 31, 2003 represents Alliance’s net income for the period and dividend requirements on Series A1, Series A2 and Series B Preferred Stock.

6.	Earnings Per Share

      The following table sets forth the computation of basic and diluted earnings per share (“EPS”) (in thousands, except per share data):

	Nine Months Ended
	September 30,

	2004	2003

Numerator
Net income (loss)	$5,130	$(2,286)
Less: Preferred stock dividends	(8,058)	(7,894)

Loss applicable to common stockholders	$(2,928)	$(10,180)

Denominator
Basic and diluted EPS — weighted average shares	71,740	71,739
Basic earnings per share	$(0.04)	$(0.14)
Diluted earnings per share	$(0.04)	$(0.14)
Antidilutive options	2,751	6,257

7.	Income Taxes

      The provision for income tax for the nine months ended September 30, 2004 includes current tax expense of $0.1 million and deferred tax expense of $3.3 million. In accordance with SOP 90-7, the deferred amount has been credited to “reorganization value in excess of amounts allocable to identifiable assets.” This portion of the provision does not require a cash payment.

      The benefit for income tax for the nine months ended September 30, 2003 is fully offset by an increase in the Company’s deferred tax valuation allowance which is equal to net deferred tax assets because of the uncertainty of the realization of the net deferred tax assets.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Nine Months Ended September 30, 2004

8.	Contingencies

      The Company is also involved in various claims and possible actions arising out of the normal course of its business, none of which, in the opinion of the Company, based upon knowledge of facts and the advice of counsel, will result in a material adverse effect on the Company’s financial position or operations.

9.	Segment Information

      The Company provides its services through its two operating segments:

•	DFSG supplies retailers with a large selection of music, VHS, DVD and video games. DFSG operates through two operating companies.

•	DMISG, formed in conjunction with the DOD acquisition during December 1999, licenses a comprehensive entertainment information, e-commerce enabling database and provides digital distribution solutions on behalf of retail customers through a private network. DMISG operates through Digital Holdings, Inc., which has two divisions.

      All intercompany transactions between the segments have been eliminated. Certain items are maintained on the Company’s corporate accounting records and are not allocated to the segments. They primarily include a portion of the Company’s intangible assets not specifically associated with either segment. The Company’s revenue, cost of goods sold, payroll, selling, general administrative and interest expenses are charged to each segment based on actual expenses incurred by the individual segments and for those expenses not directly attributable, an estimated allocation is charged. As a result, the Company may use operating income, among other measurements and views of data, to evaluate segment performance and to allocate resources to the segments.

      The Company currently funds the capital requirements of its operating segments through the $135.0 million Credit Facility (Note 4), and through the Company’s existing and internally generated funds.

      The Company’s headquarters and operating facilities are all located in the United States. While the principal markets for the Company’s products and services are in the United States, the Company recognized net revenues of $84.8 million and $73.4 million from international sources in the nine months ended September 30, 2004 and 2003, respectively, and had accounts receivable related to such transactions totaling $14.0 million and $15.2 million, respectively.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Nine Months Ended September 30, 2004

      Financial information by operating segment as of and for the period ended September 30, 2004 is as follows (dollars in thousands):

	DFSG
		DMISG
	Distribution
	and	Media and
	Fulfillment	Internet
	Services	Services	Corporate
	Segment	Segment	Items	Eliminations	Total

Net sales	$633,263	$13,079	$—	$—	$646,342
Net income (loss)	7,558	(4,222)	—	1,695	5,031
Total assets	282,224	22,299	12,022	—	316,545
Capital expenditures (including non-cash) capital lease transactions	4,870	3,482	—	—	8,352
Depreciation and amortization of property and equipment	7,246	2,778	—	—	10,024
Interest expense, net	(105)	1,265	—	—	1,160

10.	Subsequent Event

      In November 2004, Alliance entered into a merger agreement with Source Interlink Companies, Inc. The equityholders of Alliance and Source will each hold 50% of the fully diluted capitalization of the combined company at the closing of the transaction. This transaction is subject to the approval by the stockholders of Source; accordingly, there are no assurances that such transaction will be consummated. This merger is also subject to review by the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws; therefore, the merger may not be consummated until the specific waiting period requirements have been satisfied. Prior to consummation of the proposed transaction, DMISG will be distributed in a spin-off to stockholders of the Company.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

INDEX

Years Ended December 31, 2003, 2002 and 2001

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders

of Alliance Entertainment Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Alliance Entertainment Corp. & Subsidiaries (the “Company”) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Miami, Florida

March 12, 2004

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2003 and 2002

	2003	2002

	(Dollars in thousands,
	except share data)
ASSETS
Current assets
Cash and cash equivalents	$9,520	$7,015
Accounts receivable, net of allowance of $10,652 and $7,243, respectively	186,023	163,732
Inventory	97,295	95,980
Prepaid expenses and other current assets	1,790	2,226

Total current assets	294,628	268,953
Property and equipment, net	52,659	49,671
Goodwill	3,876	3,876
Intangible assets, net	15,346	16,253
Other assets	2,235	1,741

	$368,744	$340,494

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$206,370	$201,042
Accrued expenses	87,226	42,911
Current portion of long-term debt	1,389	377
Current portion of obligations under capital leases	640	424
Revolving credit facility	—	27,637

Total current liabilities	295,625	272,391
Long-term debt	11,392	7,934
Obligations under capital leases	566	256
Commitments and contingencies
Series A1 Cumulative, 20,000 shares authorized, issued and outstanding at December 31, 2003 and 2002	32,853	29,853
Series A2 Cumulative, 45,000 shares authorized, 40,967 shares issued and outstanding at December 31, 2003 and 2002	64,229	58,083
Series B Cumulative, 9,700,000 shares authorized, 4,540,070 shares issued and outstanding at December 31, 2003 and 2002	15,550	14,088
Stockholders’ equity
Common stock, $.0001 par value, 150,000,000 shares authorized, 71,738,845 shares issued and outstanding at December 31, 2003 and 2002	7	7
Additional paid-in capital	123,030	133,638
Accumulated deficit	(174,508)	(175,756)

Total stockholders’ equity	(51,471)	(42,111)

	$368,744	$340,494

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

	(Dollars in thousands)
Net sales	$869,890	$807,773	$599,179
Cost of goods sold	759,508	703,788	518,505

Gross profit	110,382	103,985	80,674
Selling, general and administrative expenses	104,532	99,282	87,547
Severance expenses	1,108	—	—
Asset impairment charge	—	—	3,115
Amortization of intangible assets	—	—	2,622
Cost of failed acquisition opportunity	—	—	600

Operating income (loss)	4,742	4,703	(13,210)
Interest expense, net	2,468	3,602	5,096
Other (income) expenses	—	(416)	2,396

Income (loss) before provision for income taxes	2,274	1,517	(20,702)
Provision for income taxes	1,026	704	—

Net income (loss)	$1,248	$813	$(20,702)

Loss applicable to common shareholders:
Net income (loss)	$1,248	$813	$(20,702)
Dividends on preferred stock	(10,608)	(10,477)	(9,480)

Loss applicable to common shareholders:	$(9,360)	$(9,664)	$(30,182)

Net loss per share
Basic	$(0.13)	$(0.13)	$(0.42)
Diluted	$(0.13)	$(0.13)	$(0.42)
Weighted average common shares outstanding
Basic	71,739	71,739	71,739
Diluted	71,739	71,739	71,739

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2003, 2002 and 2001

	Common Stock		Additional
			Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2000	71,738,845	$7	$153,595	$(155,867)	$(2,265)
Issuance of shares	—	—	—	—	—
Dividends on preferred stock			(9,480)		(9,480)
Net loss	—	—	—	(20,702)	(20,702)

Balance, December 31, 2001	71,738,845	7	144,115	(176,569)	(32,447)
Issuance of shares	—	—	—	—	—
Dividends on preferred stock	—	—	(10,477)	—	(10,477)
Net income	—	—	—	813	813

Balance, December 31, 2002	71,738,845	7	133,638	(175,756)	(42,111)
Issuance of shares	—	—	—	—	—
Dividends on preferred stock	—	—	(10,608)	—	(10,608)
Net income	—	—	—	1,248	1,248

Balance, December 31, 2003	71,738,845	$7	$123,030	$(174,508)	$(51,471)

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

	(Dollars in thousands)
Cash flows from operating activities
Net income (loss)	$1,248	$813	$(20,702)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	11,505	11,040	12,420
Amortization of intangible assets	—	—	2,622
Amortization of deferred financing costs	408	623	478
Asset impairment charge	—	—	3,115
Impairment of investment	—	—	600
Bad debt expense	6,916	7,418	5,098
Deferred income taxes	907	704	—
Inventory write-off	—	3,296	1,800
Loss in net equity of affiliate	—	—	1,796
Changes in assets and liabilities, net of effects of non-cash charges:
Accounts receivable	(29,207)	(6,622)	(52,101)
Inventory	(1,315)	(33,904)	(194)
Prepaid expenses and other	436	413	(1,820)
Other assets	(903)	(643)	846
Accounts payable and accrued expenses	49,649	18,988	92,217

Net cash provided by operating activities	39,644	2,126	46,175

Cash flows from investing activities
Capital expenditures	(13,320)	(12,533)	(9,892)

Net cash used in investing activities	(13,320)	(12,533)	(9,892)

Cash flows from financing activities
Net (payments on) proceeds from revolving credit facility	(27,637)	10,344	(53,508)
Proceeds from long term debt	5,151	5,096	—
Payments on long-term debt	(681)	(710)	(705)
Payments on capital leases	(652)	(570)	(994)
Issuance of Series B Preferred	—	—	11,804

Net cash (used in) provided by financing activities	(23,819)	14,160	(43,403)

Net increase (decrease) in cash	2,505	3,753	(7,120)
Cash, beginning of period	7,015	3,262	10,382

Cash, end of period	$9,520	$7,015	$3,262

The accompanying notes are an integral part of these consolidated financial statements.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

1.	Company Background and Nature of Business

      Alliance Entertainment Corp. and its wholly-owned subsidiaries (“Alliance” or “the Company”), provide services through two operating segments, Distribution and Fulfillment Services Group (“DFSG”) and Digital Media Infrastructure Services Group (“DMISG”), formed in conjunction with the 1999 acquisition of Digital On-Demand, Inc. (“DOD”).

      DFSG provides full-service distribution of pre-recorded music, videos, video games and related accessories and merchandise to retailers and other customers primarily in North America. DFSG provides product and commerce solutions to “brick-and-mortar” and e-commerce retailers, while maintaining trading relationships with major manufacturers of pre-recorded music, video, and related products. DFSG operates in a centralized environment and its products and services have similar economic characteristics and retail distribution methods. Accordingly, DFSG reports its operations as a single segment.

      As part of the traditional distribution services, and as an integral part of its service offering, DFSG also provides consumer-direct fulfillment (“CDF”), and vendor managed inventory (“VMI”) solutions to its customers.

      DMISG licenses, distributes and provides, for its customers, multi-media merchandising stations, which present information and data for use by the end consumer in retail environments. The end consumer can preview and select pre-recorded music by searching through digitized audio tracks.

      On May 19, 1999, AEC Associates, L.L.C. (“AEC Associates”), a Delaware limited liability company, acquired 90% of the capital stock of Alliance from its existing shareholders for $56.6 million. The acquisition was accounted for as a transaction among shareholders. This transaction did not give rise to a new basis of presentation in the accompanying financial statements.

2.	Summary of Significant Accounting Policies

Basis of Consolidation

      The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Management Estimates

      Significant estimates inherent in the preparation of the accompanying financial statements include management’s forecast of future cash flows used as a basis to assess recoverability of long-lived assets, including intangible assets. In addition, Alliance provides for inventory obsolescence and estimated bad debts on accounts receivable based on historical experience and periodic reviews of the related assets.

      Sales in the music and video industry generally give certain customers the right to return products. In addition, the Company’s suppliers generally permit the Company to return products that are in the supplier’s current product listing. Based on historical returns and review of current catalog lists, management provides for estimated net returns at the time of sale.

      Management periodically reviews its significant accounting estimates and it is reasonably possible that the recorded amounts may change based on actual results and other factors.

Derivative Financial Instruments

      In June 2002, in conjunction with the issuance of an $8.5 million mortgage (Note 7), the Company entered into interest rate swap and cap agreements to manage the interest rate risk exposures of its variable-rate based debt portfolio. In addition, the Company will, from time to time, enter into monthly LIBOR

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

contracts to reduce the cost of borrowings under its Revolving Credit Facility (Note 6). The Company has not designated these instruments as hedges and, accordingly, records the fair value of these instruments as an asset or liability in its consolidated balance sheets and interest income/expense in its consolidated statements of operations. For the years ended December 31, 2003, 2002 and 2001, $0.1 million interest income, $0.4 million interest expense, and $0, respectively, associated with these agreements was recorded within interest, net in the accompanying consolidated statements of operations.

Fair Value of Financial Instruments

      The carrying value of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and other short and long-term obligations, approximate their fair value.

Cash and Cash Equivalents

      The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of purchase to be cash equivalents. Negative cash book balances of $0.6 million and $3.8 million at December 31, 2003 and 2002, respectively, have been presented as accounts payable in the accompanying financial statements.

Accounts Receivable

      The Company is subject to credit risk through sales to and trade receivables from retailers. The Company routinely assesses the financial strength of its significant customers to limit its exposure to risk with respect to its trade accounts receivable.

Inventory

      Inventory, primarily consisting of distributed products, is stated at the lower of cost or market, with cost determined principally on the average cost basis.

Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property under capital leases is amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term. Upon retirement or sale, the cost and accumulated depreciation are eliminated from the accounts and the gain or loss, if any, is included in the statement of operations. Software development reflects internally developed computer software that is capitalized and amortized on the straight-line method over periods not exceeding five years.

Internal Use Software Costs

      In accordance with AICPA Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” certain external direct costs of materials and services, internal payroll and payroll related costs and other qualifying costs incurred in connection with developing or obtaining internal use software are capitalized. Alliance capitalizes qualifying costs to internally construct certain distribution equipment and internally generate the Company’s entertainment database software. Such capitalized costs include certain payroll-related and contracted programming costs. Costs to subsequently maintain the distribution equipment are expensed as incurred. For the years ended December 31, 2003, 2002, and 2001, capitalized internal use software costs totaled $5.2 million, $5.5 million and $4.7 million.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Goodwill

      Goodwill represents the excess of the purchase price over the fair market value of net assets acquired. Goodwill is not amortized, but is assessed for impairment annually in accordance with SFAS 142, “Goodwill and Other Intangible Assets”.

Intangible Assets

      Intangible assets are comprised of reorganization value in excess of amounts allocable to identifiable assets.

      In connection with the Company’s reorganization and emergence from bankruptcy in August 1998, the portion of the Company’s reorganization value, which could not be attributed to specific assets, has been reported as an intangible asset and was being amortized over ten years. Upon adoption of SFAS No. 142 on January 1, 2002, reorganization value is no longer amortized, but assessed annually for impairment.

Deferred Financing Costs

      The Company incurred $1.0 million and $0.6 million, respectively, in financing costs during 2003 and 2002 associated with the amendment of its asset based revolving credit facility. Given the increased borrowing capacity of the amended credit facility, these costs were deferred and are being amortized using a method that approximates the interest method. As of December 31, 2003 and 2002, $1.1 million and $0.5 million, respectively, is included in other assets in the accompanying consolidated balance sheets, net of amortization.

Revenue Recognition

      Revenue from the sale and distribution of pre-recorded music and video, music accessories and other related product is recognized when pervasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection is probable, generally upon shipment. Most of the Company’s sales are made to customers under agreements permitting certain limited rights of return based upon the prior months sales. Generally, it is the Company’s policy not to accept product returns that cannot be returned to the Company’s vendors. Revenue from product sales is recognized net of estimated returns and other allowances primarily consisting of volume rebates and timely pay discounts. Returns are estimated based on historical experience and are generally limited by a customer’s previous months sales and to product that may be returned to Alliance’s vendors. Revenue from licensing DMISG’s database is recognized based upon the relevant terms of the licensing agreements.

Advertising Costs

      Advertising costs are expensed as incurred. Advertising costs included in selling, general and administrative expenses totaled $4.9 million, $3.6 million and $3.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Severance Expenses

      During 2003, the Company reviewed the operations of its DFSG and DMISG segments, and as a result, eliminated certain positions. This resulted in severance charges of $1.1 million for the year ended December 31, 2003.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Income Taxes

      Income taxes are computed under an asset and liability approach whereby deferred tax assets and liabilities are recognized based on the difference between the financial statement and the tax bases of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance reduces deferred tax assets when it is deemed likely that a portion or all of the deferred tax assets will not be realized.

Reclassifications

      Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

      In January 2003, the FASB issued Interpretation (FIN) 46, “Consolidation of Variable Interest Entities,” which provides guidance on when to consolidate variable interest entities. In December 2003, the FASB revised FIN 46 with FIN 46(R). In addition to conforming to previously issued FASB Staff Positions, FIN 46(R) deferred the implementation date for certain variable interest entities. FIN 46(R) is effective for non public entities for the fiscal period beginning after December 15, 2004. Management does not believe that FIN No. 46(R) will have a material impact on the Company’s financial position, results of operations or cash flows.

      In April 2003, Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” was issued. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company’s financial position, results of operations or cash flows.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective immediately for financial instruments entered into or modified after May 15, 2003 and in the first interim period after June 15, 2003 for all other financial instruments for public entities, and effective for nonpublic entities after January 1, 2004. The adoption of SFAS No. 150 effective January 1, 2004 will not impact the Company’s financial position, results of operations or cash flows presented herein.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

     Supplemental Disclosure of Cash Flow Information

	2003	2002	2001

	(Dollars in thousands)
Cash paid for interest	$1,951	$3,283	$4,566
Cash paid for income taxes	$77	$—	$—
Supplemental schedule of noncash investing and financing activities:
Obligations under capital leases incurred for the purchase of new equipment	$1,299	$324	$654
Acquisition of business, net of cash acquired Fair value of assets acquired, excluding cash	$—	$—	$3,443
Liabilities assumed	—	—	(383)
Cost in excess of net assets acquired, net	—	—	3,876

	$—	$—	$6,936

3.	Cost of Failed Acquisition Opportunity

      During 2002, the Company incurred $1.8 million in expenses associated with an unsuccessful business merger. The merger agreement provided for the payment of liquidating damages upon termination of the proposed combination by either party; accordingly, the Company was reimbursed for these costs, primarily consisting of fees paid to outside legal and accounting advisors for due diligence. Accordingly, amounts expensed net of reimbursement had no effect on the Company’s results of operations.

      Included in results of operations for the year ended December 31, 2001 is a charge of $0.6 million for costs incurred related to a proposed business acquisition. These costs, primarily consisting of fees paid to outside legal and accounting advisors for due diligence, were incurred by the Company and would have been considered as a cost of the acquisition upon the successful closing of the transaction. The Company subsequently decided not to acquire the respective business, and accordingly, all costs associated with the opportunity have been expensed in the accompanying consolidated financial statements.

4.	Property and Equipment

      At December 31, 2003 and 2002, property and equipment consisted of the following (dollars in thousands):

	Useful
	Lives
	(Years)	2003	2002

Buildings and improvements	39	$18,793	$17,926
Machinery and equipment	5 - 7	34,320	28,596
Office equipment	2 - 5	12,146	10,145
Furniture and fixtures	5 - 7	4,965	3,131
Software development	2 - 5	29,871	24,692

		100,095	84,490
Less: Accumulated depreciation and amortization		(48,991)	(37,966)
Construction in progress		1,555	3,147

		$52,659	$49,671

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

      Depreciation and amortization expense was approximately $11.5 million, $11.0 million and $12.4 million for the years ended December 31, 2003, 2002 and 2001, respectively, including $3.5 million, $3.4 million and $1.4 million, respectively, related to software development.

      The Company leases certain of its equipment under capital leases. At December 31, 2003 and 2002, equipment obtained under capital leases was recorded at $0.7 million and $0.8 million, respectively, net of related accumulated amortization of $4.8 million and $4.5 million, respectively, and was included in property and equipment.

5.	Intangible Assets

      Reorganization value in excess of amounts allocable to identifiable assets at December 31, 2003 and 2002 totaled $15.3 million and $16.3 million, respectively, which was net of $9.3 million of accumulated amortization. With the implementation of SFAS 142 in 2002, the Company no longer amortizes reorganization value and tests for impairment annually. As of December 31, 2003 and 2002, the Company believes no impairment exists. For the year ended December 31, 2001, amortization expense amounted to $2.6 million.

6.	Revolving Credit Facility

      AEC One Stop Group, Inc. (“AEC”), part of the DFSG, has an asset-based revolving credit facility (“Credit Facility”), which provides for borrowings of up to $135.0 million. This Credit Facility matures on August 19, 2006 and includes a $12.5 million letter of credit sub-facility.

      Interest on the outstanding balance under the Credit Facility is calculated on the London Interbank Offered Rate (LIBOR) or the prime rate plus applicable margins based upon the outstanding balance and certain interest coverage ratios. There was no outstanding balance under the Credit Facility as of December 31, 2003. Interest was calculated based on Prime plus .25% (4.25%), at December 31, 2003. Interest on $15.2 million of the balance outstanding was calculated based on LIBOR plus 2.25% (3.87%) at December 31, 2002. Interest on the remaining balance of $12.4 million was based on Prime plus .25% (4.70%) at December 31, 2002.

      Availability: AEC’s availability under the Facility is subject to a borrowing base of eligible accounts receivable and eligible inventory. The borrowing base is reduced by outstanding letters of credit, which are used to support outstanding insurance exposures. The Company’s availability under the Facility was $129.4 million at December 31, 2003 and $107.4 million at December 31, 2002.

      Collateral: With the exception of certain real property, machinery and equipment and capital leases, all of the existing and after acquired or created assets of the Company are pledged as collateral for the Credit Facility. The obligations of DFSG are collateralized by a guaranty from DFSG as well as the Company.

      Restrictive Covenants: The Company is required to achieve certain minimum performance objectives, based upon its forecasted results of operations. While management believes these objectives are reasonable, actual results may differ materially from those projected which may adversely affect the Company’s ability to meet one or more of the financial covenants. The Company’s business is historically seasonal and the achievement of forecasted objectives requires a strong fourth quarter performance. If a violation of one or more of the financial covenants occurs, the Company would be required to obtain a waiver from the lenders and there can be no assurance that such a waiver can be obtained. Under the terms of the credit facility the Company was in default of certain financial covenants and obtained the necessary waivers and amendments to be in compliance as of December 31, 2003, 2002, and 2001.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

7.	Long-Term Debt

      In June of 2002, the Company, through its subsidiary, AE Land Corp., replaced its taxable bond from the city of Coral Springs, Florida with an $8.5 million conventional mortgage loan through SunTrust Bank (the “SunTrust Mortgage”). The SunTrust Mortgage is collateralized by the land and building at the Company’s Coral Springs location. The principal balance of the taxable bond at the time of repayment was $3.9 million.

      The SunTrust Mortgage matures on June 1, 2005 and has monthly principal payments of approximately $31,000 plus interest at a rate of LIBOR plus 2 1/2 percent with an interest rate of 3.1% at December 31, 2003. The principal payments were determined based on a 15-year amortization of the outstanding principal amount of the SunTrust Mortgage. On the maturity date, the aggregate unpaid principal balance of the mortgage, accrued and unpaid interest and all costs and expenses due under the SunTrust Mortgage terms shall be due and payable.

      In March of 2003, the Company, through AEC One Stop Group, Inc., entered into a loan agreement with SunTrust Leasing Corporation (the “SunTrust Loan”) for the purchase of equipment to be used at the Company’s various locations. A credit line of $6.8 million was approved under the SunTrust Loan, with a five-year repayment term under each promissory note. The total principal balance of the SunTrust Loan outstanding as of December 31, 2003, representing three promissory notes, was $4.8 million, including the current portion of $1.0 million with an interest rate of 4.5% at December 31, 2003.

      The maturity schedule of the Company’s long-term debt is as follows (dollars in thousands):

Amount

2004	$1,389
2005	8,620
2006	1,118
2007	988
2008	620
Thereafter	46

12,781
Less: Current portion	1,389

Long-term debt	$11,392

8.	Employee Benefit Plans

      The Company provides its employees with the option to participate in its Internal Revenue Code Section 401(k) Plan, the Alliance Entertainment Corp. 401(k) Savings Plan. Participation in the 401(k) Plan is available to substantially all employees after a certain period of employment. Generally, employees may contribute up to 15% of their annual compensation to the 401(k) Plan on a pretax basis, subject to a limitation. Under the 401(k) Plan, Alliance makes matching contributions of 50% of the employees’ contributions (highly compensated employees are limited in their contributions), up to a maximum of 5% of the eligible participants’ annual compensation. The Company’s contribution to the 401(k) Plan for the years ended December 31, 2003, 2002 and 2001 totaled $0.6 million, $0.6 million and $0.4 million, respectively.

9.	Income Taxes

      At December 31, 2003 and 2002, the Company had deferred tax assets of approximately $67.9 million and $67.2 million, deferred tax liabilities of $11.2 million and $8.8 million and a valuation allowance of

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

$56.7 million and $58.4 million, respectively. The Company’s deferred tax valuation allowance was equal to the net deferred tax assets because of the uncertainty of the realization of the net deferred tax assets. The principal temporary differences included above are net operating loss carry-forwards, financial statement reserves and various basis differences between book and tax.

      The provision for income tax for the year ended December 31, 2003 includes current tax expense of $0.1 million and for the years ended December 31, 2003 and 2002, deferred tax expense of $0.9 million and $0.7 million, respectively. In accordance with SOP 90-7, the deferred amount has been credited to “reorganization value in excess of amounts allocable to identifiable assets”. This portion of the provision does not require a cash payment.

      In July 1997, Alliance and fourteen of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in order to facilitate the reorganization of its primary businesses and to restructure its long-term debt. The Company emerged from bankruptcy in August of 1998.

      As a result of the 1998 reorganization, the Company is treated as having experienced an “ownership change” under Internal Revenue Code Section 382. Accordingly, under Section 382, the Company’s ability to offset income in each post-reorganization taxable year by its then remaining NOLs and certain built-in losses (including depreciation and amortization deductions of any portion of the company’s basis in assets with built-in-losses) is limited.

      The following table presents the principal reasons for the difference between the effective tax rate and the U.S. federal statutory income tax rate:

	2003	2002	2001

U.S. federal statutory tax (benefit)	35.0%	35.0%	(34.0)%
State and local taxes	5.0%	5.0%	(4.6)%
Amortization of reorganization value in excess of amounts allocable to identifiable assets	5.0%	6.0%	4.6%
Increase in deferred tax valuation allowance	0.0%	0.0%	34.0%

Provision for income taxes	45.0%	46.0%	0.0%

      The components of deferred tax assets and liabilities are as follows:

	2003	2002

Deferred income tax assets and liabilities
Bad debt reserves	$4,373	$4,165
Inventory reserves	3,983	4,024
Intangible assets	3,241	4,168
Net operating loss/credit carryforwards	49,026	44,560
Other	7,272	10,283
Property, plant and equipment	(11,190)	(8,800)
Valuation allowance	(56,705)	(58,400)

Net deferred tax assets	$—	$—

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

10.	Earnings Per Share

      The following table sets forth the computation of basic and diluted earnings per share (“EPS”) (in thousands, except per share data):

	Years Ended December 31,

	2003	2002	2001

Numerator
Net income (loss)	$1,248	$813	$(20,702)
Less: Preferred stock dividend	(10,608)	(10,477)	(9,480)

Loss applicable to common stockholders	$(9,360)	$(9,664)	$(30,182)

Denominator
Basic and diluted EPS — weighted average shares	71,739	71,739	71,739
Basic earnings per share	$(0.13)	$(0.13)	$(0.42)
Diluted earnings per share	$(0.13)	$(0.13)	$(0.42)

11.	Commitments and Contingencies

      The Company leases facilities as well as computer and other equipment under various capital and operating leases. Lease expense related to operating leases was $3.7 million, $2.5 million and $2.4 million for the years ended December 31, 2003, 2002 and 2001, respectively. Future minimum payments under capital and noncancelable operating leases with terms of one year or more at December 31, 2003 consist of the following (dollars in thousands):

	Operating	Capital
	Leases	Leases

2004	$2,401	$640
2005	2,140	449
2006	1,906	197
2007	1,541	—
Thereafter	2,758	—

	$10,746	1,286

Less: Amounts representing interest		80

Present value of net minimum lease payments		1,206
Less: Current portion of obligations under capital leases		640

Long-term portion of obligations under capital leases		$566

      During 2003, the courts dismissed a claim filed in 1999 alleging copyright infringement and anti-trust violations relating to the Company’s proprietary database with Alliance named as a co-defendant. The cases were stayed since May 2001, pending discussions between the parties, and dismissed in 2003.

      The Company is also involved in various claims and possible actions arising out of the normal course of its business, none of which, in the opinion of the Company, based upon knowledge of facts and the advice of counsel, will result in a material adverse effect on the Company’s financial position, results of operations or cash flows.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

12.	Segment Information

      The Company provides its services through its two operating segments:

•	DFSG supplies retailers with a large selection of music, VHS, DVD and video games. DFSG operates through two operating companies.

•	DMISG, formed in conjunction with the DOD acquisition during December 1999, licenses a comprehensive entertainment information, e-commerce enabling database and provides digital distribution solutions on behalf of retail customers through a private network. DMISG operates through Digital Holdings, Inc., which has two divisions.

      All intercompany transactions between the segments have been eliminated. Certain items are maintained on the Company’s corporate accounting records and are not allocated to the segments. They primarily include a portion of the Company’s intangible assets not specifically associated with either segment. The Company’s selling, general and administrative expenses are charged to each segment based on actual expenses incurred by the individual segments and for those expenses not directly attributable, an estimated allocation is charged. As a result, the Company may use operating income, among other measurements and views of data, to evaluate segment performance and to allocate resources to the segments.

      The Company currently funds the capital requirements of its operating segments through the $135.0 million Credit Facility (Note 6), and through the Company’s existing and internally generated funds.

      The Company’s headquarters and operating facilities are all located in the United States. While the principal markets for the Company’s products and services are in the United States, the Company recognized net revenues of $107.1 million, $84.7 million and $59.6 million from international sources in the years ended December 31, 2003, 2002 and 2001, respectively, and had accounts receivable related to such transactions totaling $16.7 million, $14.3 million and $12.1 million, respectively.

      Financial information by operating segment as of and for the period ended December 31, 2003, 2002 and 2001 is as follows (dollars in thousands):

	DFSG
		DMISG
	Distribution
	and	Media and
	Fulfillment	Internet
	Services	Services	Corporate
2003	Segment	Segment	Items	Eliminations	Total

Net sales	$857,534	$12,356	$—	$—	$869,890
Net income (loss)	7,429	(10,301)	—	4,120	1,248
Total assets	330,971	22,427	15,346	—	368,744
Capital expenditures (including non-cash) capital lease transactions	9,506	5,118	—	—	14,624
Depreciation and amortization of property and equipment	7,884	3,621	—	—	11,505
Interest expense, net	1,217	1,251	—	—	2,468

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

	DFSG
		DMISG
	Distribution
	and	Media and
	Fulfillment	Internet
	Services	Services	Corporate
2002	Segment	Segment	Items	Eliminations	Total

Net sales	$793,486	$14,287	$—	—	$807,773
Net income (loss)	8,439	(7,790)		164	813
Total assets	305,541	18,700	16,253	—	340,494
Capital expenditures (including non-cash) capital lease transactions	7,331	5,202	—	—	12,533
Depreciation and amortization of property and equipment	7,389	3,651	—	—	11,040
Interest expense, net	3,130	472	—	—	3,602

	DFSG
		DMISG
	Distribution
	and	Media and
	Fulfillment	Internet
	Services	Services	Corporate
2001	Segment	Segment	Items	Total

Net sales	$588,604	$10,575	$—	$599,179
Net income (loss)	6,986	(25,066)	(2,622)	(20,702)
Capital expenditures (including non-cash) capital lease transactions	4,477	5,415	—	9,892
Depreciation and amortization of property and equipment	7,881	4,539	—	12,420
Amortization of intangible assets	—	—	2,622	2,622
Interest expense, net	4,808	288	—	5,096

13.	Significant Concentrations of Business and Credit Risk

      Alliance’s customers are primarily chain and independent traditional retailers and Internet based e-tailers. Evaluations of customers’ financial condition are performed regularly and, generally, no collateral is required. Alliance maintains reserves for potential credit losses and such losses, in the aggregate, have generally not exceeded management’s estimates.

      Competition results in changes in the Company’s customer base over time, and it is therefore possible that the Company may lose one or more of its largest customers and, as a result, operations could be materially impacted. Pursuant to an agreement active through June 2004 and renewed through March 2006 (Note 16), one customer and this customer’s subsidiaries accounted for approximately 33.8%, 32.3%, and 31.0% of net sales in the years ended December 31, 2003, 2002 and 2001, respectively. At December 31, 2003 and 2002, this customer and this customer’s subsidiaries owed Alliance $61.2 million and $57.8 million, respectively. This agreement provides for exclusive distribution of CDs and DVDs.

      Alliance sells products throughout the world, including to certain countries in South America and Asia. Alliance’s financial results and financial condition have not been negatively impacted by the economic difficulties experienced by these countries as a result of the limited credit being extended to customers in these countries.

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

14.	Mandatorily Redeemable Preferred Stock

      Alliance’s Series A1, A2 and Series B Cumulative Preferred Stock, more fully described below, contain certain optional redemption provisions. As the holders of the Series A1 and A2 Cumulative Preferred Stock control the Company, these optional redemption rights are deemed mandatory. Accordingly, these securities are not considered as part of permanent equity in the accompanying consolidated balance sheets.

Preferred Stock

      The Company has 20,000 shares authorized and outstanding of its Series A1 Cumulative Preferred Stock (the “Series A1 Preferred Stock”) and 45,000 shares authorized, 40,967 shares outstanding, of its Series A2 Cumulative Preferred Stock (the “Series A2 Preferred Stock”) at December 31, 2003 and December 31, 2002. The Series A1 Preferred Stock is currently redeemable by the Company and ranks prior to all other classes and series of equity securities other than the Series B Preferred Stock and ranks pari passu to the Series A2 Preferred Stock, with respect to dividend rights, rights on liquidation, winding up and dissolution. In the event of Company redemption, voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A1 Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $1,000 per share of Series A1 Preferred Stock outstanding plus an amount in cash equal to all accrued and unpaid dividends.

      The holders of the Series A1 Preferred Stock are entitled to receive cumulative dividends when, and if, declared by the Board of Directors at the annual rate of $125.00 per share until May 10, 2001 and $150.00 per share thereafter. The redemption value is based upon the stated redemption price of $1,000 per share plus accrued and unpaid dividends. At December 31, 2003 and December 31, 2002, the redemption value of the Series A1 Preferred Stock is $32.9 million and $29.9 million, respectively, and includes cumulative undeclared dividends of $12.9 million and $9.9 million, respectively.

      The Series A2 Preferred Stock is currently redeemable by the Company and ranks prior to all other classes and series of equity securities other than the Series B Preferred Stock and ranks pari passu to the Series A1 Preferred Stock, with respect to dividend rights, rights on liquidation, winding up and dissolution. In the event of Company redemption, voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A2 Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $1,000 per share of Series A2 Preferred Stock outstanding plus an amount in cash equal to all accrued and unpaid dividends. The Series A1 and Series A2 Preferred Stock may also be converted into shares of Alliance Common Stock at any time after November 18, 2000. For the purposes of conversion each share of Series A1 and Series A2 Preferred Stock shall be valued at liquidation preference, which shall be divided by the conversion price (currently $5.00 per share) in effect on the conversion date to determine the number of shares of Alliance Common Stock issuable upon conversion.

      The holders of the Series A2 Preferred Stock are entitled to receive cumulative dividends when, and if, declared by the Board of Directors at the annual rate of $125.00 per share until May 10, 2001 and $150.00 per share thereafter. Its redemption value is based upon the stated redemption price of $1,000 per share plus accrued and unpaid dividends. At December 31, 2003 and December 31, 2002, the redemption value of the Series A2 Preferred Stock is $64.2 million and $58.1 million, respectively, and includes cumulative undeclared dividends of $23.3 million and $17.2 million, respectively.

      The Series A1 and Series A2 Preferred Stock may also be converted at the option of the holder into shares of Alliance Common Stock at any time after November 18, 2000. For the purposes of conversion each share of Series A1 and Series A2 Preferred Stock shall be valued at $1,000 plus unpaid dividends, which shall

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

be divided by the conversion price (currently $5.00 per share) in effect on the conversion date to determine the number of shares of Alliance Common Stock issuable upon conversion.

      The Series B Preferred Stock ranks senior to all other classes or series of the Company’s equity securities with respect to dividend rights and the rights to distributions, whether upon liquidation, winding up or otherwise. The dividend rate for the Series B Preferred Stock is 10% of the original purchase price, payable quarterly and distributed as declared by the Board of Directors. The Series B Preferred Stock may be redeemed at the Company’s option any time after January 15, 2003 at $2.60 per share, together with dividends thereon accrued and unpaid (whether or not declared). Holders of Series B Preferred Stock may convert such shares of Series B Preferred Stock into shares of the Company’s Common Stock at an initial price of $2.60 per share which represents the initial fair value based on the Company’s valuation, making each share of Series B Preferred Stock convertible into one (1) share of Common Stock. The holders of Series B Preferred Stock will have no voting rights, except as provided by applicable law. As of December 31, 2003 and 2002, there were $3.7 million and $2.3 million, respectively, of unrecorded dividends. These shares are primarily held by the Company’s majority stockholder.

15.	Shareholders Equity

Common Stock

      As of December 31, 2003 and 2002, there were 71,738,845 shares of the Company’s Common Stock outstanding.

      Included in paid-in-capital at December 31, 2003 and 2002 are 433,894 shares of the Company’s Common Stock representing shares reserved for issuance as part of the purchase consideration in the Company’s 1999 acquisition of DOD. If these shares remain unissued, certain portions will revert to the former DOD shareholders.

      Included in paid-in-capital at December 31, 2003 and 2002 are 352 shares of Series A2 Preferred Stock representing shares reserved for issuance as part of the purchase consideration in the Company’s 1999 acquisition of DOD. If these shares remain unissued, certain portions will revert to the former DOD shareholders.

Stock Options

      The Company’s 1999 Equity Participation Plan (the “Old 1999 Equity Plan”) provides for the issuance of incentive stock options and non-qualified stock options. The Old 1999 Equity Plan provides for administration by the Company’s Board of Directors, which, subject to the terms of the Old 1999 Equity Plan, determines to whom grants are made, and the vesting, timing, amounts and other terms of such grants. Incentive stock options may be granted only to employees of the Company, while non-qualified stock options may be granted to the Company’s employees, officers, directors, consultants and advisors. The exercise price of incentive stock options may be less than the fair market value of the Company’s Common Stock on the date of grant. The term of these options may not exceed 10 years. The Old 1999 Equity Plan had no remaining options available for new grants as of December 31, 2001.

      In connection with the acquisition by AEC Associates in May 1999, the option program was augmented by a new option plan called The Company’s 1999 Employee Equity Participation and Incentive Plan (the “New 1999 Equity and Incentive Plan”), which provides for the issuance of incentive stock options and non-qualified stock options. Under the terms of the New 1999 Equity and Incentive Plan, a maximum of 7,582,518 shares of the Company’s Common Stock may be issued upon the exercise of stock options granted thereunder. As of December 31, 2003 and 2002, 7,391,258 options have been granted under the New 1999 Equity and Incentive Plan and 191,260 options remain available for future grants. The New 1999 Equity and

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

Incentive Plan provides for administration by the Company’s Board of Directors which, subject to the terms of the New 1999 Equity and Incentive Plan, determines to whom grants are made and the vesting, timing, amounts and other terms of such grants.

      Information with regard to the stock options outstanding is as follows:

		Weighted		Weighted		Weighted
		Avg.		Avg.		Avg.
		Exercise		Exercise		Exercise
	2003	Price	2002	Price	2001	Price

Options outstanding at beginning of year	6,625,244	$2.31	7,355,358	$2.26	8,663,152	$1.72
Exercised	—	—	—	—	—	—
Cancelled	(596,031)	1.72	(730,114)	1.92	(1,390,794)	2.60
Granted	—	—	—	—	83,000	2.60

Options outstanding at end of year	6,029,213	$2.27	6,625,244	$2.31	7,355,358	$2.26

Options exercisable at end of year	5,989,063	$2.26	5,753,092	$2.28	5,496,617	$1.68

      In accordance with SFAS No. 123 “Accounting for Stock-Based Compensation”, (SFAS No. 123), the Company has accounted for all stock-based compensation grants issued to non-employees as provided for by SFAS No. 123. The Company has elected to continue to account for its stock-based compensation grants to employees and directors in accordance with the provisions of APB Opinion No. 25 “Accounting for Stock Issued to Employees”. However, in accordance with SFAS No. 123, the pro forma effect of the issuance of such options is set forth below.

      The fair value of each option granted to non-employees and employees has been estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 4.2 percent through 4.3 percent for 2003, 3.9 percent through 4.1 percent for 2002 and 5.1 percent through 5.2 percent for 2001, dividend yield of zero percent for all years; expected lives ranging from 4 to 10 years for 2003, 2002 and 2001, and volatility of zero percent for 2003, 2002 and 2001.

      The compensation expense, if recognized, would have resulted in pro forma amounts based on weighted average fair value of options granted of $0.95, $1.12 and $1.12 for the years ended December 31, 2003, 2002 and 2001, respectively, as indicated below:

	2003	2002	2001

Net (loss) income — as reported	$1,248	$813	$(20,702)
Net (loss) income — pro forma	(3,822)	(4,602)	(25,980)

16.	Related Party Transactions

      Pursuant to a management agreement entered into in connection with the purchase of the Company’s shares by AEC Associates, the Company is charged an annual management fee in the amount of $0.5 million. In addition, the Company must pay a 1% financial advisory and consulting fee on certain acquisition and disposition transactions in which AEC Associates provides advisory or consulting services. There were no charges for advisory and consulting services during the year ended December 31, 2003. The Company paid AEC Associates $0.3 million for services in connection with the Company’s proposed merger (Note 3) during the year ended December 31, 2002. There were no charges for advisory and consulting fees during the year

ALLIANCE ENTERTAINMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 2003, 2002 and 2001

ended December 31, 2001. In addition, the Company paid an affiliate of AEC Associates $58,000 during the year ended December 31, 2003 relating to services provided by the interim chief executive officer of Alliance.

      Pursuant to an agreement active through June of 2004 and renewed through March 2006 , the Company conducts significant business with one customer (Note 13). The Chairman and major stockholder of this customer is a significant stockholder of AEC Associates. The Company had net sales of $294.4 million, $260.8 million and $189.7 to this customer and this customer’s subsidiaries for the years ended December 31, 2003, 2002 and 2001, respectively.

      The Company, through a subsidiary, paid licensing royalties on a per units sold basis to a third party, which is 40% owned by a previous member of the subsidiary’s management team. Total licensing royalties paid under this agreement for the years ended December 31, 2003, 2002 and 2001 were $0, $12,000 and $7,000, respectively. An incremental distribution fee paid to this third party was $0.1 million, $0.1 million and $0.2 million for the years ended December 31, 2003, 2002 and 2001, respectively. In addition, the Company paid $0.3 million during the year ended December 31, 2002 to this third party for a three-year agreement granting the Company exclusive licensing rights to the title and trademark associated with a certain compilation.

      The Company leases warehouse space from a previous member of its senior management team. This lease was negotiated as part of the acquisition of OWR. During the years ended December 31, 2003, 2002 and 2001, the Company paid $0.3 million, $0.3 million and $0.3 million, respectively, in rent associated with this lease. The lease expires in August 2004, and OWR is being phased out in 2004.

17.	Events Subsequent to Date of Report of Independent Registered Certified Public Accounting Firm (unaudited)

      In November 2004, Alliance entered into a merger agreement with Source Interlink Companies, Inc. The equityholders of Alliance and Source will each hold 50% of the fully diluted capitalization of the combined company at the closing of the transaction. This transaction is subject to the approval by the stockholders of Source; accordingly, there are no assurances that such transaction will be consummated. This merger is also subject to review by the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws; therefore, the merger may not be consummated until the specific waiting period requirements have been satisfied. Prior to consummation of the proposed transaction, DMISG will be distributed in a spin-off to stockholders of the Company.

Annex A

AGREEMENT AND PLAN OF

MERGER
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among
SOURCE INTERLINK COMPANIES, INC.,
ALLIANCE ENTERTAINMENT CORP.
and
ALLIGATOR ACQUISITION, LLC
dated as of November 18, 2004

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of November 18, 2004 (this “AGREEMENT”), is made and entered into by and among SOURCE INTERLINK COMPANIES, INC., a Missouri corporation (“SOURCE”), ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the “COMPANY”), and Alligator Acquisition, LLC, a Delaware limited liability company whose sole member is Source (“MERGER SUB”). Certain capitalized terms used herein are defined in Article XI hereof.

WITNESSETH:

      WHEREAS, the Board of Directors of Source (the “SOURCE BOARD”) has determined that a business combination between Source and the Company, upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of Source and its stockholders;

      WHEREAS, the Board of Directors of the Company (the “COMPANY BOARD”) has determined that a business combination between the Company and Source, upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of the Company and its stockholders;

      WHEREAS, pursuant to the Merger (as defined in Section 1.1 below), and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company (“COMPANY CAPITAL STOCK”) and all of the outstanding convertible securities and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of the common stock, par value $0.01 per share, of Source (“SOURCE COMMON STOCK”), and all of the outstanding options and warrants to purchase Company Capital Stock shall be assumed in accordance with Section 3.3;

      WHEREAS, in connection with, and as a condition to, the Merger, the Company shall distribute to its stockholders its entire ownership interest in its “All Media Guide” and “Digital On-Demand” businesses as more fully described in Appendix A (the “SPINCO BUSINESS” and the entity that will own and operate such Spinco Business, “SPINCO”) subject to, and in accordance with the terms and conditions of this Agreement;

      WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Source’s and the Company’s willingness to enter into this Agreement, certain affiliates of Source have entered into a Voting Agreement in the form attached hereto as Exhibit A (the “SOURCE VOTING AGREEMENTS”), and AEC Associates, LLC, a Delaware limited liability company (the “PRINCIPAL STOCKHOLDER”) has entered into a Voting Agreement in the form attached hereto as Exhibit B (the “COMPANY VOTING AGREEMENT” and, together with the Source Voting Agreements, the “VOTING AGREEMENTS”);

      WHEREAS, as a condition and inducement to the parties’ willingness to enter into this Agreement and other related agreements contemplated hereby, Source and the Principal Stockholder will enter into a definitive Stockholder’s Agreement substantially in the form attached hereto as Exhibit C (the “STOCKHOLDER’S AGREEMENT”) to take effect as of the Effective Time;

      WHEREAS, as a condition and inducement to the parties’ willingness to enter into this Agreement and other related agreements contemplated hereby, each of Source and The Yucaipa Companies LLC (“YUCAIPA”) will enter into a Consulting Agreement in substantially the form of Exhibit D attached hereto (the “CONSULTING AGREEMENT”) to take effect as of the Effective Time;

      WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the parties’ willingness to enter into this Agreement, each director and certain other persons who are “affiliates” (as that term is used in Rule 145 promulgated under the Securities Act) of the Company have delivered to Source a written agreement in substantially the form of Exhibit E attached hereto (the “AFFILIATE AGREEMENT”); and

      WHEREAS, the parties intend that the merger provided for herein qualify as a reorganization under the provisions of Section 368(a) of the Code for federal income tax purposes, and the parties intend to adopt a plan of reorganization within the meaning of Section 354(a) of the Code.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

      1.1     The Merger. At the Effective Time (as defined in Section 1.3 hereof), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (the “LLC ACT”), the Company shall be merged with and into Merger Sub, the separate existence of the Company shall thereupon cease and Merger Sub shall continue as the surviving entity and as a limited liability company whose sole member is Source (the “MERGER”). Merger Sub shall be the surviving entity in the Merger and is hereinafter sometimes referred to as the “SURVIVING ENTITY.”

      1.2     The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the “CLOSING”) shall take place (a) at the offices of Source, 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, FL 34134-4342 at 10:00 a.m., local time, as promptly as practicable (and in any event no later than the second business day) after the satisfaction or waiver of all the conditions set forth in Article VIII hereof (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or (b) at such other time, date or place as Source and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the “CLOSING DATE.”

      1.3     Effective Time. As promptly as practicable after all the conditions to the Merger set forth in Article VIII hereof shall have been satisfied or waived in accordance herewith and provided that this Agreement shall not have been terminated pursuant to Article IX hereof, the parties hereto shall cause a Certificate of Merger (the “CERTIFICATE OF MERGER”) meeting the applicable requirements of the DGCL and the LLC Act to be properly executed and filed in accordance with the DGCL and the LLC Act on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and the LLC Act or at such later time which the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the “EFFECTIVE TIME”).

      1.4     Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the LLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Entity and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Entity.

      1.5     Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Income Tax Regulations.

ARTICLE II

THE SURVIVING ENTITY

      2.1     Certificate of Formation. The Certificate of Formation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Entity after the Effective Time until duly amended in accordance with applicable law; provided, however, that a Certificate of Amendment to the Certificate of Formation of Merger Sub shall be filed immediately following the Effective Time that amends Section A to read as follows: “The name of the limited liability company is Source Alliance LLC.”

      2.2     Limited Liability Company Agreement. The Limited Liability Company Agreement of the Surviving Entity after the Effective Time shall be the limited liability agreement of Merger Sub as in effect immediately prior to the Effective Time until duly amended in accordance with applicable law; provided, however, that the limited liability company agreement of the Surviving Entity shall be amended such that all references to the name of Merger Sub shall be amended to refer to “Source Alliance LLC.”

      2.3     Management. At the Effective Time, management of the Surviving Entity shall be vested in Source as the sole member of the Surviving Entity after the Effective Time in accordance with the Limited Liability Company Agreement of the Surviving Entity.

ARTICLE III

EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB

AND THE COMPANY

      3.1     Merger Sub Membership Interests. At the Effective Time, each unit of membership interest of Merger Sub will remain unchanged and shall not be affected by the Merger.

      3.2     Company Capital Stock.

      (a) Preferred Stock. Prior to the Effective Time, each issued and outstanding share of preferred stock, $0.01 par value per share, of the Company (the “COMPANY PREFERRED STOCK”) shall be converted into shares of common stock, $0.0001 par value per share, of the Company (the “COMPANY COMMON STOCK”).

      (b) Common Stock. The maximum number of shares of Source Common Stock to be issued (including Source Common Stock to be reserved for issuance upon exercise of any Assumed Options and Company Stock Warrants (each, as defined below)) upon consummation of the Merger in exchange for the acquisition by Source of all of the outstanding Company Capital Stock and all unexpired and unexercised options, warrants, convertible securities or other rights to acquire Company Capital Stock shall be the number of shares of Source Common Stock issued and outstanding (including all unexpired and unexercised options, warrants, convertible securities or other rights to acquire Source Common Stock) ten (10) Business Days prior to the Source Meeting (the “AGGREGATE SHARE NUMBER”). No adjustment shall be made in the number of shares of Source Common Stock issued in the Merger as a result of any cash proceeds received by the Company or Source from the date hereof to the Closing Date pursuant to the exercise of options, warrants, convertible securities or other rights to acquire Company Capital Stock or Source Common Stock, as the case may be. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holders of any shares of Company Capital Stock, the following shall occur:

(i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including the shares of Company Common Stock issued upon conversion of all outstanding shares of Company Preferred Stock and excluding those shares to be cancelled in accordance with Section 3.2(b)(iii) or held by any Dissenting Stockholder (as defined in Section 3.5 hereof)), shall be automatically converted into the right to receive that number of shares of Source Common Stock equal to the Exchange Ratio (as defined below), subject to any adjustments pursuant to Section 3.6, and cash in lieu of fractional shares upon the surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 3.4 below.

(ii) All shares of Company Common Stock shall automatically cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, Source Common Stock, any cash in lieu of fractional shares of Source Common Stock and any dividends or distributions payable thereon to be issued or paid in consideration therefor upon the surrender of one or more stock certificates evidencing such shares of Company Common Stock (each, a “CERTIFICATE”), in accordance with Section 3.4 below.

(iii) Each share of Company Common Stock issued and held in the Company’s treasury or by any subsidiary of the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

      For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

(i) The “EXCHANGE RATIO” shall mean the quotient obtained by dividing (x) the Aggregate Share Number by (y) sum of (A) the Outstanding Company Common Amount plus (B) the Outstanding Company Option Amount, each of (x) and (y) as specified in the Final Capitalization Certificates.

(ii) The “OUTSTANDING COMPANY COMMON AMOUNT” shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including all shares of Company Common Stock into which the Company Preferred Stock shall be converted prior to such time.

(iii) The “OUTSTANDING COMPANY OPTION AMOUNT” shall mean the aggregate number of shares of Company Common Stock issuable, directly or indirectly, upon exercise of all unexpired and unexercised options, warrants, convertible securities or other rights to acquire, directly or indirectly, shares of Company Common Stock immediately prior to the Effective Time (excluding shares of Company Common Stock into which the Company Preferred Stock, if any, may be converted as of such time).

      3.3     Company Stock Options and Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holders of any shares of the capital stock of the Company,

(a) Each outstanding option to purchase Company Common Stock (each a “COMPANY OPTION”) issued pursuant to the Company’s 1999 Equity Participation Plan, the Company’s 1999 Employee Equity Participation and Incentive Plan, the Amended and Restated Digital On-Demand, Inc. 1998 General Stock Incentive Plan and the Amended and Restated Digital On-Demand, Inc. 1998 Executive Stock Incentive Plan (each a “COMPANY OPTION PLAN”), whether vested or unvested, shall by virtue of the Merger and regardless of the respective exercise prices thereof, be assumed by Source. Each Company Option so assumed by Source under this Agreement (each such option, an “ASSUMED OPTION”) will become exercisable in accordance with its terms, for that number of shares of Source Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock subject to such Company Option, rounded to the nearest whole number of shares. The per share exercise price of the Assumed Option will equal the per share exercise price of such Company Option, divided by the Exchange Ratio, rounded to the nearest whole cent. No cash will be paid in lieu of fractional shares that are rounded pursuant to this Section 3.3. Any Company Option exercisable prior to the Effective Time, in whole or in part, for Company Preferred Stock shall become exercisable for Source Common Stock in accordance with the preceding four sentences (as if the Company Preferred Stock underlying such Company Option has been converted to Company Common Stock in accordance with the conversion rate applicable to the shares of such series of Company Preferred Stock). Prior to the Effective Time, the Company shall take all actions necessary to pay out any cash amounts which are currently due to certain holders of Company Options. In connection with any spin-off or other distribution by the Company to its stockholders of the Company’s ownership interest in the Spinco Business, each Company Option will be adjusted, if necessary, in accordance with the terms of the Company Option Plan or option agreement under which it was granted. Each Company Option Plan will be assumed by Source in accordance with Section 7.12(c). Prior to the Effective Time, the Company shall take all action necessary under the Company Option Plans or otherwise, to permit Source to assume the Company Options and shall have provided any notices to optionees required under the Company Option Plans or other agreements.

(b) The term, exercisability, vesting schedule, and all other terms of each Assumed Option will be the same in all material respects as the corresponding Company Option other than for the delivery of Source Common Stock and any adjustment in the number of shares issuable and the exercise price. Continuous employment with the Company will be credited to holders of Assumed Options received upon Source’s assumption of Company Options for purposes of determining the vesting of such Assumed Options from and after the Effective Time except to the extent the holder is no longer employed by the Company prior to the Effective Time.

(c) As soon as practicable after the Effective Time, Source shall deliver to each holder of an outstanding Assumed Option an appropriate document evidencing the assumption of the holder’s Company Options by Source. Promptly after the Effective Time, but in no event later than thirty (30) days thereafter, Source shall file one or more registration statements on Form S-8 (or any successor form) with respect to the shares of Source Common Stock subject to such Assumed Options (to the extent such a registration statement is available for such options) and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Source shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Source Common Stock for delivery upon exercise of all Assumed Options pursuant to the terms set forth in this Section 3.3.

(d) At the Effective Time, each outstanding warrant to purchase shares of Company Capital Stock (each a “COMPANY STOCK WARRANT”) shall by virtue of the Merger be assumed by Source. Each Company Stock Warrant so assumed by Source under this Agreement will continue to have, and be subject to, the same terms and conditions of such warrant immediately prior to the Effective Time, except that (i) each Company Stock Warrant will be exercisable for the number of shares of Source Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock issuable directly or indirectly upon exercise of the Company Stock Warrant, rounded to the nearest whole number of shares of Source Common Stock and (ii) the per share exercise price for the shares of Source Common Stock issuable upon exercise of such assumed Company Stock Warrant will equal the exercise price per share of Company Common Stock issuable directly or indirectly under such Company Stock Warrant divided by the Exchange Ratio, rounded to the nearest whole cent. No cash will be paid in lieu of fractional shares that are rounded down pursuant to this Section 3.3. Source shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Source Common Stock for delivery upon exercise of all Company Stock Warrants pursuant to the terms set forth in this Section 3.3.

(e) Prior to the Distribution, the Company shall issue the number of shares of Common Stock and Series A2 Preferred Stock set forth on Section 3.3(e) of the Company Disclosure Schedule to those Company stockholders identified therein pursuant to the Company’s obligations under Section 3.4 of the Contribution Agreement and Plan of Merger by and between the Company, the Principal Stockholder, DOD Merger Sub, Inc. and Digital On-Demand.

      3.4     Exchange of Certificates Evidencing Company Common Stock. The procedures for exchanging outstanding shares of the Company Common Stock pursuant to the Merger are as follows:

(a) As of the Effective Time, Source shall deposit, or shall cause to be deposited, with Source’s transfer agent, or with such other institution designated by Source as is reasonably satisfactory to the Company (the “EXCHANGE AGENT”), for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article III, certificates evidencing the shares of Source

Common Stock and cash in lieu of fractional shares (such cash and certificates for shares of Source Common Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the “EXCHANGE FUND”) to be issued pursuant to Section 3.2 hereof and paid pursuant to this Section 3.4 in exchange for outstanding shares of Company Common Stock.

(b) As soon as reasonably practicable after the Effective Time, Source shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (including shares of Company Common Stock issued upon conversion of the Company Preferred Stock immediately prior to the Effective Time) (i) a letter of transmittal in customary form which shall specify that delivery of such shares of Company Common Stock shall be effected, and risk of loss regarding and title to such shares of Company Common Stock shall pass, only upon delivery of the Certificates evidencing such shares to the Exchange Agent and (ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates evidencing shares of Source Common Stock and cash in lieu of fractional shares, if any, and any dividends and distributions payable thereon. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and such other documents as may be reasonably requested by the Exchange Agent, the holder of the shares evidenced by such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Source Common Stock and a check representing the amount of cash in lieu of fractional shares (after taking into account all Certificates surrendered by such holder), if any, and any dividends or distributions payable thereon pursuant to the provisions of this Article III (after giving effect to any withholding tax required by law to be withheld by Source) and the shares evidenced by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on cash in lieu of fractional shares or dividends or distributions payable to holders of shares of Company Common Stock. Certificates surrendered for exchange by any person constituting an “affiliate” of the Company for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Source has received an Affiliate Letter from such person.

(c) Notwithstanding any other provision of this Agreement to the contrary, each holder of shares of Company Common Stock converted pursuant to the Merger that would otherwise have been entitled to receive a fraction of a share of Source Common Stock (after taking into account all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby) shall, upon surrender of such holder’s Certificates, receive, in lieu of such fraction of a share, cash (without interest) in an amount equal to such fractional part of a share of Source Common Stock multiplied by the average of the closing sales prices of shares of Source Common Stock as reported by the Nasdaq National Market (“NASDAQ”) during the ten (10) consecutive trading days ending on and including the last trading day prior to the Effective Time.

(d) Dividends and other distributions declared after the Effective Time on Source Common Stock issued hereunder shall be paid to the holder surrendering a Certificate as contemplated hereby; provided, however, that no such dividends or other distributions so declared shall be paid in respect of any shares of Source Common Stock evidenced by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Source Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Source Common Stock and not yet paid, less the amount of any withholding taxes required by law to be withheld by Source.

(e) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Source Common Stock, together with a check for the cash to be paid in lieu of fractional shares and any dividends or distributions payable thereon, may be issued to the transferee thereof if the Certificate evidencing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If, after the Effective Time, Certificates are presented to the Surviving Entity, the Surviving Entity shall return such Certificates to the holder(s) thereof and shall require that such holder(s) comply with the procedures set forth in this Article III.

(f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Source Common Stock) that remains unclaimed by the former stockholders of the Company one (1) year after the Effective Time shall be returned to Source and any holder of Company Common Stock who has not previously complied with Article III shall thereafter look only to Source as a general unsecured creditor for payment of its claims for Source Common Stock, any cash in lieu of fractional shares of Source Common Stock and any dividends or distributions with respect thereto.

(g) None of Source, the Company, the Surviving Entity, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any shares or amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any Source Common Stock, and any cash payable to the holder of such Certificate or any dividends or distributions payable to the holder of such Certificate pursuant to this Article III would otherwise escheat to or become the property of any Governmental Authority), any such Source Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto.

(h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit with respect thereto by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Source or its transfer agent, the making of an indemnity and/or posting of a bond by such Person in such reasonable amount as Source may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate a certificate representing the shares of Source Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Source Common Stock in respect thereof, deliverable in respect thereof pursuant to this Agreement.

(i) Each of the Exchange Agent, Source and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of state, local or foreign tax law or any other applicable legal requirement. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would have otherwise have been delivered.

      3.5     Dissenter’s Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock, if any, issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL (a “DISSENTING STOCKHOLDER”) shall not be converted into the right to receive the Merger consideration provided in Section 3.2 hereof at or after the Effective Time, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder’s right to appraisal under the DGCL. A Dissenting Stockholder may receive payment of the fair value of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by such Dissenting Stockholder (“DISSENTING SHARES”) in accordance with the provisions of the DGCL, provided that such Dissenting Stockholder complies with Section 262 of the DGCL. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist and shall represent only the right to receive the fair value thereof in accordance with the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or otherwise loses such Dissenting Stockholder’s right to appraisal, such Dissenting Stockholder’s Dissenting Shares shall thereupon be treated as if they had been converted, as of the Effective Time, into the right to receive the Merger consideration set forth in Section 3.2 hereof. The Company shall give Source (a) prompt notice of any demands for appraisal, withdrawals of demands for appraisal and any other instruments served under the DGCL and (b) the opportunity to participate in all negotiations, proceedings or settlements with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with Source’s prior written consent, settle or offer to settle any such demands.

      3.6     Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Source Common Stock shall have been changed into a different number of shares or a different class as a result of the Reincorporation (as defined below), a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be proportionately adjusted.

      3.7     Distribution of Spinco Business. The parties intend for the Spinco Business of the Company to be spun off or otherwise distributed in its entirety to the stockholders of the Company. It is a condition to Source’s obligation to consummate the Merger that the Distribution be completed. The terms of the Distribution will be determined by the Company; provided, however, that Source’s consent shall be required in connection with any material deviation from the terms and conditions of the Distribution described in Appendix A and shall be required as to the final form and content of each of the agreements identified in Appendix A, which consent in either case shall not be unreasonably withheld.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SOURCE

      Except as set forth in the schedules delivered to the Company prior to or simultaneously with the execution hereof (collectively, the “SOURCE DISCLOSURE SCHEDULE”), Source represents and warrants to the Company that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date. The sections of the Source Disclosure Schedule setting forth exceptions to the representations and warranties contained in this Article IV are numbered and lettered to correspond to the applicable sections and subsections of this Article IV, and shall only qualify the corresponding sections or subsections of this Article IV and any other subsections of this Article IV to the extent the relevance of such disclosure to the other subsection or section is reasonably apparent on its face.

      4.1     Organization and Qualification. Each of Source and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Source is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have and would not reasonably be expected to result in a Source Material Adverse Effect. Source has delivered or made available to the Company a complete and accurate copy of the Articles of Incorporation and Bylaws, each as amended to date, of Source, all of which documents are in full force and effect.

      4.2     Capitalization.

      (a) The authorized capital stock of Source consists of 40,000,000 of Source Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share (“SOURCE PREFERRED STOCK”). Except as set forth in the Source SEC Reports, as of November 15, 2004 (i) 23,565,090 shares of Source Common Stock, were issued and outstanding, (ii) no shares of Source Preferred Stock were issued and outstanding and (iii) 100,000 shares of Source Common Stock and no shares of Source Preferred Stock were held in the treasury of Source. All outstanding shares of Source Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any preemptive or other similar rights.

      (b) Section 4.2(b) of the Source Disclosure Schedule sets forth a complete and accurate list, as of November 15, 2004, of all stock option plans or other share or equity-related plans of Source (the “SOURCE OPTION PLANS”), indicating for each Source Option Plan, as of the date of this Agreement, the number of shares of Source Common Stock issued to date under such plan, the number of shares of Source Common Stock subject to outstanding options under such plan (the “SOURCE OPTIONS”) and the number of shares of Source Common Stock reserved for future issuance under the plan.

      (c) Section 4.2(c) of the Source Disclosure Schedule sets forth a complete and accurate list, as of November 15, 2004, of each outstanding option issued other than pursuant to the Source Option Plans (the “SOURCE OFF-PLAN OPTIONS”) and each outstanding warrant to purchase shares of Source Common Stock (each a “SOURCE WARRANT”). Except pursuant to the Source Options, the Source Off-Plan Options and the Source Warrants, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of Source is authorized or outstanding, (ii) Source has no obligation (contingent or otherwise) to issue any capital stock, subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any of its shares any evidences of indebtedness or assets of Source, (iii) Source has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its shares or any interest therein or to pay any dividend or to make any other distribution in respect thereof and (iv) there are no outstanding or authorized share appreciation, phantom stock or similar rights with respect to Source. None of the outstanding options or rights or warrants (including any right of conversion or exchange under any outstanding security, instrument or other agreement) shall accelerate and vest in connection with the consummation of the transactions contemplated hereby or upon the actual or constructive termination of employment by Source following the transactions contemplated hereby.

      (d)(i) There are no agreements, written or oral, between Source or any Affiliate of Source and any holder of the securities of Source relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale or “drag-along” rights) or registration under the Securities Act (including any rights to include securities in the Registration Statement) with respect to the capital stock of Source, (ii) there are no proxies, voting rights or other agreements or understandings between Source or any Affiliate of Source and any holder of the securities of Source or, to Source’s knowledge, among the holders of securities of Source, with respect to the voting or transfer of the capital stock of Source, (iii) there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which Source is a party or by which it is bound with respect to the capital stock of Source, (iv) Source is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock and (v) there have been no shareholder proposals received for inclusion in the proxy statement for the next Source annual shareholder meeting. The Merger and the transactions contemplated by this Agreement will not have the effect of increasing the number of shares of Source capital stock issuable pursuant to any unexercised options, warrants, convertible securities or other rights to acquire Source capital stock.

      (e) All outstanding shares of Source are, and all shares of Source Common Stock subject to issuance as specified in Article III above will be upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and free of preemptive or other similar rights.

      4.3     Subsidiaries. Source does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Subsidiary of Source (including Merger Sub) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and each Subsidiary of Source is qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in such good standing will not have or could not reasonably be expected to have, when taken together with all other such failures, a Source Material Adverse Effect. All outstanding shares of capital stock and other equity securities or interest of each Subsidiary of Source are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by

Source or another of its Subsidiaries, free and clear of any and all security interests, liens, claims, pledges, agreements, limitations in Source’s voting rights, charges or other encumbrances of any nature, except for restrictions imposed by applicable securities laws. Source is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any of its Subsidiaries. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Source or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Source. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Source. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Source. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has no material liabilities and has conducted its operations only as contemplated by this Agreement.

      4.4     Power and Authority; Non-Contravention; Government Approvals.

      (a) Power and Authority. The execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement by Source and the Merger Sub have been duly and validly authorized by all necessary corporate action on the part of each of Source and Merger Sub, subject only to (x) the required receipt of Source Stockholder Approval (as defined below), and (y) the filing and recordation of the Certificate of Merger as required by the DGCL and the LLC Act. Without limiting the generality of the foregoing, the Source Board, at a meeting duly called and held (and not subsequently rescinded or modified in any way) and by the vote of directors (i) determined that the Merger is fair to, advisable and in the best interests of Source and its stockholders, (ii) approved (A) this Agreement in accordance with the provisions of the GBCLM (as defined below) and (B) the filing and recordation of the Certificate of Merger, (iii) approved the issuance of Source Common Stock in the Merger, (iv) approved the Reincorporation and the Reincorporation Filings (each as defined in Section 6.5 below), (v) approved the other transactions contemplated by this Agreement and (vi) directed that the Source Voting Proposal be submitted to the stockholders of Source for their approval and resolved to recommend that the stockholders of Source vote in favor of the Source Voting Proposal. Assuming this Agreement constitutes the valid and legally binding obligation of the Company, this Agreement constitutes the valid and legally binding obligation of Source and Merger Sub, enforceable against Source and Merger Sub in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, (1) “SOURCE VOTING PROPOSAL” shall mean, collectively, the proposal for approval of: (i) the issuance of the Source Common Stock in the Merger (the “SHARE ISSUANCE”) and the other transactions contemplated hereby and (ii) an amendment to Source’s Articles of Incorporation which shall, among other things, increase the authorized shares of Source Common Stock from 40,000,000 to 100,000,000 (the “ARTICLES AMENDMENT”) and (2) “SOURCE STOCKHOLDER APPROVAL” shall mean the approval of the Source Voting Proposal by the requisite vote of Source’s stockholders under Source’s Articles of Incorporation, the rules of the Nasdaq Stock Market, Inc., the General Business and Corporation Law of Missouri (the “GBCLM”) and other applicable laws.

      (b) Non-Contravention. Subject to obtaining Source Stockholder Approval and compliance with the requirements specified in Section 4.4(c), the execution and delivery by each of Source and Merger Sub of the Transaction Documents to which it is a party, the performance by each of Source and Merger Sub of its obligations under such Transaction Documents and the consummation by each of Source and Merger Sub of the transactions contemplated by such Transaction Documents shall not: (i) conflict with, or result in a violation or breach of, any provision of the articles of incorporation, bylaws, limited liability company agreement or certificate of formation, as applicable, thereof, (ii), conflict with, or result in a violation or breach of, any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or any arbitration award which is applicable to, binding upon or enforceable against Source or Merger Sub, as the case may be, (iii) constitute a default (or an event that with notice or lapse of time, or both would reasonably be expected to become a default or give rise to a right of termination, cancellation or acceleration of any obligation or loss of material benefit) under, or require a consent or waiver under, any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, employment agreement, instrument or legally binding undertaking material to the business, assets, properties or operations of Source or Merger Sub, as the case may be, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets thereof, except in each of the cases of (ii) through (iv) for any such contravention, violation, conflict, breach, default, event or Lien that would not have, individually or in the aggregate, a Source Material Adverse Effect. Section 4.4(b) of the Source Disclosure Letter lists all consents, waivers and approvals under any of Source’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to Source or the Surviving Entity as a result of the Merger.

      (c) Government Approvals. No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Source or the consummation by Source of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger and the appropriate documents with the relevant authorities of other states or jurisdictions in which Source and Merger Sub are qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any comparable foreign filings or approvals, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the declaration of the effectiveness thereof by the SEC, (iv) the filing of the Proxy Statement/ Prospectus with the SEC in accordance with the Exchange Act, (v) the filing of such reports, schedules or materials under Section 13 or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (vi) such declarations, filings, registrations, notices, authorizations, consents or approvals as may be required under applicable federal, foreign and state securities (“BLUE SKY”) laws, (vii) the filing of the Nasdaq Notification Form: Listing of Additional Shares with respect to Nasdaq, (viii) the filing of the Reincorporation Filings in connection with the Reincorporation, and (ix) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not have a Source Material Adverse Effect.

      (d) Required Vote. The affirmative votes for adoption of the Source Voting Proposal by, (i) in the case of the Share Issuance, the holders of a majority of the votes cast on the Share Issuance and (ii) in the case of the Articles Amendment, the holders of a majority of the outstanding shares of Source Common Stock on the record date for the meeting of Source’s stockholders to consider the Source Voting Proposal (the “SOURCE MEETING”) are the only votes of the holders of any class or series of Source capital stock or other securities necessary to adopt this Agreement and for consummation by Source of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of Source having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Source may vote.

      4.5     Reports and Financial Statements; Information Provided.

      (a) Since January 1, 2001, Source has filed or otherwise furnished with the SEC all forms, registration statements, prospectuses, proxy statements, schedules and reports required to be filed by it with or to the SEC under each of the Securities Act and the Exchange Act (together with all forms, statements, reports and documents which shall be filed subsequent to the date hereof up to the Closing, being referred to herein, collectively, the “SOURCE SEC REPORTS”). As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Source SEC Reports including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Source SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Source’s Subsidiaries is, and none of Source’s Subsidiaries at any time since January 1, 2001 has been, required to file or otherwise furnish any form, report, registration statement or prospectus with or to the SEC.

      (b) Each of the consolidated financial statements included in the Source SEC Reports, together with the notes and schedules related thereto (collectively, the “SOURCE FINANCIAL STATEMENTS”), as of their respective dates (or if amended or supplemented in a Source SEC Report filed prior to the date of this Agreement, as of the date amended or supplemented), (i) complied in all material respects with the applicable accounting requirements as set forth in the published rules and regulations of the SEC, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Source and its Subsidiaries as of the respective dates of the balance sheets included therein and the results of operations and changes in financial position for the respective periods indicated, except that the unaudited interim financial statements are subject to lack of footnotes and normal and recurring year-end adjustments and any other adjustments described therein not material in amount.

      (c) Each of Source and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Source in accordance with GAAP and to maintain accountability for Source’s consolidated assets; (iii) access to Source’s assets is permitted only in accordance with management’s authorization, (iv) the reporting of Source’s assets is compared with existing assets at regular intervals; (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis and (vi) there are adequate procedures regarding prevention or timely detection of unauthorized acquisition, use or disposition of Source’s assets. As of the date of this Agreement, (i) there are no significant deficiencies in the design or operation of Source’s internal controls over financial reporting which could adversely affect in any material respect Source’s ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting and (ii) there has been no fraud, whether or not material, that involved management or other employees of Source or any of its Subsidiaries who have a significant role in Source’s internal controls over financial reporting.

      (d) The information to be supplied by or on behalf of Source for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed by Source pursuant to which shares of Source Common Stock issuable in connection with the Merger shall be registered under the Securities Act (the “REGISTRATION STATEMENT”), shall not at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of Source for inclusion in the proxy statement/ prospectus (the “PROXY STATEMENT/ PROSPECTUS”) to be sent to the stockholders of Source in connection with the Source Meeting and to stockholders of the Company in connection with the Company Meeting (as defined in Section 5.4(d) hereof) (or the solicitation of the stockholders of the Company seeking written consent of the Company Voting Proposal), shall not, on the date the Proxy Statement/ Prospectus is first mailed to stockholders of Source and the Company, or at the time of the Source Meeting, the Company Meeting (or the solicitation of the stockholders of the Company seeking written consent of the Company Voting Proposal) or as of the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/ Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Source Meeting or the Company Meeting (or the solicitation of the stockholders of the Company seeking written consent of the Company Voting Proposal) which has become false or misleading. If at any time prior to the Effective Time, any fact or event relating to Source or any of its Affiliates should be discovered by Source or should occur which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, Source shall promptly inform the Company of such fact or event. Notwithstanding anything to the contrary, Source makes no representation or warranty with respect to the information to be supplied by or on behalf of the Company for inclusion in the Registration Statement or the Proxy Statement/ Prospectus.

      (e) Source has implemented such programs and has taken such steps it believes are reasonably necessary to provide for its upcoming compliance (not later than the relevant statutory and regulatory deadline therefore) with all provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) that shall become applicable to Source and has not received, orally or in writing, any notification that its auditor believes that management will not likely be able to complete its assessment before the reporting deadline, or if completed, that it will not likely be completed in sufficient time for the auditor to complete its assessment.

      4.6     Absence of Undisclosed Liabilities. Neither Source nor any of its Subsidiaries have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which individually or in the aggregate are reasonably likely to have a Source Material Adverse Effect, other than (i) liabilities disclosed in or reserved for in the Source Financial Statements, (ii) liabilities incurred since February 1, 2004 in the ordinary course of business consistent with past practice and (iii) liabilities under this Agreement for fees and expenses of professional advisors incurred in connection with the transactions contemplated hereby.

      4.7     Absence of Certain Changes or Events. Since February 1, 2004, neither Source nor any of its Subsidiaries has (a) issued any capital stock or other securities, except pursuant to the exercise of outstanding options or warrants; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities except for repurchase from employees following their termination pursuant to the terms of agreements existing prior to February 1, 2004; (c) paid any bonus to or increased the rate of fringe benefits or other compensation payable to its officers, members of its board of directors or employees, except in the ordinary course of business and consistent with past practice, or amended any other terms of employment of its officers or members of its board of directors; (d) sold, leased or transferred any of its material properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures individually in excess of $100,000 other than in the ordinary course of business consistent with past practice; (f) suffered any theft, damage, destruction or casualty or loss, not covered by insurance and for which a timely claim was filed, or any extraordinary loss regardless of insurance coverage or filed claims, in excess of $250,000 in the aggregate; (g) waived, canceled, compromised or released any material rights having a value in excess of $250,000 in the aggregate; (h) made or adopted any material change in its accounting methods, practices or policies (including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve) other than changes required by GAAP or applicable law; (i) terminated, amended or modified any plan or agreement involving an amount in excess of $250,000 other than renewals or extensions of expired or expiring contracts in the ordinary course of business; (j) delayed paying any material accounts payable which are due and payable except to the extent being contested in good faith; (k) made or pledged any charitable contribution in excess of $50,000; (l) entered into any transaction which would reasonably be expected to have a Source Material Adverse Effect; (m) entered into any currently effective arrangement providing for severance, termination or change of control benefits individually in excess of $100,000, or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence (either alone or upon the occurrence of additional events) of termination of employment following a transaction involving Source of the nature contemplated by this Agreement; or (n) agreed to do or authorized any of the foregoing.

      4.8     Litigation. Neither Source nor any of its Subsidiaries (including Merger Sub) (a) is subject to any outstanding judgment, order, decree, injunction, ruling or charge or (b) is a party or, to Source’s knowledge, threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, which would reasonably be expected to result in material damages or any material injunctive relief against Source or any of its Subsidiaries.

      4.9     No Violation of Law; Licenses, Permits and Registrations. Neither Source nor any of its Subsidiaries (including Merger Sub) is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (other than matters related to the environment) of any Governmental Authority, except for violations which would not reasonably be expected to have a Source Material Adverse Effect. To the knowledge of Source, no material investigation or review by any Governmental Authority is pending or threatened involving Source or its Subsidiaries (including Merger Sub). Each of Source and each of its Subsidiaries (including Merger Sub) has all permits, licenses, approvals and authorizations of, and registrations with and under, all federal, state, local and foreign laws, and from all applicable Governmental Authorities, required thereby to carry on its businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations would not reasonably be expected to have a Source Material Adverse Effect.

      4.10     Taxes.

      (a) Source and its Subsidiaries have timely filed all income Tax Returns and all other material Tax Returns that each was required to file. Each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and correct in all material respects. All Taxes due and payable by or with respect to Source and its Subsidiaries have been paid or are accrued or reserved on the balance sheet included in the Source Financial Statements whether asserted or unasserted, contingent or otherwise. Neither Source nor any of its Subsidiaries have any liability for Taxes that is materially in excess of the amount reserved on its July 31, 2004 unaudited balance sheet, or any more recent balance sheet. Each of Source and its Subsidiaries has withheld and paid all Taxes to the appropriate Governmental Authorities required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. With respect to each taxable period of Source and its Subsidiaries: (a) no deficiency or proposed adjustment has been asserted or assessed by any taxing authority against Source or its Subsidiaries, (b) neither Source nor any of its Subsidiaries has executed any waiver of any statute of limitations or consented to extend the time in which any Taxes may be assessed or collected by any taxing authority, (c) neither Source nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return, (d) no audit or other examination of any Tax Return is presently in progress nor has Source been notified of any request for such an audit or other examination, (e) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, or pending or, to the knowledge of Source, threatened against or with respect to Source or any of its Subsidiaries regarding Taxes and (f) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Source or any of its Subsidiaries, and Source has no knowledge of any basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in a Lien upon the assets of Source or any of its Subsidiaries.

      (b) Neither Source nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither Source nor any of its Subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Source or any of its Subsidiaries that (i) requires Source or any of its Subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Source or any of its Subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Source or any of its Subsidiaries, from any other person, in each case other than with respect to each other.

      (c) Neither Source nor any of its Subsidiaries has agreed to or is required to make any adjustments pursuant to Sections 263A or 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Source or any of its Subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of Source or any of its Subsidiaries.

      (d) Neither Source nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable ruling of other Governmental Authorities.

      (e) Neither Source nor any of its Subsidiaries is or has been a party to any joint venture, partnership, or other agreement that would be treated as a partnership for U.S. federal income tax purposes.

      (f) Except for the group for which Source is presently a member, Source has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and none of Source’s Subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law), except where Source was the common parent corporation of such affiliated group.

      (g) Neither Source nor any of its Subsidiaries has any liability for the Taxes of any person other than any of Source or its Subsidiaries, under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (h) As of the Effective Time, there will not be any contract, agreement, plan or arrangement covering any employee or former employee of Source or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

      (i) Source and all of its Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or non-U.S. government and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

      (j) Each of Source and its Subsidiaries is and has at all times been resident for Tax purposes in their respective place of incorporation or formation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement).

      (k) Neither Source nor any of its Subsidiaries has engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

      4.11     Labor and Employment Matters. Neither Source nor any of its Subsidiaries is now, or has been in the past five years, or is in current negotiations to be, a party to or bound by any collective bargaining agreement or any other agreement with a labor union; and, to the knowledge of Source, there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of Source or any of its Subsidiaries into one or more collective bargaining units. There is no pending or, to the knowledge of Source, threatened labor, strike or work stoppage. None of Source, its Subsidiaries or, to the knowledge of Source, any agent, representative or employee thereof has, within the last 24 months, committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of Source, threatened charge or complaint against Source or any of its Subsidiaries by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving the employees of Source or any of its Subsidiaries during the 24 months prior to the date hereof. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Source, threatened relating to any labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Source Material Adverse Effect. Each of Source and its Subsidiaries (i) has complied in all material respects with applicable laws, rules and regulations relating to employment, employment practices, wages and hours, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended, (ii) has withheld all amounts required by law or agreement to be withheld from the wages, salaries or other payments to its employees, except as would not result in material liability to Source, (iii) is not liable for any arrears of wages or other taxes or any penalty for failure to comply with any of the foregoing, except as would not result in material liability to Source, (iv) has not incurred any material liability or material obligations under the Worker Adjustment and Retraining Notification Act or any similar state law which remains unsatisfied and (v) is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to employment insurance benefits or other benefits or obligations for such Persons (other than routine payments to be made in the normal course of business and consistent with past practices). There are no pending, or to Source’s knowledge, threatened claims or actions against Source under any worker’s compensation policy or long-term disability policy that would result in a material liability to Source. Neither Source nor Source ERISA Affiliate has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not result in material liability to Source.

      4.12     Employee Benefit Plans.

      (a) Section 4.12 of the Source Disclosure Schedule contains an accurate and complete list of each material Source Employee Benefit Plan and each material Source Employee Agreement. Neither Source nor any Source ERISA Affiliate has any plan or commitment to establish any new Source Employee Benefit Plan or Source Employee Agreement, to modify any Source Employee Benefit Plan or Source Employee Agreement (except to the extent required by law or to conform any such Source Employee Benefit Plan or Source Employee Agreement to the requirements of any applicable law), or to adopt or enter into any Source Employee Benefit Plan or Source Employee Agreement.

      (b) To the extent that each item pertains to Source and its ERISA Affiliates, Source has made available to the Company correct and complete copies of: (i) all documents embodying each material Source Employee Benefit Plan and each material Source Employee Agreement including (without limitation) all material amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Source Employee Benefit Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Source Employee Benefit Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Source Employee Benefit Plan; (iv) if the Source Employee Benefit Plan is funded, the most recent annual and periodic accounting of Source Employee Benefit Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Source Employee Benefit Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material communications to any Employee or Employees relating to any Source Employee Benefit Plan and any proposed Source Employee Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Source; (viii) all material correspondence to or from any governmental agency relating to any Source Employee Benefit Plan (other than routine correspondence that would not reasonably be expected to result in liability to Source); (ix) all standard COBRA forms and related notices (or such forms and notices as required under comparable law); and (x) the three (3) most recent plan years discrimination tests for each Source Employee Benefit Plan.

      (c) Source and the Source ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Source Employee Benefit Plan, and each Source Employee Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Source does not now, nor has it ever established or maintained any International Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of Source or any Source ERISA Affiliates, threatened (other than routine claims for benefits) against any Source Employee Benefit Plan or against the assets of any Source Employee Benefit Plan. Each Source Employee Benefit Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Source or any Source ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Source or any Source ERISA Affiliates, threatened by the IRS or DOL, or any other governmental entity with respect to any Source Employee Benefit Plan. Source and each Source ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Employee Benefit Plan, except as would not have a Source Material Adverse Effect. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Source Employee Benefit Plans have been, in all material respects, timely made or accrued. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Source Employee Benefit Plan.

      (d) Each of Source’s Source Employee Benefit Plans intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has, since January 1, 2001, obtained a favorable determination, notification, and advisory and/or opinion letter, as applicable, as to its qualified status from the IRS. For each Source Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or, to the knowledge of Source, is reasonably likely to adversely affect such qualified status.

      (e) Neither Source nor any Source ERISA Affiliate (including any person or entity that was a Source ERISA Affiliate in the past) has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan or (iii) any plan described in Section 413 of the Code or a “multiple employer plan” as defined in ERISA or the Code. Neither Source nor any Source ERISA Affiliate is subject to any penalty or tax with respect to any Source Employee Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

      (f) None of the Source Employee Benefit Plans or Source Employee Agreements provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Source nor any Source ERISA Affiliate has incurred any commitment or obligation to provide any Person with post-termination or retiree welfare benefits, except to the extent required by statute.

      (g) Neither Source nor any Source ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees. No Source Employee Benefit Plan provides health benefits that are not fully insured through an insurance contract and neither Source nor any Source ERISA Affiliate maintains a “funded welfare plan” within the meaning of Section 419 of the Code.

      (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Source Employee Benefit Plan, Source Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of Source or any Source ERISA Affiliate.

      (i) No payment or benefit which has been, will be or may be made by Source or the Source ERISA Affiliates in connection with this transaction (either alone or upon the occurrence of additional or subsequent events) with respect to any Source or Source ERISA Affiliate employee will be, or could reasonably be expected to be, characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code (“SECTION 280G PAYMENTS”). There is no contract, agreement, plan or arrangement to which Source or any Source ERISA Affiliates is a party or by which it is bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code as a result of this transaction (either alone or upon the occurrence of additional or subsequent events).

      4.13     Compliance with Environmental Laws.

      (a) Source is and, to Source’s knowledge has at all times been, in compliance with all Environmental Laws and Permits governing its business, operations, properties and assets except failures to be in compliance that would not cause a Source Material Adverse Effect.

      (b) There are no currently outstanding noncompliance orders, consent orders or decrees, warnings, information requests, notices of potential liability, letters or notices of violations (collectively, “NOTICES”) or claims, suits, actions, judgments, penalties, fines or administrative or judicial investigations or proceedings (collectively, “PROCEEDINGS”) pending or, to the knowledge of Source, threatened against or involving Source, by any Governmental Authority or third party with respect to any Environmental Laws or Permits.

      (c) Source has not Discharged or disposed of, nor has it allowed or arranged for any third party to Discharge or dispose of, Hazardous Substances to, at or upon: (i) any real property currently or previously owned, leased or operated by Source or (ii) any site which, pursuant to any Environmental Laws, has been placed or has been proposed to be placed on the Superfund National Priorities List or its state equivalent by a Governmental Authority and for which Source has received: (x) a request for information or notice that it may be a “potentially responsible party” at the site from a Governmental Authority, or (y) notice of a contribution action or threatened contribution action against it from a third party to recover response costs at the site.

      (d) Source does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now, nor to Source’s knowledge have there ever been, any Underground Storage Tanks beneath, or any Aboveground Storage Tanks on, any real property currently or previously owned, leased or operated by Source.

      (e) Section 4.13 of the Source Disclosure Schedule identifies (i) all environmental audits and assessments from the past three years undertaken by Source or its agents or, to the knowledge of Source, undertaken by any Governmental Authority, relating to or affecting Source or any real property currently or previously owned, leased or operated by Source; and (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by Source or its agents or, to the knowledge of Source, undertaken by any Governmental Authority, relating to or affecting Source or any real property currently or previously owned, leased or operated by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws. Source has provided to the Company copies of all material written communications between Source and any Governmental Authority arising under or related to Environmental Laws.

      (f) For purposes of this Section 4.13 and Section 5.13 below, the following terms shall have the meanings ascribed to them below:

“Aboveground Storage Tank” shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing aboveground storage tanks.

“Discharge” means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any environmental medium, including without limitation, groundwater, surface water, soil, sediments or air.

“Environmental Laws” means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, consent orders and agreements, plans, court orders, judgments, injunctions, decrees, consent decrees, or similar laws of foreign jurisdictions where Source conducts business, currently in existence any of which govern (or purport to govern) or relate to pollution, protection of the environment, natural resources, public health and safety, air emissions, water discharges, hazardous or toxic substances, or solid or hazardous waste, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, consent orders and agreements, plans, court orders, judgments, injunctions, decrees, consent decrees, or interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund

Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively, “RCRA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); and the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.

“Hazardous Substances” means any substance which constitutes, in whole or in part, a pollutant, contaminant, or toxic or hazardous substance or waste under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any Environmental Law. “HAZARDOUS SUBSTANCES” specifically includes, but is not limited to, asbestos, polychlorinated biphenyls (“PCBs”), petroleum and petroleum-based derivatives, and urea formaldehyde.

“Permits” means all permits, licenses, certificates, registrations, or other approvals by a Governmental Authority issues or required under any Environmental Law.

“Underground Storage Tank” shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing underground storage tanks.

      4.14     Real Estate.

      (a) Section 4.14(a) of the Source Disclosure Schedule lists all real property owned by Source and its Subsidiaries (the “SOURCE OWNED REAL PROPERTY”). Source, or its Subsidiaries as the case may be, has good, marketable, and insurable title to the Source Owned Real Property, free and clear of any Lien (excluding any mortgage or deed of trust that has been previously disclosed to the Company and reflected on the financial statements of Source and its Subsidiaries) that would materially and adversely interfere with its present use.

      (b) With respect to the Source Owned Real Property: (i) there are no material leases, subleases, licenses, concessions or other material agreements or arrangements, written or oral, granting to any party or parties the right of use or occupancy of any material portion of the parcel of such Source Owned Real Property except in favor of Source and its Subsidiaries; (ii) there are no outstanding options or rights of first refusal to purchase such Source Owned Real Property, or any material portion thereof or material interest therein; and (iii) there are no parties (other than Source and its Subsidiaries) in possession of a material portion of such Source Owned Real Property.

      (c) The leases, subleases and similar agreements and all amendments thereto under which Source or any of its Subsidiaries lease real property (each, a “SOURCE REAL PROPERTY LEASE”) are in full force and effect, and have not been amended (except as disclosed to the Company as set forth above) and neither Source nor, to the knowledge of Source, any other party thereto is in material default or material breach thereunder. To Source’s knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or material default by Source under any of such Source Real Property Leases and, to Source’s knowledge, there is no material breach by any other party to the Source Real Property Leases. With respect to each piece of real property leased by Source and its Subsidiaries (the “SOURCE LEASED PREMISES” and together with the Source Owned Property, the “SOURCE REAL PROPERTY”), Source, to Source’s knowledge, has valid and enforceable leasehold interests therein. Source, or its Subsidiaries as the case may be, has good, marketable, and insurable leasehold interests to the Source Leased Premises, free and clear of any Lien (excluding any mortgage or deed of trust that has been previously disclosed to the Company and reflected on the financial statements of Source and its Subsidiaries) that would materially and adversely interfere with its present use.

      (d) With respect to the Source Real Property, to Source’s knowledge: (i) such Source Real Property is in good condition and repair, normal wear and tear excepted, and (ii) Source has not received notice of (A) any condemnation proceeding with respect to any portion of such Source Real Property or any access thereto and, to the knowledge of Source, no such proceeding has been commenced by any Governmental

Authority or (B) any special assessment which may affect such Source Real Property and, to the knowledge of Source, no such special assessment has been commenced by any Governmental Authority.

      4.15     Good Title to and Condition of Assets.

      (a) Each of Source and its Subsidiaries has good and valid title to all of its material Source Assets (as such term is hereinafter defined), free and clear of any Liens except for (a) Liens reflected in the Source Financial Statements, (b) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (c) zoning, building and land use laws imposed by any Governmental Entity, (d) mechanics’, carriers’, workmen’s, repairmen’s, statutory or common law liens being contested in good faith, and (e) other title defects, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not and would not reasonably be expected to have a Source Material Adverse Effect. The Source Assets and the Source Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Source and each of the Subsidiaries in the manner in which and to the extent to which such business is currently being conducted. For purposes of this Agreement, the term “SOURCE ASSETS” means all of the properties and assets of Source and the Subsidiaries which are reflected in the Source Financial Statements or acquired after the date of the Source Financial Statements (except assets or properties sold or otherwise disposed of in the ordinary course of business since such date or as otherwise disclosed or permitted by this Agreement), other than the Source Leased Premises, whether personal or mixed, tangible or intangible, and wherever located.

      (b) The Source Fixed Assets (as such term is hereinafter defined) currently in use or necessary for the business and operations of Source and each of the Subsidiaries are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term “SOURCE FIXED ASSETS” means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used, leased or owned by Source or the Subsidiaries (except assets sold or otherwise disposed of in the ordinary course of business or as otherwise disclosed or permitted by the Agreement).

      4.16     Insurance. Each of the insurance policies maintained by Source and its Subsidiaries (collectively, the “SOURCE INSURANCE POLICIES”) are in full force and effect, and all premiums due thereon have been paid when due, and no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. As of the Closing, each of the Source Insurance Policies will be in full force and effect. None of the Source Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Section 4.16 of the Source Disclosure Schedule sets forth a description of any pending claim under any Source Insurance Policy, or any insurance policy previously in effect, for an amount in excess of $100,000 that relates to loss or damage to the properties, assets or business of Source.

      4.17     Relationships with Customers and Suppliers; Affiliated Transactions. No current customer of Source or any of its Subsidiaries that was responsible for five percent or more of Source’s revenue during Source’s last full fiscal year has, to the knowledge of Source, threatened to terminate its business relationship with, or materially decrease purchasing products or services from, Source or any of its Subsidiaries for any reason. No current supplier or vendor of Source or any of its Subsidiaries that was responsible for five percent or more of Source’s purchases during Source’s last full fiscal year has, to the knowledge of Source, threatened to terminate its business relationship with, or materially decrease sales of products or services to, Source or any of its Subsidiaries for any reason. Neither Source nor any of its Subsidiaries has any direct or indirect interest in any customer, supplier or competitor of Source or such Subsidiary, or in any Person from whom or to whom Source or such Subsidiary leases real or personal property. No officer, director or stockholder of Source or any of its Subsidiaries, nor any Person related by blood or marriage to any such officer, director or stockholder, nor any entity in which any such officer, director or stockholder owns any beneficial interest, is a party to any agreement or transaction with Source or any such Subsidiary or has any interest in any property used by Source or any such Subsidiary.

      4.18     Names; Prior Acquisitions. All names under which Source and each of its Subsidiaries does business, as of the date hereof, are specified in Section 4.18 of the Source Disclosure Schedule. Neither

Source nor any of its Subsidiaries has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

      4.19     Material Contracts.

      (a) The following agreements, contracts and commitments to which the Source or any of its Subsidiaries is a party or is bound are referred to herein, collectively, as the “SOURCE MATERIAL CONTRACTS”:

(i) the material contracts (as defined in Item 601(b)(10) of Regulation S-K of the SEC rules) set forth in the Source SEC Reports;

(ii) any employment, consulting, severance or change of control agreement, contract or commitment with any executive officer or member of the Source Board, other than those that are terminable by Source or any of its Subsidiaries on no more than thirty (30) days’ notice without liability or financial obligation to Source;

(iii) any agreement or plan, including (without limitation) any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence (alone or in connection with additional or subsequent events) of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iv) any agreement of indemnification or any guaranty other than, in either case, as entered into in the ordinary course of business;

(v) any agreement, contract or commitment containing any covenant limiting in any respect the right of Source or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

(vi) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Source or any of its Subsidiaries after the date of this Agreement of assets in excess of $250,000 not in the ordinary course of business or pursuant to which Source or any of its Subsidiaries has any material ownership interest in any corporation, partnership, limited liability company, joint venture or other business enterprise other than Source’s Subsidiaries;

(vii) any dealer, distributor, joint marketing or development agreement currently in force under which Source or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of thirty (30) days or less, or any material agreement pursuant to which Source or any of its Subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Source or any of its Subsidiaries and which may not be canceled without penalty upon notice of thirty (30) days or less;

(viii) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any product or service of Source or any of its Subsidiaries or any material agreement, contract or commitment currently in force to sell or distribute any products or services of Source or any of its Subsidiaries, including any material agreement, contract or commitment related to any Intellectual Property owned by Source or any of its Subsidiaries, except agreements with distributors or sales representative in the ordinary course of business cancelable without penalty upon notice of thirty (30) days or less and substantially in the form previously provided to the Company;

(ix) any mortgage, indenture, guarantee, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of business;

(x) any material settlement agreement entered into during the five-year period preceding the date hereof or that was not fully performed prior to the date of the Source Financial Statements; or

(xi) any other agreement, contract or commitment (i) in connection with or pursuant to which Source or any of its Subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $250,000 during the current calendar year or during the next calendar year and (ii) the termination, expiration or loss of the other contracting party’s performance of which would reasonably be expected to have a Source Material Adverse Effect.

      (b) Neither Source nor, to Source’s knowledge, any other Person thereto has, materially violated or breached, or declared or committed any material default under, any Source Material Contract. No event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time) (A) result in a violation or breach of any of the material provisions of any Source Material Contract by Source, (B) give to Source, nor to the knowledge of Source, any other Person thereto the right to accelerate the maturity of any material matters in the performance of any Source Material Contract, or (C) give to Source nor, to the knowledge of Source, any other Person thereto the right to cancel, terminate or modify any Source Material Contract. Source and/or its Subsidiaries have not received any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, default under, termination of, or any other material change to, any Source Material Contract. Source and/or its Subsidiaries have not waived any material right under any Source Material Contract.

      4.20     Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Source or any of its Subsidiaries is a party or otherwise binding upon Source which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Source, any acquisition of property (tangible or intangible) by Source or the conduct of business by Source.

      4.21     Intellectual Property.

      (a) For purposes of this Section 4.21, the following definitions shall apply:

(i) “Registered Source Intellectual Property” means (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trademarks; (C) registered copyrights and applications for copyright registration; (D) internet domain name registrations; and (E) any other Source Intellectual Property that is owned by or exclusively licensed by Source that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority;

(ii) “Source Intellectual Property” means the Intellectual Property owned by, developed by or filed in the name of, Source or any Subsidiary thereof, whether U.S. or foreign; and

(iii) “Source Intellectual Property Contracts” means all contracts, licenses, sublicenses and agreements: (A) with respect to any of Source Intellectual Property licensed or offered by Source or any of its Subsidiaries to any third party or (B) pursuant to which a third party has licensed or transferred any Intellectual Property to Source or any of its Subsidiaries (other than contracts, licenses or agreements relating to generally massed produced and commercially available software).

      (b) All of the Source Intellectual Property Contracts are in full force and effect except where the failure would not have a Source Material Adverse Effect. Source and its Subsidiaries are in material compliance with, and has not breached any term of, any of the Source Intellectual Property Contracts and, to the knowledge of Source, all other parties to the Source Intellectual Property Contracts are in compliance with, and have not breached any terms of such Source Intellectual Property Contracts.

      (c) Source has all right, title and interest to each item of Source Intellectual Property purported to be owned by it, including all Registered Source Intellectual Property, free and clear of any Liens. Source Intellectual Property constitutes all of the intellectual property necessary to conduct the business of Source and its Subsidiaries as currently contemplated to be conducted by Source.

      (d) Except pursuant to end-user licenses entered into by Source in the ordinary course of business, (i) Source has the lawful and exclusive right to use all of Source Intellectual Property and (ii) no Person

(other than Source and its Subsidiaries) has any right to use any of Source Intellectual Property nor has Source granted to any Person or authorized any Person to retain any rights in Source Intellectual Property.

      (e) Neither the use (including, without limitation, any transmission, reproduction, use, display or modification (including, framing and linking web site content)) of Source Intellectual Property by Source, nor the operation of Source’s business as currently conducted has, does or will infringe upon, misappropriate or violate the proprietary or other rights of any other Person. To Source’s knowledge, no Person is infringing upon, misappropriating or violating any of Source Intellectual Property.

      (f) No Source Intellectual Property, or product of Source using or embodying Source Intellectual Property, is subject to any proceedings or outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by Source, or which may affect the validity or enforceability of any Intellectual Property. There is no claim, suit, action or proceeding pending or, to the knowledge of Source, threatened against Source or any of its Subsidiaries (i) alleging any such conflict, infringement or violation with any other Person’s proprietary rights or (ii) challenging such Source’s ownership or use of, or the validity or enforceability of any Source Intellectual Property owned or used by Source.

      (g) To Source’s knowledge, (i) no other Person asserts ownership rights in any of the Intellectual Property owned by Source or any of its Subsidiaries, and (ii) no other Person claims that the use by Source or any of its Subsidiaries of any Intellectual Property infringes any right of any third party.

      (h) Each of Source and its Subsidiaries has taken reasonable steps to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided thereto. Without limiting the generality of the foregoing, each of Source and its Subsidiaries has and enforces a policy requiring each employee and contractor with access to Intellectual Property of Source or such Subsidiaries to execute a proprietary information/ confidentiality agreement substantially in Source’s standard form as then in effect and all current and former employees and contractors of Source and each such Subsidiary have executed such an agreement. To Source’s knowledge, (i) none of Source Intellectual Property has been used, disclosed or appropriated to the detriment of Source for the benefit of any Person other than Source or its Subsidiaries, and (ii) no employee, independent contractor or agent of Source has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of Source.

      4.22     Records of Source. The minute books for Source and its Subsidiaries made available to the Company for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the stockholders and directors, and any committees thereof, of Source or its Subsidiaries, as the case may be, taken by written consent or at a meeting since incorporation of Source or its Subsidiaries, as the case may be. All material corporate actions taken by Source have been duly authorized or ratified. All accounts, books, ledgers and official and other records of Source and its Subsidiaries have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

      4.23     Brokers and Finders. Except with respect to Jefferies & Company, Inc. (“JEFFERIES”), whose fees are set forth in Section 4.23 of the Source Disclosure Schedule, (a) Source has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Source to pay any finder’s fees, brokerage or agent commissions or other similar payments in connection with the transactions contemplated hereby and (b) there is no claim for payment by Source of any investment banking fees, finder’s fees, brokerage or agent commissions or other similar payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      4.24     Opinion of Financial Advisor. Source has received the written opinion of Jefferies dated the date of this Agreement, to the effect that, as of the date hereof, the Exchange Ratio is fair to Source from a financial point of view.

      4.25     Internal Control Over Financial Reporting; Disclosure Controls and Procedures; Certifications. The Chief Executive Officer and the Chief Financial Officer of Source have signed, and Source has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications have not been withdrawn; and neither Source nor any of its officers has received notice from the SEC or any other Governmental Authority questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

      4.26     Anti-takeover. The Board of Directors of Source has taken all actions so that (a) the restrictions contained in Section 351.459 of the GBCLM applicable to a “business combination” (as defined in such Section 351.459) will not apply to the execution, delivery or performance of this Agreement or the Source Voting Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement. No “control share acquisition,” or other anti-takeover laws or regulations enacted under the laws of the State of Missouri or the federal laws of the United States apply to this Agreement, the Voting Agreement or the Merger.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the schedules delivered to Source and Merger Sub prior to or simultaneously with the execution hereof (collectively, the “COMPANY DISCLOSURE SCHEDULE”), the Company represents and warrants to Source and Merger Sub that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date. The sections of the Company Disclosure Schedule setting forth exceptions to the representations and warranties in this Article V are numbered and lettered to correspond to the applicable sections and subsections of this Article V and shall only qualify the corresponding sections or subsections of this Article V and any other subsections of this Article V to the extent the relevance of such disclosure to the other subsection or section is reasonably apparent on its face.

      5.1     Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Source a complete and accurate copy of the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, all of which documents are in full force and effect. Section 5.1 of the Company Disclosure Schedule sets forth each jurisdiction in which the Company or any of the Acquired Subsidiaries is qualified or licensed to do business and, whether the Company or the Acquired Subsidiaries are in good standing as of the date of the Agreement.

      5.2     Capitalization.

      (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, par value $0.0001 per share, and 10,000,000 shares of Company Preferred Stock, par value $.01 per share, of which 20,000 shares have been designated Series A1 Preferred, 45,000 shares have been designated Series A2 Preferred, and 9,700,000 shares have been designated Series B Preferred. As of November 15, 2004, 71,758,845 shares of Company Common Stock were issued and outstanding. As of November 15, 2004, 20,000 shares of Series A1 Preferred Stock were issued and outstanding, 40,967 shares of Series A2 Preferred Stock were issued and outstanding, and 4,540,070 shares of Series B Preferred Stock were issued and outstanding excluding accrued and unpaid dividends. No shares of Company Common Stock or of Company Preferred Stock were held in the treasury of the Company. Assuming the payment of all accrued and unpaid dividends on the Series A1 Preferred Stock, the Series A2 Preferred Stock and the Series B Preferred Stock as of November 15, 2004, and the subsequent conversion of such stock into shares of Company Common Stock, each share of the Series A Preferred Stock, the Series A2 Preferred Stock and the Series B Preferred Stock

shall be convertible into such number of shares of the Company Common Stock, respectively, as set forth in Section 5.2(a)(i) of the Company Disclosure Schedule, and the number of shares of Company Common Stock issued and outstanding as of November 15, 2004 would be as set forth in Section 5.2(a)(ii) of the Company Disclosure Schedule. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any preemptive or other similar rights. Neither the Principal Stockholder (nor any transferee of the “beneficial ownership” of any of the Principal Stockholder’s shares of capital stock of the Company prior to the Effective Time) nor any “group” which includes the Principal Stockholder (or such transferee) (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) will beneficially own 40% or more of the outstanding shares of Source Common Stock immediately after the Effective Time.

      (b) As of November 15, 2004, the Company has reserved (i) 2,826,376 shares of Common Stock pursuant to the Company Option Plans subject to outstanding, unexercised options, (ii) 138,000 shares of Common Stock pursuant to outstanding warrants to purchase Company Common Stock and Series A2 Preferred Stock (the “COMPANY WARRANTS”) and (iii) 999,672.0725 shares of Company Common Stock pursuant to Section 3.3(e) hereof (the “RESIDUAL SHARES”). Section 5.2(b) of the Company Disclosure Schedule sets forth for each outstanding, unexercised Company Option and Company Warrant, the name of the holder of such Company Option, the number, class and series of shares subject to such Company Option or Company Warrant, as applicable, the exercise price of such option and the vesting schedule for such Company Option or Company Warrant, as applicable.

      (c) Except for the Company Options, the Company Warrants and the Residual Shares, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any capital stock, subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any of its shares any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its shares or any interest therein or to pay any dividend or to make any other distribution in respect thereof and (iv) there are no outstanding or authorized share appreciation, phantom stock or similar rights with respect to the Company. None of the outstanding options or rights or warrants (including any right of conversion or exchange under any outstanding security, instrument or other agreement) shall accelerate and vest in connection with the consummation of the transactions contemplated hereby or upon the actual or constructive termination of employment by Source following the transactions contemplated hereby. The Company does not have outstanding “incentive stock options” as such term is defined in Section 422 of the Code.

      (d) (i) There are no agreements, written or oral, between the Company or any Affiliate of the Company and any holder of the securities of the Company relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale or “drag-along” rights) or registration under the Securities Act (including any rights to include securities in the Registration Statement) with respect to the capital stock of the Company, (ii) there are no proxies, voting rights or other agreements or understandings between the Company or any Affiliate of the Company and any holder of the securities of the Company or, to the Company’s knowledge, among the holders of the securities of the Company with respect to the voting or transfer of the capital stock of the Company, and (iii) the Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

      (e) Section 5.2(e) of the Company Disclosure Schedule sets forth the name, and the number of outstanding shares of each class of Company Capital Stock owned of record or beneficially, by each stockholder of the Company. As of the date hereof, such stockholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company.

      (f) All sales of equity securities by the Company prior to the date hereof have been made in compliance in all material respects with applicable federal and state securities laws.

      5.3     Subsidiaries. The name and jurisdiction of incorporation or organization of each Subsidiary of the Company is set forth in Section 5.3 of the Company Disclosure Schedule. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Subsidiary of the Company that is not to be distributed in the Distribution shall be referred to herein as an “ACQUIRED SUBSIDIARY” and each Subsidiary to be included as part of the Distribution shall be referred to herein as a “SPINCO SUBSIDIARY”. Each Acquired Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and each Acquired Subsidiary is qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in such good standing will not have or could not reasonably be expected to have, when taken together with all other such failures, a Company Material Adverse Effect. All outstanding shares of capital stock and other equity securities or interest of each Acquired Subsidiary are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another of its Acquired Subsidiaries, free and clear of any and all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature except for restrictions imposed by applicable securities laws. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any of its Acquired Subsidiaries or any of its Spinco Subsidiaries or any other person. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Acquired Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Acquired Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Acquired Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Acquired Subsidiary of the Company.

      5.4     Power and Authority; Non-contravention; Government Approvals.

      (a) Power and Authority. The execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to (x) the required receipt of the Company Stockholder Approval and (y) the filing and recordation of the Certificate of Merger as required by the DGCL and the LLC Act. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held (and not subsequently rescinded or modified in any way), and by the unanimous vote of all directors (i) determined that the Merger is fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved (A) this Agreement in accordance with the provisions of the DGCL, and (B) the filing and recordation of the Certificate of Merger, (iii) approved the other transactions contemplated by this Agreement and (iv) directed that the Company Voting Proposal be submitted to the stockholders of the Company for their approval and resolved to recommend that the stockholders of the Company vote in favor of the Company Voting Proposal. Assuming this Agreement constitutes valid and legally binding obligations of the Source and Merger Sub, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, (1) “COMPANY VOTING PROPOSAL” shall mean, collectively, the proposal (i) to adopt this Agreement and (ii) if applicable, to approve the Distribution and (2) “COMPANY STOCKHOLDER APPROVAL” shall mean the approval of the Company Voting Proposal (as defined above) by a vote, or by the written consent, of the holders of a majority of the Company Common Stock, which constitutes the requisite vote or written consent of the Company’s stockholders, under the Company’s Certificate of Incorporation, the DGCL and any other applicable laws.

      (b) Non-contravention. Subject to Company Stockholder Approval and compliance with the requirements specified in Section 5.4(c), the execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated by such Transaction Documents shall not (i) conflict with, or result in a violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, or result in a violation or breach of, any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or any arbitration award which is applicable to, binding upon or enforceable against the Company, (iii) constitute a default (or an event that with notice or lapse of time, or both would reasonably be expected to become a default or give rise to a right of termination, cancellation or acceleration of any obligation or loss of material benefit) under, or require a consent or waiver under, any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, employment agreement, instrument or legally binding undertaking material to the business, assets, properties or operations of the Company or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, except in each of the cases of (ii) through (iv) for any such contravention, violation, conflict, breach, default, event or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect. Section 5.4(b) of the Company Disclosure Schedule lists all consents, waivers and approvals under any of the Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to the Company as a result of the Merger.

      (c) Government Approvals. No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger and the appropriate documents with the relevant authorities of other states or jurisdictions in which the Company and its Subsidiaries are qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any comparable foreign filings or approvals, (iii) the filing of the Prospectus/ Proxy Statement with the SEC in accordance with the Exchange Act and the effectiveness of the Registration Statement in accordance with the Securities Act, (iv) such declarations, filings, registrations, notices, authorizations, consents or approvals as may be required under applicable federal, foreign and blue sky laws, and (v) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not have an Company Material Adverse Effect.

      (d) Required Vote. The affirmative vote, or written consent, for adoption of the Company Voting Proposal by the holders of a majority of the outstanding shares of the Company Common Stock on the record date for the meeting of the Company’s stockholders to consider the Company Voting Proposal (the “COMPANY MEETING”), or on the date of such written consent, is the only vote or consent of the holders of any class or series of Company capital stock or other securities necessary to adopt this Agreement and for consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

      5.5     Financial Statements; Information Provided

      (a) (i) Attached to Section 5.5(a)(i) of the Company Disclosure Schedule are true copies of (A) the financial statements of the Company as required to be included in the Registration Statement by Regulation S-X as of and for the periods ended December 31, 2001, 2002 and 2003, including the notes thereto, audited by PricewaterhouseCoopers LLP (collectively, the “COMPANY FINANCIAL STATEMENTS”) and (B) the unaudited financial statements of the Company as required to be included in the Registration Statement by Regulation S-X for the six-month period ended June 30, 2004 (such unaudited financial statements being referred to herein, collectively, as the “INTERIM COMPANY FINANCIAL STATEMENTS”). Each of the Company Financial Statements and the Interim Company Financial Statements (x) has been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (y) fairly present in all material respects the consolidated financial position of the Company and the Acquired Subsidiaries as at the respective dates of the balance sheets included therein and the consolidated results of operations and changes in financial position for the respective periods indicated, except that the unaudited interim financial statements are subject to lack of footnotes and normal and recurring year-end adjustments and any other adjustments described therein not material in amount.

      (ii) Attached to Section 5.5(a)(ii) of the Company Disclosure Schedule are true copies of (A) the financial statements of the Distribution and Fulfillment Services Group of the Company (“DFSG”) as required to be included in the Registration Statement by Regulation S-X as of and for the periods ended December 31, 2001, 2002 and 2003, including the notes thereto, audited by PricewaterhouseCoopers LLP (collectively, the “DFSG FINANCIAL STATEMENTS”) and (B) the unaudited financial statements of DFSG as required to be included in the Registration Statement by Regulation S-X for the six-month period ended June 30, 2004 (such unaudited financial statements being referred to herein, collectively, as the “INTERIM DFSG FINANCIAL STATEMENTS”). The balance sheet of DFSG as required to be included in the Registration Statement by Regulation S-X, dated as of December 31, 2003, included in the DFSG Financial Statements is referred to herein as the “CURRENT BALANCE SHEET”. Each of the DFSG Financial Statements and the Interim DFSG Financial Statements (x) has been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (y) fairly present in all material respects the consolidated financial position of DFSG as at the respective dates of the balance sheets included therein and the consolidated results of operations and changes in financial position for the respective periods indicated, except that the unaudited interim financial statements are subject to lack of footnotes and normal and recurring year-end adjustments and any other adjustments described therein not material in amount.

      (b) Each of the Company and the Acquired Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company’s consolidated assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization, (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis and (vi) there are adequate procedures regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets. As of the date of this Agreement, (i) there are no significant deficiencies in the design or operation of the Company’s internal controls over financial reporting which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting and (ii) there has been no fraud, whether or not material, that involved management or other employees of the Company or any of the Acquired Subsidiaries who have a significant role in the Company’s internal controls over financial reporting.

      (c) The information to be supplied by or on behalf of the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Company for inclusion in the Proxy Statement/ Prospectus to be sent to the stockholders of the Company in connection with the Company Meeting (or the solicitation of the stockholders of the Company seeking written consent of the Company Voting Proposal) and to stockholders of Source in connection with the Source Meeting, shall not, on the date the Proxy Statement/ Prospectus is first mailed to stockholders of the Company and Source, or at the time of the Company Meeting (or the solicitation of the stockholders of the Company seeking written consent of the Company Voting Proposal) or the Source Meeting or as of the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/ Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting (or the solicitation of the stockholders of the Company seeking written consent of the Company Voting Proposal) or the Source Meeting which has become false or misleading. If at any time prior to the Effective Time, any fact or event relating to the Company or any of its Affiliates should be discovered by the Company or should occur which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, the Company shall promptly inform Source of such fact or event. Notwithstanding anything to the contrary, the Company makes no representation or warranty with respect to the information to be supplied by or on behalf of Source for inclusion in the Registration Statement or the Proxy Statement/ Prospectus.

      5.6     Absence of Undisclosed Liabilities. Neither the Company nor any of the Acquired Subsidiaries have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect other than (i) liabilities disclosed in or reserved for in the Current Balance Sheet, (ii) liabilities incurred since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice, and (iii) liabilities under this Agreement for fees and expenses of professional advisors incurred in connection with the transactions contemplated hereby.

      5.7     Absence of Certain Changes or Events. Since the date of the Current Balance Sheet, neither the Company nor any of the Acquired Subsidiaries has (a) issued any capital stock or other securities, except pursuant to the exercise of outstanding options or warrants; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities except for repurchase from employees following their termination pursuant to the terms of agreements existing prior to the date of the Current Balance Sheet; (c) paid any bonus to or increased the rate of fringe benefits or other compensation payable to its officers, members of its board of directors or employees, except in the ordinary course of business and consistent with past practice, or amended any other terms of employment of its officers and members of its board of directors; (d) sold, leased or transferred any of its material properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures individually in excess of $100,000 other than in the ordinary course of business consistent with past practice; (f) suffered any theft, damage, destruction or casualty or loss, not covered by insurance and for which a timely claim was filed, or any extraordinary loss regardless of insurance coverage or filed claims, in excess of $250,000 in the aggregate; (g) waived, canceled, compromised or released any material rights having a value in excess of $250,000 in the aggregate; (h) made or adopted any material change in its accounting methods, practices or policies (including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve) other than changes required by GAAP or applicable law; (i) terminated, amended or modified any plan or agreement involving an amount in excess of $250,000 other than renewals or extensions of expired or expiring contracts in the ordinary course of business; (j) delayed paying any material accounts payable which are due and payable except to the extent being contested in good faith; (k) made or pledged any charitable contribution in excess of $50,000; (l) entered into any transaction which would reasonably be expected to have a Company Material Adverse Effect; (m) entered into any currently effective arrangement providing for severance, termination or change of control benefits individually in excess of $100,000, or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence (either alone or upon the occurrence of additional events) of termination of employment following a transaction involving the Company of the nature contemplated by this Agreement; or (n) agreed to do or authorized any of the foregoing.

      5.8     Litigation. Neither the Company nor any Subsidiary (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (b) is a party or, to the Company’s knowledge, threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator which would reasonably be expected to result in material damages or any material injunctive relief against the Company or any of its Subsidiaries.

      5.9     No Violation of Law; Licenses, Permits and Registrations. Neither the Company, any Acquired Subsidiary nor any Spinco Subsidiary is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (other than matters related to the environment) of any Governmental Authority, except for violations which would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, no material investigation or review by any Governmental Authority is pending or threatened involving the Company or the Acquired Subsidiaries. Each of the Company and each of the Acquired Subsidiaries has all permits, licenses, approvals and authorizations of, and registrations with and under, all federal, state, local and foreign laws, and from all applicable Governmental Authorities, required thereby to carry on its businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations would not reasonably be expected to have a Company Material Adverse Effect.

      5.10     Taxes.

      (a) The Company and its Subsidiaries have timely filed all income Tax Returns and all other material Tax Returns that each was required to file. Each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and correct in all material respects. All Taxes due and payable by or with respect to the Company and its Subsidiaries have been paid or are accrued or reserved on the balance sheet included in the Company Financial Statements whether asserted or unasserted, contingent or otherwise. Neither the Company nor any of its Subsidiaries have any liability for Taxes that is materially in excess of the amount reserved on its June 30, 2004 unaudited balance sheet, or any more recent balance sheet. Each of the Company and its Subsidiaries has withheld and paid all Taxes to the appropriate Governmental Authorities required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. With respect to each taxable period of the Company and its Subsidiaries: (a) no deficiency or proposed adjustment has been asserted or assessed by any taxing authority against the Company or its Subsidiaries, (b) neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations or consented to extend the time in which any Taxes may be assessed or collected by any taxing authority, (c) neither the Company nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return, (d) no audit or other examination of any Tax Return is presently in progress nor has the Company been notified of any request for such an audit or other examination, (e) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, or pending or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries regarding Taxes and (f) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries, and the Company has no knowledge of any basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in a Lien upon the assets of the Company or any of its Subsidiaries.

      (b) Other than as provided for in the Tax Sharing Agreement (as defined), neither the Company nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Other than as provided for in the Tax Sharing Agreement (as defined), neither the Company nor any of its Subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding the Company or any of its Subsidiaries that (i) requires the Company or any of its Subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of the Company or any of its Subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to the Company or any of its Subsidiaries, from any other person, in each case other than with respect to each other.

      (c) Neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustments pursuant to Sections 263A or 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries.

      (d) Neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable ruling of other Governmental Authorities.

      (e) Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (f) Neither the Company nor any of its Subsidiaries is or has been a party to any joint venture, partnership, or other agreement that would be treated as a partnership for U.S. federal income tax purposes.

      (g) Except for the group for which the Company is presently a member, the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and none of the Company’s Subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law), except where the Company was the common parent corporation of such affiliated group.

      (h) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person other than any of the Company or any of its Subsidiaries, under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (i) As of the Effective Time, there will not be any contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

      (j) The Company and all of its Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or non-U.S. government and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

      (k) Each of the Company and its Subsidiaries is and has at all times been resident for Tax purposes in their respective place of incorporation or formation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement).

      (l) Neither the Company nor any of its Subsidiaries has engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

      5.11     Labor and Employment Matters. Neither the Company nor any of its Subsidiaries is now, or has been in the past five years, or is in current negotiations to be, a party to or bound by any collective bargaining agreement or any other agreement with a labor union; and, to the knowledge of the Company, there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company or any of its Subsidiaries into one or more collective bargaining units. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage. None of the Company, its Subsidiaries or, to the knowledge of the Company, any agent, representative or employee thereof has, within the last 24 months, committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving the employees of the Company or any of its Subsidiaries during the 24 months prior to the date hereof. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Company Material Adverse Effect. Each of the Company and its Subsidiaries (i) has complied in all material respects with applicable laws, rules and regulations relating to employment, employment practices, wages and hours, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended, (ii) has withheld all amounts required by law or agreement to be withheld from the wages, salaries or other payments to its employees, except as would not result in a material liability to the Company, (iii) is not liable for any arrears of wages or other taxes or any penalty for failure to comply with any of the foregoing, except as would not result in a material liability to the Company, (iv) has not incurred any material liability or material obligations under the Worker Adjustment and Retraining Notification Act or any similar state law which remains unsatisfied and (v) is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to employment insurance benefits or other benefits or obligations for such Persons (other than routine payments to be made in the normal course of business and consistent with past practices). There are no pending, or to the Company’s knowledge, threatened or reasonably anticipated claims or actions against the Company under any worker’s compensation policy or long-term disability policy that would result in a material liability to the Company. Neither the Company nor any ERISA Affiliate has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not result in material liability to the Company.

      5.12     Employee Benefit Plans.

      (a) Section 5.12 of the Company Disclosure Schedule contains an accurate and complete list of each material Employee Benefit Plan and each material Employee Agreement. Neither the Company nor any ERISA Affiliate has any plan or commitment to establish any new Employee Benefit Plan or Employee Agreement, to modify any Employee Benefit Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Benefit Plan or Employee Agreement to the requirements of any applicable law), or to adopt or enter into any Employee Benefit Plan or Employee Agreement.

      (b) To the extent that each item pertains to the Company and its ERISA Affiliates Subsidiaries, the Company has made available to Source correct and complete copies of: (i) all documents embodying each material Employee Benefit Plan and each material Employee Agreement including (without limitation) all material amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Benefit Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Benefit Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Benefit Plan; (iv) if the Employee Benefit Plan is funded, the most recent annual and periodic accounting of Employee Benefit Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Benefit Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material communications to any Employee or Employees relating to any Employee Benefit Plan and any proposed Employee Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all material correspondence to or from any governmental agency relating to any Employee Benefit Plan (other than routine correspondence that would not reasonably be expected to result in liability to the Company); (ix) all standard COBRA forms and related notices (or such forms and notices as required under comparable law); and (x) the three (3) most recent plan years discrimination tests for each Employee Benefit Plan.

      (c) The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Benefit Plan, and each Employee Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. The Company does not now, nor has it ever established or maintained any International Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company or any ERISA Affiliates, threatened (other than routine claims for benefits) against any Employee Benefit Plan or against the assets of any Employee Benefit Plan. Each Employee Benefit Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company or any of its ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any ERISA Affiliates, threatened by the IRS or DOL, or any other governmental entity with respect to any Employee Benefit Plan. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Employee Benefit Plan, except as would not have a Company Material Adverse Effect. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been, in all material respects, timely made or accrued. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Benefit Plan.

      (d) Each of the Company’s Employee Benefit Plans intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has, since January 1, 2001, obtained a favorable determination, notification, and advisory and/or opinion letter, as applicable, as to its qualified status from the IRS. For each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or, to the knowledge of the Company, is reasonably likely to adversely affect such qualified status.

      (e) Neither the Company nor any ERISA Affiliate (including any person or entity that was an ERISA Affiliate in the past) has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan or (iii) any plan described in Section 413 of the Code or a “multiple employer plan” as defined in ERISA or the Code. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Employee Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

      (f) No Employee Benefit Plan or Employee Agreement provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any ERISA Affiliate has incurred any commitment or obligation to provide any Person with post-termination or retiree welfare benefits, except to the extent required by statute.

      (g) Neither the Company nor any ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees. No Employee Benefit Plan provides health benefits that are not fully insured through an insurance contract and neither the Company nor any ERISA Affiliate maintains a “funded welfare plan” within the meaning of Section 419 of the Code.

      (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

      (i) No payment or benefit which has been, will be or may be made by the Company or its ERISA Affiliates in connection with this transaction (either alone or upon the occurrence of additional or subsequent events) with respect to any Employee will be, or could reasonably be expected to be, characterized as a Section 280G Payments. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliates is a party or by which it is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code as a result of this transaction (either alone or upon the occurrence of additional or subsequent events).

      5.13     Compliance With Environmental Laws.

      (a) The Company is and, to the Company’s knowledge has at all times been, in compliance with all Environmental Laws and Permits governing its business, operations, properties and assets except failures to be in compliance that would not cause a Company Material Adverse Effect.

      (b) There are no currently outstanding Notices or Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, by any Governmental Authority or third party with respect to any Environmental Laws or Permits.

      (c) The Company has not Discharged or disposed of, nor has it allowed or arranged for any third party to Discharge or dispose of, Hazardous Substances to, at or upon: (i) any real property currently or previously owned, leased or operated by the Company or (ii) any site which, pursuant to any Environmental Laws, has been placed or has been proposed to be placed on the Superfund National Priorities List or its state equivalent by a Governmental Authority and for which the Company has received: (x) a request for information or notice that it may be a “potentially responsible party” at the site from a Governmental Authority, or (y) notice of a contribution action or threatened contribution action against it from a third party to recover response costs at the site.

      (d) The Company does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now, nor to the Company’s knowledge have there ever been, any Underground Storage Tanks beneath, or any Aboveground Storage Tanks on, any real property currently or previously owned, leased or operated by the Company.

      (e) Section 5.13(e) of the Company Disclosure Schedule identifies (i) all environmental audits and assessments from the past three years undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, relating to or affecting the Company or any real property currently or previously owned, leased or operated by the Company; and (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, relating to or affecting the Company or any real property currently or previously owned, leased or operated by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws. The Company has provided to Source copies of all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws.

      5.14     Real Estate.

      (a) Section 5.14(a) of the Company Disclosure Schedule lists all real property owned by the Company and the Acquired Subsidiaries (the “OWNED REAL PROPERTY”). The Company, or the Acquired Subsidiaries as the case may be, has good, marketable, and insurable title to the Owned Real Property, free and clear of any Lien (excluding any mortgage or deed of trust that has been previously disclosed to Source and reflected on the financial statements of Company and the Acquired Subsidiaries) that would materially and adversely interfere with its present use.

      (b) With respect to the Owned Real Property: (i) there are no material leases, subleases, licenses, concessions or other material agreements or arrangements, written or oral, granting to any party or parties the right of use or occupancy of any material portion of the parcel of such Owned Real Property except in favor of the Company and the Acquired Subsidiaries; (ii) there are no outstanding options or rights of first refusal to purchase such Property, or any material portion thereof or material interest therein; and (iii) there are no parties (other than the Company and the Acquired Subsidiaries) in possession of a material portion of such Owned Real Property.

      (c) The leases, subleases and similar agreements and all amendments thereto under which the Company or any of the Acquired Subsidiaries lease real property (each, a “COMPANY REAL PROPERTY LEASE”) are in full force and effect, and have not been amended (except as disclosed to Source as set forth above) and neither the Company nor, to the knowledge of the Company, any other party thereto is in material default or material breach thereunder. To the Company’s knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or material default by the Company under any of such Company Real Property Leases and, to Company’s knowledge, there is no material breach by any other party to the Company Real Property Leases. With respect to each piece of real property leased by the Company and the Acquired Subsidiaries (the “COMPANY LEASED PREMISES” and together with the Company Owned Property, the “COMPANY REAL PROPERTY”), the Company, to Company’s knowledge, has valid and enforceable leasehold interests therein. The Company, or the Acquired Subsidiaries as the case may be, has good, marketable, and insurable leasehold interests to the Company Leased Premises, free and clear of any Lien (excluding any mortgage or deed of trust that has been previously disclosed to Source and reflected on the financial statements of Company and the Acquired Subsidiaries) that would materially and adversely interfere with its present use.

      (d) With respect to the Company Real Property, to Company’s knowledge: (i) such Company Real Property is in good condition and repair, normal wear and tear excepted, and (ii) the Company has not received notice of (A) any condemnation proceeding with respect to any portion of such Company Real Property or any access thereto and, to the knowledge of the Company, no such proceeding has been commenced by any Governmental Authority or (B) any special assessment which may affect such Company Real Property and, to the knowledge of the Company, no such special assessment has been commenced by any Governmental Authority.

      5.15     Good Title to and Condition of Assets.

      (a) Each of the Company and the Acquired Subsidiaries has good and valid title to all of its material Assets (as such term is hereinafter defined), free and clear of any Liens except for (a) Liens reflected in the Current Balance Sheet, (b) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (c) zoning, building and land use laws imposed by any Governmental Entity, (d) mechanics’, carriers’, workmen’s, repairmen’s, statutory or common law liens being contested in good faith, and (e) other title defects, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not and would not reasonably be expected to have a Company Material Adverse Effect. The Assets and the Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company and each of the Acquired Subsidiaries (other than the Spinco Business) in the manner in which and to the extent to which such business is currently being conducted (assuming consummation of the Distribution and entry into the related licensing arrangements). For purposes of this Agreement, the term “ASSETS” means all of the properties and assets of the Company and the Acquired Subsidiaries which are reflected on the Current Balance Sheet or acquired after the date of the Current Balance Sheet (except assets or properties sold or otherwise disposed of in the ordinary course of business since such date or as otherwise disclosed or permitted by this Agreement including without limitation, the Distribution), other than the Leased Premises, whether personal or mixed, tangible or intangible, and wherever located.

      (b) The Company Fixed Assets (as such term is hereinafter defined) currently in use or necessary for the business and operations of the Company and each of the Acquired Subsidiaries (other than the Spinco Business) are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term “COMPANY FIXED ASSETS” means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used, leased or owned by the Company or the Acquired Subsidiaries (except assets sold or otherwise disposed of in the ordinary course of business or as otherwise disclosed or permitted by this Agreement including without limitation, the Distribution).

      5.16     Insurance. Each of the insurance policies maintained by the Company and the Acquired Subsidiaries (collectively, the “COMPANY INSURANCE POLICIES”) are in full force and effect, and all premiums due thereon have been paid when due, and no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. As of the Closing, each of the Company Insurance Policies will be in full force and effect. None of the Company Insurance Policies will lapse or terminate as a result of the transactions contemplated by this

Agreement. Section 5.16 of the Company Disclosure Schedule sets forth a description of any pending claim under any Company Insurance Policy, or any insurance policy previously in effect for an amount in excess of $100,000 that relates to loss or damage to the properties, assets or businesses of Source.

      5.17     Relationships With Customers and Suppliers; Affiliated Transactions. No current customer of the Company or any of the Acquired Subsidiaries that was responsible for five percent or more of the Company’s revenue during the Company’s last full fiscal year (assuming consummation of the Distribution) has, to the knowledge of the Company, threatened to terminate its business relationship with, or materially decrease purchasing products or services from, the Company or any such Acquired Subsidiary for any reason. No current supplier or vendor of the Company or any of the Acquired Subsidiaries that was responsible for five percent or more of the Company’s purchases during the Company’s last full fiscal year (assuming consummation of the Distribution) has, to the knowledge of the Company, threatened to terminate its business relationship with, or materially decrease sales of products or services to, the Company or any such Acquired Subsidiary for any reason. Neither the Company nor any of the Acquired Subsidiaries has any direct or indirect interest in any customer, supplier or competitor of the Company or such Acquired Subsidiary, or in any Person from whom or to whom the Company or such Acquired Subsidiary leases real or personal property. No officer, director or stockholder of the Company or any of the Acquired Subsidiaries, nor any Person related by blood or marriage to any such officer, director or stockholder, nor any entity in which any such officer, director or stockholder owns any beneficial interest, is a party to any agreement or transaction with the Company or any such Acquired Subsidiary or has any interest in any property used by the Company or any such Acquired Subsidiary.

      5.18     Names; Prior Acquisitions. All names under which the Company and each of its Subsidiaries does business, as of the date hereof, are specified in Section 5.18 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

      5.19     Material Contracts.

      (a) The following agreements, contracts and commitments to which the Company or any of the Acquired Subsidiaries is a party or is bound are referred to herein, collectively, as the “COMPANY MATERIAL CONTRACTS”:

(i) any employment, consulting, severance or change of control agreement, contract or commitment with any executive officer or member of the Company Board, other than those that are terminable by the Company or any of the Acquired Subsidiaries on no more than thirty (30) days’ notice without liability or financial obligation to the Company;

(ii) any agreement or plan, including (without limitation) any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence (alone or in connection with additional or subsequent events) of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any agreement of indemnification or any guaranty other than, in either case, as entered into in the ordinary course of business;

(iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company or any of the Acquired Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

(v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of the Acquired Subsidiaries after the date of this Agreement of assets in excess of $250,000 not in the ordinary course of business or pursuant to which the Company or any of the Acquired Subsidiaries has any material ownership interest in any corporation, partnership, limited liability company, joint venture or other business enterprise other than the Acquired Subsidiaries;

(vi) any dealer, distributor, joint marketing or development agreement currently in force under which the Company or any of the Acquired Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of thirty (30) days or less, or any material agreement pursuant to which the Company or any of the Acquired Subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company or any of the Acquired Subsidiaries and which may not be canceled without penalty upon notice of thirty (30) days or less;

(vii) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any product or service of the Company or any of the Acquired Subsidiaries or any material agreement, contract or commitment currently in force to sell or distribute any products or services of the Company or any of the Acquired Subsidiaries, including any material agreement, contract or commitment related to any Intellectual Property owned by the Company or any of the Acquired Subsidiaries, except agreements with distributors or sales representative in the ordinary course of business cancelable without penalty upon notice of thirty (30) days or less and substantially in the form previously provided to Source;

(viii) any mortgage, indenture, guarantee, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of business;

(ix) any material settlement agreement entered into during the five-year period preceding the date hereof or that was not fully performed prior to December 31, 2003; or

(x) any other agreement, contract or commitment (i) in connection with or pursuant to which the Company or any of the Acquired Subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $250,000 during the current calendar year or during the next calendar year, (ii) the termination, expiration or loss of the other contracting party’s performance of which would reasonably be expected to have a Company Material Adverse Effect or (iii) that is or would be deemed to be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC rules).

      (b) Section 5.19 of the Company Disclosure Schedule contains a true and complete list of the Company Material Contracts. The Company has provided or made available a complete and correct copy of each Material Contract to Source. Neither the Company nor, to the Company’s knowledge, any other Person thereto has, materially violated or breached, or declared or committed any material default under, any Company Material Contract. No event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time) (A) result in a violation or breach of any of the material provisions of any Company Material Contract by the Company, (B) give to the Company, nor to the knowledge of the Company, any other Person thereto the right to accelerate the maturity of any material matters in the performance of any Company Material Contract, or (C) give to the Company nor, to the knowledge of the Company, any other Person thereto the right to cancel, terminate or modify any Company Material Contract. The Company and/or the Acquired Subsidiaries have not received any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, default under, termination of, or any other material change to, any Company Material Contract. The Company and/or the Acquired Subsidiaries have not waived any material right under any Company Material Contract.

      5.20     Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of Acquired Subsidiaries (other than the Spinco Business) is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

      5.21     Intellectual Property.

      (a) For purposes of this Section 5.21, the following definitions shall apply:

(i) “Company Intellectual Property” means the Intellectual Property owned by, developed by or filed in the name of, the Company or any Acquired Subsidiary thereof, whether U.S. or foreign;

(ii) “Intellectual Property Contracts” means all contracts, licenses, sublicenses and agreements: (A) with respect to any of the Company Intellectual Property licensed or offered by the Company or any of the Acquired Subsidiaries to any third party or (B) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any of the Acquired Subsidiaries (other than contracts, licenses or agreements relating to generally massed produced and commercially available software); and

(iii) “Registered Company Intellectual Property” means (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trademarks; (C) registered copyrights and applications for copyright registration; (D) internet domain name registrations; and (E) any other Company Intellectual Property that is owned by or exclusively licensed by the Company that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority.

      (b) All of the Intellectual Property Contracts are in full force and effect except where the failure would not have a Company Material Adverse Effect. The Company and the Acquired Subsidiaries are in material compliance with, and have not breached any term of, any of the Intellectual Property Contracts and, to the knowledge of the Company, all other parties to the Intellectual Property Contracts are in compliance with, and have not breached any terms of such Intellectual Property Contracts.

      (c) The Company has all right, title and interest to each item of Company Intellectual Property purported to be owned by it, including all Registered Company Intellectual Property, free and clear of any Liens. The Company Intellectual Property constitutes all of the intellectual property necessary to conduct the business of the Company and the Acquired Subsidiaries as currently contemplated to be conducted by the Company (assuming the consummation of the Distribution).

      (d) Except pursuant to end-user licenses entered into by the Company in the ordinary course of business, (i) the Company has the lawful and exclusive right to use all of the Company Intellectual Property and (ii) no Person (other than the Company and the Acquired Subsidiaries) has any right to use any of the Company Intellectual Property nor has the Company granted to any Person or authorized any Person to retain any rights in the Company Intellectual Property.

      (e) Neither the use (including, without limitation, any transmission, reproduction, use, display or modification (including, framing and linking web site content)) of the Company Intellectual Property by the Company, nor the operation of the Company’s business as currently conducted has, does or will infringe upon, misappropriate or violate the proprietary or other rights of any other Person. To the Company’s knowledge, no Person is infringing upon, misappropriating or violating any of the Company Intellectual Property.

      (f) No Company Intellectual Property, or product of the Company using or embodying the Company Intellectual Property, is subject to any proceedings or outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by the Company, or which may affect the validity or enforceability of any Intellectual Property. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Acquired Subsidiaries (i) alleging any such conflict, infringement or violation with any other Person’s proprietary rights or (ii) challenging such the Company’s ownership or use of, or the validity or enforceability of any Company Intellectual Property owned or used by the Company.

      (g) To the Company’s knowledge, (i) no other Person asserts ownership rights in any of the Intellectual Property owned by the Company or any of the Acquired Subsidiaries, and (ii) no other Person claims that the use by the Company or any of the Acquired Subsidiaries of any Intellectual Property infringes any right of any third party.

      (h) Each of the Company and the Acquired Subsidiaries has taken reasonable steps to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided thereto. Without limiting the generality of the foregoing, each of the Company and the Acquired Subsidiaries has and enforces a policy requiring each employee and contractor with access to Intellectual Property of the Company or such Acquired Subsidiaries to execute a proprietary information/confidentiality agreement substantially in the Company’s standard form as then in effect and all current and former employees and contractors of the Company and each such Acquired Subsidiary have executed such an agreement. To the Company’s knowledge, (i) none of the Company Intellectual Property has been used, disclosed or appropriated to the detriment of the Company for the benefit of any Person other than the Company or the Acquired Subsidiaries, and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company.

      5.22     Records of the Company. The minute books for the Company and the Acquired Subsidiaries made available to Source for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the stockholders and directors, and any committees thereof, of the Company or the Acquired Subsidiary, as the case may be, taken by written consent or at a meeting since incorporation of the Company or the Acquired Subsidiary, as the case may be. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company and the Acquired Subsidiaries have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company and the Acquired Subsidiaries, as previously made available to Source, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company or the Acquired Subsidiary, as the case may be.

      5.23     Brokers and Finders. (a) The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder’s fees, brokerage or agent commissions or other similar payments in connection with the transactions contemplated hereby and (b) there is no claim for payment by the Company of any investment banking fees, finder’s fees, brokerage or agent commissions or other similar payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      5.24     Section 203 of the Delaware General Corporation Law. The Board of Directors of the Company has taken all actions so that (a) the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Company Voting Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement. No other “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under the laws of the State of Delaware or the federal laws of the United States apply to this Agreement, the Voting Agreement or the Merger.

      5.25     Accuracy of Information Furnished by Company. No statement made or information provided by the Company in this Agreement, any other Transaction Document or the Company Disclosure Schedule, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, in light of the circumstances in which such statements were made, not misleading. The Company has made available to or provided Source with true, accurate and complete copies of all documents listed or described in the Company Disclosure Schedule.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

      6.1     Conduct of the Company’s Business Pending the Merger. Except as expressly provided herein (including the Distribution in accordance with Section 3.7 hereof) or as consented to in advance in writing by Source (such consent not to be unreasonably withheld or delayed), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of the Acquired Subsidiaries to, (i) act and carry on its business in the ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), (ii) comply in all material respects with applicable laws, rules and regulations, and (iii) use commercially reasonable efforts, consistent with past practices, to maintain and preserve its and each of the Acquired Subsidiaries’ business organization, assets and properties, keep available the services of its present officers and key employees and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, except as expressly provided by this Agreement (including the Distribution in accordance with Section 3.7 and Appendix A hereof) or by Section 6.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of the Acquired Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Source not to be unreasonably withheld or delayed:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent; provided that such parent is the Company or an Acquired Subsidiary and other than dividends on the Preferred Stock declared or paid in shares of Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended and in effect on the date hereof); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (except, in the case of this clause (iii), for the acquisition in compliance with any applicable laws of Company Common Stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company);

(b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than (i) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms, (ii) the conversion of Company Preferred Stock to Company Common Stock in accordance with the Company’s Certificate of Incorporation, as amended and in effect on the date hereof and (iii) the grant of options to purchase Company Common Stock not to exceed 300,000 shares in the aggregate; provided that all options granted shall have an exercise price equal to the fair market value thereof (which in no event shall be less than $2.60 per share) on the date of grant and shall otherwise be upon the Company’s customary terms, and provided further that no options may be granted after the delivery by the Company of the Capitalization Certificate pursuant to Section 7.17;

(c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

(d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and the Acquired Subsidiaries, taken as a whole;

(e) whether or not in the ordinary course of business, sell, lease, license, encumber, dispose of or otherwise transfer any assets material to the Company and the Acquired Subsidiaries, taken as a whole (including any material accounts, leases, contracts or intellectual property or any material assets or the stock of any of the Acquired Subsidiaries, but excluding the sale of inventory in the ordinary course of business);

(f) enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company or any Acquired Subsidiary or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any location;

(g) except for a confidentiality agreement as permitted by Section 7.2, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of the Acquired Subsidiaries;

(h) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Acquired Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of the Company or any Acquired Subsidiary in the ordinary course of business) or capital contributions to, or investment in, any other person, other than the Company or any of the Acquired Subsidiaries; except in the case of (i), draw-downs in the ordinary course of business under revolving credit facilities in existence on the date hereof;

(i) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $11.5 million in the aggregate for the Company and its Subsidiaries, taken as a whole, of which no more than $3 million in the aggregate may be used for the Spinco Business;

(j) make any changes in accounting methods, principles or practices in effect at December 31, 2003, except to the extent required by a change in GAAP, as concurred in by its independent public auditors, or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(k) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any of the Acquired Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company of any of the Acquired Subsidiaries);

(l) except in the ordinary course of business, (i) enter into any material contract or agreement or (ii) license any material intellectual property rights to or from any third party;

(m) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any Employee Agreement for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (whether in cash, stock, equity securities, property or otherwise), (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, (iv) pay any material benefit not provided for as of the date of this Agreement under any Employee Benefit Plan or Employee Agreement or (v) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan or Employee Agreement;

(n) make or rescind any material Tax election, settle or compromise any material Tax liability, amend any material Tax return, adopt or change any material accounting method in respect of Taxes, or consent to any extension or waiver of the applicable statute of limitations in respect of Taxes;

(o) initiate, compromise, pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), litigation or arbitration proceeding for an amount in the aggregate that exceeds $100,000, exclusive of any amounts covered by Company insurance policies;

(p) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(q) hire any employee who would have an annual base salary in excess of $200,000; or

(r) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

      6.2     Conduct of Source’s Business Pending the Merger. Except as expressly provided herein or as consented to in advance in writing by the Company (such consent not to be unreasonably withheld or delayed), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, Source shall, and shall cause each of its Subsidiaries to, (i) act and carry on its business in the ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), (ii) comply in all material respects with applicable laws, rules and regulations, and (iii) use commercially reasonable efforts, consistent with past practices, to maintain and preserve its and each of its Subsidiaries’ business organization, assets and properties, keep available the services of its present officers and key employees and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, except as expressly provided by this Agreement or by Section 6.2 of the Source Disclosure Schedule, Source shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Company not to be unreasonably withheld or delayed:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of Source to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (except, in the case of this clause (iii), for the acquisition in compliance with any applicable laws of Source Common Stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to Source);

(b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than (i) the issuance of Source Common Stock upon the exercise of Source Stock Options, Source Off-Plan Options and Source Warrants, and (ii) the grant of options to purchase Source Common Stock not to exceed 200,000 shares in the aggregate; provided that all options granted shall have an exercise price equal to the fair market value thereof on the date of grant and shall otherwise be upon Source’s customary terms, and provided further that no options may be granted after the delivery by Source of the Capitalization Certificate pursuant to Section 7.16);

(c) amend its articles of incorporation, bylaws or other comparable charter or organizational documents, except for approval of the Bylaws Amendment (as defined below);

(d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to Source and its Subsidiaries, taken as a whole;

(e) whether or not in the ordinary course of business, sell, lease, license, encumber, dispose of or otherwise transfer any assets material to Source and its Subsidiaries, taken as a whole (including any material accounts, leases, contracts or intellectual property or any material assets or the stock of any of its Subsidiaries, but excluding the sale of inventory in the ordinary course of business);

(f) enter into any agreement or arrangement that materially limits or otherwise materially restricts Source, any of its Subsidiaries or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any location;

(g) adopt or implement any stockholder rights plan;

(h) except for a confidentiality agreement as permitted by Section 7.2, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Source or any of its Subsidiaries;

(i) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Source or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of Source or any of its Subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other person, other than Source or any of its direct or indirect wholly owned Subsidiaries; except in the case of (i), draw-downs in the ordinary course of business under revolving credit facilities in existence on the date hereof;

(j) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $750,000 in the aggregate for Source and its Subsidiaries, taken as a whole;

(k) make any changes in accounting methods, principles or practices in effect at January 31, 2004, except to the extent required by the SEC or a change in GAAP, as concurred in by its independent public auditors, or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(l) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Source or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Source of any of its Subsidiaries);

(m) except in the ordinary course of business, (i) enter into any material contract or agreement or (ii) license any material intellectual property rights to or from any third party;

(n) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any Source Employee Agreement for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (whether in cash, stock, equity securities, property or otherwise), (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, (iv) pay any material benefit not provided for as of the date of this Agreement under any Source Employee Benefit Plan, or (v) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Source Employee Benefit Plan or Source Employee Agreement;

(o) make or rescind any material Tax election, settle or compromise any material Tax liability, amend any material Tax return, adopt or change any material accounting method in respect of Taxes, or consent to any extension or waiver of the applicable statute of limitations in respect of Taxes;

(p) initiate, compromise, pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), litigation or arbitration proceeding for an amount in the aggregate that exceeds $100,000, exclusive of any amounts covered by Source insurance policies;

(q) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(r) hire any employee who would have an annual base salary in excess of $200,000; or

(s) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

      6.3     Disposition of Spinco Business. The Company will use all commercially reasonable efforts to consummate the Distribution in accordance with Appendix A and will inform Source promptly of any material developments relating thereto.

      6.4     Reincorporation of Source. Prior to, at or following the Closing, Source may reincorporate from its current state of incorporation of Missouri into Delaware (the “REINCORPORATION”). In the event that Source consummates the Reincorporation, and in connection therewith, Source shall be permitted to take all actions necessary to effect the Reincorporation. Without limiting the foregoing, Source shall be permitted to: (i) execute and deliver a merger agreement or other appropriate transaction document to effect the Reincorporation, and consummate the transactions contemplated therein, (ii) adopt a Certificate or Articles of Merger and file such Certificate or Articles with the Secretary of State of Delaware or other state reasonably determined by Source’s Board of Directors to effect the Reincorporation, (iii) file and record all such other filings, authorizations declaration, registrations with, or notice to, or authorization, consent or approval of, any Governmental Authority as are necessary in connection with the Reincorporation, (iv) enter into other agreements and instruments, containing provisions that are appropriate or customary for public companies, including, without limitation, indemnification agreements for officers and directors, and (v) have Source’s Board of Directors take all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” will not apply to the execution, delivery or performance of this Agreement or the Source Voting Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement, including the Reincorporation (such items contained in subsections (ii) and (iii) hereof being defined as “REINCORPORATION FILINGS”). The Company’s consent shall be required in connection with the final form and content of the certificate of incorporation and bylaws of the surviving Delaware entity in the Reincorporation and other agreements to be entered into in connection with the Reincorporation, which, in each case, shall not be unreasonably withheld.

ARTICLE VII

ADDITIONAL AGREEMENTS

      7.1     Access to Information.

      (a) Subject to applicable law, the Company shall afford, and cause its Subsidiaries to afford, to Source and its accountants, counsel, financial advisors and other representatives and Source and its Subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives full access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another such information concerning their respective businesses, properties and personnel as Source or the Company, as the case may be, shall reasonably request. Any investigation pursuant to this Section 7.1 shall be conducted in a manner which will not interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section 7.1 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

      (b) The parties hereto acknowledge that Source and the Company have previously executed a Confidentiality Agreement, dated as of July 15, 2004 (the “CONFIDENTIALITY AGREEMENT”), which shall continue in full force and effect in accordance with its terms, except as expressly modified by this Agreement.

      7.2     No Solicitation.

      (a) Neither the Company nor Source shall authorize or permit any of their respective directors, officers, investment bankers (or other financial advisors), attorneys or accountants, and neither shall authorize or knowingly permit any of their respective employees or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives being referred to herein, collectively, as “REPRESENTATIVES”), to directly or indirectly:

(i) solicit or initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal,

(ii) (A) participate or engage in discussions or negotiations with, or (B) disclose or provide any non-public information relating to itself or its Subsidiaries to, or afford access to any of its properties, books or records or that of its Subsidiaries to, any Person with respect to an Acquisition Proposal or

(iii) enter into any agreement or agreement in principle with any Person with respect to an Acquisition Proposal,

provided, however, that prior to (1) in the case of the Company, obtaining the approval of the Company Voting Proposal at the Company Meeting (or by written consent of the stockholders of the Company) or (2) in the case of Source, obtaining the approval of the Source Voting Proposal at the Source Meeting, the Company or Source, as applicable, and its Representatives may take any of the actions described in clause (ii) of this subsection (a) in response to any Person that has made a bona fide written Acquisition Proposal if, but only if, (A) such Person has submitted a written Acquisition Proposal which did not result from a violation by the Company or Source, as applicable, of its obligations under this Section 7.2, (B) the Company Board or the Source Board, as applicable (the “APPLICABLE BOARD”), has determined in good faith by resolution duly adopted, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, (C) in the case of Section 7.2(a)(ii)(B), such Person has entered into a confidentiality agreement with the Company or Source, as applicable on terms that are no less favorable to the other than the Confidentiality Agreement (which shall not preclude discussions or negotiations with the Company or Source, as applicable, relating to the proposal or offer from such Person required by this Section 7.2 and which shall not contain any exclusivity provision or other term that could restrict in any manner the other party’s ability to consummate the transactions contemplated by this Agreement), and (D) prior to, or substantially concurrent with, disclosing or providing any such non-public information, the Company or Source, as applicable, shall disclose or provide all such information to the other.

      (b) Each of the Company and Source shall promptly advise the other, in writing (and in any event within one business day of attaining knowledge), of its receipt of any Acquisition Proposal or any proposal, inquiry or request related to, or that could reasonably be expected to lead to, any Acquisition Proposal. Each of the Company and Source shall promptly provide the other, in writing, with the terms and conditions of any such Acquisition Proposal, or such proposal, inquiry or request, and the identity of the Person making the same. Each of the Company and Source shall promptly inform the other of any material changes in the status and any material changes or modifications in the terms of any Acquisition Proposal, proposal, inquiry or request. Promptly upon determination by the Applicable Board that an Acquisition Proposal constitutes a Superior Proposal, the Company or Source, as applicable, shall deliver to the other a written notice advising them that the Applicable Board has so determined, specifying the terms and conditions of such Superior

Proposal and the identity of the Person making such Superior Proposal, and providing the other party with a copy of the Superior Proposal.

      (c) The Source Board has adopted a resolution recommending the approval of this Agreement and the issuance of the Source Common Stock in the Merger and the other transactions contemplated hereby by the stockholders of Source (the “SOURCE RECOMMENDATION”), and, except as provided in the next sentence, the Board of Directors of Source shall at all times maintain the Source Recommendation. The Source Board shall be permitted to (i) withdraw or modify in a manner adverse to the Company (or not to continue to make) the Source Recommendation, (ii) approve or recommend a Superior Proposal, and/or (iii) enter into an agreement regarding such Superior Proposal if, but only if, (a) a majority of the Source Board has determined in good faith, following consultation with outside counsel, that taking such action is required in order for the members of the Source Board to comply with their fiduciary duties to the stockholders of Source under applicable law, (b) Source has given the Company three (3) Business Days’ prior written notice of its intention to take such action, and Source shall have considered in good faith, with respect to actions set forth in clauses (i), (ii) and (iii) of this Section 7.2(c), any proposed changes to this Agreement proposed by the Company (it being understood and agreed that any material amendment to the financial or other material terms of a Superior Proposal, if any, shall require a new three (3) Business Day period to afford the Company the opportunity to negotiate with Source), and (c) Source has materially complied with its obligations under this Section 7.2 with respect to such Superior Proposal, if any. Nothing in this Section 7.2 shall prohibit Source or the Source Board from taking and disclosing to its stockholders a position, or any information, with respect to an Acquisition Proposal by a Third Party to the extent required under applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) or stock exchange regulation; provided that unless and until this Agreement is terminated in accordance with Section 9.4(c) hereof, nothing in this sentence shall affect the obligations of Source and its Board of Directors under any other provision of this Agreement, including Section 7.7(c).

      (d) Definition. For purposes of this Agreement,

(i) “Acquisition Proposal” means any inquiry, offer or proposal from any Third Party (whether or not in writing) (other than an offer or proposal by or on behalf of the other party, including the Merger and the transactions contemplated hereby) relating to, or that could reasonably be expected to lead to: (a) a transaction pursuant to which any Third Party acquires or would acquire Beneficial Ownership of more than fifteen percent (15%) of the outstanding voting power of Source or the Company, as applicable, whether from it or pursuant to a tender offer, exchange offer or otherwise, (b) a merger, consolidation, business combination, reorganization, share exchange, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in a Third Party acquiring fifteen percent (15%) or more of the fair market value of the assets of Source or the Company, as applicable, and its Subsidiaries, taken as a whole, (c) any transaction which would result in a Third Party acquiring fifteen percent (15%) or more of the fair market value of the assets (including, without limitation, the capital stock of Subsidiaries) of Source or the Company, as applicable, and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise), or (d) any combination of the foregoing.

(ii) “Superior Proposal” means any bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50% for purposes of this definition) that a majority of the members of the Applicable Board determines in good faith by resolution duly adopted, after consultation with its outside legal counsel and its financial advisor, (a) could result in a transaction, that, if consummated, is more favorable to the stockholders of Source or the Company, as applicable, from a financial point of view than the Merger (after taking into account any revisions made or proposed by the Company), (b) is reasonably capable of being consummated on the terms proposed (taking into account all legal, financial, regulatory and other relevant considerations) and (c) has committed financing, is not subject to a financing contingency or has financing that is reasonably likely to be obtained.

      (e) The Company and Source shall use commercially reasonable efforts to inform their respective Representatives of the obligations of the Company and Source, as applicable, under Section 7.2(a).

      7.3     Proxy Statement/ Prospectus; Registration Statement. As promptly as practical after the execution of this Agreement, Source and the Company shall jointly prepare the Registration Statement, which shall include the Proxy Statement/ Prospectus, and Source shall file the Registration Statement with the SEC. The Company shall provide promptly to Source such information concerning its business and financial statements (including without limitation, financial statements in compliance with Regulation S-X) and affairs as, in the reasonable judgment of Source, may be required or appropriate for inclusion in the Proxy Statement/ Prospectus and the Registration Statement, or in any supplements or amendments thereto, and cause its counsel and auditors to cooperate with Source’s counsel and auditors in the preparation of the Proxy Statement/ Prospectus and the Registration Statement. Each of the Company and Source shall respond to any comments of the SEC and shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Source and the Company shall cause the Proxy Statement/ Prospectus to be mailed to their respective securityholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Source shall notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement/ Prospectus or any filing pursuant to Section 7.4(a)(iii) or for additional information and shall supply the Company with copies of all such correspondence. Source shall provide the Company with a reasonable opportunity to review and comment on any and all correspondence between Source or any of its representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/ Prospectus, the Merger or any filing pursuant to Section 7.4(a)(iii) and will provide the Company with copies of any such correspondence. Each of the Company and Source shall use commercially reasonable efforts to cause all documents it is responsible for filing with the SEC or other regulatory authorities under this Section 7.3 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs with respect to Source or the Company that is required to be set forth in an amendment or supplement to the Proxy Statement/ Prospectus, the Registration Statement or any filing pursuant to Section 7.4(a)(iii), Source or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing or assisting in filing with the SEC or its staff or any other Governmental Authority or government officials, or mailing or assisting in preparing and mailing to securityholders of Source and the Company, such amendment or supplement. Source shall provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/ Proxy Statement prior to filing such with the SEC, and will provide a copy of all filings made with the SEC.

      7.4     Commercially Reasonable Efforts; Agreement to Cooperate.

      (a) The Company and Source shall use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Authority or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or Source or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law, and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and Source shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and Source shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/ Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Company and Source agree that nothing contained in this Section 7.4(a) shall modify or affect their respective rights and responsibilities under Section 7.4(b).

      (b) Subject to the terms hereof, the Company and Source agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade reasonably determined by the parties to apply (collectively “ANTITRUST LAWS”), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to each use commercially reasonable efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law, provided, that, nothing in this Section 7.4 shall require either Source or the Company (i) to license, sell, divest or dispose of any material assets or businesses of Source or the Company or any of their respective Subsidiaries or (ii) otherwise take or commit to take any action that limits in any material respect the freedom of action with respect to, or the ability to retain, any of the assets or business of the Company or Source or their respective Subsidiaries. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

      (c) The Company agrees to cooperate and use its commercially reasonable efforts to assist Source in connection with the implementation and assessment of internal controls over financial reporting under SOX and to take such other actions reasonably requested by Source to further comply with SOX and the rules and regulations promulgated thereunder by the SEC and Nasdaq.

      7.5     Public Statements. Except as may be required by applicable law or any listing agreement with a national securities exchange or association, the parties shall consult with each other and agree prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation and agreement.

      7.6     Notification of Certain Matters. Each of the Company and Source agrees to give prompt notice to the other such party of, and to use commercially reasonable efforts to remedy (a) the occurrence or failure to occur of any event, which occurrence or failure to occur would reasonably be expected to cause any of the representations or warranties of the Company or Source, as the case may be, in this Agreement to constitute a Company Material Adverse Effect or a Source Material Adverse Effect, as the case may be, and (b) any failure on the part of the Company or Source, as the case may be, to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied thereby hereunder in all material respects; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.7     Approval of Stockholders.

      (a) Source shall use commercially reasonable efforts to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the Registration Statement the Source Meeting for the purpose of considering and voting upon the Source Voting Proposal, among other things. Subject to Section 7.2, (i) the Source Board shall recommend approval and adoption of the Source Voting Proposal by the stockholders of Source and include such recommendation in the Proxy Statement/ Prospectus and (ii) neither the Source Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Company, the recommendation of the Source

Board that Source’s stockholders vote in favor of the Source Voting Proposal. Subject to Section 7.2, Source shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Source Voting Proposal. Notwithstanding anything to the contrary contained in this Agreement, after consultation with the Company, Source may adjourn or postpone the Source Meeting to the extent necessary (i) to ensure that any required supplement or amendment to the Proxy Statement/ Prospectus is provided to Source’s stockholders or (ii) if, as of the time for which the Source Meeting is originally scheduled (as set forth in the Proxy Statement/ Prospectus), there are insufficient shares of Source Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Source Meeting.

      (b) The Company shall use commercially reasonable efforts to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the Registration Statement, the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal (or seek the written consent of the stockholders of the Company to approve the Company Voting Proposal). The Company Board shall recommend approval of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement/ Prospectus and neither the Company Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Source, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal. The Company shall use commercially reasonable efforts to solicit from its stockholders proxies or written consents in favor of the Company Voting Proposal. Notwithstanding anything to the contrary contained in this Agreement, after consultation with Source, the Company may adjourn or postpone the Company Meeting to the extent necessary (i) to ensure that any required supplement or amendment to the Proxy Statement/ Prospectus is provided to the Company’s stockholders or (ii) if, as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement/ Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.

      (c) Source and the Company shall call, give notice of, convene and hold the Source Meeting and Company Meeting (or seek the written consent of the stockholders of the Company), respectively, in accordance with this Section 7.7 for the purpose of voting upon or approving the Source Voting Proposal and the Company Voting Proposal, respectively, and shall submit the Source Voting Proposal and the Company Voting Proposal, respectively, to their respective stockholders for the purpose of acting upon such proposal whether or not (i) the Source Board, at any time subsequent to the date hereof determines, in the manner permitted by Section 7.2(c), that this Agreement is no longer advisable or recommends that the stockholders of Source reject it, or (ii) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to Source.

      7.8     Section 16 Matters. Source shall take all steps reasonably necessary to cause the acquisition of shares of Source Common Stock or other equity securities (including stock options and other derivative securities) of Source in connection with the Merger by each director or officer of the Company functioning as a director or officer of Source following the Merger to be exempt pursuant to Rule 16b-3 under the Exchange Act.

      7.9     368(a) Reorganization. The Company and Source shall each use commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

      7.10     NASDAQ National Market Listing. Source shall, if required by the rules of The Nasdaq Stock Market, Inc., file with The Nasdaq Stock Market, Inc. a Notification Form: Listing of Additional Shares with respect to the Source Common Stock issuable pursuant to the transactions contemplated by this Agreement.

      7.11     Corporate Governance.

      (a) Board of Directors.

(i) Composition. At the Effective Time, the Source Board will be comprised of eleven directors, to consist of six members of the Source Board designated by Source (including the current Chairman and

Chief Executive Officer of Source, S. Leslie Flegel and Ariel Emanuel) before the mailing of the Proxy Statement/ Prospectus, three of whom must be “independent” under the rules of the NASD and the SEC with respect to Source (the “SOURCE DESIGNATED DIRECTORS”) and five individuals designated by the Company (three of whom must be “independent” under the rules of the NASD and the SEC with respect to Source) before the mailing of the Proxy Statement/ Prospectus (the “COMPANY DESIGNATED DIRECTORS”). Such directors shall be initially appointed as follows: (A) three Company Designated Directors to the class whose term expires at the 2005 annual meeting of Source shareholders, (B) one Company Designated Director and three Source Designated Directors to the class whose term expires at the 2006 annual meeting of Source shareholders and (C) one Company Designated Director and three Source Designated Directors to the class whose term expires at the 2007 annual meeting of Source shareholders. If any Source Designated Director or Company Designated Director shall be unable or unwilling to serve as a director at the Effective Time, the party that designated such individual as indicated above shall designate another individual to serve in such individual’s place.

(ii) Committees. As soon as reasonably practicable following the Effective Time, the Source Board will take all actions necessary to cause the membership of each its standing committees (i) to include one Company Designated Director and (ii) to be comprised of a majority of Source Designated Directors, each to the extent that such individual’s membership on a given committee is permitted by the applicable rules and regulations of the SEC and Nasdaq and consented to by the individual.

      (b) Immediately following the Effective Time, the executive officers of Source shall be comprised of Alan Tuchman, who shall be appointed as Executive Vice President, and the following current officers of Source: S. Leslie Flegel, Chairman and Chief Executive Officer; James R. Gillis, President and Chief Operating Officer; Jason S. Flegel, Executive Vice President, John A. Amann, Executive Vice President and Marc Fierman, Chief Financial Officer.

      (c) The Source Board shall amend its Bylaws effective at the Effective Time, to, among other things, (i) provide that the Source Board shall consist of between three (3) and eleven (11) directors, with the exact number to be specified by resolution approved by Supermajority Board Approval; (ii) provide that the consummation of a Change of Control (as defined in Article XI) or any further amendment to the Bylaws shall require Supermajority Board Approval; (iii) until the Minimum Holding Date, provide that if any Company Designated Director or Stockholder Designated Director is unable to fulfill his or her term in office, for whatever reason, either as a result of death, resignation, retirement or removal, then the remaining Company Designated Directors and the Stockholder Designated Directors shall have the exclusive right to designate an individual to fill such vacancy; and (iv) until the Minimum Holding Date, provide that if any Source Designated Director is unable to fulfill his or her term in office, for whatever reason, either as a result of death, resignation, retirement or removal, then the remaining Source Designated Directors shall have the exclusive right to designate an individual to fill such vacancy (the “BYLAWS AMENDMENT”).

      (d) Immediately following the Effective Time, the executive headquarters of Source and the Surviving Entity shall be located in Bonita Springs, Florida and the operating headquarters of the Surviving Entity shall be in Coral Springs, Florida.

      7.12     Employee Benefits; Termination of Plans; Stock Option Plans.

      (a) Following the Effective Time, Source will give each employee of the Company who continues as an employee of the Surviving Entity immediately following the Merger (a “CONTINUING EMPLOYEE”) full credit for prior service with the Company or the Acquired Subsidiaries for purposes of (i) eligibility and vesting under any Source employee benefit plans, (ii) determination of benefits levels under any Source employee benefit plan or policy relating to vacation or severance and (iii) determination of “retiree” status under any Source employee benefit plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such crediting would (A) result in a duplication of benefits or (B) otherwise cause Source or its Subsidiaries or any Source employee benefit plan or trust relating thereto to accrue or pay for benefits that relate to any time period prior to the Continuing Employee’s participation in the Source employee benefit plan. Source agrees that each otherwise eligible Continuing Employee shall be eligible to either: (i) participate in Source employee benefit plans as permitted by the terms of such Source employee benefit plans, (ii) participate in Employee Benefit Plans or Employee Agreements that are continued by Source, or (iii) a combination of clauses (i) and (ii) so that each Continuing Employee is eligible for benefits that are substantially similar in the aggregate to those of similarly situated employees of Source.

      (b) Effective no later than the day immediately preceding the Effective Time, the Company shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement that Source elects to terminate by providing written notice to the Company within a reasonable time prior to the Effective Time (collectively, “COMPANY TERMINATING PLAN(S)”). Source agrees that the Continuing Employees shall be eligible to participate, to the extent they were eligible to participate in the Company Terminating Plan, in a comparable Source plan, program or arrangement, as promptly following the Effective Time as is permitted by the terms of such Source plan, program or arrangement. If Source provides such notice to terminate the Terminating Plan(s) to the Company, no later than three business days prior to the Effective Time, the Company shall provide Source with evidence that such Company Terminating Plan(s) have been terminated (effective no later than the day immediately preceding the Effective Time) pursuant to resolutions of the Company’s Board of Directors. The Company shall take such reasonable actions as required by Source to effect the provisions of this Section 7.12(b).

      (c) Effective as of the Effective Time, Source will assume all Company Option Plans. The Company shall take such reasonable actions prior to the Effective Time as are reasonably necessary to effect the provisions of this Section 7.12(c), including taking such actions as may be required to confirm that the Source Board of Directors (or its committee) shall, effective as of the Effective Time, become the administrator of the assumed Company Option Plans and shall have any and all amendment authority with respect thereto. For the avoidance of doubt, the parties agree that the assumption by Source of the Company Option Plans in accordance with this Agreement does not adversely affect the rights of the holders of options under such Company Option Plans.

      (d) Prior to the Effective Time, the Company shall take all action necessary under the Company Option Plans or otherwise to permit Source to assume the Company Options in accordance with Section 3.3 and shall have timely provided any notices to optionees required under the Company Option Plans or other agreements.

      7.13     Affiliate Agreement. At least 30 days prior to the Closing Date, the Company shall deliver to Source a list of names and addresses of those persons who were, in the reasonable judgment of Source and the Company, at the record date for such party’s stockholders’ meeting to approve the Merger, “affiliates” (as that term is used in Rule 145 promulgated under the Securities Act including those individuals listed in Section 7.13 of Company Disclosure Schedule). The Company shall use its commercially reasonable efforts to cause each “affiliate” so identified who has not previously delivered an Affiliate Agreement to Source to deliver to Source, on or prior to the Effective Time, an Affiliate Agreement. Source shall be entitled to place appropriate legends on the certificates evidencing the Source Common Stock to be received by the Company’s affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Source Common Stock, to the effect that the shares received or to be received by such Company affiliate pursuant to this Agreement may only be sold, transferred or otherwise conveyed pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption from registration provided under the Securities Act.

      7.14     Indemnification of Officers and Directors; Directors’ and Officers’ Insurance.

      (a) Source shall cause all rights to indemnification existing in favor of those Persons who are officers and directors of the Company and the Acquired Subsidiaries as of the date of this Agreement (the “INDEMNIFIED PERSONS”) for their acts and omissions occurring prior to the Effective Time, whether provided in the Company’s Certificate of Incorporation, bylaws or other charter documents (as in effect as of the date of this Agreement) or as provided in indemnification agreements between the Company or an Acquired Subsidiary set forth on Section 7.14 of the Company Disclosure Schedule and said Indemnified Persons (as in effect as of the date of this Agreement) to survive the Merger and be observed by Source or the Surviving

Entity to the fullest extent permitted by the DGCL until not earlier than the sixth anniversary of the Effective Time.

      (b) From the Effective Time until the sixth anniversary of the Effective Time, Source shall cause the Surviving Entity to provide officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company’s officers’ and directors’ liability insurance policy in effect as of the date hereof, in an amount, on terms, and with scope of coverage comparable to those applicable to such policy; provided, however, that notwithstanding the foregoing, the Surviving Entity shall not be required to pay an aggregate premium on such insurance policy for such entire six (6) year period that is greater than 300% of the annual premium payable under the Company’s directors’ and officers’ insurance policy in effect as of the date hereof; and provided further, however, that notwithstanding the foregoing, Source may satisfy its obligations under this Section 7.14 by purchasing a “tail” policy under the Company’s existing directors’ and officers’ insurance policy. If notwithstanding the use of commercially reasonable efforts to do so, Source is unable to maintain or obtain the insurance called for in this Section 7.14(b), the Surviving Entity shall obtain as much comparable insurance as available for the maximum amount set forth in the preceding sentence.

      (c) The provisions of this Section 7.14 are intended to be in addition to the rights otherwise available to the Indemnified Persons by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons, and their respective heirs and representatives.

      7.15     Conversion of Company Preferred Stock. The Company shall effect a conversion of all outstanding Company Preferred Stock into Company Common Stock prior to the Effective Time.

      7.16     Capitalization Certificate. Ten (10) Business Days prior to the Source Meeting: (i) Source shall furnish the Company with a certificate from its appropriate officers setting forth a true and correct calculation of the Aggregate Share Number and (ii) the Company shall furnish Source with a certificate from its appropriate officers setting forth the true and correct estimate of the capitalization of the Company immediately prior to the Effective Time, after giving effect to all accrued and unpaid dividends on the Company Preferred Stock and the conversion of all Company Preferred Stock, setting forth (A) the Outstanding Company Common Amount as of the Effective Time and (B) the Outstanding Company Option Amount (each a “CAPITALIZATION CERTIFICATE”). In the case of the Company’s Capitalization Certificate, Company shall include a list naming each record holder of Company Common Stock, Company Option, Company Warrant or other right, the number of shares held or subject to such Company Option, Company Warrant or other right (in each case after giving effect to all accrued and unpaid dividends on the Company Preferred Stock and the conversion of all Company Preferred Stock) and the best available address known to the Company for each security holder. Each Capitalization Certificate, together with such mutually agreed modifications, shall serve as the basis for the capitalization certificate to be delivered at the Closing (each, a “FINAL CAPITALIZATION CERTIFICATE”).

ARTICLE VIII

CONDITIONS

      8.1     Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) The Source Voting Proposal shall have been approved in the manner required by applicable law, by the applicable regulations of The Nasdaq Stock Market, Inc. and by the vote of the requisite holders of the issued and outstanding shares of capital stock of Source under applicable law and the certificate of incorporation of Source. The Company Voting Proposal shall have been approved in the manner required by applicable law and by the vote or written consent of the requisite holders of the issued and outstanding shares of capital stock of the Company under applicable law and the certificate of incorporation of the Company.

(b) Any applicable waiting periods or consents under the HSR Act or any other applicable Antitrust Laws relating to the Merger shall have expired, been terminated or been granted, as applicable.

(c) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its commercially reasonable efforts to have any such injunction lifted.

(d) Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have a Source Material Adverse Effect or a Company Material Adverse Effect shall have been filed, been obtained or occurred on terms and conditions which could not reasonably be likely to have a Source Material Adverse Effect or a Company Material Adverse Effect.

(e) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for such purpose and no similar proceeding in respect of the Prospectus/ Proxy Statement, shall have been initiated or threatened in writing (and not abandoned or withdrawn) by the SEC or its staff.

(f) Prior to the Closing Date, the Source Common Stock to be issued pursuant to the transactions contemplated by this Agreement shall be approved for listing on the Nasdaq National Market subject to official notice of issuance.

(g) Source shall have amended its Articles of Incorporation to increase the authorized shares of Source Common Stock from 40,000,000 to 100,000,000 or shall have effected the Reincorporation to provide for an adequate number of shares of Common Stock for the Share Issuance.

(h) The Company shall have obtained the consent of its primary lender, General Electric Capital Corporation (“GECC”), or the Company or Source shall have entered into an alternative financing arrangement for the combined company on terms no less favorable than those offered by GECC.

(i) The Distribution shall have been consummated in accordance with Appendix A.

      8.2     Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (any of which may be waived, in writing, by the Company in its sole discretion):

(a) The representations and warranties of Source contained in Article IV of the Agreement shall be accurate as of the date of this Agreement and as of the Effective Time as if made as of the Effective Time, except to the extent that such representations and warranties refer to a specific date, in which case such representations and warranties shall have been accurate as of such date, provided, however, that this Section 8.2(a) shall be deemed to be satisfied so long as any failures of such representations and warranties to be so accurate, in the aggregate, do not constitute a Source Material Adverse Effect as of the Effective Time (it being understood that, for purposes of determining the accuracy of the representations and warranties of Source all “Source Material Adverse Effect” qualifications and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded). The Company shall have received a certificate signed on behalf of Source by the chief executive officer and the chief financial officer of Source to such effect.

(b) Source shall have performed in all material respects the obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of Source by the chief executive officer and the chief financial officer of Source to such effect.

(c) Except as contemplated in the Source Disclosure Schedule, there shall not have occurred, since the date of this Agreement, any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a Source Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Source by the chief executive officer and the chief financial officer of Source to such effect.

(d) The Company shall have received a written opinion from its tax counsel, Munger, Tolles & Olson, LLP, in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; provided, however, that if the counsel of the Company does not render such opinion, this condition shall nonetheless be satisfied with respect to the Company if counsel to Source renders such opinion to Source. The parties to this Agreement agree to make such reasonable representations as requested by their counsel for the purpose of rendering such opinions.

(e) The Bylaws Amendment shall have been approved and adopted by the Source Board prior to the effectiveness of the Merger.

(f) The Company shall have received a true and correct Final Capitalization Certificate from Source and such Final Capitalization Certificate shall be true and correct immediately prior to the Effective Time.

(g) Source shall have obtained resignations from the members of its Board of Directors who will not continue on the Board of Directors at the Effective Time.

(h) Source shall have executed and delivered the Stockholder’s Agreement to the Principal Stockholder.

(i) Source shall have executed and delivered the Consulting Agreement to Yucaipa.

      8.3     Conditions to Obligation of Source and Merger Sub to Effect the Merger. The obligations of Source and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (any of which may be waived by Source in its sole discretion):

(a) The representations and warranties of the Company contained in Article V of the Agreement shall be accurate as of the date of this Agreement and as of the Effective Time as if made as of the Effective Time, except to the extent that such representations and warranties refer to a specific date, in which case such representations and warranties shall have been accurate as of such date, provided, however, that this Section 8.3(a) shall be deemed to be satisfied so long as any failures of such representations and warranties to be so accurate, in the aggregate, do not constitute a Company Material Adverse Effect as of the Effective Time (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Company, all “Company Material Adverse Effect” qualifications and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded). Source shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and Source shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) Except as contemplated in the Company Disclosure Schedule, there shall not have occurred, since the date of this Agreement, any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a Company Material Adverse Effect; and Source shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(d) Dissenters’ rights, as contemplated by Section 3.5 hereof, shall not have been exercised with respect to more than five percent (5%) of the outstanding shares of Company Common Stock.

(e) All shares of Company Preferred Stock shall have been converted into Company Common Stock prior to the Effective Time.

(f) Source shall have received a written opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; provided, however, that if the counsel of Source does not render such opinion, this condition shall nonetheless be satisfied with respect to the Source if counsel to the Company renders such opinion to the Company. The parties to this Agreement agree to make such reasonable representations as requested by their counsel for the purpose of rendering such opinions.

(g) Source shall have received a true and correct Final Capitalization Certificate from the Company and such Final Capitalization Certificate shall be true and correct immediately prior to the Effective Time.

(h) Each of the agreements listed on Section 8.3(h) of the Company Disclosure Schedule shall have been terminated.

(i) The Principal Stockholder shall have executed and delivered the Stockholder’s Agreement to Source.

(j) Yucaipa shall have executed and delivered the Consulting Agreement to Source.

ARTICLE IX

TERMINATION; FEES AND EXPENSES

      9.1     Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written agreement of the parties hereto.

      9.2     Termination by Source or the Company. This Agreement may be terminated and the Merger may be abandoned by either Source or the Company if:

(a) the Merger shall not have been consummated by April 30, 2005 (the “TERMINATION DATE”), provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been a principal cause of the failure to consummate the Merger by the Termination Date;

(b) at the Company Meeting (including any adjournment or postponement permitted by this Agreement), at which a vote on the Company Voting Proposal is taken, the requisite vote of the stockholders of the Company in favor of the Merger shall not have been obtained, or if the Company has not provided notice for a Company Meeting, the failure to obtain the requisite written consents of the stockholders of the Company necessary to approve the Company Voting Proposal by the date of the Source Meeting (provided, however, that the right to terminate this Agreement under this Section 9.2(b) shall not be available to: (x) any party whose failure to fulfill any obligation under this Agreement has been a principal cause of the failure to obtain such requisite vote or (y) the Company, if the failure to obtain such requisite vote has been principally caused by a breach of the Shareholder’s Voting Agreement by any party thereto other than Source);

(c) at the Source Meeting (including any adjournment or postponement permitted by this Agreement), at which a vote on the Source Voting Proposal is taken, the requisite vote of the stockholders of Source in favor of the Source Voting Proposal shall not have been obtained (provided, however, that the right to terminate this Agreement under this Section 9.2(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of the failure to obtain such requisite vote); or

(d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to clause (d) above shall have used its commercially reasonable efforts to remove such order, decree or ruling.

      9.3     Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board if:

(a) (i) Source shall have materially and knowingly breached any of its obligations under Section 7.2 or Section 7.7(c) (other than breaches under Section 7.7(c) which are cured within 15 days or such longer period as may be required under applicable law and/or Source’s Articles of Incorporation or bylaws after notice from the Company) of this Agreement;

(ii) the Source Board shall (A) withdraw, modify, condition or qualify the Source Recommendation in a manner adverse to the Company, (B) approve or recommend to the stockholders of Source an Acquisition Proposal (other than by the Company or its Affiliates), (C) approve or recommend that the stockholders of Source tender their shares in any tender or exchange offer that is an Acquisition Proposal (other than by the Company or its Affiliates), or (D) approve a resolution or agree to do any of the foregoing; or

(ii) any Third Party acquires Beneficial Ownership of a majority of the outstanding Source Common Stock; or

(b) there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Source set forth in this Agreement, which breach (i) would cause the conditions set forth in Section 8.2(a) or (b) not to be satisfied, and (ii) shall not have been cured within 15 days following receipt by Source of written notice of such breach from the Company (except in the case of a breach that is not curable or efforts to cure such breach have ceased).

      9.4     Termination by Source. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Source Board if:

(a) the Company shall have materially and knowingly breached any of its obligations under Section 7.2 or Section 7.7(c) (other than breaches under Section 7.7(c) which are cured within 15 days after notice from Source) of this Agreement; or

(b) there has been a breach of or failure to perform any representation, warranty, covenant or agreement (other than those referred to elsewhere in this Section 9.4) on the part of the Company set forth in this Agreement, which breach (i) would cause the conditions set forth in Section 8.3(a) or (b) not to be satisfied, and (ii) shall not have been cured within 15 days following receipt by the Company of written notice of such breach from Source (except in the case of a breach that is not curable or efforts to cure such breach have ceased); or

(c) Source concurrently enters into a definitive agreement for a Superior Proposal in accordance with, or has otherwise complied with, all provisions of Section 7.2 hereof and concurrently with such termination, Source shall have paid to the Company the Termination Fee in accordance with Section 9.6.

      9.5     Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate; provided that (i) any such termination shall not relieve any party from liability for any breach of this Agreement and (ii) the provisions of this Section 9.5, Section 9.6, Article XII of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

      9.6     Fees and Expenses.

      (a) Except as set forth in this Section 9.6, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Source and the Company shall share equally (i) the aggregate filing fees of the parties’ pre-merger notification report under the HSR Act and compliance with other foreign Antitrust Laws, if any, and (ii) all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing and filing of the Proxy Statement/ Prospectus (including any related preliminary materials) and the Registration Statement and any amendments or supplements thereto.

      (b) In addition to any payment required by Section 9.6(a) and notwithstanding any other provision of this Agreement, Source agrees that:

(i) if this Agreement is terminated pursuant to Section 9.3(a)(i), Section 9.3(a)(ii), Section 9.3(a)(iii) or Section 9.4(c) then Source shall immediately pay to the Company the Termination Fee;

(ii) if this Agreement is terminated pursuant to Section 9.2(a), Source shall pay to the Company the Termination Fee if (1) a Third Party has made an Acquisition Proposal and not withdrawn such Acquisition Proposal at the Termination Date and (2) within twelve (12) months following such termination, any Third Party Acquisition is consummated or Source enters into a definitive agreement providing for a Third Party Acquisition (for purposes of this clause, the terms “Acquisition Proposal” and “Third Party Acquisition” shall have the meanings assigned to such terms except that it shall refer only to Source and references to “15%” in the definition shall be references to 50%); and

(iii) if this Agreement is terminated pursuant to Section 9.2(c), (A) Source shall pay to the Company a fee of $2 million plus the Company’s reasonable, out-of-pocket expenses (supported by documentation and subject to Source’s right, along with its Representatives as reasonably necessary to audit the records of the Company to verify such expenses) incurred in connection with the transactions contemplated hereby (excluding the Distribution); provided that the aggregate amount paid pursuant to this Section 9.6(b)(iii)(A) shall not exceed $5 million and (B) if (1) a Third Party has made an Acquisition Proposal and not withdrawn such Acquisition Proposal at the time of the Source Meeting and (2) within twelve (12) months following such termination, any Third Party Acquisition is consummated or Source enters into a definitive agreement providing for a Third Party Acquisition (for purposes of this clause (iii), the terms “Acquisition Proposal” and “Third Party Acquisition” shall have the meanings assigned to such terms except that it shall refer only to Source and references to “15%” in the definition shall be references to 50%), Source shall pay to the Company an amount, if any, equal to the Termination Fee, less amounts paid pursuant to Section 9.6(b)(iii)(A). The parties acknowledge that certain invoices may not separate the expenses attributable to the Distribution. The Company shall estimate the expenses on those invoices related to the Distribution, and Source acknowledges that such estimate will not be capable of audit but shall represent a good faith approximation of the expenses related to the Distribution.

      (c) The parties acknowledge that the agreements contained in this Section 9.6 are an integral part of the transactions contemplated by this Agreement and that, without such agreements, the parties would not enter into this Agreement. If either party fails to promptly pay to the other party the applicable termination fee if and when it becomes due hereunder, such breaching party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus five percent per annum, compounded quarterly, from the date such applicable termination fee was required to be paid.

ARTICLE X

AMENDMENT AND WAIVER

      10.1     Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Such amendment may take place at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the stockholders of the Company or Source.

      10.2     Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE XI

DEFINITIONS

      As used herein, the following terms shall have the following meanings:

      “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “CONTROL” (including the correlative terms “CONTROLLING”, “CONTROLLED BY” and “UNDER COMMON CONTROL WITH”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      “Beneficial Ownership” shall have the meaning provided under Section 13(d) of the Exchange Act and the rules and regulations promulgated under such section.

      “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

      “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

      “Code” means the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder.

      “Company Material Adverse Effect” means any change, event, occurrence, violation, inaccuracy, circumstance, development or effect that is or is reasonably likely to (i) be materially adverse to the business, operations, assets, capitalization, results of operations or financial condition of the Company and the Acquired Subsidiaries, taken as a whole or (ii) materially impede the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: any changes, events, occurrences, violations, inaccuracies, circumstances, developments or effects that are (a) caused or resulting from conditions affecting the industries in which the Company or the Acquired Subsidiaries participates, the U.S. economy as a whole, or foreign economies as a whole in any countries where the Company or the Acquired Subsidiaries have material operations or the capital markets generally (which changes in each case do not materially and disproportionately affect the Company and the Acquired Subsidiaries), (b) caused by or resulting from an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism or (c) attributable to the public announcement or pendency of this Agreement or the performance of this Agreement by the Company.

      “Change of Control” shall mean: (i) a reorganization or merger of Source with or into any other entity which will result in Source’s stockholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity or entity controlling the surviving or continuing entity or (ii) a sale of all or substantially all of the assets of the corporation which will result in Source’s stockholders immediately prior to such sale not holding, as a result of such sale, at least 50% of the voting power of the purchasing entity.

      “Distribution” shall have the meaning shall have the meaning provided in the Appendix A hereto.

      “DOL” means the Department of Labor.

      “DFSG” means the Distribution and Fulfillment Services Group of the Company.

      “Employee” means any current or former or retired employee, consultant, contractor or director of the Company or any ERISA Affiliate.

      “Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any ERISA Affiliate and any Employee.

      “Employee Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, retirement benefits, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained in the past three years, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      “ERISA Affiliate” means each Subsidiary of the Company and any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

      “Governmental Authority” means any Federal, state, local or foreign government, court, administrative agency or commission or other governmental or regulatory authority or instrumentality.

      “Group” or “Group” shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

      “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international, regional and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, non-technical data, formula, methods, techniques, financial data, and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

      “International Employee Plan” means any Employee Benefit Plan that has been adopted or maintained by the Company or any ERISA Affiliate, with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

      “Knowledge” or “Knowledge” means, (i) with respect to the Company, the actual knowledge of Alan Tuchman, George Campagna, Peter Blei and Tony Schnug and (ii) with respect to Source, the actual knowledge of S. Leslie Flegel, Marc Fierman, James R. Gillis, Douglas Bates and Jason Flegel.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

      “Minimum Holding Date” means the date on which the Principal Stockholder and the Principal Stockholder Group Members own less than 10% in the aggregate of the outstanding Source Common Stock.

      “Multiemployer Plan” means any “Pension Plan” which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.

      “Pension Plan” means an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

      “Person” means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

      “Principal Stockholder” shall have the meaning provided in the Recitals hereto.

      “Principal Stockholder Group Member(s)” means the Principal Stockholder and those of its Affiliates and members and Persons who file Schedule 13Ds and Schedule 13Gs pursuant to the Exchange Act as a Group with Principal Stockholder.

      “SEC” means the Securities and Exchange Commission.

      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      “Source Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Source or any Source ERISA Affiliate and any current or former or retired employee, consultant, contractor or director of Source or any Source ERISA Affiliate.

      “Source Employee Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, retirement benefits, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “Source Employee Benefit Plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained in the past three years, contributed to, or required to be contributed to, by Source or any Source ERISA Affiliate for the benefit of any Employee, or with respect to which Source or any Source ERISA Affiliate has or may have any liability or obligation.

      “Source ERISA Affiliate” means each subsidiary of Source and any other person or entity under common control with Source or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

      “Source Material Adverse Effect” means any change, event, occurrence, violation, inaccuracy, circumstance, development or effect that is or is reasonably likely to (i) be materially adverse to the business, operations, assets, capitalization, results of operations or financial condition of Source and its Subsidiaries taken as a whole or (ii) materially impede the ability of Source to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Source Material Adverse Effect: any changes, events, occurrences, violations, inaccuracies, circumstances, developments or effects that are (a) caused or resulting from conditions affecting the industries in which Source or its Subsidiaries participates, the U.S. economy as a whole, or foreign economies as a whole in any countries where Source or its Subsidiaries have material operations or the capital markets generally (which changes in each case do not materially and disproportionately affect Source and its Subsidiaries), (b) caused by or resulting from an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism, (c) attributable to the public announcement or pendency of this Agreement or the performance of this Agreement by Source, or (d) any change in the market price or trading volume of Source Common Stock, in and of itself, after the date hereof.

      “Source SEC Reports” shall have the meaning provided in Section 4.5 hereof.

      “Source Voting Agreements” shall have the meaning provided in the Recitals hereto.

      “Spinco Business” shall have the meaning provided in the Recitals hereto.

      “Stockholder Designated Director(s)” means the individual or individuals of Principal Stockholder’s choice that Principal Stockholder has the right to designate as a nominee for election to the Source Board.

      “Subsidiary” when used with respect to any Person means any corporation, partnership, limited liability company, joint venture or other business entity in which a party owns, directly or indirectly, more than half of the voting securities of, or other interests in, such entity or has the right or has the ability to elect, designate or appoint a majority of the Board of Directors or other Persons performing similar functions of such Person.

      “Supermajority Board Approval” means (i) the approval of at least 75% of the total number of members of the Source Board or (ii) the unanimous written consent of the Source Board.

      “Tax Returns” means any return, report or other document required to be supplied to a taxing authority in connection with Taxes.

      “Tax Sharing Agreement” means the tax sharing and indemnification agreement between Company and Spinco contemplated in Appendix A.

      “Taxes” means (i) all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amount described in section (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period and (iii) any obligations under any agreements or arrangements with any other Person with respect to amounts described in sections (i) and (ii) of this definition (including any liability for such amounts of a predecessor entity).

      “Termination Fee” means a cash amount equal to $5 million.

      “Third Party” means any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) of Persons other than the Company and its Affiliates and Source and its Affiliates, as applicable.

      “Third Party Acquisition” means the consummation by a Third Party of any transaction or series of transactions described in clauses (a) through (d) of the definition of “ACQUISITION PROPOSAL.”

      “Transaction Documents” means this Agreement, the Voting Agreements, the Stockholder’s Agreement, the Consulting Agreement, and the Affiliate Agreements and all other documents to be executed by the parties hereto in connection with the consummation of transactions contemplated hereby.

      “Voting Agreement” has the meaning provided in the Recitals hereof.

ARTICLE XII

GENERAL PROVISIONS

      12.1     Non-Survival of Representations and Warranties. The representations and warranties of Source and the Company contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article XII shall survive the Effective Time.

      12.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Source or Merger Sub to:

Source Interlink Companies, Inc.
27500 Riverview Center Blvd.,
Suite 400
Bonita Springs, Florida 34134
Attention: S. Leslie Flegel, Chairman and Chief Executive Officer
Facsimile: (239) 949-7649

      with copies to:

Source Interlink Companies, Inc.
27500 Riverview Center Blvd.,
Suite 400
Bonita Springs, Florida 34134
Attention: Douglas J. Bates, Esq., General Counsel
Facsimile: (239) 949-7689

      and:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Steven V. Bernard
Steve L. Camahort
Facsimile: (650) 493-6811

      If to the Company to:

Alliance Entertainment Corp.
4250 Coral Ridge Drive
Coral Springs, Florida 33065
Attention: Alan Tuchman, President and Chief Operating Officer
Facsimile: (954) 344-7173

      with copies to:

Alliance Entertainment Corp.
4250 Coral Ridge Drive
Coral Springs, Florida 33065
Attention: Alliance Legal Department
Facsimile: (954) 255-4068

      and:

Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, CA 90071
Attention: Robert B. Knauss
Sandra Seville-Jones
Facsimile: (213) 683-5137

      12.3     Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties hereto acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the parties hereto.

      12.4     Entire Agreement. This Agreement (including the documents and instruments referred to herein and the exhibits and schedules attached hereto) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      12.5     Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

      12.6     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      12.7     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      12.8     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for the Indemnified Persons pursuant to Section 7.14.

      12.9     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      12.10     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Additionally, notwithstanding the foregoing or anything to the contrary contained in this Agreement, Source is specifically permitted to consummate the Reincorporation of Source into the State of Delaware and assign this Agreement to its successor in such Reincorporation.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SOURCE INTERLINK COMPANIES, INC.

By:	/s/ S. LESLIE FLEGEL

Name: S. Leslie Flegel

Title:	Chairman and Chief Executive Officer

ALLIANCE ENTERTAINMENT CORP.

By:	/s/ ALAN TUCHMAN

Name: Alan Tuchman

Title:	President and Chief Operating Officer

ALLIGATOR ACQUISITION, LLC
by Source Interlink Companies, Inc.,
its sole member

By:	/s/ S. LESLIE FLEGEL

Name: S. Leslie Flegel

Title:	Chairman and Chief Executive Officer

      [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

APPENDIX A(1)

      Certain of the Company’s direct and indirect wholly-owned subsidiaries engage in the business of developing and licensing entertainment databases and kiosk-based products and selling related products and services. In connection with and as a condition to the Merger, these businesses will be reorganized and contributed, sold or otherwise transferred to Digital On-Demand, Inc., a wholly-owned subsidiary of the Company, and/or one or more other existing or newly created, direct or indirect subsidiaries of the Company (other than DFS, as defined below, or its subsidiaries) (collectively, the “Digital Entities”), including, at the Company’s election and without limitation, through the initial transfer of the shares of a Digital Entity to DFS or its subsidiaries; the Company may contribute, sell or otherwise transfer the shares and other securities of one or more Digital Entities to other Digital Entities; the Digital Entities may engage in certain additional transactions among themselves; and the shares and other securities of the Digital Entities will be spun-off or otherwise distributed to the stockholders of the Company (together with the steps contemplated by Section I below, the “Distribution”). This appendix sets forth the general terms of the Distribution.

I.	Structure of the Spin

      AEC One Stop Group, Inc. (“AEC One Stop”) is a wholly-owned, indirect subsidiary of the Company. A portion of the businesses included in the Distribution is operated as a division (the “All Media Guide Division”) within AEC One Stop. As part of the Distribution, AEC One Stop will cause substantially all of the assets and liabilities of the All Media Guide Division consistent with Section II below (as well as any additional assets and/or liabilities related to the All Media Guide Division that are held under AEC One Stop) and the assets and liabilities of All Media Guide, Inc. (collectively, the “AMG Items”) to be reorganized and contributed, sold or otherwise transferred to the Digital Entities (and All Media Guide, Inc. will be dissolved or otherwise included in Spinco, as defined below), including, at the Company’s election and without limitation, through the initial transfer of the shares of a Digital Entity to DFS or its subsidiaries. It is currently contemplated that such reorganization and contribution, sale or other transfer will be effected through (1) the transfer of the AMG Items to a newly-formed LLC (“AMG LLC”), through contribution, entity conversion or otherwise, (2) AEC One Stop’s distribution of all of its interest in and to AMG LLC to Distribution & Fulfillment Services Group, Inc. (“DFS”), a direct, wholly-owned subsidiary of the Company, (3) DFS’s distribution of all of its interest in and to AMG LLC to the Company, (4) the Company’s contribution, sale or other transfer of all of its interest in and to AMG LLC to the Digital Entities, and (5) the Company’s distribution of the shares and other securities of the Digital Entities, which shall also include the interests of AMG LLC (collectively, “Spinco”), to its stockholders. As noted above, at the Company’s election, certain of the foregoing steps may be effected through the initial transfer of the shares of a Digital Entity to DFS or its subsidiaries. In addition, the Company may contribute, sell or otherwise transfer the shares and other securities of one or more Digital Entities to other Digital Entities; and the Digital Entities may engage in certain additional contribution, sale or other transactions among themselves.

      The transactions comprising the Distribution will occur in such order as is selected by the Company. The consummation of the Distribution will occur at such time prior to the consummation of the Merger as is selected by the Company (such date referred to herein as the “Spin Date”).

II.	Spun Assets and Liabilities

      The businesses of Spinco (the “Spinco Business”) consists of two sub-businesses:

(i) the “All Media Guide” business, which involves the development, licensing and sale of music, movie and video game databases providing music sound clips and software and services for the recognition and identification of CDs, DVDs and digital music files. This business is operated primarily as an unincorporated division of AEC One-Stop referred to as the All Media Guide Division and also includes All Media Guide, Inc., a wholly-owned subsidiary of AEC One Stop; and

(1)	Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

A-A-1

(ii) the “Digital On-Demand” business, which involves the development, licensing and sale of kiosk-based products (including listening stations and digital distribution terminals) and services related to the digital distribution and manufacturing of music and related entertainment goods. This business is primarily conducted in and through Digital On-Demand, Inc. and includes DOD Acquisition Sub, a wholly owned subsidiary of the Company, and Digital Holding, Inc., a wholly owned subsidiary of DOD Acquisition Sub.

      The assets of the Spinco Business that will be spun-off from the Company as part of the Distribution are the following:

1.	The All Media Guide Division contracts (consisting mostly of licensing agreements for the AMG Databases, SonicGuide sound sampling service, and the media recognition software and service and agreements with freelance writers) listed on Exhibit 6 to this Appendix A and any similar contracts, in each case, to the extent related solely to the Spinco Business;

2.	The Digital On-Demand contracts (consisting mostly of retail and technology agreements) listed on Exhibit 6 to this Appendix A and any other contracts entered into by any Digital Entities, in each case, to the extent related solely to the Spinco Business;

3.	The real property leases listed on Exhibit 7 to this Appendix A;

4.	The vendor agreements listed on Exhibit 4 to this Appendix A and any other vendor agreements, in each case, to the extent related solely to the Spinco Business;

5.	The content licenses and agreements listed on Exhibit 6 to this Appendix A and all other content licenses and agreements, in each case, to the extent related solely to the Spinco Business;

6.	The following Spinco Business databases: the “All Music Guide,” “All-Movie Guide,” “All-Game Guide,” and any other databases to the extent related solely to the Spinco Business;

7.	The “Digital On-Demand” software systems, subsystems and databases, the “RedDot” network and in-store systems software, the “Mercury Dot” technology, and any software systems, subsystems and databases, including as listed on Exhibit 13.2, in each case related solely to the Spinco Business;

8.	The transfer of all other intellectual property related solely to the Spinco Business;

9.	The tangible personal property, including, without limitation, furniture, fixtures, equipment, machinery, vehicles, tools, supplies and leasehold improvements listed on Exhibit 3 to this Appendix A located on the premises covered in the real property leases set forth in Item 3 above;

10.	All receivables outstanding on the Spin Date that arose in the ordinary course of the Spinco Business on or prior to the Spin Date to the extent related solely to the Spinco Business;

11.	The existing files, books and records of the Spinco Business located on the leased premises of the Spinco Business related solely to the Spinco Business;

12.	All NOLs attributable to Digital On-Demand, Inc.;

13.	All inventory, raw materials, works-in-process, finished goods, prepayments, prepaid expenses, advances, claims, choses in action, rights of recovery, rights of set-off, and rights to refunds, in each case, related solely to the Spinco Business;

14.	The domain names listed on Exhibit 5;

15.	All licenses and permits related solely to the Spinco Business;

16.	All trademarks, copyrights and patents listed on Exhibit 12 and any other tradenames, copyrights and patents related solely to the Spinco Business;

17.	All “AMG Developed Applications” listed on Exhibit 13.1;

A-A-2

18.	All owned and licensed software developed by third parties and licensed or purchased for use, including as listed on Exhibit 14, in each case related solely to the Spinco Business; and

19.	All goodwill related solely to the Spinco Business.

      To the extent that there are additional assets used solely in the conduct of the Spinco Business, such assets will be included in the assets to be spun off on the Spin Date. The term “related solely to the Spinco Business” shall not be negated by the provision of any service of the Spinco Business to or on behalf of the Company.

      To the extent there are shared assets, Spinco and the Company will provide terms in the separation agreement and enter into a Transition Services Agreement and/or License Agreement to give access to/ benefit of certain assets to Spinco. The agreement between the parties shall not constitute an assignment of any asset or the assumption of any liability if such an assignment or assumption would constitute a breach or default under the agreement or adversely affect the rights or increase the obligations of the parties. The Company and Spinco shall enter into reasonably cooperative arrangements as may be reasonably acceptable to both to provide for or impose upon Spinco the benefits of any asset or the obligations of any liability. To the extent that there are agreements that are shared between the Company and Spinco, the parties will enter into reasonably cooperative arrangements to permit performance under such agreements and to allocate payments received or to be made or the obligation or liabilities thereunder in an equitable manner if not separately identified in the agreement. Each party shall cooperate with the other to give access to or copies of any books or records that may be reasonably requested as relevant to the other party’s ongoing businesses, including prior tax records. The retention of records shall be coordinated between the parties. If a pre-closing obligation to a third party has not been performed by the Company, and after the Spin Date, Spinco has the assets uniquely capable of performing such obligation, then Spinco, at the Company’s request, shall satisfy the obligation to the third party and the Company shall reimburse Spinco for its cost of performance.

      Spinco will assume: (i) all current liabilities incurred and expenses accrued relating solely to the Spinco Business, (ii) all liabilities, claims or actions arising from the operation of the Spinco Business on and after the Spin Date, including on-going obligations under any assigned contract or any shared contract to the extent allocable to Spinco for services received or rendered by Spinco after the Spin Date, (iii) accrued vacation, personal days and floating holidays of the Spinco employees as of the Spin Date; and (iv) tax liabilities as set forth in the Tax Sharing and Indemnification Agreement (the “Assumed Liabilities”). The current liabilities outstanding as of September 30, 2004 are listed in Exhibits 8 and 9, and the Company will update those exhibits as of the Spin Date.

      Any liabilities and obligations of the Company not described in the immediately preceding paragraph as Assumed Liabilities shall be the sole responsibility of the Company. In particular, Spinco shall not assume and shall have no liability or obligations of the Company as follows: (i) payment or other allocations with respect to income taxes (except as provided below) for periods prior to the Spin Date; (ii) the GECC loan and any intercompany amounts; (iii) any pending litigation, including the Muze litigation; and (iv) any liabilities, claims or actions arising from the operation of the Spinco Business prior to the Spin Date, other than for items identified in clause (i) and (iii) of the preceding paragraph.

      The Company expects that some or all of the Distribution will be a taxable transaction at the corporate level. The Company will utilize consolidated NOLs and other attributes, to the extent available after offset against operating income of the consolidated group, to shelter the gain on the Distribution. NOLs will be absorbed pursuant to Treas. Reg. Sections 1.1502-21 and -21T. Spinco shall indemnify the Company with respect to certain tax consequences of the Distribution, as described in Section III(3) below.

      Notwithstanding the foregoing, the month-end immediately following the Distribution, the Company shall have a Tangible Net Worth (as defined below) of at least $20.7 million (the “Measurement Date”). The balance sheet used for the calculation of Tangible Net Worth shall be the Company’s monthly internally generated consolidating balance sheet, prepared in a manner consistent with the past practice of the Company, excluding all assets and liabilities of SBU 2 (Information Services Group (“AMG”)) and SBU 3 (Digital Media Infrastructure Group (“Digital on Demand”) except the amount classified as Revolving Credit Facility

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in SBU 2 and SBU 3, which represent AMG and Digital on Demand intercompany amounts and thus should be reclassified to Due From Affiliates from Revolving Credit Facility (the “Intercompany Receivable”) (the “Balance Sheet”). “Tangible Net Worth”, calculated from the Balance Sheet, shall mean Total Assets less Total Liabilities less amounts classified as Due From Affiliates (“DFA”) less Intercompany Receivable less amounts classified as Investments in Subsidiaries (“IIS”) (DFA, Intercompany Receivable and IIS shall collectively be referred to as the “Intercompany Amounts”) less amounts classified as Reorganization Value in Excess of Amounts Allocable to Identifiable Assets (“Reorganization Value”) less amounts classified as Goodwill less amounts classified as Deferred Financing Costs (Reorganization Value, Goodwill and Deferred Financing Costs shall collectively be referred to as the “Intangible Amounts”). The calculation on Measurement Date shall be computed in a manner consistent with the calculation set forth on Attachment A hereto. For purposes of this calculation, intangibles related to capitalized software costs should not reduce Tangible Net Worth. Tangible Net Worth shall exclude, to the extent accrued, expensed, or paid at the Measurement Date, transaction expenses related to the Merger, including the $4 million transaction fee payable to Yucaipa and professional fees payable to Munger Tolles & Olson and PricewaterhouseCoopers. In the event that the Company would otherwise have a Tangible Net Worth of less than $20.7 million, Spinco shall elect to assume such additional liabilities (which shall be included in the “Assumed Liabilities”) or forego such current assets as necessary to ensure such minimum Tangible Net Worth. Amounts not defined in the definition of Tangible Net Worth shall refer to amounts classified on the Company’s monthly balance sheet.

      If the Company has insurance coverage applicable to any Assumed Liabilities, it shall cooperate with Spinco to make the benefits of such coverage available to Spinco.

      For a period of two years after the Spin Date, Spinco and the Company will agree not to solicit (other than through a general advertisement or non-specific means) each other’s employees or consultants or independent contractors who devote all or substantially all of their time to Spinco or the Company, as applicable.

      Except for personnel in the accounting and legal areas, those employees who currently devote substantially all of their time to the Spinco Business will be offered employment by Spinco after the Distribution. A list of the current employees is attached hereto as Exhibit 2.

III.	Relationship Between Spinco and the Company After the Distribution

1.	Licensing and Co-Marketing Arrangement

      Effective as of the Spin Date, the Company and Spinco will enter into a license, sublicense, and co-marketing agreement arrangement. Please see Exhibit 1.

2.	Spinco Transition/ Shared Services Agreement

      For a period of no more than six (6) months following the Spin Date, Spinco and the Company will enter into a transition/shared services agreement pursuant to which the Company will provide certain services to Spinco. These services may include:

a)	HR -Payroll, benefit programs, HR management

b)	Accounting

(1)	A/ R collection — credit review

(2)	AP bill paying

(3)	Insurance placement/case management

(4)	Financial preparation

(5)	Trial balance for AMG only

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(6)	Cash Management

(7)	Tax Returns

c)	Legal

(1)	Contract negotiation

(2)	Contract write-up — Legal review and drafting of contracts.

(3)	Litigation management

      Each of these service areas (HR, Accounting and Legal) may be terminated by Spinco at any time prior to the six (6) month anniversary of the Spin Date. Spinco shall use commercially reasonable efforts to terminate the services as soon as reasonably practicable. Spinco and the Company will agree to cooperate with one another to separate the Spinco Business and the Company’s business as soon as practicable.

      The Company will bill Spinco for the transition services at an aggregate rate of $25,000 per month. To the extent that Spinco terminates any service area on fifteen days’ notice, then the fee shall be reduced by the amount for such service area as set forth on Exhibit 10. If Spinco’s use of the time of the personnel in any service area is expected to exceed that which is set forth on Exhibit 10, then the parties shall discuss increasing the fee in a manner consistent with the assumptions made to calculate the amounts set forth in Exhibit 10; provided, however, Spinco shall not be obligated to pay any increased fee unless it agrees in writing. The Company shall not be obligated to provide any services in excess of those set forth on Exhibit 10 in the absence of any fee arrangement.

      Recognizing that the Company is not in the business of providing the services contemplated by this transition/shared services agreement, and that it is performing such services at cost, the Company shall not be liable for any services provided thereunder absent its gross negligence or willful misconduct. In no event shall either party be entitled to incidental, special, exemplary, punitive or consequential damages.

3.	Noncompete

      The Company and Spinco shall enter into a noncompetition agreement to provide that for a period of one year from the Spin Date, Spinco will not engage in the business of distribution and fulfillment of prepackaged, physical VHS, CDs or DVDs containing audio or video files or other prepackaged, physical products containing audio or video files, provided, however, the foregoing shall not include video games. The noncompete shall not bind an acquirer of Spinco’s assets through an asset acquisition or any other successor to Spinco’s business that would not otherwise be bound by operation of law.

4.	Tax Sharing and Indemnification Agreement

      Spinco and the Company will enter into a tax sharing and indemnification agreement, which will address, among other items:

(a) The Company’s inclusion of the income of Spinco (including any deferred items triggered into income by Treasury Regulations Section 1.1502-13) on the Company’s consolidated federal income Tax Return (and any comparable state returns) for all periods through the date of the Distribution, and the payment of any Taxes attributable to such income. All such Tax Returns shall be prepared and filed in a manner consistent with past practice. The Company and Spinco shall cooperate with each other in the preparation of such Tax Returns, provided that Spinco shall control the reporting of the Distribution, and Spinco shall have the right to review and approve the portions of any such Tax Returns relating to the Company’s pre-Distribution activities, which approval shall not be unreasonably withheld or delayed. The Company shall not amend any material Tax Return that includes any period prior to or including the Distribution without the approval of Spinco if such amendment relates to the reporting of the Distribution, would result in an indemnity obligation on the part of Spinco or would otherwise reduce Spinco’s NOLs or other attributes, which approval shall not be unreasonably withheld or delayed;

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(b) The indemnity to be provided by Spinco to the Company for any Taxes payable by the Company with respect to the Distribution (which shall include each of the steps comprising part of the Distribution, including those steps described in Section I (Structure of the Spin) of this Appendix A) for the taxable year in which the Distribution occurs (including, primarily, Taxes resulting from the failure of the Company’s consolidated NOLs or other attributes to fully offset any gain arising from the Distribution). For the avoidance of doubt, such indemnity shall not extend to Taxes (including any Taxes attributable to any reduction in the Company’s consolidated NOLs or other attributes as a result of the Distribution) arising from transactions or activities of the Company other than the Distribution. If the Distribution and Merger transactions occur in the same taxable year, such indemnity shall not include any Taxes to the extent attributable to a reduction in the Company’s consolidated NOLs or other attributes due to transactions or activities of Salamander or transactions or activities of the Company for such year that are properly allocable to the portion of the year following the Merger. The Company shall reduce (or to the extent previously paid by Spinco to the Company, promptly pay back to Spinco) the amount of any indemnity claim for Taxes payable by the Company with respect to the Distribution by the value of any Tax benefit actually realized by the Company as a result of any losses generated by the Distribution not otherwise allocated to Spinco pursuant to Treas. Reg. Sections 1.1502-21 and -21T. The Company shall have no obligation to file any amended Tax Return in order to realize any such Tax benefit;

(c) The indemnity to be provided by the Company to Spinco with respect to any Taxes of the Company or its subsidiaries payable by Spinco as a result of the application of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law); and

(d) The conduct of any audits and contests relating to the Company’s Taxes. The Company shall allow Spinco and its counsel to participate (at Spinco’s expense) in any audit of the Company’s Tax Returns to the extent related to the Distribution or the Company’s pre-Distribution activities if such audit relates to the reporting of the Distribution or the resolution of such items would result in an indemnity obligation on the part of Spinco or would otherwise reduce Spinco’s NOLs or other attributes, and shall not settle any such audit or contest in a manner that would adversely affect Spinco (including by modifying the taxation of the Distribution to the Company’s shareholders, increasing its liability under the indemnity described in paragraph (b) above or reducing Spinco’s NOLs or other attributes), without the approval of Spinco, which approval shall not be unreasonably withheld or delayed;

(e) The term of the indemnity provisions. The indemnity provisions will expire on the date that is 30 days following the expiration of the applicable statute of limitations.

5.	Indemnification Agreement

      The Company and Spinco will enter into an Indemnification Agreement at or prior to Spin Date, which will provide that Spinco will indemnify, defend and hold the Company and its affiliates and successors harmless against any and all liabilities, in perpetuity, relating to or arising out of the Assumed Liabilities, other than tax liabilities.

6.	Survival of Agreements

      Each of the agreements shall provide that the agreements, obligations and rights of each party shall be binding on successors and assigns and contain a covenant that it shall not consummate any transaction in which another entity becomes the owner of 50% or more of the equity interests of such party unless the acquiror and any ultimate parent entity shall have executed and delivered to the other party an agreement confirming that such acquiror and/or ultimate parent entity shall, upon consummation of such transaction, cause the relevant party to continue to perform under the terms of such agreement.

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IV.     Options

      In order to account for the reduction in value to the Company attributable to the Distribution, the Company may adjust each outstanding option to acquire the Company’s capital stock. Consequently, the exercise price of each option may be reduced and the number of shares for which each such option is exercisable may be correspondingly increased to preserve the intrinsic value of the adjusted award as compared to the original award. Furthermore, those employees of the Company that are either terminated or accept employment with Spinco may also receive re-denominated Company options, and would have whatever period to exercise such options that they are afforded in their option agreements or as determined in accordance with the applicable plan or by the Board of Directors. The maximum number of shares issuable under the applicable plan will be increased by the additional number of shares covered by options outstanding under such plan as a result of the adjustment.

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ANNEX B

OPINION OF SOURCE INTERLINK’S FINANCIAL ADVISER

November 18, 2004

The Board of Directors

Source Interlink Companies, Inc.
27500 Riverview Center Boulevard
Bonita Springs, FL 34134

Members of the Board of Directors:

      We have been retained to deliver to you our opinion as to the fairness to Source Interlink Companies, Inc. (the “Company”), from a financial point of view, of the Exchange Ratio (as defined in the Agreement) set forth in the Agreement and Plan of Merger dated as of November 18, 2004 (the “Agreement”) between the Company, Alliance Entertainment Corp. (“Alliance”) and Alligator Acquisition LLC, a wholly-owned subsidiary of the Company (“Acquisition LLC”). Pursuant to the Agreement, among other things, Alliance will merge with and into Acquisition LLC (the “Transaction”) and each outstanding share of common stock, $0.01 par value, of Alliance (“Alliance Stock”), other than shares with respect to which dissenter’s rights have been properly demanded, shall be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) based on the Exchange Ratio.

      The Exchange Ratio is defined in the Agreement as the quotient obtained by dividing (x) the number of issued and outstanding Shares, calculated on a fully-diluted basis, ten (10) business days prior to the meeting of the shareholders of the Company to approve the issuance of the Shares in the Transaction by (y) the sum of (A) the aggregate number of shares of Alliance Stock outstanding immediately prior to the effective time of the merger, including all shares of Alliance Stock into which the outstanding shares of preferred stock of Alliance shall be converted prior to such time plus (B) the aggregate number of shares of Alliance Stock issuable, directly or indirectly, upon exercise of all outstanding options, warrants, convertible securities or other rights to acquire, directly or indirectly, shares of Alliance Stock immediately prior to the effective time of the merger (excluding shares of Alliance Stock into which shares of Alliance preferred stock, if any, may be converted as of such time), each of (A) and (B) as specified in officer certificates delivered by Source Interlink and Alliance to each other setting forth the true and correct capitalization of Alliance immediately prior to the effective time of the merger.

      We understand that the Exchange Ratio formula described above and as defined in the Agreement has been formulated in such a manner to provide that the Company will issue an aggregate number of Shares in the Transaction equal to 100% of the number of issued and outstanding Shares, calculated on a fully-diluted basis, ten (10) business days prior to the meeting of the shareholders of the Company to approve the issuance of the Shares in the Transaction.

      As part of our investment banking business, we regularly perform financial analysis with respect to businesses and their securities in connection with mergers and acquisitions, securities offerings, financial restructurings and other financial transactions. We have been engaged by the Company to act as financial advisor to the Company in connection with the Transaction and to render this opinion to you. We will receive a fee from the Company for rendering this opinion. This fee is not contingent upon the completion of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided services to, and received compensation from, the Company on matters unrelated to the proposed Transaction, including acting as lead underwriter for the Company in the public offering of 4,800,000 Shares in March 2004. In the ordinary course of our business, we publish research reports on securities of the Company and we and our affiliates may trade or hold such securities of the Company, and its affiliates for our own accounts and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

      In connection with this opinion, we have reviewed, relied upon or performed, among other things, the following:

(i)	reviewed the Agreement (including the schedules and attachments thereto);

(ii)	reviewed certain financial and other information about the Company and Alliance that was publicly available;

(iii)	reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to us by the Company;

(iv)	reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to us by Alliance;

(v)	reviewed certain financial forecasts and commentary prepared by Wall Street research analysts who report on comparable companies and other industry research;

(vi)	reviewed the historical stock prices and trading volumes of the Shares;

(vii)	reviewed certain cost savings and operating synergies projected by management of the Company and Alliance to result from the transactions contemplated by the Agreement (the “Synergies”);

(viii)	held discussions with members of management of the Company and Alliance concerning the respective companies’ historical and current operations and financial conditions, current and future business prospects and joint prospects for the combined companies;

(ix)	reviewed the potential pro forma impact of the Transaction provided by management of the Company;

(x)	performed an analysis of the valuations of publicly traded companies we deemed comparable to the Company and Alliance;

(xi)	performed a discounted analysis of Alliance’s projected future cash flows on a stand-alone basis; and

(xii)	reviewed public information with respect to certain other business combinations that we deemed generally relevant.

      In addition to the foregoing, we performed such other studies, analyses, and investigations and considered such other financial, economic and market criteria as we considered appropriate in arriving at our opinion. Our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

      We have relied, with your permission, upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have not attempted to independently verify any of such information. This opinion is expressly conditioned upon such information (whether written or oral) being complete and accurate in all respects. With respect to the financial projections and financial models of the Company and Alliance and the joint prospects of the combined companies, including the Synergies, provided to us by management of the Company and Alliance, we have assumed, with your consent and based upon discussions with the management of the Company and Alliance, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such managements, at the time of preparation, of the future operating and financial performance of the Company and Alliance and the combined companies. With respect to the financial projections and financial models provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. We express no opinion as to the Company’s, Alliance’s or the combined companies’ financial projections or the assumptions upon which they are based. Although such projections and models did not form the principal basis for our opinion, but rather constituted one of many items that we considered, changes to such projections and models could affect the opinion rendered herein. We express no opinion with respect to any of such forecasts, projections or estimates or the assumptions on which they were based.

      We have assumed that there have been no material changes in the Company’s or Alliance’s financial conditions or results of operations since the most recent financial statements made available to us, other than in the ordinary course of business. In addition, we have not conducted a physical inspection of the properties and facilities of the Company or Alliance and have not made or obtained an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Alliance nor have we been furnished with any such evaluations or appraisals for the Company or Alliance or any reports of such physical inspections for the Company or Alliance, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections for the Company or Alliance.

      We have, with your permission, assumed that the transactions contemplated by the Agreement will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933 and all other applicable federal and state statutes, rules and regulations. We have further assumed, with your permission, that (i) the Transaction and other transactions contemplated by the Agreement will be consummated in accordance with the terms described in the Agreement, without any material amendments thereto and without any waiver by the Company or Alliance of any material conditions; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company, Alliance or any of their respective subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Alliance are as set forth in their consolidated financial statements provided to us by the Company and Alliance, respectively.

      This opinion is for the benefit and use of the Company’s Board of Directors in its consideration of the Transaction. This opinion does not address the merits of the decision of the Company or the Board of Directors to enter into the Agreement as compared to any alternative business transaction that might be available to the Company, nor does it address the underlying business decision of the Company or the Board of Directors to engage in the Transaction. Further, this opinion addresses only the fairness from a financial point of view as of the date hereof of the Exchange Ratio and does not address any other aspect of the Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Transaction. We are not expressing any opinion as to what the value of the Shares will be when issued pursuant to the Transaction or the prices at which the Shares will actually trade at any time.

      We have not been engaged to prepare, and have not prepared, a valuation of the Company or Alliance and our opinion should not be construed as such. This opinion is based on the economic, market and other conditions as they exist and as evaluated on the date hereof, and we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion after the date hereof.

      Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

Very truly yours,

JEFFERIES & COMPANY, INC.

ANNEX C

AGREEMENT AND PLAN OF REINCORPORATION MERGER

      This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of                     , 2005, is entered into between SOURCE INTERLINK COMPANIES, INC., a Missouri corporation (the “Source Interlink Missouri”) and SOURCE INTERLINK COMPANIES, INC., a Delaware corporation and a wholly owned subsidiary of Source Interlink Missouri (“Source Interlink Delaware”).

RECITALS

      WHEREAS, the board of directors of each of Source Interlink Missouri and Source Interlink Delaware deems it advisable, upon the terms and subject to the conditions herein stated, that Source Interlink Missouri be merged with and into Source Interlink Delaware, and that Source Interlink Delaware be the surviving corporation (the “Reincorporation Merger”); and

      WHEREAS, Source Interlink Missouri will submit this Agreement to its shareholders for approval.

      NOW, THEREFORE, with the intent to be legally bound, the parties hereto agree as follows:

ARTICLE I

REINCORPORATION MERGER; EFFECTIVE TIME

      1.1     Reincorporation Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Source Interlink Missouri shall be merged with and into Source Interlink Delaware whereupon the separate existence of Source Interlink Missouri shall cease. Source Interlink Delaware shall be the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) in the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware. The Reincorporation Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and in the General and Business Corporation Law of the State of Missouri, as amended (the “MGBCL”) and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of Source Interlink Missouri, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Source Interlink Missouri, including, without limitation, all outstanding indebtedness of Source Interlink Missouri.

      1.2     Effective Time. Provided that the condition set forth in Section 5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Reincorporation Merger, Source Interlink Missouri and Source Interlink Delaware shall cause Articles of Merger to be executed and filed with the Secretary of State of the State of Missouri (the “Missouri Articles of Merger”) and a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”). The Reincorporation Merger shall become effective upon the date and time specified in the Missouri Articles of Merger and the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

      2.1     Certificate of Incorporation. The certificate of incorporation of Source Interlink Delaware in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

      2.2     Bylaws. The bylaws of Source Interlink Delaware in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

      3.1     Officers. The officers of Source Interlink Missouri at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

      3.2     Directors. The directors and the members of the various committees of the board of directors of Source Interlink Missouri at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

      4.1     Effect of Merger on Capital Stock. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of Source Interlink Missouri, Source Interlink Delaware or the shareholders of Source Interlink Missouri:

(a) Each share of common stock, par value $0.01 per share, of Source Interlink Missouri (“Missouri Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of common stock, par value $0.01 per share, of Source Interlink Delaware (“Delaware Common Stock”), with the same rights, powers and privileges as the shares so converted and all shares of Missouri Common Stock shall be cancelled and retired and shall cease to exist.

(b) Each option, warrant, purchase right, unit or other security of Source Interlink Missouri issued and outstanding immediately prior to the Effective Time shall be converted into and shall be an identical security of Source Interlink Delaware, convertible into the right to acquire the same number of shares of Delaware Common Stock as the number of shares of Missouri Common Stock that were acquirable pursuant to such option, warrant, purchase right, unit or other security. The same number of shares of Delaware Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of the Missouri Common Stock so reserved as of the Effective Time.

(c) Each share of Delaware Common Stock owned by Source Interlink Missouri shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

      4.2     Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of Missouri Common Stock, or options, warrants, purchase rights, units or other securities of Source Interlink Missouri, shall be deemed for all purposes to evidence ownership of and to represent shares of Delaware Common Stock, or options, warrants, purchase rights, units or other securities of Source Interlink Delaware, as the case may be, into which the shares of Missouri Common Stock, or options, warrants, purchase rights, units or other securities of Source Interlink Missouri, represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock, or options, warrants, purchase rights, units or other securities of Source Interlink Delaware, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE V

CONDITION

      5.1     Condition to Each Party’s Obligation to Effect the Reincorporation Merger. The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds (2/3) of issued and outstanding Missouri Common Stock pursuant to the MGBCL and the articles of incorporation and bylaws of Source Interlink Missouri.

ARTICLE VI

TERMINATION

      6.1     Termination. This Agreement may be terminated, and the Reincorporation Merger may be abandoned by the board of directors of Source Interlink Missouri, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of Source Interlink Missouri, if the board of directors of Source Interlink Missouri determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of Source Interlink Missouri and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either Source Interlink Missouri or Source Interlink Delaware, or any of their respective shareholders, directors or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

      7.1     Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of Missouri Common Stock shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (iii) alter or change any of the terms or conditions of this Agreement it such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

      7.2     Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      7.3     Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof.

      7.4     Entire Agreement. This Agreement constitutes the entire agreement, and supercedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

      7.5     No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      7.6     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      7.7     Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SOURCE INTERLINK COMPANIES, INC.,
a Missouri corporation

By:

Name:
Title:

SOURCE INTERLINK COMPANIES, INC.
a Delaware corporation

By:

Name:
Title:

ANNEX D

PROPOSED CERTIFICATE OF INCORPORATION OF SOURCE INTERLINK

(a Delaware corporation)

CERTIFICATE OF INCORPORATION

ARTICLE I

      The name of the corporation is Source Interlink Companies, Inc. (the “Corporation”).

ARTICLE II

      The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

      SECTION 1. The total number of shares of all classes of stock which the Corporation is authorized to issue is 102,000,000 shares consisting of: (a) 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) 2,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

      SECTION 2. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

ARTICLE V

      The Corporation is to have perpetual existence.

ARTICLE VI

      SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority conferred upon them by statute of this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      SECTION 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Corporation may not be

amended, altered or repealed except in accordance with Article X of the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

      SECTION 3. Election of directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

      SECTION 4. No stockholder will be permitted to cumulate votes at any election of directors.

      SECTION 5. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

      SECTION 6. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

      SECTION 7. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairperson of the Board of Directors of the Corporation or (iii) the Chief Executive Officer or president (in the absence of a chief executive officer) of the Corporation.

ARTICLE VII

      SECTION 1. The number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated by the Bylaws.

      SECTION 2. The qualifications of directors and their divisions into classes shall be specified in the Bylaws of the Corporation. If the number of directors is hereafter changed, any newly created directorships or decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 3. Each director shall serve until the expiration of the term for which he or she is elected and until his or her successors has been duly elected and qualified, except in the case of the death, resignation, retirement or removal of such director.

      SECTION 4. Except as otherwise provided for or fixed by or pursuant to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only in the manner set forth in the Bylaws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 5. Any director or the entire Board of Directors may be removed from office at such time, for such reasons, or for no reason, by the stockholders of the Corporation exclusively in the manner set forth in the Bylaws.

ARTICLE VIII

      SECTION 1. To the fullest extent permitted by the DGCL as it presently exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

      SECTION 2. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person (or the legal representative of such person) is or was a director, officer, employee or agent of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

      SECTION 3. Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or not vote, but in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Sections 2, 5, 6 and 7 of Article SIXTH, Article SEVENTH, Article EIGHTH or this Article TEN of this Certificate of Incorporation.

      IN WITNESS WHEREOF, Source Interlink Companies, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the Chairman and Chief Executive Officer of the Corporation on this  day of                     2005.

By:

S. Leslie Flegel

ANNEX E

PROPOSED BYLAWS OF SOURCE INTERLINK

(a Delaware corporation)

BYLAWS OF

SOURCE INTERLINK COMPANIES, INC.
(a Delaware Corporation)
Effective as of                     , 2005

SOURCE INTERLINK COMPANIES, INC.

BYLAWS

ARTICLE I

CORPORATE OFFICES

      1.1     Registered Office

      The registered office of Source Interlink Companies, Inc. shall be fixed in the corporation’s Certificate, as the same may be amended from time to time (as so amended, the “Certificate”).

      1.2     Other Offices

      The corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

      2.1     Place of Meetings

      Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

      2.2     Annual Meeting

      The annual meeting of stockholders shall be held each year on a date and time designated by the Board and stated in the notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted.

      2.3     Special Meeting

      Unless otherwise required by law or the Certificate, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairperson of the Board of Directors of the Corporation or (iii) the Chief Executive Officer or president (in the absence of a chief executive officer) of the Corporation.

      No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

      2.4     Notice of Stockholders’ Meetings

      All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice of meeting shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

      Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

      Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

      The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

      2.5     Manner of Giving Notice; Affidavit of Notice

      Notice of any meeting of stockholders shall be given:

(a) If mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records;

(b) if electronically transmitted as provided in Section 8.1 of these bylaws; or

(c) otherwise, when delivered.

      An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      2.6     Quorum

      Unless otherwise provided in the Certificate or required by law, stockholders representing a majority of the issued and outstanding capital stock of the corporation and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders representing a majority of the issued and outstanding capital stock of the corporation at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      2.7     Adjourned Meeting; Notice

      When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.8     Administration of the Meeting

      Meetings of stockholders shall be presided over by the Chairperson of the Board or, in the absence thereof, by such person as the Chairperson of the Board shall appoint, or, in the absence thereof or in the event that the Chairperson shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

      The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

      The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

      2.9     Voting

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

      Except as may be otherwise provided by law, the Certificate or these bylaws, each stockholder shall have one vote for each share of capital stock entitled to vote held of record by such stockholder.

      In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these bylaws, the affirmative vote of a majority of the shares of capital stock presented or represented by proxy at the duly convened meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the shares of capital stock present or represented by proxy at the duly convened meeting and entitled to vote on the election of directors.

      No stockholder will be permitted to cumulate votes at any election of directors.

      2.10     No Stockholder Action by Written Consent without a Meeting

      Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

      2.11     Record Date for Stockholder Notice; Voting; Giving Consent

      In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

      If the Board does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      2.12     Proxies

      Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

      2.13     List of Stockholders Entitled to Vote

      The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal executive office.

      In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      2.14     Advance Notice of Stockholder Business

      Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

      To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder;

(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(d) any material interest of the stockholder in such business; and

(e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

      No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

      2.15     Advance Notice of Director Nominations

      Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.15.

      In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.14, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

      To be in proper written form, a stockholder’s notice to the secretary must set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(b) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.14.

      At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee as well as a consent to serve as a director if so elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.15. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

      3.1     Powers

      Subject to the provisions of the DGCL and any limitations in the Certificate or these bylaws, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

      3.2     Number of Directors

      The number of directors constituting the entire Board shall be not less than three (3) nor more than eleven (11), as fixed from time to time by resolution of the majority of the total number of authorized board of directors, and shall initially be seven (7). No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

      3.3     Election, Qualification and Term of Office of Directors

      (a) Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement or removal. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors.

      (b) The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the effective date of this provision as adopted by the board of directors (the “Effective Date”), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

      3.4     Removal and Resignation

      Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of the shares representing a majority of the voting power of the corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s Certificate, the provision of this Section, subject to the provisions of Section 3.6 and 3.7 below, shall apply, in respect of the removal without cause of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

      3.5     Vacancies

      Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal as herein provided.

      3.6     Place of Meetings; Meetings by Telephone

      (a) The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

      (b) Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      3.7     Regular Meetings

      Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      3.8     Special Meeting; Notice

      Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the Board then in office.

      Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile; or

(d) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

      If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 12 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

      3.9     Quorum; Voting

      (a) At all meetings of the Board, a majority of authorized number of directors (as determined pursuant to these bylaws) shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors present at that meeting.

      At all meetings of the Board, the vote of a majority of the directors present at the meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or the Certificate.

      3.10     Waiver of Notice

      Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

      3.11     Board Action by Written Consent without a Meeting

      Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      3.12     Fees and Compensation of Directors

      Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

ARTICLE IV

COMMITTEES

      4.1     Committees of Directors

      The Board may from time to time designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the corporation. Each committee will comply with all applicable provisions of: the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the rules and requirements of NASDAQ or NYSE, as applicable, and will have the right to retain independent legal counsel and other advisers at the corporation’s expense.

      Notwithstanding anything to the contrary contained in this Article IV, until the Minimum Holding Date, each standing committee of the Board shall be comprised of (i) at least one Alliance Designated Director and (ii) such number of Source Designated Directors as to constitute a majority of such committee, each to the extent an individual’s membership on a given committee is permitted by applicable regulations and consented to by the individual.

      4.2     Committee Minutes

      Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

      4.3     Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.6 (place of meetings and meetings by telephone);

(b) Section 3.7 (regular meetings);

(c) Section 3.8 (special meetings and notice);

(d) Section 3.9 (quorum and voting);

(e) Section 3.10 (waiver of notice); and

(f) Section 3.11 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

      5.1     Officers

      The officers of the corporation shall be a chief executive officer, a president (at the discretion of the board), a chairman of the Board and a secretary. The corporation may also have, at the discretion of the Board, a vice chairperson of the Board, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

      5.2     Appointment of Officers

      The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

      5.3     Subordinate Officers

      Each of the Board and the chief executive officer may appoint such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or the chief executive officer may from time to time determine.

      5.4     Removal and Resignation of Officers

      Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5     Vacancies in Offices

      Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

      5.6     Chairman of the Board

      The chairman of the Board shall be a member of the Board and, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these bylaws.

      5.7     Chief Executive Officer

      Subject to the control of the Board and any supervisory powers the Board may give to the chairman of the Board, the chief executive officer shall, together with the president of the corporation, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall, together with the president of the corporation, also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors. The chief executive officer shall serve as chairman of and preside at all meetings of the stockholders. In the absence of the chairman of the Board, the chief executive officer shall preside at all meetings of the Board.

      5.8     President

      Subject to the control of the Board and any supervisory powers the Board may give to the chairman of the Board, the president of the corporation shall, together with the chief executive officer, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these bylaws, or the chairman of the Board.

      5.9     Vice Presidents

      In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of a president. When acting as a president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, that president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chairman of the Board, the chief executive officer or, in the absence of a chief executive officer, the president.

      5.10     Secretary

      The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show:

(i) the time and place of each meeting;

(ii) whether regular or special (and, if special, how authorized and the notice given);

(iii) the names of those present at directors’ meetings or committee meetings;

(iv) the number of shares present or represented at stockholders’ meetings; and

(v) the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing:

(i) the names of all stockholders and their addresses;

(ii) the number and classes of shares held by each;

(iii) the number and date of certificates evidencing such shares; and

(iv) the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

      5.11     Chief Financial Officer

      The chief financial officer shall perform such duties and possess such powers as the Board or the chief executive officer may from time to time prescribe. The chief financial officer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

      The chief financial officer shall also have the duty and power to deposit all moneys and other valuables of the corporation with such depositories as the Board may designate, to disburse such funds as ordered by the Board and to render to the Board or the chief executive officer (or, in the absence of a chief executive officer, any president), whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation.

      Unless the board of directors or chief executive officer has designated another officer as the treasurer, the chief financial officer shall also be the treasurer of the corporation.

      5.12     Treasurer

      The treasurer shall perform such duties and possess such powers as the Board or the chief executive officer may from time to time prescribe. The treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit all moneys and other valuables of the corporation with depositories as the Board may designate, to disburse such funds as ordered by the Board, to make proper accounts of such funds and to render as required by the Board statements of all such transactions and of the financial condition of the corporation.

      5.13     Assistant Secretary

      The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

      5.14     Assistant Treasurer

      The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or treasurer or in the event of the chief financial officer’s or treasurer’s inability or refusal to act, perform the duties and exercise the powers of the chief financial officer or treasurer, as applicable, and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

      5.15     Representation of Shares of Other Corporation

      The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      5.16     Authority and Duties of Officers

      All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI

RECORDS AND REPORTS

      6.1     Maintenance and Inspection of Records

      The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, minute books, accounting books, and other records.

      Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

      6.2     Inspection by Directors

      Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VII

GENERAL MATTERS

      7.1     Checks, Drafts; Evidences of Indebtedness

      From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      7.2     Execution of Corporate Contracts and Instruments

      The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.

      7.3     Stock Certificates; Partly Paid Shares

      The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.

Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

      7.4     Special Designation on Certificates

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      7.5     Lost Certificates

      Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

      7.6     Construction; Definitions

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

      7.7     Dividends

      The Board, subject to any restrictions contained in either (a) the DGCL, or (b) the Certificate, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

      The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

      7.8     Fiscal Year

      The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

      7.9     Seal

      The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      7.10     Transfer of Stock

      Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      7.11     Stock Transfer Agreements

      The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

      7.12     Registered Stockholders

      The corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      7.13     Waiver of Notice

      Whenever notice is required to be given under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

ARTICLE VIII

NOTICE BY ELECTRONIC TRANSMISSION

      8.1     Notice by Electronic Transmission

      Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(b) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

      Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

      An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      8.2     Definition of Electronic Transmission

      An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

      8.3     Inapplicability

      Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE IX

INDEMNIFICATION

      9.1     Right of Indemnification

      Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 9.2 of this Article VII, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition.

      9.2     Right of Claimant to Bring Suit

      If a claim under Section 9.1 is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

      9.3     Expenses Payable in Advance

      To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX.

      9.4     Nonexclusivity of Indemnification and Advancement of Expenses

      The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 9.1 and 9.2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or 9.2 of this Article IX.

      9.5     Insurance

      To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

      9.6     Certain Definitions

      For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

      9.7     Survival of Indemnification and Advancement of Expenses

      The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

      9.8     Limitation on Indemnification

      Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

      9.9     Indemnification of Employees and Agents

      The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article IX to directors and officers of the corporation.

      9.10     Effect of Amendment or Repeal

      Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

AMENDMENTS

      Subject to Section 9.10 hereof, and except as otherwise provided in the corporation’s Certificate, these Bylaws may be amended or repealed (a) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaws or portion thereof must be contained in the notice of such special meeting; and provided further that the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of 2.3 (Special Meeting), 2.14 (Advance Notice of Stockholder Business), 2.15 (Advance Notice of Director Nominees), or 3.2 (Number of Directors) of these Bylaws; or (b) by the affirmative vote of no fewer than a majority of the authorized number of directors. The fact that the power to amend these Bylaws has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Section 351.355 of the Missouri General and Business Corporation Law and Article Eight of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors, officers and employees in a variety of circumstances, which may include liabilities under the Securities Act. The Registrant also maintains directors’ and officers’ liability insurance.

      The Registrant has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person’s services as a director or executive officer of the Registrant or any other registrant or enterprise in which he is serving at the request of the Registrant, or as a guarantor of any debt of the Registrant. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

Item 21.	Exhibits and Financial Statement Schedules

      (a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Source Interlink Companies, Inc., Alligator Acquisition, LLC and Alliance Entertainment Corp. dated as of November 18, 2004 (included as Appendix A to the proxy statement/prospectus)
4.1	Specimen of Common Stock Certificate*
5.1	Opinion of Armstrong Teasdale LLP regarding the legality of the securities being registered
8.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding material federal income tax consequences relating to the merger
8.2	Opinion of Munger, Tolles & Olson LLP regarding material federal income tax consequences relating to the merger
23.1	Consent of BDO Seidman LLP (for Source Interlink)
23.2	Consent of PricewaterhouseCoopers LLP (for Alliance)
23.3	Consent of Armstrong Teasdale LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.4	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.5	Consent of Munger, Tolles & Olson LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
24	Power of Attorney (included on the signature page)
99.1	Form of Source Interlink Proxy Card
99.2	Consent of Jefferies & Company, Inc.

* To be filed by amendment

Item 22.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To respond to requests for information that is incorporated by reference into the proxy statement/ prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bonita Springs, State of Florida, on the 27th day of December, 2004.

SOURCE INTERLINK COMPANIES, INC.

By: /s/ S. LESLIE FLEGEL

S. Leslie Flegel
Chairman and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Leslie Flegel and Douglas J. Bates and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or executive officer of Source Interlink Companies, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 27, 2004, by the following persons in the capacities indicated.

Name and Signatures	Title

/s/ S. LESLIE FLEGEL S. Leslie Flegel	Chairman, Chief Executive Officer and Director

/s/ MARC FIERMAN Marc Fierman	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JAMES R. GILLIS James R. Gillis	President and Chief Operating Officer

/s/ A. CLINTON ALLEN A. Clinton Allen	Director

/s/ ARIEL EMANUEL Ariel Emanuel	Director

/s/ HARRY L. FRANC, II Harry L. “Terry” Franc, III	Director

Name and Signatures	Title

/s/ ARON S. KATZMAN Aron S. Katzman	Director

/s/ ALLAN R. LYONS Allan R. Lyons	Director

/s/ KENNETH F. TEASDALE Kenneth F. Teasdale	Director

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